NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 26, 1998

                                 $725,337,427.57

                       Mortgage Pass-Through Certificates
                                 Series 1998-15


        -----------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

Section 1.01.          Definitions
Section 1.02.          Acts of Holders
Section 1.03.          Effect of Headings and Table of Contents
Section 1.04.          Benefits of Agreement


                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES
       -------------------------------------------------------------------

Section 2.01.          Conveyance of Mortgage Loans
Section 2.02.          Acceptance by Trustee
Section 2.03.          Representations and Warranties of the
                       Master Servicer and the Seller
Section 2.04.          Execution and Delivery of Certificates
Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date


                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS
       -------------------------------------------------------------------

Section 3.01.          Certificate Account.
Section 3.02.          Permitted Withdrawals from the Certificate Account.
Section 3.03.          Advances by Master Servicer and Trustee
Section 3.04.          Trustee to Cooperate; Release of Owner Mortgage
                       Loan Files
Section 3.05.          Reports to the Trustee; Annual Compliance Statements
Section 3.06.          Title, Management and Disposition of Any REO
                       Mortgage Loan
Section 3.07.          Amendments to Servicing Agreements,
                       Modification of Standard Provisions
Section 3.08.          Oversight of Servicing
Section 3.09.          Termination and Substitution of Servicing Agreements1
Section 3.10.          Application of Net Liquidation Proceeds
Section 3.11.          934 Act Reports


                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS
               --------------------------------------------------
                  TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
                  ---------------------------------------------

Section 4.01.          Distributions
Section 4.02.          Allocation of Realized Losses
Section 4.03.          Paying Agent
Section 4.04.          Statements to Certificateholders;
                       Report of the Trustee, Ambac and the Seller
Section 4.05.          Reports to Mortgagors and the Internal Revenue Service
Section 4.06.          Reserve Fund
Section 4.07.          Distributions in the Reduction of the Class
                       A-17 Certificates
Section 4.08.          Policy Matters
Section 4.09.          Calculation of Amounts; Binding Effect of
                       Interpretations and Actions of Master Servicer


                                    ARTICLE V

                                THE CERTIFICATES
                                ----------------

Section 5.01.          The Certificates
Section 5.02.          Registration of Certificates
Section 5.03.          Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04.          Persons Deemed Owners
Section 5.05.          Access to List of Certificateholders' Names and Addresses
Section 5.06.          Maintenance of Office or Agency
Section 5.07.          Definitive Certificates
Section 5.08.          Notices to Clearing Agency


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
                       ----------------------------------

Section 6.01.          Liability of the Seller and the Master Servicer
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer
Section 6.03.          Limitation on Liability of the Seller,
                       the Master Servicer and Others
Section 6.04.          Resignation of the Master Servicer
Section 6.05.          Compensation to the Master Servicer
Section 6.06.          Assignment or Delegation of Duties by Master Servicer
Section 6.07.          Indemnification of Trustee and Seller by Master Servicer


                                   ARTICLE VII

                                     DEFAULT
                                     -------

Section 7.01.          Events of Default
Section 7.02.          Other Remedies of Trustee
Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default
Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default
Section 7.05.          Trustee to Act; Appointment of Successor
Section 7.06.          Notification to Certificateholders


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                             ----------------------

Section 8.01.          Duties of Trustee
Section 8.02.          Certain Matters Affecting the Trustee
Section 8.03.          Trustee Not Required to Make Investigation
Section 8.04.          Trustee Not Liable for Certificates or Mortgage Loans
Section 8.05.          Trustee May Own Certificates
Section 8.06.          The Master Servicer to Pay Fees and Expenses
Section 8.07.          Eligibility Requirements
Section 8.08.          Resignation and Removal
Section 8.09.          Successor
Section 8.10.          Merger or Consolidation
Section 8.11.          Authenticating Agent
Section 8.12.          Separate Trustees and Co-Trustees
Section 8.13.          Appointment of Custodians
Section 8.14.          Tax Matters; Compliance with REMIC Provisions
Section 8.15.          Monthly Advances1


                                   ARTICLE IX

                                   TERMINATION
                                   -----------

Section 9.01.          Termination upon Purchase by the Seller or
                       Liquidation of All Mortgage Loans
Section 9.02.          Additional Termination Requirements


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 10.01.         Amendment
Section 10.02.         Recordation of Agreement
Section 10.03.         Limitation on Rights of Certificateholders
Section 10.04.         Governing Law; Jurisdiction
Section 10.05.         Notices
Section 10.06.         Severability of Provisions
Section 10.07.         Special Notices to Rating Agencies and Ambac
Section 10.08.         Covenant of Seller
Section 10.09.         Recharacterization


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES
                             ----------------------

Section 11.01.         Class A Fixed Pass-Through Rate
Section 11.02.         Cut-Off Date
Section 11.03.         Cut-Off Date Aggregate Principal Balance
Section 11.04.         Original Class A Percentage
Section 11.05.         Original Principal Balances of the
                       Classes of Class A Certificates
Section 11.05(a).      Original Class A-3 Notional Amount
Section 11.05(b).      Original Class A-18 Notational Amount
Section 11.05(c).      Original Principal Balances of the Class A-5 Components
Section 11.06.         Original Class A Non-PO Principal Balance
Section 11.07.         Original Subordinated Percentage
Section 11.08.         Original Class B-1 Percentage
Section 11.09.         Original Class B-2 Percentage
Section 11.10.         Original Class B-3 Percentage
Section 11.11.         Original Class B-4 Percentage
Section 11.12.         Original Class B-5 Percentage
Section 11.13.         Original Class B-6 Percentage
Section 11.14.         Original Class B Principal Balance
Section 11.15.         Original Principal Balances of the
                       Classes of Class B Certificates
Section 11.16.         Original Class B-1 Fractional Interest
Section 11.17.         Original Class B-2 Fractional Interest
Section 11.18.         Original Class B-3 Fractional Interest
Section 11.19.         Original Class B-4 Fractional Interest
Section 11.20.         Original Class B-5 Fractional Interest
Section 11.21.         Closing Date
Section 11.22.         Right to Purchase.
Section 11.23.         Wire Transfer Eligibility
Section 11.24.         Single Certificate
Section 11.25.         Servicing Fee Rate
Section 11.26.         Master Servicing Fee Rate
Section 11.27.         Initial Ambac Contact Person

                                    EXHIBITS


EXHIBIT A-1   -  Form of Face of Class A-1 Certificate
EXHIBIT A-2   -  Form of Face of Class A-2 Certificate
EXHIBIT A-3   -  Form of Face of Class A-3 Certificate
EXHIBIT A-4   -  Form of Face of Class A-4 Certificate
EXHIBIT A-5   -  Form of Face of Class A-5 Certificate
EXHIBIT A-6   -  Form of Face of Class A-6 Certificate
EXHIBIT A-7   -  Form of Face of Class A-7 Certificate
EXHIBIT A-8   -  Form of Face of Class A-8 Certificate
EXHIBIT A-9   -  Form of Face of Class A-9 Certificate
EXHIBIT A-10  -  Form of Face of Class A-10 Certificate
EXHIBIT A-11  -  Form of Face of Class A-11 Certificate
EXHIBIT A-12  -  Form of Face of Class A-12 Certificate
EXHIBIT A-13  -  Form of Face of Class A-13 Certificate
EXHIBIT A-14  -  Form of Face of Class A-14 Certificate
EXHIBIT A-15  -  Form of Face of Class A-15 Certificate
EXHIBIT A-16  -  Form of Face of Class A-16 Certificate
EXHIBIT A-17  -  Form of Face of Class A-17 Certificate
EXHIBIT A-18  -  Form of Face of Class A-18 Certificate
EXHIBIT A-19  -  Form of Face of Class A-19 Certificate
EXHIBIT A-20  -  Form of Face of Class A-20 Certificate
EXHIBIT A-PO  -  Form of Face of Class A-PO Certificate
EXHIBIT A-R   -  Form of Face of Class A-R Certificate
EXHIBIT A-LR  -  Form of Face of Class A-LR Certificate
EXHIBIT B-1   -  Form of Face of Class B-1 Certificate
EXHIBIT B-2   -  Form of Face of Class B-2 Certificate
EXHIBIT B-3   -  Form of Face of Class B-3 Certificate
EXHIBIT B-4   -  Form of Face of Class B-4 Certificate
EXHIBIT B-5   -  Form of Face of Class B-5 Certificate
EXHIBIT B-6   -  Form of Face of Class B-6 Certificate
EXHIBIT C     -  Form of Reverse of Series 1998-15 Certificates
EXHIBIT D     -  Reserved
EXHIBIT E     -  Custodial Agreement
EXHIBIT F-1   -  Schedule of Mortgage Loans Serviced by
                 Norwest Mortgage from locations other than Frederick, Maryland
EXHIBIT F-2   -  Schedule of Mortgage Loans Serviced by
                 Norwest Mortgage in Frederick Maryland
EXHIBIT F-3   -  Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G     -  Request for Release
EXHIBIT H     -  Affidavit Pursuant to Section 860E(e)(4) of the Internal
                 Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I     -  Letter from Transferor of Residual Certificates
EXHIBIT J     -  Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                 Certificates)
EXHIBIT K     -  Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L     -  Servicing Agreements
EXHIBIT M     -  Form of Special Servicing Agreement
EXHIBIT N        Policy

     This Pooling and Servicing Agreement, dated as of June 26, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: For the (A) Class A-6 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-4 and Class A-5 Certificates have been reduced to zero or (ii) the Cross-Over Date, (B) Class A-7 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero or (ii) the Cross-Over Date, (C) Class A-9 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balance of the Class A-8 Certificates has been reduced to zero or (ii) the Cross-Over Date,
(D) Class A-10 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-9 Certificates have been reduced to zero or (ii) the Cross-Over Date, (E) Class A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-8 and Class A-10 Certificates have been reduced to zero or (ii) the Cross-Over Date and (F) Class A-16 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which Principal Balances of the Class A-13, Class A-14 and Class A-15 Certificates have been reduced to zero or (ii) the Cross-Over Date.

     Accrual Certificates: The Class A-6 Certificates, Class A-7 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates and Class A-16 Certificates.

     Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Ambac: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company or any successor thereto.

     Ambac Contact Person: The officer designated by the Master Servicer to provide information to Ambac pursuant to Section 4.08(g). The initial Ambac Contact Person is appointed in Section 11.27.

     Ambac Default:  The existence and continuance of any of the following:

           (a) Ambac fails to make a payment required under a policy in accordance with its terms:

           (b) Ambac (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy code or any the similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

           (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $226,036.15 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-17 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency minus
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6
Certificates,   Class  A-7  Certificates,  Class  A-8  Certificates,  Class  A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-13
Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-19 Certificates and Class A-20 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate:  Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates,  Class  A-18  Certificates,  Class A-19  Certificates,  Class A-20
Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder:  The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-3, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-16, Class A-18 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-6, Class A-7, Class A-9, Class A-10, Class A-11 and Class A-16 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-3 and Class A-18 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-12 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of a Class of Accrual Certificate prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-5 Certificates and Class A-PO Certificates) or Class A-5 Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

           (i) the Class A  Percentage  of (A) the  principal  portion  of   the
     Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Pass-Through Rate: As to the Class A-2, Class A-3, Class A-13, Class A-16, Class A-19, Class A-20, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 6.650%. As to the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 and Class A-11 Certificates, 7.000%. As to the Class A-14 Certificates, 6.700%. As to the Class A-15 Certificates, 8.000%. As to the Class A-17 Certificates, 6.300%. As to the Class A-18 Certificates, 0.390%. The Class A-12 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in June 2003, 100%. As to any Distribution Date subsequent to June 2003 to and including the Distribution Date in June 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2004 to and including the Distribution Date in June 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2005 to and including the Distribution Date in June 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2006 to and including the Distribution Date in June 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the June preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after July 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13
Certificates,  Class  A-14  Certificates,  Class A-15  Certificates,  Class A-16
Certificates, Class A-17 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause
(ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-3 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-3 Certificates and (B) the Class A-3 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-3 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-3 Notional Amount: As to any Distribution Date, an amount equal to 1.4814814885% of the Principal Balance of the Class A-1 Certificates.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-5 Component: Either of the Class A-5-A Component or Class A-5-B Component.

     Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

     Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

     Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

     Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

     Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

     Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

     Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

     Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

     Class A-17 Certificate. Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

     Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

     Class A-17 Distribution Deficiency: With respect to the Class A-17 Certificates on each Distribution Date, the sum of (i) the Class A-17 Interest
Loss Amount for such Distribution Date and (ii) the Class A-17 Principal Loss Amount for such Distribution.

     Class A-17 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-17 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-17 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-17 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

     Class A-17 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-17 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-17 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-17 Certificates.

     Class A-18 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-18 Certificates and (B) the Class A-18 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-18 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and the Premium Payment and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-18 Notional Amount: As to any Distribution Date, the Principal Balance of the Class A-17 Certificates.

     Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

     Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

     Class A-19 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

     Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

     Class A-20 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

     Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L12 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L14 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L15 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L17 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L19 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

           (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) all  Unscheduled  Principal  Receipts that  were  received  by a
     Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

           (iii)  the  Scheduled  Principal  Balance  of  each    Mortgage  Loan
     that was  repurchased by the Seller during such preceding month pursuant to
     Section 2.02 or 2.03;

           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder:  The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate:  As to any Distribution Date, 6.750% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

           (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.


     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Component:  Any Class A-5 Component.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trustee, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Corresponding   Upper-Tier   Class  or   Classes:   As  to  the   following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

     Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class or
     ----------------------------------    ---------------------------------
                                           Classes
                                           -------

     Class A-L1 Interest                   Class A-1 Certificates and Class A-3
                                           Certificates

     Class A-L2 Interest                   Class A-2 Certificates, Class A-13
                                           Certificates, Class A-16
                                           Certificates, Class A-19 Certificates
                                           and Class A-20 Certificates

     Class A-L4 Interest                   Class A-4 Certificates, Class A-5
                                           Certificates, Class A-6 Certificates,
                                           Class A-7 Certificates, Class A-8
                                           Certificates, Class A-9 Certificates,
                                           Class A-10 Certificates and
                                           Class A-11 Certificates

     Class A-L12 Interest                  Class A-12 Certificates

     Class A-L14 Interest                  Class A-14 Certificates

     Class A-L15 Interest                  Class A-15 Certificates

     Class A-L17 Interest                  Class A-17 Certificates and
                                           Class A-18 Certificates

     Class A-LPO Interest                  Class A-PO Certificates

     Class A-LUR Interest                  Class A-R Certificate

     Class B-L1 Interest                   Class B-1 Certificates

     Class B-L2 Interest                   Class B-2 Certificates

     Class B-L3 Interest                   Class B-3 Certificates

     Class B-L4 Interest                   Class B-4 Certificates

     Class B-L5 Interest                   Class B-5 Certificates

     Class B-L6 Interest                   Class B-6 Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deceased Holder: A Beneficial Owner of a Class A-17 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trustee has received through the Clearing Agency evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-3 and Class A-18 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-3 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-3 Notional Amount. As to the Class A-18 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-18 Notional Amount.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-17 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (or, in the case of the Class A-17 Certificates, without giving effect to the guaranty provided by Ambac) (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-17 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-17 Certificates without giving effect to the guaranty provided by Ambac) by either Rating Agency; and

                (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-17 Certificates, without giving effect to the guaranty provided by Ambac) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default:  Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond:  As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is July 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA:  Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $14,506,748.55 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder:  See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Individual Class A-17 Certificate: A Class A-17 Certificate which evidences $1,000 Original Principal Balance.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-3, Class A-12, Class A-18 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-3 Certificates, the Class A-3 Interest Accrual Amount. As to any Distribution Date and the Class A-18 Certificates, the Class A-18 Interest Accrual Amount. The Class A-12 and Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Lehman Brothers:  Lehman Brothers Inc., or its successor in interest.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Living Holder: Beneficial Owner of the Class A-17 Certificates other than a Deceased Holder.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and the rights of the Trustee under the Reserve Fund and the Policy.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate:  As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement or with respect to the Merrill Lynch Credit Corp. Servicing Agreement, the amount defined as "Compensating Interest".

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor:  The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person:  As defined in Section 4.01(g).

     Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Notice of Nonpayment: The notice to be delivered by the Trustee to Ambac with respect to any Distribution Date as to which there is a Class A-17 Distribution Deficiency, which shall be in the form attached to the Policy.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-19, Class A-20, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

     Original Class A-3 Notional Amount: The Original Class A-3 Notional Amount, as set forth in Section 11.05(a).

     Original Class A-18 Notional Amount: The Original Class A-18 Notional Amount, as set forth in Section 11.05(b).

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-5 Components as set forth in Section 11.05(c); the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC Certificates:  The Class A-1 Certificates and Class A-2 Certificates.

     PAC Principal Amount:  As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account:  The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than Class A-3 and Class A-18 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class A Certificates. With respect to a Class A-3 Certificate, the undivided percentage interest obtained by dividing the Original Class A-3 Notional Amount evidenced by such Certificate by the aggregate Original Class A-3 Notional Amount. With respect to a Class A-18 Certificate, the undivided percentage interest obtained by dividing the Original Class A-18 Notional Amount evidenced by such Certificate by the aggregate Original Class A-18 Notional Amount. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan:  As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Policy:  The irrevocable Ambac Insurance Policy No. AB0179BE  including any
endorsements   thereto,   issued  by  Ambac  with  respect  to  the  Class  A-17
Certificates, in the form attached hereto as Exhibit N.

     Policy  Payments  Account:  The  account  maintained  pursuant  to  Section
4.08(b).

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.750% or greater.

     Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.06% and (b) the Class A Principal Balance of the Class A-17 Certificates as of the Determination Date immediately preceding such Distribution Date minus
(ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and Ambac with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and Ambac on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the Lower-Tier REMIC.

     Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause
(ii) of the definition of Premium Payment).

     Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Ambac on such Distribution Date pursuant to Paragraph first of
Section 4.01(a)(i).

     Premium Shortfall Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Unpaid Shortfall by the sum of the Aggregate Class A Unpaid Interest Shortfall and the Premium Unpaid Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution
Dates is in excess of the amounts distributed to Ambac on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                      Prepayment Shift Percentage
July 1998 through June 2003.................        0%
July 2003 through June 2004.................        30%
July 2004 through June 2005.................        40%
July 2005 through June 2006.................        60%
July 2006 through June 2007.................        80%
July 2007 and thereafter....................        100%

     Principal Accretion Amount: With respect to any Class of Accrual Certificates and as to any Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-3, Class A-5 and Class A-18 Certificates) or Class A-5 Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-3, Class A-5, Class A-18 and Class A-PO Certificates) or Class A-5 Component, the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     The Principal Balance of the Class A-5 Certificates at any time will be equal to the sum of the Principal Balances of the Class A-5 Components. The Class A-3 and Class A-18 Certificates are interest-only Certificates and have no Principal Balances.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-19 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     Priority Percentage: The lesser of (i) 100% or (ii) the sum of the Principal Balance of the Class A-19 Certificates and $48,300,000 divided by the Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, Ambac and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount:  As defined in Section 4.01(b).

     Relevant Anniversary:  See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Reserve Fund: The non-interest bearing trust account established with the Trustee and maintained by the Trustee for the benefit of the Class A-17
Certificateholders pursuant to Section 4.06. The Reserve Fund shall be an Eligible Account.

     Reserve  Withdrawal:  With respect to any Distribution  Date, the lesser of
(a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-17 Certificates.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rounding Account: The special account established with the Trustee and maintained by the Trustee pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

     Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P:  Standard & Poor's

     Scheduled Certificates: The Class A-4 Certificates, Class A-5 Certificates, Class A-8 Certificates, Class A-13 Certificates, Class A-14 Certificates and Class A-15 Certificates.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

     Schedule I Reduction Amount:  As defined in Section 4.01(b).

     Schedule II Reduction Amount:  As defined in Section 4.01(b).

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Accrual Amount: With respect to any Distribution Date, the sum of the Class A Interest Accrual Amount and the Premium Payment.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, People's Bank, The Huntington Mortgage Company, FT Mortgage Companies, First Bank National Association, Farmers State Bank and Trust Company of Superior, National City Mortgage Company, Banc One Mortgage Corp., Bank of Oklahoma, N.A., Citicorp Mortgage, Inc., North Fork Bank, Brenton Mortgage Inc., First Nationwide Mortgage Co., Merrill Lynch Credit Corp. and Suntrust Mortgage Inc., as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                     Shift Percentage
------------------------------                     ----------------

July 1998 through June 2003..................              0%
July  2003 and  thereafter...................            100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $7,253,374.28 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day:  As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan:  As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), and the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and the rights of the Trustee under the Reserve Fund and the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be part of the Upper-Tier REMIC or Lower-Tier REMIC comprised by the Trust Estate.

     Trustee: First Union National Bank, a national banking association, or any successor Trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person:  As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-3 and Class A-18 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.     Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Ambac any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.     Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03.     Representations and Warranties of the Master
Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04. Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L4 Interest, Class A-L12 Interest, Class A-L14 Interest, Class A-L15 Interest, Class A-L17 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is July 25, 2028 for purposes of Code
Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01. Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02. Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03. Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04. Trustee to Cooperate;
Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.     Amendments to Servicing Agreements,
Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.     Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-17 Certificates, giving effect to the guaranty provided by Ambac) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.     Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10. Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.     Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     second, to the Classes of Class A Certificates and to Ambac, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-3, Class A-18 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (ii)Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or, in the case of the Class A-L12 Interest (with respect to the Class A-16 Certificates) and Class A-L4 Interest (with respect to the Class A-6, Class A-7, Class A-9, Class A-10 and Class A-11 Certificates) as described below shall have such amounts added to their principal balances) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates, added to their Principal Balance) thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class B-L1 Interest, Class BL-2 Interest, Class BL-3 Interest, Class BL-4 Interest, Class BL-5 Interest and Class BL-6 Interest shall be 6.750% per annum. The pass-through rate with respect to the Class A-L4 Interest shall be 7.000% per annum. The pass-through rate with respect to the Class A-L14 Interest shall be 6.700% per annum. The pass-through rate with respect to the Class A-L15 Interest shall be 8.000% per annum. The pass-through rate with respect to the Class A-L17 Interest shall be 6.690% per annum. The Class A-L12 Interest and Class A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b)  The  Class  A-3  and  Class  A-18   Certificates   are   interest-only
Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities.

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-6 Certificates, the Accrual Distribution Amount for the Class A-6 Certificates will be allocated as follows:

          first, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

          second, to the Class A-5-B Component up to its Reduction Amount for such Distribution Date;

          third, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date; and

          fourth, to the Class A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

     II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-7 Certificates, the Accrual Distribution Amount for the Class A-7 Certificates will be allocated as follows:

          first, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

          second, to the Class A-5-B Component up to its Reduction Amount for such Distribution Date;

          third, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

          fourth, to the Class A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

          fifth, concurrently, to the Class A-4 Certificates and the Class A-5-A Component, pro rata, without regard to their respective Schedule I or
     Schedule II Reduction Amounts for such Distribution Date, until the Principal Balances thereof have been reduced to zero;

          sixth, to the Class A-5-B Component, without regard to its Reduction Amount, until the Principal Balance thereof has been reduced to zero; and

          seventh, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-9 Certificates, the Accrual Distribution Amount for the Class A-9 Certificates will be allocated as follows:

          first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date; and

          second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

     IV. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-10 Certificates, the Accrual Distribution Amount for the Class A-10 Certificates will be allocated as follows:

          first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

          second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

          third, to the Class A-8 Certificates up to their Schedule II Reduction Amount for such Distribution Date; and

          fourth, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero;

     V. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-11 Certificates, the Accrual Distribution Amount for the Class A-11 Certificates will be allocated as follows:

          first, to the Class A-8 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

          second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

          third, to the Class A-8 Certificates up to their Schedule II Reduction Amount for such Distribution Date;

          fourth, to the Class A-10 Certificates, until the Principal Balance thereof has been reduced to zero;

          fifth, to the Class A-8 Certificates, without regard to their Schedule I or Schedule II Reduction Amounts, until the Principal Balance thereof has been reduced to zero; and

          sixth, to the Class A-11 Certificates, until the Principal Balance thereof has been reduced to zero;

     VI. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-16 Certificates, the Accrual Distribution Amount for the Class A-16 Certificates will be allocated as follows:

          first, concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date; and

          second, to the Class A-16 Certificates, until the Principal Balance thereof has been reduced to zero;

     VII. The Class A Non-PO Principal Amount will be allocated as follows:

          first, to the Class A-19 Certificates up to the Priority Amount for such Distribution Date;

          second, concurrently, as follows:

               (A)  43.1043285085%, sequentially, as follows:

                    (i)   sequentially,   to  the   Class   A-1  and  Class  A-2
               Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

                    (ii) concurrently, as follows:

                          (a) 3.5714285714% of the amount remaining to be distributed under priority VII second (A) after the payment of the PAC Principal Amounts for such Distribution Date, to the Class A-12 Certificates, until the Principal Balance thereof has been reduced to zero;

                          (b) 96.4285714286% of the amount remaining to be distributed under priority VII second (A) after the payment of the PAC Principal Amounts for such Distribution Date, concurrently, as follows:

                                (1)  66.2143646100%,   of   the  amount  to   be
                          distributed under priority VII second (A) (ii) (b) for such Distribution Date, sequentially, as follows:

                                      first, to  the Class  A-8  Certificates up
                          to their Schedule I Reduction Amount for such Distri-bution Date;

                                      second,  to the  Class  A-9  Certificates,
                          until the Principal Balance thereof has been reduced to zero;

                                      third,  to the Class A-8  Certificates  up
                          to their Schedule II Reduction Amount for such Distri-bution Date;

                                      fourth, to  the  Class  A-10 Certificates,
                          until the Principal Balance thereof has been reduced to zero;

                                      fifth,  to  the  Class  A-8  Certificates,
                          without regard to their Schedule I or Schedule II Reduction Amounts, until the Principal Balance thereof have been reduced to zero; and

                                      sixth, to  the  Class  A-11  Certificates,
                          until the Principal Balance thereof has been reduced to zero;

                                (2)  3.7856353900% of the amount to be distribu-
                          ted  under   priority   VII  second   (A)(ii)(b)   for
                          such Distribution Date, sequentially, as follows:

                                      first,  concurrently,  to the Class A-4
                          Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

                                      second, to  the Class A-5-B  Component  up
                          to its  Reduction Amount for such Distribution Date;

                                      third, concurrently,  to  the  Class   A-4
                          Certificates and the Class A-5-A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

                                      fourth, to the  Class  A-6   Certificates,
                          until the Principal Balance thereof has been reduced to zero;

                                      fifth,  concurrently,  to the  Class   A-4
                          Certificates and the Class A-5-A Component, pro rata, without regard to their respective Schedule I or
                          Schedule II Reduction Amounts for such Distribution Date, until the Principal Balances thereof have been reduced to zero;

                                      sixth,  to  the  Class   A-5-B  Component,
                          without regard to its Reduction Amount, until the Principal Balance thereof has been reduced to zero; and

                                      seventh, to  the  Class A-7  Certificates,
                          until the Principal Balance thereof has been reduced to zero; and

                    (iii) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

               (B) 56.8956714915%, sequentially, as follows:

                    (i) on each Distribution Date, on and after the Distribution
               Date in July  2001,  an amount up to  $20,000  to the Class  A-17
               Certificates, until the Principal Balance thereof has been reduced to zero;

                    (ii) concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date;

                    (iii) to the Class A-16  Certificates,  until the  Principal
               Balance thereof has been reduced to zero;

                    (iv) concurrently, to the Class A-13, Class A-14 and Class A-15 Certificates, pro rata, without regard to their respective Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

                    (v) concurrently,  42.00% to the Class A-17 Certificates and
               58.00% to the Class A-20 Certificates, until the Principal Balance of the Class A-20 Certificates has been reduced to zero; and

                    (vi) to the Class  A-17  Certificates,  until the  Principal
               Balance thereof has been reduced to zero;

          third, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

          fourth, to the Class A-19 Certificates, without regard to their Priority Amount, until the Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and the Class A-5-B Component and the Class A-13, Class A-14 and Class A-15 Certificates means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

                  As used above, the "Schedule I Reduction Amount" for any Distribution Date and the Class A-5-A Component and the Class A-4 and Class A-8 Certificates means the amount, if any, that would reduce the Principal Balance of each such Class or Component to the percentage of its Original Principal Balance shown in the related Schedule I table set forth below with respect to such Distribution Date.

                  As used above, the "Schedule II Reduction Amount" for any Distribution Date and the Class A-5-A Component and the Class A-4 and Class A-8 Certificates means the amount, if any, that would reduce the Principal Balance of each such Class or Component to the percentage of its Original Principal Balance shown in the related Schedule II table set forth below with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates and the Class A-5 Components, expressed as a percentage of the Original Principal Balance of such Class or Component.

                           Planned Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-1 Certificates


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
Up to and including                          September 2000......       69.25379736      February 2002.......       28.23146896
May 1999............       100.00000000      October 2000........       66.79108307      March 2002..........       25.92334691
June 1999...........        98.60935199      November 2000.......       64.29585065      April 2002..........       23.62690267
July 1999...........        97.14427108      December 2000.......       61.80524306      May 2002............       21.34207704
August 1999.........        95.60538313      January 2001........       59.32723950      June 2002...........       19.06881116
September 1999......        93.99332038      February 2001.......       56.86177588      July 2002...........       16.80704647
October 1999........        92.30877666      March 2001..........       54.40878853      August 2002.........       14.55672473
November 1999.......        90.55248552      April 2001..........       51.96821404      September 2002......       12.31778800
December 1999.......        88.72519076      May 2001............       49.53998938      October 2002........       10.09017863
January 2000........        86.82767265      June 2001...........       47.12405180      November 2002.......        7.87383930
February 2000.......        84.86077917      July 2001...........       44.72033894      December 2002.......        5.66871299
March 2000..........        82.82544251      August 2001.........       42.32878875      January 2003........        3.47474297
April 2000..........        80.72272772      September 2001......       39.94933949      February 2003.......        1.29187279
May 2000............        78.55359084      October 2001........       37.58192973      March 2003
June 2000...........        76.31978645      November 2001.......       35.22649839          and thereafter..        0.00000000
July 2000...........        74.02350228      December 2001.......       32.88298474
August 2000.........        71.66725207      January 2002........       30.55132830


                             Class A-2 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance
  -----------------     -----------------    -----------------      -----------------    -----------------      -----------------
Up to and including                          March 2004..........      52.47231902       May 2005............       12.80150474
February 2003.......      100.00000000       April 2004..........      48.95937509       June 2005...........       10.68410526
March 2003..........       98.20573289       May 2004............      45.46750926       July 2005...........        9.53990377
April 2003..........       93.79968089       June 2004...........      41.99662018       August 2005.........        8.44903288
May 2003............       89.41592047       July 2004...........      38.84948233       September 2005......        7.38843589
June 2003...........       85.05433904       August 2004.........      35.80890982       October 2005........        6.35734140
July 2003...........       81.34703552       September 2004......      32.87212037       November 2005.......        5.35499674
August 2003.........       77.66174848       October 2004........       30.03639864      December 2005.......        4.38066766
September 2003......       73.99837129       November 2004.......       27.29909467      January 2006........        3.43363771
October 2003........       70.35679797       December 2004.......       24.65762233      February 2006.......        2.51320792
November 2003.......       66.73692301       January 2005........       22.10945786      March 2006..........        1.61869636
December 2003.......       63.13864160       February 2005.......       19.65213833      April 2006..........        0.74943772
January 2004........       59.56184950       March 2005..........       17.28326041      May 2006
February 2004.......       56.00644298       April 2005..........       15.00047871          and thereafter..        0.00000000

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-4 Certificates

                                   Schedule I


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.51374913      April 2003..........       73.95049575      January 2008........       38.14133650
August 1998.........        98.95941222      May 2003............       73.63583338      February 2008.......       37.33650731
September 1998......        98.33712166      June 2003...........       73.32431597      March 2008..........       36.53517034
October 1998........        97.64705325      July 2003...........       73.04947941      April 2008..........       35.73729272
November 1998.......        96.88942628      August 2003.........       72.77751606      May 2008............       34.94284159
December 1998.......        96.06450334      September 2003......       72.50838894      June 2008...........       34.15178441
January 1999........        95.17259034      October 2003........       72.24206134      July 2008...........       33.36408863
February 1999.......        94.21403634      November 2003.......       71.97849684      August 2008.........       32.57972197
March 1999..........        93.18923338      December 2003.......       71.71765916      September 2008......       31.79865225
April 1999..........        92.09861616      January 2004........       71.45951234      October 2008........       31.02084744
May 1999............        90.94266194      February 2004.......       71.20402066      November 2008.......       30.24627563
June 1999...........        90.68672231      March 2004..........       70.95114856      December 2008.......       29.47490509
July 1999...........        90.41816772      April 2004..........       70.70086075      January 2009........       28.70670422
August 1999.........        90.13719331      May 2004............       70.45312222      February 2009.......       27.94164159
September 1999......        89.84400325      June 2004...........       70.20789809      March 2009..........       27.17968584
October 1999........        89.53881991      July 2004...........       69.91443375      April 2009..........       26.42080581
November 1999.......        89.22187975      August 2004.........       69.59385053      May 2009............       25.66497050
December 1999.......        88.89342813      September 2004......       69.24702750      June 2009...........       24.91214894
January 2000........        88.55372359      October 2004........       68.87482147      July 2009...........       24.16231038
February 2000.......        88.20304319      November 2004.......       68.47806722      August 2009.........       23.41542422
March 2000..........        87.84168475      December 2004.......       68.05757841      September 2009......       22.67145991
April 2000..........        87.46997478      January 2005........       67.61414772      October 2009........       21.93038709
May 2000............        87.08822675      February 2005.......       67.14854763      November 2009.......       21.19217553
June 2000...........        86.69689544      March 2005..........       66.66153066      December 2009.......       20.45679513
July 2000...........        86.29651200      April 2005..........       66.15383000      January 2010........       19.72421588
August 2000.........        85.88766384      May 2005............       65.62616000      February 2010.......       18.99440791
September 2000......        85.47098025      June 2005...........       65.07921641      March 2010..........       18.26734150
October 2000........        85.04796563      July 2005...........       64.30937006      April 2010..........       17.54298706
November 2000.......        84.62159263      August 2005.........       63.52880216      May 2010............       16.82131509
December 2000.......        84.19823331      September 2005......       62.74529831      June 2010...........       16.10229619
January 2001........        83.77922391      October 2005........       61.95906172      July 2010...........       15.38590116
February 2001.......        83.36451869      November 2005.......       61.17028956      August 2010.........       14.67210088
March 2001..........        82.95407228      December 2005.......       60.37917319      September 2010......       13.96086628
April 2001..........        82.54783959      January 2006........       59.58589809      October 2010........       13.25216850
May 2001............        82.14577588      February 2006.......       58.79064428      November 2010.......       12.54597878
June 2001...........        81.74783666      March 2006..........       57.99358622      December 2010.......       11.84226847
July 2001...........        81.35397778      April 2006..........       57.19489313      January 2011........       11.14100897
August 2001.........        80.96415550      May 2006............       56.36233069      February 2011.......       10.44217188
September 2001......        80.57832619      June 2006...........       55.28161075      March 2011..........        9.74572884
October 2001........        80.19644669      July 2006...........       54.30124525      April 2011..........        9.05165172
November 2001.......        79.81847406      August 2006.........       53.32647109      May 2011............        8.35991231
December 2001.......        79.44436563      September 2006......       52.35723975      June 2011...........        7.67048266
January 2002........        79.07407913      October 2006........       51.39350303      July 2011...........        6.98333488
February 2002.......        78.70757247      November 2006.......       50.43521303      August 2011.........        6.29844116
March 2002..........        78.34480391      December 2006.......       49.48232209      September 2011......        5.61577384
April 2002..........        77.98573200      January 2007........       48.53478284      October 2011........        4.93530531
May 2002............        77.63031556      February 2007.......       47.59254819      November 2011.......        4.25700813
June 2002...........        77.27851366      March 2007..........       46.65557125      December 2011.......        3.58085491
July 2002...........        76.93028572      April 2007..........       45.72380547      January 2012........        2.90681834
August 2002.........        76.58559138      May 2007............       44.79720453      February 2012.......        2.23487128
September 2002......        76.24439059      June 2007...........       43.87572234      March 2012..........        1.56498663
October 2002........        75.90664353      July 2007...........       43.04551231      April 2012..........        0.89713741
November 2002.......        75.57231075      August 2007.........       42.21902944      May 2012............        0.23129672
December 2002.......        75.24135291      September 2007......       41.39623966      June 2012
January 2003........        74.91373109      October 2007........       40.57710909        and thereafter....        0.00000000
February 2003.......        74.58940656      November 2007.......       39.76160406
March 2003..........        74.26834084      December 2007.......       38.94969100


                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-4 Certificates

                                   Schedule II

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance    Distribution Date      Principal Balance
  -----------------     -----------------     -----------------     -----------------    -----------------      -----------------
July 1998...........        99.51374913      July 2002...........       52.60403069      July 2006...........       17.80309650
August 1998.........        98.95941222      August 2002.........       51.23310575      August 2006.........       17.17922869
September 1998......        98.33712166      September 2002......       49.89796222      September 2006......       16.56504541
October 1998........        97.64705325      October 2002........       48.59796363      October 2006........       15.96034841
November 1998.......        96.88942628      November 2002.......       47.33248344      November 2006.......       15.36494278
December 1998.......        96.06450334      December 2002.......       46.10090494      December 2006.......       14.77863688
January 1999........        95.17259034      January 2003........       44.90262103      January 2007........       14.20124228
February 1999.......        94.21403634      February 2003.......       43.73703416      February 2007.......       13.63257372
March 1999..........        93.18923338      March 2003..........       42.60355606      March 2007..........       13.07244894
April 1999..........        92.09861616      April 2003..........       41.50160778      April 2007..........       12.52068888
May 1999............        90.94266194      May 2003............       40.43061934      May 2007............       11.97711741
June 1999...........        90.68672231      June 2003...........       39.39002978      June 2007...........       11.44156131
July 1999...........        90.41816772      July 2003...........       38.62544809      July 2007...........       11.07413009
August 1999.........        90.13719331      August 2003.........       37.88810113      August 2007.........       10.70952841
September 1999......        89.84400325      September 2003......       37.17746097      September 2007......       10.34769559
October 1999........        89.53881991      October 2003........       36.49300803      October 2007........        9.98857181
November 1999.......        89.22187975      November 2003.......       35.83423094      November 2007.......        9.63209803
December 1999.......        88.89342813      December 2003.......       35.20062641      December 2007.......        9.27821597
January 2000........        88.55372359      January 2004........       34.59169919      January 2008........        8.92686825
February 2000.......        88.20304319      February 2004.......       34.00696181      February 2008.......        8.57799813
March 2000..........        87.84168475      March 2004..........       33.44593459      March 2008..........        8.23154969
April 2000..........        87.46997478      April 2004..........       32.90814538      April 2008..........        7.88746778
May 2000............        87.08822675      May 2004............       32.39312956      May 2008............        7.54569797
June 2000...........        86.69689544      June 2004...........       31.90042994      June 2008...........        7.20618653
July 2000...........        86.29651200      July 2004...........       31.44345950      July 2008...........        6.86888050
August 2000.........        85.88766384      August 2004.........       30.97719709      August 2008.........        6.53372753
September 2000......        85.47098025      September 2004......       30.50213134      September 2008......        6.20067606
October 2000........        85.04796563      October 2004........       30.01873503      October 2008........        5.86967513
November 2000.......        84.62159263      November 2004.......       29.52746575      November 2008.......        5.54067453
December 2000.......        84.19823331      December 2004.......       29.02876609      December 2008.......        5.21362463
January 2001........        83.77922391      January 2005........       28.52306425      January 2009........        4.88847650
February 2001.......        82.05254956      February 2005.......       28.01077425      February 2009.......        4.56518181
March 2001..........        79.96553019      March 2005..........       27.49229641      March 2009..........        4.24369288
April 2001..........        77.92679409      April 2005..........       26.96801772      April 2009..........        3.92396266
May 2001............        75.93550997      May 2005............       26.43831219      May 2009............        3.60594466
June 2001...........        73.99085947      June 2005...........       25.90354119      June 2009...........        3.28959303
July 2001...........        72.09203691      July 2005...........       25.27403238      July 2009...........        2.97486250
August 2001.........        70.23824916      August 2005.........       24.64448803      August 2009.........        2.66170838
September 2001......        68.42871544      September 2005......       24.02241716      September 2009......        2.35008650
October 2001........        66.66266709      October 2005........       23.40775144      October 2009........        2.03995331
November 2001.......        64.93934744      November 2005.......       22.80042156      November 2009.......        1.73126581
December 2001.......        63.25801163      December 2005.......       22.20035706      December 2009.......        1.42398150
January 2002........        61.61792634      January 2006........       21.60748669      January 2010........        1.11805844
February 2002.......        60.01836975      February 2006.......       21.02173822      February 2010.......        0.81345522
March 2002..........        58.45863128      March 2006..........       20.44303866      March 2010..........        0.51013091
April 2002..........        56.93801138      April 2006..........       19.87131422      April 2010..........        0.20804509
May 2002............        55.45582144      May 2006............       14.27409222      May 2010
June 2002...........        54.01138363      June 2006...........       18.43685047        and thereafter....        0.00000000

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                              Class A-5-A Component

                                   Schedule I


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance    Distribution Date      Principal Balance
  -----------------     -----------------     -----------------     -----------------    -----------------      -----------------
July 1998...........        99.51374913      April 2003..........       73.95049575      January 2008........       38.14133650
August 1998.........        98.95941222      May 2003............       73.63583338      February 2008.......       37.33650731
September 1998......        98.33712166      June 2003...........       73.32431597      March 2008..........       36.53517034
October 1998........        97.64705325      July 2003...........       73.04947941      April 2008..........       35.73729272
November 1998.......        96.88942628      August 2003.........       72.77751606      May 2008............       34.94284159
December 1998.......        96.06450334      September 2003......       72.50838894      June 2008...........       34.15178441
January 1999........        95.17259034      October 2003........       72.24206134      July 2008...........       33.36408863
February 1999.......        94.21403634      November 2003.......       71.97849684      August 2008.........       32.57972197
March 1999..........        93.18923338      December 2003.......       71.71765916      September 2008......       31.79865225
April 1999..........        92.09861616      January 2004........       71.45951234      October 2008........       31.02084744
May 1999............        90.94266194      February 2004.......       71.20402066      November 2008.......       30.24627563
June 1999...........        90.68672231      March 2004..........       70.95114856      December 2008.......       29.47490509
July 1999...........        90.41816772      April 2004..........       70.70086075      January 2009........       28.70670422
August 1999.........        90.13719331      May 2004............       70.45312222      February 2009.......       27.94164159
September 1999......        89.84400325      June 2004...........       70.20789809      March 2009..........       27.17968584
October 1999........        89.53881991      July 2004...........       69.91443375      April 2009..........       26.42080581
November 1999.......        89.22187975      August 2004.........       69.59385053      May 2009............       25.66497050
December 1999.......        88.89342813      September 2004......       69.24702750      June 2009...........       24.91214894
January 2000........        88.55372359      October 2004........       68.87482147      July 2009...........       24.16231038
February 2000.......        88.20304319      November 2004.......       68.47806722      August 2009.........       23.41542422
March 2000..........        87.84168475      December 2004.......       68.05757841      September 2009......       22.67145991
April 2000..........        87.46997478      January 2005........       67.61414772      October 2009........       21.93038709
May 2000............        87.08822675      February 2005.......       67.14854763      November 2009.......       21.19217553
June 2000...........        86.69689544      March 2005..........       66.66153066      December 2009.......       20.45679513
July 2000...........        86.29651200      April 2005..........       66.15383000      January 2010........       19.72421588
August 2000.........        85.88766384      May 2005............       65.62616000      February 2010.......       18.99440791
September 2000......        85.47098025      June 2005...........       65.07921641      March 2010..........       18.26734150
October 2000........        85.04796563      July 2005...........       64.30937006      April 2010..........       17.54298706
November 2000.......        84.62159263      August 2005.........       63.52880216      May 2010............       16.82131509
December 2000.......        84.19823331      September 2005......       62.74529831      June 2010...........       16.10229619
January 2001........        83.77922391      October 2005........       61.95906172      July 2010...........       15.38590116
February 2001.......        83.36451869      November 2005.......       61.17028956      August 2010.........       14.67210088
March 2001..........        82.95407228      December 2005.......       60.37917319      September 2010......       13.96086628
April 2001..........        82.54783959      January 2006........       59.58589809      October 2010........       13.25216850
May 2001............        82.14577588      February 2006.......       58.79064428      November 2010.......       12.54597878
June 2001...........        81.74783666      March 2006..........       57.99358622      December 2010.......       11.84226847
July 2001...........        81.35397778      April 2006..........       57.19489313      January 2011........       11.14100897
August 2001.........        80.96415550      May 2006............       56.36233069      February 2011.......       10.44217188
September 2001......        80.57832619      June 2006...........       55.28161075      March 2011..........        9.74572884
October 2001........        80.19644669      July 2006...........       54.30124525      April 2011..........        9.05165172
November 2001.......        79.81847406      August 2006.........       53.32647109      May 2011............        8.35991231
December 2001.......        79.44436563      September 2006......       52.35723975      June 2011...........        7.67048266
January 2002........        79.07407913      October 2006........       51.39350303      July 2011...........        6.98333488
February 2002.......        78.70757247      November 2006.......       50.43521303      August 2011.........        6.29844116
March 2002..........        78.34480391      December 2006.......       49.48232209      September 2011......        5.61577384
April 2002..........        77.98573200      January 2007........       48.53478284      October 2011........        4.93530531
May 2002............        77.63031556      February 2007.......       47.59254819      November 2011.......        4.25700813
June 2002...........        77.27851366      March 2007..........       46.65557125      December 2011.......        3.58085491
July 2002...........        76.93028572      April 2007..........       45.72380547      January 2012........        2.90681834
August 2002.........        76.58559138      May 2007............       44.79720453      February 2012.......        2.23487128
September 2002......        76.24439059      June 2007...........       43.87572234      March 2012..........        1.56498663
October 2002........        75.90664353      July 2007...........       43.04551231      April 2012..........        0.89713741
November 2002.......        75.57231075      August 2007.........       42.21902944      May 2012............        0.23129672
December 2002.......        75.24135291      September 2007......       41.39623966      June 2012
January 2003........        74.91373109      October 2007........       40.57710909        and thereafter....        0.00000000
February 2003.......        74.58940656      November 2007.......       39.76160406
March 2003..........        74.26834084      December 2007.......       38.94969100

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                              Class A-5-A Component

                                   Schedule II


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance    Distribution Date      Principal Balance
  -----------------     -----------------     -----------------     -----------------    -----------------      -----------------
July 1998...........        99.51374913      July 2002...........       52.60403069      July 2006...........       17.80309650
August 1998.........        98.95941222      August 2002.........       51.23310575      August 2006.........       17.17922869
September 1998......        98.33712166      September 2002......       49.89796222      September 2006......       16.56504541
October 1998........        97.64705325      October 2002........       48.59796363      October 2006........       15.96034841
November 1998.......        96.88942628      November 2002.......       47.33248344      November 2006.......       15.36494278
December 1998.......        96.06450334      December 2002.......       46.10090494      December 2006.......       14.77863688
January 1999........        95.17259034      January 2003........       44.90262103      January 2007........       14.20124228
February 1999.......        94.21403634      February 2003.......       43.73703416      February 2007.......       13.63257372
March 1999..........        93.18923338      March 2003..........       42.60355606      March 2007..........       13.07244894
April 1999..........        92.09861616      April 2003..........       41.50160778      April 2007..........       12.52068888
May 1999............        90.94266194      May 2003............       40.43061934      May 2007............       11.97711741
June 1999...........        90.68672231      June 2003...........       39.39002978      June 2007...........       11.44156131
July 1999...........        90.41816772      July 2003...........       38.62544809      July 2007...........       11.07413009
August 1999.........        90.13719331      August 2003.........       37.88810113      August 2007.........       10.70952841
September 1999......        89.84400325      September 2003......       37.17746097      September 2007......       10.34769559
October 1999........        89.53881991      October 2003........       36.49300803      October 2007........        9.98857181
November 1999.......        89.22187975      November 2003.......       35.83423094      November 2007.......        9.63209803
December 1999.......        88.89342813      December 2003.......       35.20062641      December 2007.......        9.27821597
January 2000........        88.55372359      January 2004........       34.59169919      January 2008........        8.92686825
February 2000.......        88.20304319      February 2004.......       34.00696181      February 2008.......        8.57799813
March 2000..........        87.84168475      March 2004..........       33.44593459      March 2008..........        8.23154969
April 2000..........        87.46997478      April 2004..........       32.90814538      April 2008..........        7.88746778
May 2000............        87.08822675      May 2004............       32.39312956      May 2008............        7.54569797
June 2000...........        86.69689544      June 2004...........       31.90042994      June 2008...........        7.20618653
July 2000...........        86.29651200      July 2004...........       31.44345950      July 2008...........        6.86888050
August 2000.........        85.88766384      August 2004.........       30.97719709      August 2008.........        6.53372753
September 2000......        85.47098025      September 2004......       30.50213134      September 2008......        6.20067606
October 2000........        85.04796563      October 2004........       30.01873503      October 2008........        5.86967513
November 2000.......        84.62159263      November 2004.......       29.52746575      November 2008.......        5.54067453
December 2000.......        84.19823331      December 2004.......       29.02876609      December 2008.......        5.21362463
January 2001........        83.77922391      January 2005........       28.53206425      January 2009........        4.88847650
February 2001.......        82.05254956      February 2005.......       28.01077425      February 2009.......        4.56518181
March 2001..........        79.96553019      March 2005..........       27.49229641      March 2009..........        4.24369288
April 2001..........        77.92679409      April 2005..........       26.96801772      April 2009..........        3.92396266
May 2001............        75.93550997      May 2005............       26.43831219      May 2009............        3.60594466
June 2001...........        73.99085947      June 2005...........       25.90354119      June 2009...........        3.28959303
July 2001...........        72.09203691      July 2005...........       25.27403238      July 2009...........        2.97486250
August 2001.........        70.23824916      August 2005.........       24.64448803      August 2009.........        2.66170838
September 2001......        68.42871544      September 2005......       24.02241716      September 2009......        2.35008650
October 2001........        66.66266709      October 2005........       23.40775144      October 2009........        2.03995331
November 2001.......        64.93934744      November 2005.......       22.80042156      November 2009.......        1.73126581
December 2001.......        63.25801163      December 2005.......       22.20035706      December 2009.......        1.42398150
January 2002........        61.61792634      January 2006........       21.60748669      January 2010........        1.11805844
February 2002.......        60.01836975      February 2006.......       21.02173822      February 2010.......        0.81345522
March 2002..........        58.45863128      March 2006..........       20.44303866      March 2010..........        0.51013091
April 2002..........        56.93801138      April 2006..........       19.87131422      April 2010..........        0.20804509
May 2002............        55.45582144      May 2006............       19.27409222      May 2010
June 2002...........        54.01138363      June 2006...........       18.43685047        and thereafter....        0.00000000

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                              Class A-5-B Component


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.44365951      June 1999...........       79.82378276      May 2000............       38.68539089
August 1998.........        98.67845341      July 1999...........       76.87685577      June 2000...........       34.14923293
September 1998......        97.70471992      August 1999.........       73.75311569      July 2000...........       29.51900976
October 1998........        96.52322122      September 1999......       70.45787886      August 2000.........       24.80691919
November 1998.......        95.13514577      October 1999........       66.99690130      September 2000......       20.02572073
December 1998.......        93.54210943      November 1999.......       63.37630553      October 2000........       15.20127374
January 1999........        91.74615528      December 1999.......       59.60249033      November 2000.......       10.38107569
February 1999.......        89.74975228      January 2000........       55.68219260      December 2000.......        5.66268862
March 1999..........        87.55579333      February 2000.......       51.62255610      January 2001
April 1999..........        85.16759138      March 2000..........       47.43115610        and thereafter          1.06529496
May 1999............        82.58887504      April 2000..........       43.11610390

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-8 Certificates

                                   Schedule I


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.56820021      July 2003...........       75.18321696      July 2008...........       38.91264640
August 1998.........        99.08268600      August 2003.........       74.89813503      August 2008.........       38.19558460
September 1998......        98.54355953      September 2003......       74.61486022      September 2008......       37.48051673
October 1998........        97.95095705      October 2003........       74.33336129      October 2008........       36.76741419
November 1998.......        97.30504882      November 2003.......       74.05360716      November 2008.......       36.05624849
December 1998.......        96.60603917      December 2003.......       73.77556698      December 2008.......       35.34699120
January 1999........        95.85416636      January 2004........       73.49920999      January 2009........       34.63961405
February 1999.......        95.04970251      February 2004.......       73.22450569      February 2009.......       33.93408879
March 1999..........        94.19295342      March 2004..........       72.95142365      March 2009..........       33.23038730
April 1999..........        93.28425844      April 2004..........       72.67993369      April 2009..........       32.52848153
May 1999............        92.32399018      May 2004............       72.41000575      May 2009............       31.82834351
June 1999...........        92.06957316      June 2004...........       72.14160995      June 2009...........       31.12994539
July 1999...........        91.80494558      July 2004...........       71.83492102      July 2009...........       30.43325939
August 1999.........        91.53025877      August 2004.........       71.50650844      August 2009.........       29.73825777
September 1999......        91.24567107      September 2004......       71.15705935      September 2009......       29.04491294
October 1999........        90.95135511      October 2004........       70.78724335      October 2009........       28.35319736
November 1999.......        90.64749455      November 2004.......       70.39771285      November 2009.......       27.66308355
December 1999.......        90.33428004      December 2004.......       69.98910355      December 2009.......       26.97454416
January 2000........        90.01191259      January 2005........       69.56203478      January 2010........       26.28755186
February 2000.......        89.68060765      February 2005.......       69.11710992      February 2010.......       25.60207946
March 2000..........        89.34059699      March 2005..........       68.65491674      March 2010..........       24.91809977
April 2000..........        88.99213493      April 2005..........       68.17602782      April 2010..........       24.23558577
May 2000............        88.63546548      May 2005............       67.68100086      May 2010............       23.55451040
June 2000...........        88.27094353      June 2005...........       67.17037908      June 2010...........       22.87484678
July 2000...........        87.89898384      July 2005...........       66.48438984      July 2010...........       22.19656804
August 2000.........        87.52004541      August 2005.........       65.78951023      August 2010.........       21.51964740
September 2000......        87.13461998      September 2005......       65.09184615      September 2010......       20.84405814
October 2000........        86.74388596      October 2005........       64.39155425      October 2010........       20.16977360
November 2000.......        86.35017375      November 2005.......       63.68878643      November 2010.......       19.49676724
December 2000.......        85.95848091      December 2005.......       62.98368993      December 2010.......       18.82501252
January 2001........        85.56985387      January 2006........       62.27640750      January 2011........       18.15448300
February 2001.......        85.18425472      February 2006.......       61.56707745      February 2011.......       17.48515229
March 2001..........        84.80164581      March 2006..........       60.85583383      March 2011..........       16.81699409
April 2001..........        84.42198972      April 2006..........       60.14280647      April 2011..........       16.14998215
May 2001............        84.04524926      May 2006............       59.40270103      May 2011............       15.48409024
June 2001...........        83.67138751      June 2006...........       58.46738155      June 2011...........       14.81929224
July 2001...........        83.30036773      July 2006...........       57.61029169      July 2011...........       14.15556208
August 2001.........        82.93215344      August 2006.........       56.75707618      August 2011.........       13.49287375
September 2001......        82.56670839      September 2006......       55.90769400      September 2011......       12.83120129
October 2001........        82.20399652      October 2006........       55.06210431      October 2011........       12.17051877
November 2001.......        81.84398202      November 2006.......       54.22026652      November 2011.......       11.51080037
December 2001.......        81.48662932      December 2006.......       53.38214016      December 2011.......       10.85202028
January 2002........        81.13190302      January 2007........       52.54768503      January 2012........       10.19415276
February 2002.......        80.77976796      February 2007.......       51.71686107      February 2012.......        9.53717212
March 2002..........        80.43018921      March 2007..........       50.88962843      March 2012..........        8.88105272
April 2002..........        80.08313204      April 2007..........       50.06594744      April 2012..........        8.22576899
May 2002............        79.73856191      May 2007............       49.24577866      May 2012............        7.57129535
June 2002...........        79.39644453      June 2007...........       48.42908276      June 2012...........        6.91760636
July 2002...........        79.05674579      July 2007...........       47.68345353      July 2012...........        6.26467653
August 2002.........        78.71943178      August 2007.........       46.94019896      August 2012.........        5.61248050
September 2002......        78.38446883      September 2007......       46.19928911      September 2012......        4.96099288
October 2002........        78.05182341      October 2007........       45.46069421      October 2012........        4.31018840
November 2002.......        77.72146225      November 2007.......       44.72438454      November 2012.......        3.66004176
December 2002.......        77.39335225      December 2007.......       43.99033051      December 2012.......        3.01052774
January 2003........        77.06746050      January 2008........       43.25850263      January 2013........        2.36162119
February 2003.......        76.74375429      February 2008.......       42.52887153      February 2013.......        1.71329692
March 2003..........        76.42220111      March 2008..........       41.80140793      March 2013..........        1.06552987
April 2003..........        76.10276864      April 2008..........       41.07608263      April 2013..........        0.41829494
May 2003............        75.78542472      May 2008............       40.35286658      May 2013............
June 2003...........        75.47013742      June 2008...........       39.63173079        and thereafter....        0.00000000


                          Scheduled Principal Balances
                            as Percentages of Initial
                               Principal Balances

                             Class A-8 Certificates

                                   Schedule II

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.56820021      April 2003..........       37.31374340      January 2008........       13.62288725
August 1998.........        99.08268600      May 2003............       36.50114789      February 2008.......       13.38776906
September 1998......        98.54355953      June 2003...........       35.71256536      March 2008..........       13.15477618
October 1998........        97.95095705      July 2003...........       35.14070448      April 2008..........       12.92386663
November 1998.......        97.30504882      August 2003.........       34.59037587      May 2008............       12.69499905
December 1998.......        96.60603917      September 2003......       34.06116624      June 2008...........       12.46813260
January 1999........        95.85416636      October 2003........       33.55266889      July 2008...........       12.24322703
February 1999.......        95.04970251      November 2003.......       33.06448354      August 2008.........       12.02024268
March 1999..........        94.19295342      December 2003.......       32.59621632      September 2008......       11.79914041
April 1999..........        93.28425844      January 2004........       32.14747958      October 2008........       11.57988160
May 1999............        92.32399018      February 2004.......       31.71789184      November 2008.......       11.36242821
June 1999...........        92.06957316      March 2004..........       31.30707772      December 2008.......       11.14674269
July 1999...........        91.80494558      April 2004..........       30.91466778,     January 2009........       10.93278803
August 1999.........        91.53025877      May 2004............       30.54029847      February 2009.......       10.72052771
September 1999......        91.24567107      June 2004...........       30.18361207      March 2009..........       10.50992571
October 1999........        90.95135511      July 2004...........       29.85513355      April 2009..........       10.30094652
November 1999.......        90.64749455      August 2004.........       29.51953985      May 2009............       10.09355510
December 1999.......        90.33428004      September 2004......       29.17721535      June 2009...........        9.88771688
January 2000........        90.01191259      October 2004........       28.82853203      July 2009...........        9.68339778
February 2000.......        88.58269192      November 2004.......       28.47384996      August 2009.........        9.48056417
March 2000..........        87.05732053      December 2004.......       28.11351743      September 2009......        9.27918287
April 2000..........        85.48666515      January 2005........       27.74787146      October 2009........        9.07922117
May 2000............        83.87338258      February 2005.......       27.37723797      November 2009.......        8.88064675
June 2000...........        82.22091134      March 2005..........       27.00193208      December 2009.......        8.68342778
July 2000...........        80.53310089      April 2005..........       26.62225852      January 2010........        8.48753282
August 2000.........        78.81409162      May 2005............       26.23851182      February 2010.......        8.29293089
September 2000......        77.06822608      June 2005...........       25.85097657      March 2010..........        8.09959136
October 2000........        75.30448423      July 2005...........       25.38929591      April 2010..........        7.90748405
November 2000.......        73.53952376      August 2005.........       24.92777539      May 2010............        7.71657920
December 2000.......        71.80776836      September 2005......       24.47230783      June 2010...........        7.52684737
January 2001........        70.11605235      October 2005........       24.02284071      July 2010...........        7.33825959
February 2001.......        68.46369290      November 2005.......       23.57932073      August 2010.........        7.15078720
March 2001..........        66.85001782      December 2005.......       23.14169376      September 2010......        6.96440197
April 2001..........        65.27436535      January 2006........       22.70990499      October 2010........        6.77907602
May 2001............        63.73608407      February 2006.......       22.28389889      November 2010.......        6.59478180
June 2001...........        62.23453267      March 2006..........       21.86361932      December 2010.......        6.41149216
July 2001...........        60.76907984      April 2006..........       21.44900957      January 2011........        6.22918031
August 2001.........        59.33910410      May 2006............       21.01459227      February 2011.......        6.04781974
September 2001......        57.94399368      June 2006...........       20.39205196      March 2011..........        5.86738437
October 2001........        56.58314631      July 2006...........       19.92937107      April 2011..........        5.54350343
November 2001.......        55.25596915      August 2006.........       19.47464862      May 2011............        5.07835172
December 2001.......        53.96187858      September 2006......       19.02772760      June 2011...........        4.61867910
January 2002........        52.70030015      October 2006........       18.58845365      July 2011...........        4.16438857
February 2002.......        51.47066829      November 2006.......       18.15667504      August 2011.........        3.71538452
March 2002..........        50.27242636      December 2006.......       17.73224260      September 2011......        3.27157272
April 2002..........        49.10502635      January 2007........       17.31500967      October 2011........        2.83286033
May 2002............        47.96792885      February 2007.......       16.90483208      November 2011.......        2.39915587
June 2002...........        46.86060288      March 2007..........       16.50156813      December 2011.......        1.97036917
July 2002...........        45.78252578      April 2007..........       16.10507848      January 2012........        1.54641139
August 2002.........        44.73318306      May 2007............       15.71522618      February 2012.......        1.12719498
September 2002......        43.71206828      June 2007...........       15.33187659      March 2012..........        0.71263366
October 2002........        42.718682961     July 2007...........       15.08065474      April 2012..........        0.30264239
November 2002.......        41.75253641      August 2007.........       14.83186921      May 2012
December 2002.......        40.81314564      September 2007......       14.58547367        and thereafter....       0.00000000
January 2003........        39.90003524      October 2007........       14.34142244
February 2003.......        39.01273727      November 2007.......       14.09967047
March 2003..........        38.15079111      December 2007.......       13.86017332


                          Scheduled Principal Balances
                  as Percentages of Initial Principal Balances

                             Class A-13 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.76704142      August 2003.........       52.57895639      September 2008......       20.63694308
August 1998.........        99.50401105      September 2003......       51.88131000      October 2008........       20.25324178
September 1998......        99.21096715      October 2003........       51.18784082      November 2008.......       19.87087421
October 1998........        98.88798559      November 2003.......       50.49852109      December 2008.......       19.48982695
November 1998.......        98.53515992      December 2003.......       49.81332317      January 2009........       19.11008667
December 1998.......        98.15260127      January 2004........       49.13221958      February 2009.......       18.73164005
January 1999........        97.74043839      February 2004.......       48.45518301      March 2009..........       18.35447384
February 1999.......        97.29881754      March 2004..........       47.78218627      April 2009..........       17.97857484
March 1999..........        96.82790243      April 2004..........       47.11320233      May 2009............       17.60392987
April 1999..........        96.32787413      May 2004............       46.44820429      June 2009...........       17.23052584
May 1999............        95.79893100      June 2004...........       45.78716543      July 2009...........       16.85834966
June 1999...........        95.24128849      July 2004...........       45.15307962      August 2009.........       16.48738832
July 1999...........        94.65517906      August 2004.........       44.52274413      September 2009......       16.11762884
August 1999.........        94.04086384      September 2004......       43.89613277      October 2009........       15.74905829
September 1999......        93.39860854      October 2004........       43.27321948      November 2009.......       15.38166378
October 1999........        92.72870438      November 2004.......       42.65397835      December 2009.......       15.01543245
November 1999.......        92.03145966      December 2004.......       42.03838360      January 2010........       14.65035152
December 1999.......        91.30718847      January 2005........       41.42640958      February 2010.......       14.28640822
January 2000........        90.55622065      February 2005.......       40.81803080      March 2010..........       13.92358984
February 2000.......        89.77891368      March 2005..........       40.21322188      April 2010..........       13.56188370
March 2000..........        88.97565883      April 2005..........       39.61195757      May 2010............       13.20127717
April 2000..........        88.14689964      May 2005............       39.01421279      June 2010...........       12.84175766
May 2000............        87.29303954      June 2005...........       38.41996254      July 2010...........       12.48331262
June 2000...........        86.41478769      July 2005...........       37.87320062      August 2010.........       12.12592955
July 2000...........        85.51301894      August 2005.........       37.32949655      September 2010......       11.76959595
August 2000.........        84.58873262      September 2005......       36.78882687      October 2010........       11.41429942
September 2000......        83.64302240      October 2005........       36.25116826      November 2010.......       11.06002756
October 2000........        82.67895491      November 2005.......       35.71649751      December 2010.......       10.70676801
November 2000.......        81.70294057      December 2005.......       35.18479152      January 2011........       10.35450846
December 2000.......        80.72914334      January 2006........       34.65602734      February 2011.......       10.00323663
January 2001........        79.76059703      February 2006.......       34.13018209      March 2011..........        9.65294028
February 2001.......        78.79726763      March 2006..........       33.60723306      April 2011..........        9.30360721
March 2001..........        77.83912131      April 2006..........       33.08715760      May 2011............        8.95522526
April 2001..........        76.88612444      May 2006............       32.56993322      June 2011...........        8.60778228
May 2001............        75.93824357      June 2006...........       32.05553752      July 2011...........        8.26126620
June 2001...........        74.99544543      July 2006...........       31.58537096      August 2011.........        7.91566494
July 2001...........        74.06507972      August 2006.........       31.11751464      September 2011......        7.57096649
August 2001.........        73.13973075      September 2006......       30.65194909      October 2011........        7.22715884
September 2001......        72.21936579      October 2006........       30.18865493      November 2011.......        6.88423006
October 2001........        71.30395228      November 2006.......       29.72761287      December 2011.......        6.54216821
November 2001.......        70.39345786      December 2006.......       29.26880371      January 2012........        6.20096141
December 2001.......        69.48785032      January 2007........       28.81220835      February 2012.......        5.86059779
January 2002........        68.58709766      February 2007.......       28.35780778      March 2012..........        5.52106553
February 2002.......        67.69116801      March 2007..........       27.90558308      April 2012..........        5.18235285
March 2002..........        66.80002970      April 2007..........       27.45551543      May 2012............        4.84444798
April 2002..........        65.91365124      May 2007............       27.00758609      June 2012...........        4.50733918
May 2002............        65.03200129      June 2007...........       26.56177641      July 2012...........        4.17101477
June 2002...........        64.15504867      July 2007...........       26.15642658      August 2012.........        3.83546307
July 2002...........        63.28276241      August 2007.........       25.75261766      September 2012......        3.50067244
August 2002.........        62.41511166      September 2007......       25.35033546      October 2012........        3.16663127
September 2002......        61.55206578      October 2007........       24.94956584      November 2012.......        2.83332799
October 2002........        60.69359425      November 2007.......       24.55029474      December 2012.......        2.50075104
November 2002.......        59.83966674      December 2007.......       24.15250811      January 2013........        2.16888890
December 2002.......        58.99025308      January 2008........       23.75619201      February 2013.......        1.83773007
January 2003........        58.14532327      February 2008.......       23.36133250      March 2013..........        1.50726309
February 2003.......        57.30484746      March 2008..........       22.96791573      April 2013..........        1.17747651
March 2003..........        56.46879594      April 2008..........       22.57592790      May 2013............        0.84835893
April 2003..........        55.63713921      May 2008............       22.18535524      June 2013...........        0.51989894
May 2003............        54.80984787      June 2008...........       21.79618406      July 2013...........        0.19208520
June 2003...........        53.98689272      July 2008...........       21.40840069      August 2013
July 2003...........        53.28080794      August 2008.........       21.02199155        and thereafter....        0.00000000

                          Scheduled Principal Balances
                            as Percentages of Initial
                                Principal Balance

                             Class A-14 Certificates


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.76704142      August 2003.........       52.57895639      September 2008......       20.63694308
August 1998.........        99.50401105      September 2003......       51.88131000      October 2008........       20.25324178
September 1998......        99.21096715      October 2003........       51.18784082      November 2008.......       19.87087421
October 1998........        98.88798559      November 2003.......       50.49852109      December 2008.......       19.48982695
November 1998.......        98.53515992      December 2003.......       49.81332317      January 2009........       19.11008667
December 1998.......        98.15260127      January 2004........       49.13221958      February 2009.......       18.73164005
January 1999........        97.74043839      February 2004.......       48.45518301      March 2009..........       18.35447384
February 1999.......        97.29881754      March 2004..........       47.78218627      April 2009..........       17.97857484
March 1999..........        96.82790243      April 2004..........       47.11320233      May 2009............       17.60392987
April 1999..........        96.32787413      May 2004............       46.44820429      June 2009...........       17.23052584
May 1999............        95.79893100      June 2004...........       45.78716543      July 2009...........       16.85834966
June 1999...........        95.24128849      July 2004...........       45.15307962      August 2009.........       16.48738832
July 1999...........        94.65517906      August 2004.........       44.52274413      September 2009......       16.11762884
August 1999.........        94.04086384      September 2004......       43.89613277      October 2009........       15.74905829
September 1999......        93.39860854      October 2004........       43.27321948      November 2009.......       15.38166378
October 1999........        92.72870438      November 2004.......       42.65397835      December 2009.......       15.01543245
November 1999.......        92.03145966      December 2004.......       42.03838360      January 2010........       14.65035152
December 1999.......        91.30718847      January 2005........       41.42640958      February 2010.......       14.28640822
January 2000........        90.55622065      February 2005.......       40.81803080      March 2010..........       13.92358984
February 2000.......        89.77891368      March 2005..........       40.21322188      April 2010..........       13.56188370
March 2000..........        88.97565883      April 2005..........       39.61195757      May 2010............       13.20127717
April 2000..........        88.14689964      May 2005............       39.01421279      June 2010...........       12.84175766
May 2000............        87.29303954      June 2005...........       38.41996254      July 2010...........       12.48331262
June 2000...........        86.41478769      July 2005...........       37.87320062      August 2010.........       12.12592955
July 2000...........        85.51301894      August 2005.........       37.32949655      September 2010......       11.76959595
August 2000.........        84.58873262      September 2005......       36.78882687      October 2010........       11.41429942
September 2000......        83.64302240      October 2005........       36.25116826      November 2010.......       11.06002756
October 2000........        82.67895491      November 2005.......       35.71649751      December 2010.......       10.70676801
November 2000.......        81.70294057      December 2005.......       35.18479152      January 2011........       10.35450846
December 2000.......        80.72914334      January 2006........       34.65602734      February 2011.......       10.00323663
January 2001........        79.76059703      February 2006.......       34.13018209      March 2011..........        9.65294028
February 2001.......        78.79726763      March 2006..........       33.60723306      April 2011..........        9.30360721
March 2001..........        77.83912131      April 2006..........       33.08715760      May 2011............        8.95522526
April 2001..........        76.88612444      May 2006............       32.56993322      June 2011...........        8.60778228
May 2001............        75.93824357      June 2006...........       32.05553752      July 2011...........        8.26126620
June 2001...........        74.99544543      July 2006...........       31.58537096      August 2011.........        7.91566494
July 2001...........        74.06507972      August 2006.........       31.11751464      September 2011......        7.57096649
August 2001.........        73.13973075      September 2006......       30.65194909      October 2011........        7.22715884
September 2001......        72.21936579      October 2006........       30.18865493      November 2011.......        6.88423006
October 2001........        71.30395228      November 2006.......       29.72761287      December 2011.......        6.54216821
November 2001.......        70.39345786      December 2006.......       29.26880371      January 2012........        6.20096141
December 2001.......        69.48785032      January 2007........       28.81220835      February 2012.......        5.86059779
January 2002........        68.58709766      February 2007.......       28.35780778      March 2012..........        5.52106553
February 2002.......        67.69116801      March 2007..........       27.90558308      April 2012..........        5.18235285
March 2002..........        66.80002970      April 2007..........       27.45551543      May 2012............        4.84444798
April 2002..........        65.91365124      May 2007............       27.00758609      June 2012...........        4.50733918
May 2002............        65.03200129      June 2007...........       26.56177641      July 2012...........        4.17101477
June 2002...........        64.15504867      July 2007...........       26.15642658      August 2012.........        3.83546307
July 2002...........        63.28276241      August 2007.........       25.75261766      September 2012......        3.50067244
August 2002.........        62.41511166      September 2007......       25.35033546      October 2012........        3.16663127
September 2002......        61.55206578      October 2007........       24.94956584      November 2012.......        2.83332799
October 2002........        60.69359425      November 2007.......       24.55029474      December 2012.......        2.50075104
November 2002.......        59.83966674      December 2007.......       24.15250811      January 2013........        2.16888890
December 2002.......        58.99025308      January 2008........       23.75619201      February 2013.......        1.83773007
January 2003........        58.14532327      February 2008.......       23.36133250      March 2013..........        1.50726309
February 2003.......        57.30484746      March 2008..........       22.96791573      April 2013..........        1.17747651
March 2003..........        56.46879594      April 2008..........       22.57592790      May 2013............        0.84835893
April 2003..........        55.63713921      May 2008............       22.18535524      June 2013...........        0.51989894
May 2003............        54.80984787      June 2008...........       21.79618406      July 2013...........        0.19208520
June 2003...........        53.98689272      July 2008...........       21.40840069      August 2013
July 2003...........        53.28080794      August 2008.........       21.02199155        and thereafter....        0.00000000


                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-15 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
  Distribution Date     Principal Balance     Distribution Date     Principal Balance     Distribution Date     Principal Balance
  -----------------     -----------------     -----------------     -----------------     -----------------     -----------------
July 1998...........        99.76704142      August 2003.........       52.57895639      September 2008......       20.63694308
August 1998.........        99.50401105      September 2003......       51.88131000      October 2008........       20.25324178
September 1998......        99.21096715      October 2003........       51.18784082      November 2008.......       19.87087421
October 1998........        98.88798559      November 2003.......       50.49852109      December 2008.......       19.48982695
November 1998.......        98.53515992      December 2003.......       49.81332317      January 2009........       19.11008667
December 1998.......        98.15260127      January 2004........       49.13221958      February 2009.......       18.73164005
January 1999........        97.74043839      February 2004.......       48.45518301      March 2009..........       18.35447384
February 1999.......        97.29881754      March 2004..........       47.78218627      April 2009..........       17.97857484
March 1999..........        96.82790243      April 2004..........       47.11320233      May 2009............       17.60392987
April 1999..........        96.32787413      May 2004............       46.44820429      June 2009...........       17.23052584
May 1999............        95.79893100      June 2004...........       45.78716543      July 2009...........       16.85834966
June 1999...........        95.24128849      July 2004...........       45.15307962      August 2009.........       16.48738832
July 1999...........        94.65517906      August 2004.........       44.52274413      September 2009......       16.11762884
August 1999.........        94.04086384      September 2004......       43.89613277      October 2009........       15.74905829
September 1999......        93.39860854      October 2004........       43.27321948      November 2009.......       15.38166378
October 1999........        92.72870438      November 2004.......       42.65397835      December 2009.......       15.01543245
November 1999.......        92.03145966      December 2004.......       42.03838360      January 2010........       14.65035152
December 1999.......        91.30718847      January 2005........       41.42640958      February 2010.......       14.28640822
January 2000........        90.55622065      February 2005.......       40.81803080      March 2010..........       13.92358984
February 2000.......        89.77891368      March 2005..........       40.21322188      April 2010..........       13.56188370
March 2000..........        88.97565883      April 2005..........       39.61195757      May 2010............       13.20127717
April 2000..........        88.14689964      May 2005............       39.01421279      June 2010...........       12.84175766
May 2000............        87.29303954      June 2005...........       38.41996254      July 2010...........       12.48331262
June 2000...........        86.41478769      July 2005...........       37.87320062      August 2010.........       12.12592955
July 2000...........        85.51301894      August 2005.........       37.32949655      September 2010......       11.76959595
August 2000.........        84.58873262      September 2005......       36.78882687      October 2010........       11.41429942
September 2000......        83.64302240      October 2005........       36.25116826      November 2010.......       11.06002756
October 2000........        82.67895491      November 2005.......       35.71649751      December 2010.......       10.70676801
November 2000.......        81.70294057      December 2005.......       35.18479152      January 2011........       10.35450846
December 2000.......        80.72914334      January 2006........       34.65602734      February 2011.......       10.00323663
January 2001........        79.76059703      February 2006.......       34.13018209      March 2011..........        9.65294028
February 2001.......        78.79726763      March 2006..........       33.60723306      April 2011..........        9.30360721
March 2001..........        77.83912131      April 2006..........       33.08715760      May 2011............        8.95522526
April 2001..........        76.88612444      May 2006............       32.56993322      June 2011...........        8.60778228
May 2001............        75.93824357      June 2006...........       32.05553752      July 2011...........        8.26126620
June 2001...........        74.99544543      July 2006...........       31.58537096      August 2011.........        7.91566494
July 2001...........        74.06507972      August 2006.........       31.11751464      September 2011......        7.57096649
August 2001.........        73.13973075      September 2006......       30.65194909      October 2011........        7.22715884
September 2001......        72.21936579      October 2006........       30.18865493      November 2011.......        6.88423006
October 2001........        71.30395228      November 2006.......       29.72761287      December 2011.......        6.54216821
November 2001.......        70.39345786      December 2006.......       29.26880371      January 2012........        6.20096141
December 2001.......        69.48785032      January 2007........       28.81220835      February 2012.......        5.86059779
January 2002........        68.58709766      February 2007.......       28.35780778      March 2012..........        5.52106553
February 2002.......        67.69116801      March 2007..........       27.90558308      April 2012..........        5.18235285
March 2002..........        66.80002970      April 2007..........       27.45551543      May 2012............        4.84444798
April 2002..........        65.91365124      May 2007............       27.00758609      June 2012...........        4.50733918
May 2002............        65.03200129      June 2007...........       26.56177641      July 2012...........        4.17101477
June 2002...........        64.15504867      July 2007...........       26.15642658      August 2012.........        3.83546307
July 2002...........        63.28276241      August 2007.........       25.75261766      September 2012......        3.50067244
August 2002.........        62.41511166      September 2007......       25.35033546      October 2012........        3.16663127
September 2002......        61.55206578      October 2007........       24.94956584      November 2012.......        2.83332799
October 2002........        60.69359425      November 2007.......       24.55029474      December 2012.......        2.50075104
November 2002.......        59.83966674      December 2007.......       24.15250811      January 2013........        2.16888890
December 2002.......        58.99025308      January 2008........       23.75619201      February 2013.......        1.83773007
January 2003........        58.14532327      February 2008.......       23.36133250      March 2013..........        1.50726309
February 2003.......        57.30484746      March 2008..........       22.96791573      April 2013..........        1.17747651
March 2003..........        56.46879594      April 2008..........       22.57592790      May 2013............        0.84835893
April 2003..........        55.63713921      May 2008............       22.18535524      June 2013...........        0.51989894
May 2003............        54.80984787      June 2008...........       21.79618406      July 2013...........        0.19208520
June 2003...........        53.98689272      July 2008...........       21.40840069      August 2013
July 2003...........        53.28080794      August 2008.........       21.02199155        and thereafter....        0.00000000

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d)  (i)......For  purposes of  determining  whether the Classes of Class B
Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-17 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and, in the case of the Class A-17 Certificates, as provided in Section 4.07.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-3, Class A-18, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, in the case of the Class A-3 Certificates, the Class A-3 Notional Amount would be reduced to zero, in the case of the Class A-18 Certificates, the Class A-18 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02......Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Senior Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03......Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04.     Statements to Certificateholders;
Report to the Trustee, Ambac and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Ambac a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class A-3 Certificates, the Class A-3 Notional Amount, if any;

          (xxiv) in the case of the Class A-18 Certificates, the Class A-18 Notional Amount, if any; and

          (xxv) in the case of the Class A-17 Certificates, (a) the Class A-17 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-17 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-17 Certificates;

          (xxvi) in the case of the Class A-17 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date;

          (xxvii) the Class A-PO Deferred Amount, if any; and

          (xxviii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trustee shall promptly forward a copy of such statement to Ambac. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Reserve Fund.

     (a) The Reserve Fund shall be established on the Closing Date and maintained by the Trustee in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,000.

     With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-17 Certificates, pro rata, based on Percentage Interest.

     Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-17 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Lehman Brothers at the address provided by it to the Trustee.

     (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Lehman Brothers, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate.

Section 4.07. Distributions in Reduction of the Class A-17 Certificates.

     Distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

     (a) On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (ii)any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

     Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-17 Certificates until all such requests have been honored.

     For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-17 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-17 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-17 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-17 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trustee no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-17 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-17 Certificate, all in accordance with the procedures of the Clearing Agency and the Trustee. Upon the transfer of beneficial ownership of any Class A-17 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

     Distributions in reduction of the principal balances of the Class A-17 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-17 Certificates as a payment under the Policy of a Class A-17 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

     To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates on any Distribution Date plus any amounts distributable to the Class A-17 Certificates as a payment under the Policy of a Class A-17 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-17 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

     (b) A Class A-17 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-17 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-17 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-17 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-17 Certificates greater than the number of Individual Class A-17 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-17 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-17 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-17 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-17 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-17 Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

     (c) Requests for distributions in reduction of the principal balance of Class A-17 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-17 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trustee. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

     The Trustee shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-17 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trustee shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trustee and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Clearing Agency, as the case may be. The decisions of the Trustee and the Clearing Agency concerning such matters will be final and binding on all affected persons.

     Individual Class A-17 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Ambac or otherwise with respect to interest on such Certificates after such last day of the month.

     Any Beneficial Owner of a Class A-17 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-17 Certificates on such Distribution Date.

     In the event any requests for distributions in reduction of the principal balance of Class A-17 Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.07, the Trustee shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

     (d) To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-17 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-17 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-17 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-17 Certificates would not be reduced to zero, the Individual Class A-17 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-17 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trustee shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-17 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-17 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-17 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the principal balances of Class A-17 Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trustee and the Clearing Agency.

     (e) On the Closing Date, the Rounding Account shall be established with the Trustee and the Seller shall cause to be initially deposited with the Trustee a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-17 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-17 Certificates. Rounding of such distribution on the Class A-17 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-17 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-17 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-17 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-17 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-17 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

     Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-17 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

     (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the earlier to occur of (i) the Cross-Over Date or (ii) Ambac's failure to make a payment with respect to a Class A-17 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-17 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-17 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-17 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-17 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-17 Certificates, with the provisions of this Section 4.07.

Section 4.08      Policy Matters.

     (a) If, on the second Business Day before any Distribution Date, the Trustee determines that there will be a Class A-17 Distribution Deficiency for such Distribution Date, the Trustee shall determine the amount of such Class
A-17 Distribution Deficiency and shall give notice to Ambac by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

     (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class A-17 Certificates referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-17 Certificates of the Class A-17 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class A-17 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-17 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-17 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-17 Certificates and Ambac pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trustee.

     On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-17 Certificates equal to the Class A-17 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trustee to the payment in full of the Class A-17 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-17 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-17 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Ambac, pursuant to the instructions of Ambac, by the end of such Business Day.

     (c) The Trustee shall keep a complete and accurate record of the Class A-17 Interest Loss Amount, the Class A-17 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-17 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Ambac shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

     (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-17 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify Ambac and shall comply with the provisions of the applicable Policy to obtain payment by Ambac of such avoided distribution, and shall, at the time it provides notice to Ambac, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to Ambac its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-17 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Class A-17 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Ambac).

     (e) The Trustee shall promptly notify Ambac of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-17 Certificates as to which it has actual knowledge. Each Holder of a Class A-17 Certificate, by its purchase of such Certificates and the Trustee hereby agree that Ambac (so long as no Ambac Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Ambac shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     (f) The Trustee acknowledges, and each Holder of a Class A-17 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Ambac, Ambac shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-17 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-17 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Ambac to the extent of Ambac's interest with respect to amounts paid.

     (g) The Master Servicer shall designate an Ambac Contact Person who shall be available to Ambac to provide reasonable access to information regarding the Mortgage Loans. The initial Ambac Contact Person is appointed in Section 11.27.

     (h) The Trustee shall surrender the Policy to Ambac for cancellation upon the expiration of the term of the Policy as provided in the Policy.

     (i) The Trustee upon receipt from the Master Servicer shall send to Ambac the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

     Section 4.09. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-3, Class A-18, Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-3, Class A-18, Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or notional amount of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20,
A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02. Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of
Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, a copy of which shall be delivered, but not addressed, to Ambac. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-17 Certificates, giving effect to the guaranty provided by Ambac); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and
Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the
Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-17 Certificates, giving effect to the guaranty provided by Ambac) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Ambac and Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its respective Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08. Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11. Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L4, Class A-L12, Class A-L14, Class A-L15, Class A-L17, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the
Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, and with respect only to amendments affecting the rights or obligations of Ambac, with the consent of Ambac, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-17 Certificates, giving effect to the guaranty provided by Ambac), (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of Ambac (only with respect to amendments affecting the rights or obligations of Ambac) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee or Ambac; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

     (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

     (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trustee, in each case Attention: Corporate Trust Department and (iv) in the case of Ambac, to Ambac Assurance Corporation, 1 State Street, New York, New York 10004, Attention: Howard Pfeiffer, Structured Finance Department; Confirmation: 212-668-0340; Telecopy: 212-363-1459 (in each case in which notice or other communication to Ambac refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Ambac to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head - [Financial Guaranty Group] shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.  Special Notices to Rating Agencies and Ambac.

     (a) The Trustee shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency and Ambac of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency and Ambac:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02. Cut-Off Date.

     The Cut-Off Date for the Certificates is June 1, 1998.

Section 11.03.  Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $725,337,427.57.

Section 11.04. Original Class A Percentage.

     The Original Class A Percentage is 95.99634358%

Section 11.05. Original Principal Balances of the Classes of Class A
Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                        Original
                      Class                        Principal Balance
                      -----                        -----------------
                    Class A-1                      $  68,147,000.00
                    Class A-2                      $   3,421,000.00
                    Class A-4                      $  24,300,000.00
                    Class A-5                      $  20,000,000.00
                    Class A-6                      $   3,692,000.00
                    Class A-7                      $      37,000.00
                    Class A-8                      $  79,931,000.00
                    Class A-9                      $   9,600,000.00
                    Class A-10                     $   4,523,000.00
                    Class A-11                     $     663,000.00
                    Class A-12                     $   5,298,000.00
                    Class A-13                     $ 140,900,000.00
                    Class A-14                     $ 125,000,000.00
                    Class A-15                     $   5,000,000.00
                    Class A-16                     $  20,315,000.00
                    Class A-17                     $  20,000,000.00
                    Class A-19                     $ 115,890,000.00
                    Class A-20                     $  18,657,000.00
                    Class A-PO                     $     649,200.83
                    Class A-R                      $         100.00
                    Class A-LR                     $         100.00

Section 11.05(a). Original Class A-3 Notional Amount.

     The Original Class A-3 Notional Amount is $1,009,585.19.

Section 11.05(b). Original Class A-18 Notional Amount.

     The Original Class A-18 Notional Amount is $20,000,000.00.

Section 11.05(c). Original Principal Balances of the Class A-5 Components.

     As to each of the Class A-5 Components, the Principal Balance of such Component as of the Cut-Off Date, is as follows:

                    +                                  Original
                    -                               Principal Balance
                                                    -----------------
                    Class A-5-A Component           $   7,700,000.00
                    Class A-5-B Component           $  12,300,000.00

Section 11.06. Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $695,674,200.00.

Section 11.07. Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.00365642%.

Section 11.08. Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.50133528%.

Section 11.09. Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.30111124%.

Section 11.10. Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.45040058%.

Section 11.11. Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.30040505%.

Section 11.12. Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.20008604%.

Section 11.13. Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.25031823%.

Section 11.14. Original Class B Principal Balance.

     The Original Class B Principal Balance is $29,014,026.74.

Section 11.15. Original Principal Balances of the Classes of Class B
Certificates.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                    Original
                        Class                   Principal Balance
                        -----                   -----------------
                      Class B-1                 $ 10,880,000.00
                      Class B-2                 $  9,429,000.00
                      Class B-3                 $  3,264,000.00
                      Class B-4                 $  2,177,000.00
                      Class B-5                 $  1,450,000.00

Section 11.16. Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.50232114%.

Section 11.17. Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 1.20120990%.

Section 11.18. Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.75080931%.

Section 11.19. Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.45040427%.

Section 11.20. Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.25031822%.

Section 11.21. Closing Date.

     The Closing Date is June 26, 1998.

Section 11.22. Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $72,533,742.76 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23. Wire Transfer Eligibility.

     With respect to the Class A (other than the Class A-3, Class A-18, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-3, Class A-18 and Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 11.24. Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-17, Class A-18, Class A-20, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $1,009,585.19 Denomination. A Single Certificate for the Class A-17 Certificates represents a $1,000.00 Denomination. A Single Certificate for the Class A-18 Certificates represents a $20,000,000.00 Denomination. A Single Certificate for the Class A-20 Certificates represents a $25,000.00 Denomination. A Single Certificate for the Class A-PO Certificates represents a $649,200.83 Denomination.

Section 11.25. Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

Section 11.26. Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

Section 11.27. Initial Ambac Contact Person.

     The Initial Ambac Contact Person shall be B. David Bialzak, Vice President of the Seller.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          NORWEST ASSET SECURITIES CORPORATION
                                            as Seller

                                          By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer

                                          By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                          FIRST UNION NATIONAL BANK
                                            as Trustee

                                          By:
                                              ----------------------------------
                                                Name:
                                                Title:

Attest:
By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

STATE OF NEW YORK  )
                    ss.:
COUNTY OF NEW YORK )

     On this 26th day of June, 1998, before me, a notary public in and for the State of New York, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK  )

                    ss.:
COUNTY OF NEW YORK )

     On this 26th day of June, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                         ss.:
COUNTY OF               )

     On this 26th day of June, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                         ss.:
COUNTY OF               )

     On this 26th day of June, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1998-15 Applicable Unscheduled Principal Receipt Period

                                         Full Unscheduled    Partial Unscheduled
       Servicer                         Principal Receipts   Principal Receipts
       --------                         ------------------   ------------------

       Norwest Mortgage, Inc. (Exhibit F-1) Prior Month          Prior Month
       Norwest Mortgage, Inc.(Exhibit F-2)  Mid Month            Mid Month
       The Huntington Mortgage Company      Prior Month          Prior Month
       First Bank National Association      Prior Month          Prior Month
       FT Mortgage Companies                Mid-Month            Prior Month
       Suntrust Mortgage Inc.               Prior Month          Prior Month
       National City Mortgage Co.           Prior Month          Prior Month
       Farmers State Bank and Trust         Mid Month            Prior Month
       People's Bank                        Mid Month            Prior Month
       Banc One Mortgage Corp.              Mid Month            Prior Month
       Bank of Oklahoma, N.A.               Mid Month            Prior Month
       Citicorp Mortgage, Inc.              Mid Month            Prior Month
       North Fork Bank                      Mid Month            Prior Month
       Brenton Mortgage Inc.                Mid Month            Prior Month
       First Nationwide Mortgage Co.        Mid Month            Prior Month
       Merrill Lynch Credit Corp.           Mid Month            Prior Month

                                 EXHIBIT A-1
                          [FORM OF FACE OF CLASS A-1
                                 CERTIFICATE]

                    [UNLESS THIS CERTIFICATE IS PRESENTED
                      BY AN AUTHORIZED REPRESENTATIVE OF
                     THE DEPOSITORY TRUST COMPANY TO THE
                    TRUSTEE OR ITS AGENT FOR REGISTRATION
                    OF TRANSFER, EXCHANGE OR PAYMENT, AND
                     ANY CERTIFICATE ISSUED IS REGISTERED
                      IN THE NAME OF CEDE & CO. OR SUCH
                        OTHER NAME AS REQUESTED BY AN
                       AUTHORIZED REPRESENTATIVE OF THE
                       DEPOSITORY TRUST COMPANY AND ANY
                      PAYMENT IS MADE TO CEDE & CO., ANY
                     TRANSFER, PLEDGE OR OTHER USE HEREOF
                     FOR VALUE OR OTHERWISE BY OR TO ANY
                         PERSON IS WRONGFUL SINCE THE
                     REGISTERED OWNER HEREOF, CEDE & CO.,
                           HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-15 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   June 1, 1998

CUSIP No.:                         First Distribution Date:  July 27, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.650% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                          First Union National Bank,
                                            Trustee

                                          By
                                             ----------------------------
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------
    Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                First Union National Bank,
                                                  Trustee

                                                By
                                                   -----------------------------
                                                    Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   -------------------------
    Authorized Officer

                                 EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   June 1, 1998

CUSIP No.:                          First Distribution Date:  July 27, 1998

Percentage Interest evidenced       Denomination: $           (Initial Class A-3
by this Certificate: %                                         Notional Amount)

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-3 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-3 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the Class A-3 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 15.46875% of the initial Class A-3 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the
Class A-1,  Class A-2,  Class A-3,  Class A-4,  Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-3 Notional Amount is approximately 4.37417281%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.65%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial Class A-3 Notional Amount, calculated using the exact method, is approximately 0.19494636%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                   First Union National Bank,
                                                     Trustee

                                                   By
                                                      --------------------------
                                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------
    Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   June 1, 1998

CUSIP No.:                         First Distribution Date:  July 27, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                First Union National Bank,
                                                  Trustee

                                                By
                                                   ----------------------------
                                                    Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ---------------------------
    Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-5

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
                    include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trustee

                                                  By
                                                     --------------------------
                                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------
    Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-6 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 97.63311%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 193.05741435%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.16%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.56312581%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                               First Union National Bank,
                                                 Trustee

                                               By
                                                 ----------------------------
                                                   Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   -------------------------
    Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-7 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 91.00511%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 426.70406396%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.41%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54290842%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trustee

                                                  By
                                                    ----------------------------
                                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ---------------------------
    Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgageloans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   June 1, 1998

CUSIP No.:                         First Distribution Date:  July 27, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                   First Union National Bank,
                                                     Trustee

                                                   By
                                                     ---------------------------
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   -----------------------
    Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgageloans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: June 1, 1998

CUSIP No.:                         First Distribution Date:  July 27, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 99.67361%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 8.00528316%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.33%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.58860521%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trustee

                                                  By
                                                    ----------------------------
                                                      Authorized Officer


Countersigned:

First Union National Bank, Trustee


By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: June 1, 1998

CUSIP No.:                         First Distribution Date:  July 27, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-10 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 97.30311%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 218.10335163%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.17%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.56191461%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trustee

                                                  By
                                                     ---------------------------
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   --------------------------
     Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 91.08611%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 426.27088135%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.40%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54312339%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                First Union National Bank,
                                                  Trustee

                                                By
                                                   -----------------------------
                                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   -------------------------
     Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-15 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-12 Certificate will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 70.45900% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.54100000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.66%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.37805278%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                   First Union National Bank,
                                                     Trustee

                                                   By
                                                     ---------------------------
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   --------------------------
     Authorized Officer

                                 EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      Trustee OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                   First Union National Bank,
                                                     Trustee

                                                   By
                                                      --------------------------
                                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ----------------------------
       Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.700% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trustee

                                                  By
                                                    ----------------------------
                                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------------
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                    First Union National Bank,
                                                      Trustee

                                                    By
                                                      --------------------------
                                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   -------------------------
    Authorized Officer

                                 EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-16 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 99.52475%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.65432000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.24%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.58019438%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                      First Union National Bank,
                                                        Trustee

                                                      By
                                                         -----------------------
                                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ------------------------
     Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-17 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-17 Certificates as described below and in the Agreement. Prior to the earlier to occur of (a) the Cross-Over Date or (b) Ambac's failure to make a payment with respect to a Class A-17 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in
Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.300% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-17 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

     The Class A-17 Certificates will be entitled to the benefits of an Ambac Insurance Policy issued by Ambac Assurance Company (the "Policy") to the extent described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                    First Union National Bank,
                                                      Trustee

                                                    By
                                                      --------------------------
                                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ----------------------------
        Authorized Officer

                                 EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-15 CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $     (Initial Class A-18
by this Certificate: %                                        Notional Amount)

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-18 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-18 Certificates each month in an amount equal to the product of (i) 1/12th of 0.390% and (ii) the Class A-18 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 1.57108% of the initial Class A-18 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the
Class A-1,  Class A-2,  Class A-3,  Class A-4,  Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-18 Notional Amount is approximately 4.86201027%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 23.80%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial Class A-18 Notional Amount, calculated using the exact method, is approximately 0.03010922%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                    First Union National Bank,
                                                      Trustee

                                                    By
                                                       -------------------------
                                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   -------------------------
     Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                 First Union National Bank,
                                                   Trustee

                                                 By
                                                   -----------------------------
                                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ---------------------------
     Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

                      [UNLESS THIS CERTIFICATE IS PRESENTED
                       BY AN AUTHORIZED REPRESENTATIVE OF
                       THE DEPOSITORY TRUST COMPANY TO THE
                      TRUSTEE OR ITS AGENT FOR REGISTRATION
                      OF TRANSFER, EXCHANGE OR PAYMENT, AND
                      ANY CERTIFICATE ISSUED IS REGISTERED
                        IN THE NAME OF CEDE & CO. OR SUCH
                          OTHER NAME AS REQUESTED BY AN
                        AUTHORIZED REPRESENTATIVE OF THE
                        DEPOSITORY TRUST COMPANY AND ANY
                       PAYMENT IS MADE TO CEDE & CO., ANY
                      TRANSFER, PLEDGE OR OTHER USE HEREOF
                       FOR VALUE OR OTHERWISE BY OR TO ANY
                          PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15 CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidence            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                             First Union National Bank,
                                               Trustee

                                             By
                                                -------------------------------
                                                   Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By
   ---------------------------
    Authorized Officer

                                 EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-15, CLASS A-PO


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, at an issue price of 68.87500% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 31.12500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.99%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.38757797%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                 First Union National Bank,
                                                   Trustee

                                                 By
                                                    ----------------------------
                                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   -----------------------------
      Authorized Officer

                                 EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                   Trustee


                                                  By
                                                     ---------------------------
                                                       Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
   -------------------------
    Authorized Officer

                                EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-15, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                   Trustee


                                                  By
                                                     ---------------------------
                                                       Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
   ---------------------------
      Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND AMBAC AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-1


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Ambac as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trustee

                                              By
                                                ----------------------------
                                                  Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   -------------------------
     Authorized Officer

                                                                          B-2-5

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-2


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                               First Union National Bank,
                                                 Trustee

                                               By
                                                  --------------------------
                                                    Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
  --------------------------
    Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, and based on its issue price of 96.34375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.67500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.27%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02004627%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee

                                                     By
                                                        ------------------------
                                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   ------------------------
      Authorized Officer

                                                                          B-4-6

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-4


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, and based on its issue price of 90.03125%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.98750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.22%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05225837%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                    First Union National Bank,
                                                      Trustee

                                                    By
                                                      --------------------------
                                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   ----------------------------
      Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-5


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, and based on its issue price of 71.12500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.89375000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.77%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.13040668%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                      First Union National Bank,
                                                        Trustee

                                                      By
                                                        ------------------------
                                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   --------------------------
         Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, AMBAC, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-15, CLASS B-6


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   June 1, 1998

CUSIP No.:                              First Distribution Date:  July 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Ambac and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on June 26, 1998, and based on its issue price of 33.96875%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 18, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 66.05000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 26.17%; and (iii) the amount of OID allocable to the short first accrual period (June 26, 1998 to July 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.17196964%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                    First Union National Bank,
                                                      Trustee

                                                    By
                                                       -------------------------
                                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By
   ---------------------------
      Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-15 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998-15

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

________________________________________________________________________________

Dated:

                                         -----------------------------------
                                         Signature by or on behalf of assignor

                                         -----------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________ for the
account  of  __________________________________________________ account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements should be mailed to_____________________________________________________________
______________________________________________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of June 26, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-15 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.


     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:
                                        FIRST UNION NATIONAL BANK

230 South Tryon Street                  By:
                                            ----------------------------
Charlotte, North Carolina, 28288        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


Address:                                NORWEST ASSET SECURITIES
                                        CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703               By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


Address:                                NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703               By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


Address:                                [CUSTODIAN]


                                        By:
                                            ----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------

STATE OF  )
          :  ss.:
COUNTY OF )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   ---------------------------------------------
                                               Notary Public


[NOTARIAL SEAL]

STATE OF  )
          :  ss.:
COUNTY OF )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                              --------------------------------------------------
                                             Notary Public


[NOTARIAL SEAL]

STATE OF  )
          :  ss.:
COUNTY OF )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ----------------------------------------
                                                  Notary Public


[NOTARIAL SEAL]

STATE OF   )
           :  ss.:
COUNTY OF  )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ----------------------------------------
                                                   Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-15  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                        NET
 MORTGAGE                                                  MORTGAGE   MORTGAGE  CURRENT  ORIGINAL  SCHEDULED
  LOAN                                     ZIP  PROPERTY   INTEREST   INTEREST  MONTHLY   TERM TO   MATURITY
 NUMBER            CITY        STATE      CODE    TYPE       RATE       RATE    PAYMENT  MATURITY     DATE
 ------            ----        -----      ----    ----       ----       ----    -------  --------     ----
6351219   SNOWMASS VILLAGE        CO      81623    SFD      7.750      6.750    $7,164.12   360      1-May-28
6370953   ALBUQUERQUE             NM      87122    SFD      7.125      6.750    $1,852.73   360      1-Apr-28
6381555   PHOENIX                 AZ      85044    PUD      7.500      6.750    $6,992.15   360      1-Jun-28
6390398   PISCATAWAY              NJ      08854    SFD      7.125      6.750    $1,478.45   360      1-Apr-28
6412506   BETHANY BEACH           DE      19930    PUD      7.750      6.750    $2,576.22   360      1-Mar-28
6419611   BRIARCLIFF              NY      10510    SFD      7.625      6.750    $2,901.95   360      1-Apr-28
6720021   SHOREWOOD               IL      60431    SFD      7.500      6.750    $2,254.97   360      1-May-28
6749911   BARRINGTON              IL      60010    SFD      7.750      6.750    $2,855.98   360      1-May-28
6757302   NAPERVILLE              IL      60564    SFD      7.250      6.750    $2,148.86   360      1-May-28
6809400   PLYMOUTH                MN      55442    SFD      7.375      6.750    $1,746.03   360      1-May-28
6816055   ST CHARLES              IL      60175    PUD      7.500      6.750    $1,783.00   360      1-Apr-28
6816956   CHANHASSEN              MN      55317    SFD      7.875      6.750    $2,030.20   360      1-May-28
6817307   EXCELSIOR               MN      55331    SFD      7.250      6.750    $3,820.19   360      1-May-28
6818334   ANOKA                   MN      55303    SFD      8.000      6.750    $1,725.81   360      1-May-28
6824728   ARLINGTON HEIGHTS       IL      60004    SFD      7.375      6.750    $2,372.47   360      1-May-28
6825488   NORTH OAKS              MN      55127    SFD      7.750      6.750    $2,336.94   360      1-May-28
6826451   CHICAGO                 IL      60611    LCO      7.375      6.750    $2,196.35   360      1-May-28
6826844   EDEN PRAIRIE            MN      55346    SFD      7.375      6.750    $2,144.55   360      1-May-28
6833269   VADNAIS HEIGHTS         MN      55127    SFD      7.750      6.750    $1,791.04   360      1-May-28
6849844   CHASKA                  MN      55318    SFD      7.625      6.750    $1,884.15   360      1-May-28
6854607   BLOOMFIELD HILLS        MI      48301    SFD      7.625      6.750    $2,017.22   360      1-May-28
6858903   SHAKOPEE                MN      55379    SFD      8.000      6.750    $1,849.09   360      1-May-28
6861627   GENEVA                  IL      60134    SFD      7.375      6.750    $2,403.55   360      1-May-28
6862295   ELMHURST                IL      60126    SFD      7.500      6.750    $2,405.30   360      1-May-28
6866127   MINNEAPOLIS             MN      55419    SFD      7.250      6.750    $2,494.04   360      1-May-28
6870177   CHANHASSEN              MN      55331    SFD      7.625      6.750    $1,840.26   360      1-May-28
6882791   WINNETKA                IL      60093    SFD      7.375      6.750    $2,365.56   360      1-May-28
6889481   BARRINGTON              IL      60010    SFD      7.500      6.750    $1,865.50   360      1-May-28
6889703   CHANHASSEN              MN      55317    SFD      7.500      6.750    $2,097.64   360      1-May-28
6893551   MINNEAPOLIS             MN      55419    SFD      7.375      6.750    $1,713.91   360      1-May-28
6894238   EDEN PRAIRIE            MN      55347    SFD      7.250      6.750    $3,410.88   360      1-Jun-28
6895911   CHICAGO                 IL      60657    MF2      7.500      6.750    $2,580.10   360      1-May-28
6901740   WEST BLOOMFIELD         MI      48322    PUD      7.625      6.750    $2,088.00   360      1-May-28
6999455   PORTLAND                OR      97229    SFD      7.750      6.750    $1,604.76   360      1-Nov-27
6999459   ONALASKA                WI      54650    SFD      7.750      6.750    $1,719.39   360      1-Nov-27
6999610   HOWELL                  MI      48843    SFD      7.500      6.750    $2,307.41   360      1-Apr-28



COUNT:        36
WAC:           7.527239523
WAM:         358.7274349
WALTV:        71.90417928

               CUT-OFF
 MORTGAGE        DATE                                  MORTGAGE                  T.O.P.         MASTER        FIXED
   LOAN       PRINCIPAL                               INSURANCE    SERVICE      MORTGAGE        SERVICE      RETAINED
  NUMBER       BALANCE          LTV        SUBSIDY       CODE        FEE          LOAN            FEE         YIELD
  ------       -------          ---        -------       ----        ---          ----            ---         -----
6351219      $999,294.21       48.78                                0.250                        0.017        0.733
6370953      $274,558.86       59.14                                0.250                        0.017        0.108
6381555     $1,000,000.00      60.61                                0.250                        0.017        0.483
6390398      $219,093.98       70.00                                0.250                        0.017        0.108
6412506      $358,833.67       80.00                                0.250                        0.017        0.733
6419611      $409,404.63       69.49                                0.250                        0.017        0.608
6720021      $322,182.47       84.87                           24   0.250                        0.017        0.483
6749911      $398,368.63       84.82                           24   0.250                        0.017        0.733
6757302      $314,754.27       79.75                                0.250                        0.017        0.233
6809400      $252,607.64       80.00                                0.250                        0.017        0.358
6816055      $254,620.32       65.38                                0.250                        0.017        0.483
6816956      $279,807.30       80.00                                0.250                        0.017        0.858
6817307      $559,563.14       78.32                                0.250                        0.017        0.233
6818334      $235,042.19       84.30                           13   0.250                        0.017        0.983
6824728      $343,238.62       67.35                                0.250                        0.017        0.358
6825488      $324,969.77       67.96                                0.250                        0.017        0.733
6826451      $317,758.02       80.00                                0.250                        0.017        0.358
6826844      $310,263.73       90.00                            6   0.250                        0.017        0.358
6833269      $249,823.54       63.78                                0.250                        0.017        0.733
6849844      $266,007.33       89.99                            6   0.250                        0.017        0.608
6854607      $284,793.72       76.00                                0.250                        0.017        0.608
6858903      $251,830.91       80.00                                0.250                        0.017        0.983
6861627      $347,735.20       74.84                                0.250                        0.017        0.358
6862295      $343,744.70       80.00                                0.250                        0.017        0.483
6866127      $365,314.79       80.00                                0.250                        0.017        0.233
6870177      $259,811.41       74.61                                0.250                        0.017        0.608
6882791      $342,239.39       50.00                                0.250                        0.017        0.358
6889481      $266,602.00       79.64                                0.250                        0.017        0.483
6889703      $299,541.78       67.72                                0.250                        0.017        0.483
6893551      $247,961.18       80.00                                0.250                        0.017        0.358
6894238      $500,000.00       69.44                                0.250                        0.017        0.233
6895911      $368,726.15       90.00                            1   0.250                        0.017        0.483
6901740      $294,786.48       70.24                                0.250                        0.017        0.608
6999455      $222,871.68       80.00                                0.250                        0.017        0.733
6999459      $234,309.47       57.14                                0.250                        0.017        0.733
6999610      $329,508.65       66.00                                0.250                        0.017        0.483

            $12,649,969.83

                                   EXHIBIT F-2


[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1998-15  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS




                                                                               NET
MORTGAGE                                                        MORTGAGE     MORTGAGE    CURRENT    ORIGINAL   SCHEDULED
LOAN                                          ZIP    PROPERTY   INTEREST     INTEREST    MONTHLY    TERM TO    MATURITY
NUMBER     CITY                       STATE   CODE     TYPE       RATE         RATE      PAYMENT    MATURITY     DATE
------     ----                       -----   ----     ----       ----         ----      -------    --------     ----
4602352    CARSON CITY                 NV    89704     PUD        7.750       6.750     $3,897.28     360      1-Jan-28
4646602    MEDFORD                     NJ    08055     SFD        7.000       6.733     $1,878.15     360      1-May-28
4649743    LAS VEGAS                   NV    89129     SFD        7.875       6.750     $1,812.67     360      1-May-28
4651908    POUGHQUAG                   NY    12570     SFD        8.125       6.750     $1,045.44     360      1-Apr-28
4656634    SIMI VALLEY                 CA    93065     SFD        7.125       6.750     $2,238.77     360      1-Apr-28
4660321    SAN FRANCISCO               CA    94127     SFD        7.650       6.750     $3,299.25     360      1-Sep-27
4660856    SOUTH PLAINFIELD            NJ    07080     SFD        8.625       6.750     $2,216.71     360      1-Jun-28
4665423    HEBER CITY                  UT    84032     SFD        7.750       6.750     $1,919.98     360      1-Dec-27
4669058    CENTREVILLE                 VA    20120     SFD        6.875       6.608     $2,535.42     360      1-May-28
4671958    LARCHMONT                   NY    10538     SFD        7.625       6.750     $2,516.21     360      1-May-28
4674728    HOUSTON                     TX    77024     SFD        7.250       6.750     $2,133.85     360      1-Apr-28
4679129    TUCKAHOE                    NY    10707     SFD        7.750       6.750     $1,719.39     360      1-May-28
4681340    MOUNT SINAI                 NY    11766     SFD        7.450       6.750     $2,236.98     360      1-Nov-27
4682310    CLARENCE                    NY    14031     SFD        7.375       6.750     $1,482.19     360      1-Feb-28
4683617    DANVILLE                    CA    94506     SFD        7.250       6.750     $3,325.61     360      1-Jun-28
4686357    LOS ALTOS                   CA    94024     SFD        7.250       6.750     $2,524.06     360      1-May-28
4688492    BAL HARBOUR                 FL    33154     SFD        7.500       6.750     $4,754.66     360      1-Apr-28
4688957    PALOS VERDES ESTATES        CA    90274     SFD        7.500       6.750     $2,797.21     360      1-Feb-28
4691477    NORTH HALEDON               NJ    07508     SFD        7.375       6.750     $2,553.50     240      1-Apr-18
4693594    WESTON                      CT    06883     SFD        7.625       6.750     $3,489.43     360      1-May-28
4694156    SAINT CHARLES               IL    60174     SFD        7.875       6.750     $2,153.46     360      1-May-28
4694854    HARRINGTON PARK             NJ    07640     SFD        7.125       6.750     $1,664.09     360      1-Jun-28
4695794    NORTH KINGSTOWN             RI    02852     SFD        8.000       6.750     $3,448.70     360      1-Apr-28
4696579    BARGERSVILLE                IN    46106     SFD        7.625       6.750     $2,395.17     360      1-Apr-28
4696656    THOUSAND OAKS               CA    91362     SFD        7.000       6.733     $2,042.48     360      1-Mar-28
4696927    NEW YORK                    NY    10019     HCO        8.125       6.750     $1,522.12     360      1-Apr-28
4697131    HASTINGS-ON-HUDSON          NY    10706     SFD        7.250       6.750     $2,288.71     360      1-Apr-28
4697135    CAREFREE                    AZ    85377     SFD        7.750       6.750     $2,579.09     360      1-Mar-28
4697386    SAINT LOUIS                 MO    63141     SFD        7.250       6.750     $2,994.76     360      1-Apr-28
4697721    NEW HYDE PARK               NY    11040     SFD        7.875       6.750     $1,432.74     360      1-Jun-28
4698048    RIVERWOODS                  IL    60015     SFD        7.375       6.750     $2,762.70     360      1-Mar-28
4698425    BATAVIA                     IL    60510     SFD        7.875       6.750     $2,060.65     360      1-Jan-28
4699285    SOUTH ORANGE                NJ    07079     SFD        7.375       6.750     $2,107.25     360      1-Jun-28
4699490    AMHERST                     NH    03031     SFD        7.375       6.750     $1,795.76     360      1-Mar-28
4699749    SMITHVILLE                  MO    64089     SFD        7.250       6.750     $2,107.24     360      1-May-28
4700273    PHOENIX                     AZ    85018     SFD        6.875       6.608     $2,466.12     360      1-Jun-28
4700441    STAMFORD                    CT    06903     SFD        7.375       6.750     $2,175.63     360      1-Mar-28
4700490    DALWORTHINGTON GARDE        TX    76016     SFD        7.000       6.733     $1,829.59     360      1-May-28
4700524    SAN JOSE                    CA    95128     SFD        7.700       6.750     $1,925.00     360      1-Nov-27
4700853    TEMPE                       AZ    85284     SFD        7.625       6.750     $2,625.91     360      1-Mar-28
4701087    SOUTHAMPTON                 NY    11968     SFD        7.375       6.750      $828.82      360      1-May-28
4701230    SCOTTSDALE                  AZ    85259     SFD        7.375       6.750     $2,438.08     360      1-Mar-28
4701326    LADUE                       MO    63124     SFD        7.000       6.733     $3,876.49     240      1-May-18
4701624    HOPEWELL TWP                NJ    08530     SFD        7.875       6.750     $3,081.55     360      1-Mar-28
4702029    RIDGEFIELD                  CT    06877     SFD        7.500       6.750     $2,517.18     360      1-May-28
4703007    HIXSON                      TN    37343     SFD        6.875       6.608     $1,951.08     360      1-Apr-28
4704056    WESTFIELD                   NJ    07090     SFD        7.875       6.750     $4,227.16     360      1-Apr-28
4704204    TENAFLY                     NJ    07670     SFD        7.500       6.750     $2,447.25     360      1-Apr-28
4704252    LA JOLLA                    CA    92037     SFD        7.250       6.750     $2,848.77     360      1-Apr-28
4704592    AUSTIN                      TX    78757     SFD        6.875       6.608      $617.52      360      1-Apr-28
4704978    CHATHAM                     NJ    07928     SFD        7.000       6.733     $1,748.42     360      1-May-28
4705330    PEQUANNOCK                  NJ    07444     SFD        7.625       6.750     $1,783.64     360      1-May-28
4706465    DESTIN                      FL    32541     PUD        7.750       6.750     $1,203.58     360      1-Feb-28
4706592    PHOENIX                     AZ    85022     SFD        7.125       6.750     $1,852.06     360      1-May-28
4706730    RIVER FOREST                IL    60305     SFD        7.375       6.750     $2,417.37     360      1-May-28
4706939    OAKTON                      VA    22124     SFD        7.750       6.750     $2,271.75     360      1-Apr-28
4706978    MANHATTAN BEACH             CA    90266     SFD        7.125       6.750     $4,042.31     360      1-Mar-28
4707665    LA CRESCENTA                CA    91214     SFD        7.875       6.750     $2,494.24     360      1-Mar-28
4707737    MENDHAM TOWNSHIP            NJ    07945     SFD        7.625       6.750     $1,840.27     360      1-May-28
4707765    LOS ANGELES                 CA    90046     SFD        7.250       6.750     $4,554.89     360      1-Apr-28
4708323    CHANDLER                    AZ    85226     SFD        7.125       6.750     $1,589.30     360      1-Mar-28
4708377    FREDERICK                   MD    21701     SFD        7.250       6.750     $1,842.56     360      1-Jun-28
4708562    BATON ROUGE                 LA    70810     SFD        7.250       6.750     $1,703.74     360      1-Mar-28
4708654    MANHATTAN BEACH             CA    90266     SFD        7.500       6.750     $3,705.84     360      1-Apr-28
4708655    LA CANADA FLINTRIDGE        CA    91011     SFD        7.500       6.750     $2,104.64     360      1-Apr-28
4708666    ROLLING HILLS ESTATES       CA    90274     SFD        7.500       6.750     $4,083.41     360      1-Apr-28
4708708    DELANO                      MN    55328     SFD        7.375       6.750     $2,555.50     360      1-Apr-28
4709115    GLENDALE                    AZ    85310     SFD        7.625       6.750     $1,606.69     360      1-Apr-28
4709313    SCOTTSDALE                  AZ    85255     SFD        7.500       6.750     $2,866.78     360      1-May-28
4709396    COVINGTON                   LA    70433     SFD        7.000       6.733     $1,905.43     360      1-Mar-28
4709453    WASHINGTON                  DC    20003     SFD        7.000       6.733     $2,288.65     360      1-May-28
4709701    CARMEL                      NY    10512     SFD        7.875       6.750     $1,944.64     360      1-May-28
4710050    CARY                        NC    27519     SFD        7.250       6.750     $1,910.10     360      1-May-28
4710277    MILLBURN TOWNSHIP           NJ    07078     SFD        7.375       6.750     $2,762.71     360      1-Apr-28
4710483    BETHLEHEM                   PA    18020     SFD        7.000       6.733     $2,544.41     300      1-May-23
4710510    PALOS VERDES ESTATES        CA    90274     SFD        7.375       6.750     $4,005.92     360      1-Apr-28
4710758    MALIBU AREA                 CA    90265     SFD        7.375       6.750     $2,776.51     360      1-Apr-28
4710875    EDISON                      IL    60101     SFD        7.500       6.750     $1,838.94     360      1-Apr-28
4711352    FRANKLIN                    MA    02038     SFD        7.250       6.750     $1,958.53     360      1-May-28
4711397    ELLICOTT CITY               MD    21042     SFD        7.750       6.750     $1,712.71     300      1-Sep-22
4711573    LAKEWOOD                    CO    80226     SFD        7.750       6.750     $1,619.10     360      1-Nov-27
4711896    FAIRFIELD                   CT    06432     SFD        7.250       6.750     $1,916.92     360      1-Apr-28
4711936    AGOURA                      CA    91301     SFD        7.875       6.750     $1,979.44     360      1-May-28
4712251    MARLBORO                    NJ    07751     SFD        8.000       6.750     $3,133.18     360      1-May-28
4712254    HARRISBURG                  PA    17110     SFD        7.375       6.750      $601.58      360      1-May-28
4712368    JACKSONVILLE                FL    32205     SFD        7.625       6.750     $2,291.13     360      1-May-28
4712491    PACIFIC PALISADES           CA    90272     SFD        7.500       6.750     $4,754.66     360      1-May-28
4712777    DEMAREST                    NJ    07627     SFD        7.750       6.750     $4,298.47     360      1-May-28
4712805    NEW HOPE                    PA    18938     SFD        7.750       6.750     $1,826.86     360      1-Apr-28
4713257    CHARLESTON                  SC    29403     SFD        8.125       6.750      $403.92      360      1-May-28
4713346    CHICAGO                     IL    60657     LCO        7.875       6.750     $2,312.98     360      1-Jun-28
4713414    GRANADA HILLS               CA    91344     SFD        7.375       6.750     $1,609.27     360      1-Mar-28
4713666    CHAPPAQUA                   NY    10514     SFD        7.625       6.750     $2,215.40     360      1-May-28
4713815    GADSDEN                     AL    35901     SFD        7.500       6.750     $1,835.44     360      1-Mar-28
4714222    GLEN ALLEN                  VA    23060     SFD        7.875       6.750     $1,658.60     360      1-Nov-27
4714338    COHASSET                    MA    02025     SFD        7.500       6.750     $2,213.01     360      1-May-28
4714654    PITTSBURGH                  PA    15235     SFD        7.125       6.750      $478.68      360      1-Mar-28
4715130    ALEXANDRIA                  VA    22314     PUD        7.375       6.750     $2,000.20     360      1-May-28
4715412    HILLSBORO                   OR    97124     SFD        7.375       6.750     $2,175.63     360      1-May-28
4715572    BROOKLYN                    NY    11234     SFD        7.750       6.750     $2,006.85     360      1-Mar-28
4715616    BREA                        CA    92821     SFD        7.875       6.750     $1,844.58     360      1-Apr-28
4715642    CARLSBAD                    CA    92009     SFD        7.375       6.750     $2,223.28     360      1-Apr-28
4716075    MONTVILLE                   NJ    07045     SFD        7.000       6.733     $1,876.15     360      1-May-28
4716115    WOODBURY                    MN    55125     SFD        7.875       6.750     $2,175.21     360      1-Apr-28
4716515    MCKINNEY                    TX    75070     SFD        7.500       6.750     $2,251.47     360      1-Apr-28
4716530    PACIFIC PALISADES           CA    90272     SFD        7.625       6.750     $7,077.94     360      1-Apr-28
4717278    HUNTINGTON BEACH            CA    92648     SFD        7.375       6.750     $2,762.71     360      1-Apr-28
4717441    SAN MARINO                  CA    91108     SFD        7.250       6.750     $3,090.26     360      1-Mar-28
4717622    ANNANDALE                   VA    22003     SFD        7.250       6.750     $2,715.07     360      1-May-28
4717673    BOUNTIFUL                   UT    84010     SFD        8.000       6.750     $2,201.30     360      1-Sep-27
4717771    WEST BLOOMFIELD             MI    48324     SFD        7.750       6.750     $1,927.15     360      1-Dec-27
4717976    OCEAN CITY                  NJ    08226     SFD        7.125       6.750     $1,448.50     360      1-Apr-28
4718159    NEW YORK                    NY    10023     HCO        7.875       6.750     $1,631.41     360      1-May-28
4718424    LOVELAND                    OH    45140     SFD        7.625       6.750     $3,146.85     360      1-Apr-28
4718553    BELMONT                     CA    94002     SFD        8.000       6.750     $1,750.77     360      1-Dec-27
4718865    ATLANTA                     GA    30312     SFD        7.375       6.750     $1,771.59     360      1-May-28
4719127    MANHASSET                   NY    11030     LCO        7.250       6.750     $3,197.71     360      1-May-28
4719200    SANTA BARBARA               CA    93105     SFD        7.375       6.750     $2,072.03     360      1-May-28
4719439    SANTA ROSA                  CA    95405     SFD        7.625       6.750     $1,821.87     360      1-May-28
4719671    LA CRESCENTA                CA    91214     SFD        7.125       6.750     $1,832.25     360      1-May-28
4720194    NEW FAIRFIELD               CT    06812     SFD        7.250       6.750     $2,046.53     360      1-Apr-28
4720200    PARADISE VALLEY             AZ    85253     SFD        8.000       6.750     $3,373.48     360      1-Apr-28
4720205    LITHONIA                    GA    30038     SFD        7.375       6.750     $2,032.66     360      1-Jun-28
4720211    BIRMINGHAM                  AL    35223     SFD        7.250       6.750     $2,387.62     360      1-Apr-28
4720232    RICHMOND                    IN    47374     SFD        7.875       6.750      $435.04      360      1-Apr-28
4720444    CINCINATTI                  OH    45230     SFD        7.500       6.750     $2,569.61     360      1-Apr-28
4720481    MUNDELEIN                   IL    60060     SFD        7.375       6.750     $1,657.62     360      1-Apr-28
4720529    SAN JOSE                    CA    95128     SFD        7.500       6.750     $2,121.42     360      1-May-28
4720555    SPRING CITY                 PA    19475     SFD        7.750       6.750     $1,804.65     360      1-Apr-28
4720679    WEST HILLS                  CA    91304     SFD        7.900       6.750     $1,355.50     360      1-Nov-27
4721132    CORVALLIS                   OR    97330     SFD        7.700       6.750      $762.87      360      1-Nov-27
4721190    MAHOPAC                     NY    10541     SFD        7.700       6.750     $1,331.10     360      1-Nov-27
4721220    HERNDON                     VA    20171     SFD        7.375       6.750     $1,754.32     360      1-Jun-28
4721243    MARINA                      CA    93933     SFD        7.950       6.750     $1,462.03     360      1-Dec-27
4721325    GREENWICH                   CT    06831     SFD        7.375       6.750     $2,244.70     360      1-May-28
4721354    SAN FRANCISCO               CA    94110     SFD        7.550       6.750     $1,196.60     360      1-Nov-27
4721355    LAGUNA HILLS                CA    92653     SFD        7.950       6.750     $1,010.72     360      1-Nov-27
4721363    YORBA LINDA                 CA    92886     SFD        7.900       6.750     $1,559.73     360      1-Nov-27
4721422    MOUNTAIN VIEW               CA    94040     LCO        7.600       6.750     $1,191.15     360      1-Jan-28
4721561    HACIENDA HEIGHTS            CA    91745     SFD        7.375       6.750     $2,790.33     360      1-Mar-28
4721605    ISLE OF PALMS               SC    29451     SFD        7.500       6.750     $3,272.33     360      1-Apr-28
4721782    GULF BREEZE                 FL    32561     SFD        7.250       6.750     $2,387.62     360      1-Apr-28
4721795    PARADISE VALLEY             AZ    85253     SFD        7.625       6.750     $1,723.48     360      1-Apr-28
4721844    MORRO BAY                   CA    93442     SFD        7.650       6.750     $1,111.81     360      1-Jan-28
4721880    MORRIS TOWNSHIP             NJ    07960     SFD        7.750       6.750     $2,092.29     360      1-Apr-28
4722048    JAMAICA                     NY    11423     SFD        7.375       6.750     $1,647.27     360      1-Jun-28
4722331    SANTA MONICA                CA    90402     SFD        7.625       6.750     $3,928.26     360      1-Apr-28
4722383    RICHFIELD                   CT    06877     SFD        7.000       6.733     $2,544.41     300      1-May-23
4722438    NORTHRIDGE                  CA    91326     SFD        7.750       6.750     $2,292.52     360      1-Apr-28
4722452    KEW GARDENS                 NY    11415     SFD        8.000       6.750     $1,995.84     360      1-Jun-28
4722684    DANBURY                     CT    06811     SFD        7.875       6.750     $1,229.72     360      1-Apr-28
4722768    WITCHITA                    KS    67205     SFD        7.500       6.750     $2,447.25     360      1-May-28
4722967    BURLINGTON                  CO    80807     SFD        7.625       6.750     $1,710.74     360      1-May-28
4723163    CANTON                      GA    30115     SFD        7.375       6.750     $2,058.22     360      1-May-28
4723322    SANTA BARBARA               CA    93108     SFD        7.500       6.750     $6,292.93     360      1-Apr-28
4723331    BLOOMINGTON                 MN    55438     SFD        7.750       6.750     $3,046.90     360      1-Apr-28
4723377    AMHERST                     MA    01002     SFD        7.000       6.733     $1,982.60     360      1-May-28
4723426    STAMFORD                    CT    06902     SFD        7.375       6.750     $2,797.23     360      1-Feb-28
4723517    APTOS                       CA    95003     SFD        7.750       6.750     $2,185.06     360      1-Apr-28
4723580    SANTA CRUZ                  CA    95065     SFD        7.500       6.750     $2,455.64     360      1-May-28
4723593    POMPANO BEACH               FL    33062     HCO        7.875       6.750      $580.06      360      1-Jun-28
4723742    SANTA BARBARA               CA    93105     SFD        7.500       6.750     $1,643.15     360      1-May-28
4723825    LAKE CHARLES                LA    70605     SFD        7.250       6.750     $2,162.50     360      1-Apr-28
4723872    MOORESTOWN                  NJ    08057     SFD        7.500       6.750     $3,539.77     360      1-May-28
4723971    MANDEVILLE                  LA    70471     SFD        7.375       6.750     $1,646.57     360      1-Apr-28
4724012    GLENDALE                    CA    91202     SFD        7.375       6.750     $4,579.18     360      1-May-28
4724014    HAILEY                      ID    83333     PUD        7.625       6.750     $1,157.25     360      1-Mar-28
4724152    COEUR D'ALENE               ID    83814     SFD        7.500       6.750     $2,536.06     360      1-May-28
4724354    SOUTHAMPTON TOWNSHIP        NJ    08088     SFD        7.500       6.750     $2,573.11     360      1-Apr-28
4724376    MANALAPAN TOWNSHIP          NJ    07726     SFD        7.625       6.750     $2,165.85     360      1-Jun-28
4724411    CHAPEL HILL                 NC    27514     SFD        7.375       6.750     $2,072.03     360      1-May-28
4724622    WACCABUC                    NY    10597     SFD        7.750       6.750     $2,487.39     360      1-May-28
4724858    WHITE PLAINS                NY    10605     SFD        7.750       6.750     $1,877.00     360      1-May-28
4724864    MAHWAH                      NJ    07430     SFD        7.625       6.750     $2,371.11     360      1-Apr-28
4724889    CHICAGO                     IL    60601     HCO        7.125       6.750     $1,737.53     360      1-Apr-28
4724906    PRESCOTT                    AZ    86301     SFD        7.500       6.750     $1,878.09     360      1-Mar-28
4724907    NEWPORT BEACH               CA    92660     LCO        7.500       6.750     $3,023.41     360      1-May-28
4725479    PALM BEACH                  FL    33480     SFD        7.500       6.750     $4,195.29     360      1-May-28
4725700    NATICK                      MA    01760     SFD        7.375       6.750     $1,647.27     360      1-Jun-28
4725746    WALL TOWNSHIP               NJ    08736     SFD        7.500       6.750     $2,237.49     360      1-Apr-28
4725881    METAIRIE                    LA    70005     SFD        7.375       6.750     $2,486.43     360      1-Apr-28
4726174    WATSONVILLE                 CA    95076     SFD        7.375       6.750     $1,795.76     360      1-Jun-28
4726248    ROSLYN                      NY    11576     SFD        7.625       6.750     $2,300.33     360      1-May-28
4726254    DIX HILLS                   NY    11746     SFD        7.375       6.750     $1,795.76     360      1-May-28
4726259    HUNTINGTON                  NY    11743     SFD        7.625       6.750     $2,102.15     360      1-May-28
4726522    MILLERSVILLE                MD    21108     SFD        7.250       6.750     $1,680.89     360      1-May-28
4726523    NORTHVILLE                  MI    48167     SFD        7.125       6.750     $1,813.99     360      1-Jun-28
4726561    BIRMINGHAM                  AL    35242     SFD        7.250       6.750     $1,944.21     360      1-Apr-28
4726706    FREEHOLD                    NJ    07728     SFD        7.250       6.750     $1,995.37     360      1-May-28
4726823    NEW YORK                    NY    10024     COP        7.375       6.750     $3,045.88     360      1-Apr-28
4727088    FORT LEE                    NJ    07024     LCO        7.500       6.750     $1,695.60     360      1-Apr-28
4727135    PHOENIX                     AZ    85044     SFD        7.500       6.750     $3,286.31     360      1-May-28
4727552    DALLAS                      TX    75229     SFD        7.500       6.750     $2,545.15     360      1-Apr-28
4727589    CLEARMONT                   FL    34711     SFD        7.375       6.750     $1,665.34     354      1-Sep-27
4727691    LOS ANGELES                 CA    90064     SFD        7.750       6.750     $1,934.32     360      1-May-28
4727750    NEWPORT BEACH               CA    92661     SFD        7.375       6.750     $3,305.92     360      1-Jun-28
4727911    SEDONA                      AZ    86351     SFD        7.500       6.750      $685.23      360      1-May-28
4727922    CORAL SPRINGS               FL    33076     SFD        7.125       6.750     $1,701.82     360      1-Jun-28
4728056    LITTLE ROCK                 AR    72207     SFD        7.250       6.750     $2,598.41     360      1-Apr-28
4728099    MORGAN HILL                 CA    95037     SFD        7.500       6.750     $2,978.65     360      1-May-28
4728357    CHANHASSEN                  MN    55331     SFD        7.500       6.750     $1,914.10     360      1-Apr-28
4728392    HINSDALE                    IL    60521     SFD        7.250       6.750     $2,496.77     360      1-Jun-28
4728436    HUNTSVILLE                  AL    35801     SFD        7.125       6.750     $2,775.72     360      1-Apr-28
4728455    LAS VEGAS                   NV    89129     SFD        7.625       6.750     $1,873.53     360      1-Apr-28
4728488    SEATTLE                     WA    98112     SFD        7.000       6.733     $2,421.70     360      1-May-28
4728607    PRINCETON                   NJ    08540     SFD        7.500       6.750     $3,496.08     360      1-May-28
4728608    BAYSIDE                     NY    11361     SFD        8.000       6.750     $1,739.03     360      1-May-28
4728694    CHARLOTTE                   NC    28226     SFD        7.625       6.750     $2,831.18     360      1-Apr-28
4728699    ARMONK                      NY    10504     SFD        7.500       6.750     $2,097.65     360      1-Apr-28
4728731    EAST HAMPTON                NY    11937     SFD        7.875       6.750     $2,349.23     360      1-May-28
4728979    PLAINFIELD                  IN    46168     SFD        7.500       6.750     $1,296.45     357      1-Dec-27
4729618    DURHAM                      NC    27713     SFD        7.875       6.750     $1,824.28     360      1-Apr-28
4729651    PICKERINGTON                OH    43147     SFD        7.500       6.750     $1,940.32     360      1-Apr-28
4729665    FAYETTEVILLE                AR    72703     SFD        7.250       6.750     $3,114.08     240      1-Apr-18
4729701    WOODCLIFF LAKE              NJ    07675     SFD        7.125       6.750     $5,423.43     360      1-May-28
4729756    SCARSDALE                   NY    10583     SFD        7.500       6.750     $1,650.15     360      1-Jun-28
4729820    BELLEVUE                    WA    98008     SFD        7.375       6.750     $2,237.79     360      1-Apr-28
4729847    SANDS POINT                 NY    11050     SFD        7.250       6.750     $2,217.07     360      1-May-28
4729852    ELLICOTT CITY               MD    21042     SFD        7.500       6.750     $1,774.61     360      1-May-28
4729975    MANHASSET HILLS             NY    11040     SFD        7.625       6.750     $2,229.56     360      1-Apr-28
4729987    STREAMWOOD                  IL    60107     SFD        7.500       6.750      $623.01      360      1-Nov-27
4730009    REHOBOTH BEACH              DE    19971     SFD        7.500       6.750     $2,657.02     360      1-Apr-28
4730013    FLORHAM PARK                NJ    07932     SFD        7.500       6.750     $2,295.95     240      1-May-18
4730133    NEW YORK                    NY    10013     COP        7.500       6.750     $2,629.05     360      1-Jun-28
4730167    FORT MYERS BEACH            FL    33931     SFD        7.900       6.750      $670.85      360      1-Dec-27
4730171    ROGERS                      AR    72758     SFD        7.125       6.750     $1,643.87     360      1-Apr-28
4730202    NEW CANAAN                  CT    06840     SFD        7.500       6.750     $2,146.59     360      1-May-28
4730254    UPPER SADDLE RIVER          NJ    07458     SFD        7.500       6.750     $2,852.80     360      1-May-28
4730349    RAMSEY                      NJ    07446     SFD        7.375       6.750     $1,761.23     360      1-May-28
4730397    WEST PALM BEACH             FL    33405     SFD        7.750       6.750      $988.65      360      1-Dec-27
4730432    VENICE                      FL    34293     SFD        7.700       6.750      $763.59      360      1-Jan-28
4730454    SCHAUMBURG                  IL    60193     LCO        7.850       6.750      $669.09      360      1-Nov-27
4730481    POMPANO BEACH               FL    33060     SFD        7.700       6.750      $285.19      360      1-Dec-27
4730506    WINTER SPRINGS              FL    32708     SFD        7.800       6.750      $593.90      360      1-Dec-27
4730538    HIGHLANDS RANCH             CO    80126     SFD        7.250       6.750     $1,639.27     360      1-May-28
4730588    PALATINE                    IL    60074     SFD        7.850       6.750      $651.01      360      1-Nov-27
4730611    STERLING                    VA    20165     SFD        7.500       6.750     $1,817.96     360      1-Jun-28
4730630    MARBLEHEAD                  MA    01945     SFD        7.375       6.750     $1,989.14     360      1-May-28
4730708    NORTH BEND                  WA    98045     SFD        7.375       6.750     $1,935.28     360      1-May-28
4730747    BROOKLYN                    NY    11229     COP        7.875       6.750      $255.22      360      1-May-28
4730869    ANCHORAGE                   AK    99517     SFD        7.375       6.750     $3,453.38     360      1-Apr-28
4730874    SEARINGTOWN                 NY    11507     SFD        7.500       6.750     $1,796.98     360      1-Apr-28
4730911    WOODBURY                    NY    11797     SFD        7.500       6.750     $2,405.30     360      1-Apr-28
4730918    DRIPPING SPRINGS            TX    78620     SFD        7.750       6.750     $1,135.52     360      1-Apr-28
4730997    ATLANTA                     GA    30327     SFD        7.500       6.750     $2,608.42     360      1-May-28
4731024    LOS ANGELES                 CA    90024     HCO        7.125       6.750     $6,737.19     360      1-Apr-28
4731087    MARIETTA                    GA    30062     SFD        7.375       6.750     $2,113.47     360      1-Apr-28
4731092    BRONXVILLE                  NY    10708     LCO        7.950       6.750      $684.28      360      1-Nov-27
4731108    TAMPA                       FL    33609     SFD        7.500       6.750     $4,544.90     360      1-Apr-28
4731111    FORT MYERS                  FL    33919     PUD        7.800       6.750      $317.47      360      1-Dec-27
4731126    LAKE IN THE HILLS           IL    60102     SFD        7.750       6.750      $573.13      360      1-Jan-28
4731130    SCOTTSDALE                  AZ    85251     SFD        7.500       6.750     $3,475.10     360      1-Mar-28
4731197    ST PETERSBURG               FL    33704     SFD        7.800       6.750      $359.94      360      1-Jan-28
4731207    PORTLAND                    OR    97202     SFD        7.500       6.750      $985.90      360      1-Jan-28
4731227    CANTON                      GA    30115     SFD        7.375       6.750     $2,168.72     360      1-Apr-28
4731232    BOCA RATON                  FL    33428     SFD        7.750       6.750      $386.87      360      1-Jan-28
4731272    THOUSAND OAKS               CA    91320     SFD        7.500       6.750     $1,684.41     360      1-May-28
4731557    SAN JOSE                    CA    95130     SFD        7.250       6.750     $2,292.12     360      1-May-28
4731591    SAYVILLE                    NY    11782     SFD        7.350       6.750      $992.12      360      1-Jan-28
4731593    BURBANK                     IL    60459     SFD        7.800       6.750      $503.91      360      1-Jan-28
4731632    PEMBROKE PINES              FL    33026     LCO        7.800       6.750      $539.91      360      1-Dec-27
4731633    BAL HARBOUR                 FL    33154     HCO        8.150       6.750      $885.66      360      1-Nov-27
4731743    RANCHO PALOS VERDES         CA    90275     SFD        7.625       6.750     $3,793.77     360      1-Apr-28
4731753    MESA                        AZ    85213     SFD        7.500       6.750     $1,720.07     360      1-Apr-28
4731795    BABYLON                     NY    11702     SFD        7.625       6.750     $2,052.61     360      1-Apr-28
4731807    CLINTON                     NJ    08809     SFD        7.500       6.750     $2,007.45     360      1-Apr-28
4731813    ST PAUL                     MN    55116     SFD        7.500       6.750     $2,076.67     360      1-Apr-28
4732029    RALEIGH                     NC    27606     SFD        8.000       6.750      $858.51      360      1-May-28
4732239    BIRMINGHAM                  AL    35216     SFD        7.000       6.733     $2,482.91     360      1-Apr-28
4732328    THOUSAND OAKS               CA    91360     SFD        7.250       6.750     $1,719.09     360      1-May-28
4732332    SOUTH KINGSTOWN             RI    02879     SFD        7.250       6.750     $1,785.60     360      1-Jun-28
4732479    STRATFORD                   CT    06497     SFD        7.625       6.750      $775.04      360      1-Apr-28
4732975    ZIONSVILLE                  IN    46077     SFD        7.500       6.750     $2,452.54     353      1-Aug-27
4733172    DANA POINT                  CA    92629     SFD        7.625       6.750     $3,397.41     360      1-May-28
4733311    HOUSTON                     TX    77098     HCO        6.875       6.608      $551.83      360      1-May-28
4733505    COPPELL                     TX    75019     SFD        7.375       6.750     $1,856.54     360      1-Apr-28
4733668    MANHATTAN                   KS    66503     SFD        7.500       6.750     $2,171.06     360      1-May-28
4733765    CHRISTIANSTED               VI    00820     SFD        7.125       6.750      $741.08      360      1-Feb-28
4733768    WARWICK                     RI    02886     SFD        7.375       6.750     $1,616.18     360      1-May-28
4733810    LAYTON                      FL    33001     LCO        8.000       6.750     $2,311.36     360      1-May-28
4733849    SAINT JAMES                 NY    11780     SFD        7.625       6.750     $2,165.85     360      1-May-28
4733951    HERMOSA BEACH               CA    90254     LCO        7.125       6.750     $2,220.58     360      1-May-28
4733958    MAHOPAC                     NY    10541     SFD        7.625       6.750     $2,831.18     360      1-Jun-28
4734678    SCARSDALE                   NY    10583     SFD        7.000       6.733     $4,248.64     240      1-May-18
4734706    ZACHARY                     LA    70791     SFD        7.250       6.750     $1,780.48     360      1-Apr-28
4734712    HUNTSVILLE                  AL    35803     SFD        7.500       6.750     $2,153.59     360      1-May-28
4735115    NEW ORLEANS                 LA    70118     SFD        7.250       6.750     $2,029.47     360      1-Apr-28
4735164    WESTLAKE                    CA    91361     SFD        7.250       6.750     $2,016.52     360      1-May-28
4735392    SUMMIT                      NJ    07901     SFD        7.500       6.750     $2,880.77     360      1-Jun-28
4735433    TUCSON                      AZ    85737     SFD        7.625       6.750     $3,239.57     360      1-Apr-28
4735486    SCARSDALE                   NY    10583     SFD        7.375       6.750     $2,417.37     360      1-May-28
4735556    PHOENIX                     AZ    85012     SFD        7.500       6.750     $1,786.50     360      1-Apr-28
4735576    PROVIDENCE                  RI    02906     SFD        7.625       6.750     $2,366.57     240      1-May-18
4735717    AURORA                      CO    80015     SFD        7.125       6.750     $1,705.52     360      1-Apr-28
4735728    TEWKSBURY                   NJ    08833     SFD        7.625       6.750     $2,831.18     360      1-May-28
4735786    LONGMONTE                   CO    80501     SFD        7.000       6.733     $2,361.83     360      1-May-28
4735812    AVENTURA                    FL    33180     THS        7.500       6.750     $2,824.83     360      1-May-28
4735928    BRANCHBURG                  NJ    08876     SFD        7.000       6.733     $1,862.85     360      1-May-28
4735968    EDINA                       MN    55439     SFD        7.250       6.750     $3,067.07     360      1-May-28
4736072    PELHAM MANOR                NY    10803     SFD        7.750       6.750     $2,487.74     360      1-May-28
4736102    WOODBURY                    MN    55125     THS        7.500       6.750     $1,711.68     360      1-May-28
4736208    FLORA                       MS    39071     SFD        7.250       6.750     $3,356.31     360      1-May-28
4736241    PEMBROKE PINES              FL    33028     SFD        7.875       6.750      $768.57      360      1-Mar-28
4736347    ANAHEIM HILLS               CA    92808     SFD        7.250       6.750     $1,719.77     360      1-May-28
4736408    WEST BLOOMFIELD             MI    48322     SFD        7.625       6.750     $2,102.15     360      1-May-28
4736462    MADISON                     MS    39110     SFD        7.500       6.750     $2,045.20     360      1-Apr-28
4736665    MAPLE VALLEY                WA    98038     SFD        7.875       6.750     $2,029.83     360      1-May-28
4736812    HUNTINGTON STATION          NY    11746     SFD        8.000       6.750      $939.22      360      1-May-28
4736816    SANTA FE                    NM    87505     SFD        7.875       6.750     $1,015.10     360      1-May-28
4736961    YONKERS                     NY    10701     SFD        8.000       6.750     $2,114.35     360      1-Apr-28
4736966    PLANO                       TX    75093     SFD        7.375       6.750     $2,834.54     360      1-May-28
4737036    BELLE MEAD                  NJ    08502     SFD        7.500       6.750     $2,422.78     360      1-Jun-28
4737106    FLOURTOWN                   PA    19031     SFD        6.875       6.608     $2,990.34     360      1-Apr-28
4737118    MILPITAS                    CA    95035     SFD        7.750       6.750     $1,765.96     360      1-May-28
4737154    YORKTOWN HEIGHTS            NY    10598     SFD        7.375       6.750     $1,408.98     360      1-Apr-28
4737256    AMAGANSETT                  NY    11930     SFD        7.500       6.750     $1,286.56     360      1-May-28
4737273    FRANKLIN LAKES              NJ    07417     SFD        7.250       6.750     $4,256.78     360      1-May-28
4737452    KNOXVILLE                   TN    37920     SFD        7.125       6.750     $1,603.45     360      1-Apr-28
4737471    VIRGINIA BEACH              VA    23454     SFD        7.250       6.750     $1,705.45     360      1-May-28
4737497    BREWSTER                    NY    10509     PUD        7.875       6.750      $872.98      360      1-Jun-28
4737587    OAK PARK                    CA    91301     SFD        7.875       6.750     $2,117.21     360      1-Jun-28
4737608    MIDDLETOWN                  PA    17057     SFD        7.500       6.750      $978.91      360      1-Jun-28
4737629    SHORELINE                   WA    98177     SFD        7.500       6.750     $1,849.42     360      1-Apr-28
4737638    SAN DIEGO                   CA    92127     PUD        7.250       6.750     $2,925.18     360      1-May-28
4737654    BERKELEY                    CA    94708     SFD        7.875       6.750     $2,338.35     360      1-May-28
4737931    DENVER                      CO    80220     SFD        7.375       6.750     $2,472.62     360      1-May-28
4738120    YORBA LINDA                 CA    92886     SFD        7.875       6.750     $2,140.41     360      1-Apr-28
4738204    BIRMINGHAM                  AL    35213     SFD        7.125       6.750     $2,358.01     360      1-Mar-28
4738237    SAG HARBOR                  NY    11963     SFD        7.750       6.750     $1,439.99     360      1-May-28
4738292    SYOSSET                     NY    11791     SFD        7.500       6.750     $1,817.96     360      1-Jun-28
4738547    SEATTLE                     WA    98119     SFD        7.625       6.750     $2,052.61     360      1-May-28
4738560    DAVIE                       FL    33324     PUD        7.625       6.750     $3,256.56     360      1-May-28
4738569    CASTLE ROCK                 CO    80104     SFD        7.625       6.750     $2,993.97     360      1-Apr-28
4738576    MORGANVILLE                 NJ    07751     SFD        7.500       6.750     $1,783.00     360      1-Apr-28
4738614    HO-HO-KUS                   NJ    07423     SFD        7.250       6.750     $2,353.51     360      1-May-28
4738615    SAN DIEGO                   CA    92130     SFD        7.500       6.750     $2,745.12     360      1-Apr-28
4738631    CROWNSVILLE                 MD    21032     SFD        7.500       6.750     $3,601.65     360      1-Mar-28
4738681    ORLANDO                     FL    32836     SFD        7.875       6.750     $2,572.13     353      1-Sep-27
4738714    WILMINGTON                  NC    28401     SFD        7.750       6.750     $2,220.88     360      1-May-28
4738770    BROOKFIELD                  CT    06804     SFD        8.000       6.750     $1,926.14     360      1-May-28
4738806    BIRMINGHAM                  AL    35243     SFD        7.375       6.750     $4,489.39     360      1-May-28
4738917    GILBERT                     AZ    85234     SFD        7.750       6.750     $2,185.06     360      1-Mar-28
4738927    ASHTON                      MD    20861     SFD        7.250       6.750     $2,285.29     360      1-Feb-28
4739050    NAPLES                      FL    34102     SFD        7.625       6.750     $3,001.05     360      1-May-28
4739059    HOLBROOK                    MA    02343     SFD        7.625       6.750     $1,751.79     360      1-May-28
4739073    WESTHAMPTON BEACH           NY    11978     SFD        7.625       6.750     $1,592.54     360      1-May-28
4739093    EASTON                      MD    21601     SFD        7.875       6.750     $2,784.27     360      1-May-28
4739175    PLYMOUTH                    MI    48170     SFD        7.750       6.750     $1,934.32     360      1-May-28
4739207    EAST HAMPTON                NY    11937     SFD        8.000       6.750     $2,171.95     360      1-May-28
4739636    LAWRENCE                    KS    66047     SFD        7.625       6.750     $2,627.68     360      1-Jun-28
4739646    SAN JOSE                    CA    95123     SFD        7.000       6.733     $1,680.56     360      1-Jun-28
4739754    KIRKWOOD                    MO    63122     SFD        7.500       6.750     $1,839.63     360      1-May-28
4739974    LOS GATOS                   CA    95033     SFD        7.375       6.750     $2,020.23     360      1-Jun-28
4740041    MONROVIA                    CA    91016     SFD        7.125       6.750     $1,886.42     360      1-Jun-28
4740043    NEW YORK                    NY    10019     COP        7.250       6.750     $2,046.53     360      1-Jun-28
4740138    MORAGA                      CA    94556     SFD        7.000       6.733     $2,305.28     360      1-May-28
4740218    MOUNT KISCO                 NY    10549     SFD        7.375       6.750     $2,393.19     360      1-Jun-28
4740266    MONROE                      WA    98272     SFD        7.375       6.750     $1,726.69     360      1-May-28
4740355    SAN FRANCISCO               CA    94109     LCO        7.500       6.750     $1,762.03     360      1-May-28
4740405    STAMFORD                    CT    06905     SFD        7.875       6.750     $1,696.67     360      1-Jun-28
4740565    WHITESTONE                  NY    11357     SFD        7.625       6.750     $1,653.41     360      1-Jun-28
4740607    PARADISE VALLEY             AZ    85253     SFD        7.375       6.750     $3,370.49     360      1-Apr-28
4740637    SUDBURY                     MA    01776     SFD        7.500       6.750     $4,544.90     360      1-May-28
4740662    LITTLE RIVER                SC    29566     LCO        7.250       6.750      $511.64      360      1-Jun-28
4740671    SOUTH SAN FRANCISCO         CA    94080     SFD        8.125       6.750     $2,635.87     360      1-May-28
4740678    CENTERVILLE                 VA    22020     SFD        7.750       6.750     $2,063.27     360      1-Apr-28
4740774    ANCHORAGE                   AK    99516     SFD        7.250       6.750     $2,829.67     360      1-Apr-28
4740781    TELLURIDE                   CO    81435     SFD        7.500       6.750     $2,026.33     360      1-Jun-28
4740798    DURANGO                     CO    81301     SFD        7.125       6.750     $2,088.53     360      1-Apr-28
4740911    ANAHEIM                     CA    92808     SFD        7.625       6.750     $2,017.22     360      1-May-28
4740941    HOOVER                      AL    35244     SFD        7.375       6.750     $1,684.69     360      1-May-28
4740962    DIX HILLS                   NY    11747     SFD        6.875       6.608     $1,642.32     360      1-May-28
4740964    DUBLIN                      CA    94568     SFD        7.750       6.750     $2,410.73     360      1-Apr-28
4741029    BLACK DIAMOND               WA    98010     SFD        7.625       6.750     $1,719.94     360      1-May-28
4741049    MANHATTON BEACH             CA    90266     SFD        7.500       6.750     $3,701.64     360      1-Apr-28
4741053    BROOKLYN                    NY    11219     SFD        8.000       6.750     $2,604.87     360      1-Apr-28
4741071    COMMERCE                    MI    48382     SFD        7.375       6.750     $1,889.69     360      1-May-28
4741113    POTOMAC                     MD    20854     SFD        7.000       6.733     $1,873.50     360      1-May-28
4741280    CHANDLER                    AZ    85248     SFD        7.250       6.750     $3,154.40     240      1-Jun-18
4741356    VOORHEES                    NJ    08043     SFD        7.500       6.750     $2,125.61     360      1-Apr-28
4741403    BEVERLY HILLS               CA    90210     PUD        7.375       6.750     $2,037.50     360      1-Jun-28
4741433    BOCA RATON                  FL    33496     SFD        7.625       6.750     $1,512.91     360      1-May-28
4741576    JERICHO                     NY    11753     SFD        7.625       6.750     $1,799.21     360      1-Jun-28
4741709    CARPINTERIA                 CA    93013     SFD        7.500       6.750     $1,783.00     360      1-May-28
4741754    IOWA CITY                   IA    52240     SFD        7.500       6.750     $3,034.59     360      1-May-28
4741788    CHAPPAQUA                   NY    10514     SFD        7.375       6.750     $2,591.42     360      1-Jun-28
4741901    CHAPPAQUA                   NY    10514     SFD        7.750       6.750     $2,482.37     360      1-May-28
4741956    MANHATTAN BEACH             CA    90266     SFD        7.450       6.750     $1,753.41     360      1-Mar-28
4741958    RANCHO PALOS VERDES         CA    90275     SFD        7.700       6.750     $2,787.68     360      1-Mar-28
4742026    SAN JOSE                    CA    95123     SFD        7.050       6.750     $1,825.46     360      1-Mar-28
4742039    DOWNEY                      CA    90240     SFD        7.500       6.750     $2,808.17     300      1-May-23
4742050    FAIRFIELD                   CT    06430     SFD        7.500       6.750     $3,132.49     360      1-May-28
4742108    SAN JOSE                    CA    95125     SFD        7.500       6.750     $1,957.11     360      1-Mar-28
4742134    MILL VALLEY                 CA    94941     PUD        7.375       6.750     $1,208.69     360      1-May-28
4742144    SANTA ROSA                  CA    95404     SFD        7.300       6.750     $1,748.21     360      1-Mar-28
4742208    BOCA RATON                  FL    33434     PUD        7.650       6.750     $2,114.36     360      1-Mar-28
4742225    RAMONA                      CA    92065     SFD        7.550       6.750     $2,501.41     360      1-Mar-28
4742287    DANVILLE                    CA    94506     SFD        7.200       6.750     $2,324.18     360      1-Mar-28
4742348    WEST HILLS                  CA    91307     SFD        7.375       6.750     $2,193.45     360      1-Jun-28
4742362    SPRINGFIELD                 MO    65804     SFD        7.500       6.750     $1,922.84     360      1-May-28
4742387    BATON ROUGE                 LA    70809     SFD        7.250       6.750     $2,387.62     360      1-May-28
4742447    SWANSEA                     MA    02777     SFD        7.250       6.750     $1,705.45     360      1-May-28
4742487    MORTON GROVE                IL    60053     SFD        7.625       6.750     $4,600.66     360      1-May-28
4742533    RHINECLIFF                  NY    12574     SFD        7.500       6.750     $1,713.08     360      1-Jun-28
4742626    UPLAND                      CA    91784     SFD        7.500       6.750     $2,139.60     360      1-May-28
4742648    IRVINE                      CA    92620     SFD        7.375       6.750     $1,975.34     360      1-May-28
4742711    WINTER PARK                 FL    32789     SFD        7.500       6.750     $2,215.12     360      1-May-28
4742727    PHOENIX                     AZ    85023     SFD        8.000       6.750      $476.95      360      1-May-28
4742753    JACKSONVILLE                FL    32256     SFD        7.500       6.750     $3,915.61     360      1-May-28
4742836    WEST NEWTON                 MA    02165     SFD        7.375       6.750     $4,144.06     360      1-May-28
4742856    BOTHELL                     WA    98011     SFD        7.500       6.750     $1,856.06     360      1-May-28
4742861    SCOTTSDALE                  AZ    85255     SFD        7.500       6.750     $1,817.96     360      1-May-28
4742909    BELLE TERRE                 NY    11777     SFD        7.750       6.750     $2,202.97     360      1-May-28
4742914    WOODLAND HILLS              CA    91367     SFD        7.375       6.750     $1,933.90     360      1-May-28
4742916    ROCKVILLE CENTRE            NY    11570     SFD        7.375       6.750     $1,726.69     360      1-May-28
4742937    EL SEGUNDO                  CA    90245     SFD        7.625       6.750     $1,344.81     360      1-Jun-28
4743033    SIMI VALLEY                 CA    93065     SFD        7.250       6.750     $2,252.55     360      1-May-28
4743139    EAST HAMPTON                NY    11937     SFD        7.500       6.750     $5,244.11     360      1-May-28
4743170    GRAND RAPIDS                MI    49546     LCO        7.500       6.750     $1,906.76     360      1-May-28
4743200    CHATHAM TOWNSHIP            NJ    07928     SFD        7.500       6.750     $2,831.82     360      1-Jun-28
4743232    KEY WEST                    FL    33040     SFD        7.250       6.750     $2,101.11     360      1-Jun-28
4743234    JAMAICA                     NY    11432     SFD        7.250       6.750     $1,773.66     360      1-Jun-28
4743350    WESTERN SPRINGS             IL    60558     SFD        7.250       6.750     $1,858.59     360      1-May-28
4743391    FISHERS                     IN    46038     SFD        7.500       6.750     $1,912.36     360      1-Jun-28
4743481    LA PALMA                    CA    90623     SFD        7.750       6.750     $1,805.36     360      1-Apr-28
4743486    LAKE ALMANOR                CA    96137     SFD        7.375       6.750     $3,004.44     360      1-Jun-28
4743624    SPRING LAKE                 NJ    07762     SFD        7.250       6.750     $1,483.73     360      1-May-28
4743740    TALLAHASSEE                 FL    32303     SFD        6.875       6.608      $411.41      360      1-Jun-28
4743913    LAKE ARROWHEAD              CA    92352     SFD        7.500       6.750      $618.81      360      1-Apr-28
4743941    SIMI VALLEY                 CA    93063     SFD        7.375       6.750     $1,775.04     360      1-May-28
4743976    CAVE CREEK                  AZ    85331     SFD        7.875       6.750     $2,175.57     360      1-Apr-28
4744008    GLENDALE                    CA    91201     SFD        7.125       6.750     $2,064.28     360      1-May-28
4744075    HUNTSVILLE                  UT    84317     SFD        7.500       6.750     $4,426.03     360      1-Feb-28
4744087    FREMONT                     CA    94539     SFD        7.875       6.750     $2,320.22     360      1-Jan-28
4744123    LAKEWOOD                    CO    80227     SFD        8.000       6.750     $1,702.33     360      1-Jan-28
4744133    LOS GATOS                   CA    95032     SFD        7.500       6.750     $2,447.26     360      1-Jun-28
4744163    MANDEVILLE                  LA    70471     SFD        7.750       6.750     $2,435.81     360      1-Mar-28
4744193    MARLBORO                    NJ    07746     SFD        7.875       6.750      $942.60      360      1-May-28
4744211    SAN JOSE                    CA    95132     SFD        7.750       6.750     $1,805.00     360      1-Feb-28
4744341    LAS VEGAS                   NV    89107     SFD        7.500       6.750     $1,660.64     360      1-Jun-28
4744510    SCOTTSDALE                  AZ    85255     SFD        7.750       6.750     $2,177.89     360      1-May-28
4744518    LAGUNA NIGUEL               CA    92677     SFD        7.500       6.750     $2,138.90     360      1-Jun-28
4744558    JACKSONVILLE                FL    32223     SFD        8.000       6.750      $597.00      360      1-Apr-28
4744571    CHINA SPRINGS               TX    76633     SFD        7.625       6.750     $2,151.69     360      1-Apr-28
4744588    WASHINGTON                  DC    20002     SFD        7.375       6.750     $2,486.43     360      1-May-28
4744653    FREDERICK                   MD    21701     SFD        7.500       6.750     $1,334.46     360      1-Apr-28
4744658    SAN DIEGO                   CA    92103     SFD        7.500       6.750     $1,748.04     360      1-May-28
4744661    GREENWICH                   CT    06830     SFD        7.375       6.750     $2,735.08     360      1-Jun-28
4744690    SAN JOSE                    CA    95136     SFD        7.125       6.750     $1,810.96     360      1-Jun-28
4744716    SAN ANTONIO                 TX    78209     SFD        7.375       6.750     $2,276.47     360      1-Apr-28
4744748    HOUSTON                     TX    77030     SFD        7.125       6.750     $3,126.06     360      1-May-28
4744763    HEBER CITY                  UT    84032     SFD        7.625       6.750     $2,568.58     360      1-May-28
4744773    LIVERMORE                   CA    94550     SFD        7.375       6.750     $2,314.45     360      1-May-28
4744791    MIAMI                       FL    33156     SFD        7.500       6.750     $3,098.32     360      1-Apr-28
4744810    WYNNEWOOD                   PA    19096     SFD        7.125       6.750     $1,751.67     360      1-Apr-28
4745007    MAPLE GROVE                 MN    55311     SFD        7.250       6.750     $1,925.10     360      1-May-28
4745190    JUPITER                     FL    33458     SFD        7.250       6.750     $2,510.41     360      1-May-28
4745195    SAN CLEMENTE                CA    92673     SFD        7.750       6.750     $1,808.95     360      1-May-28
4745255    STATEN ISLAND               NY    10309     MF2        7.875       6.750     $3,045.30     360      1-May-28
4745296    LAFAYETTE                   CA    94549     SFD        7.625       6.750     $4,586.76     240      1-May-18
4745333    ALLEN                       TX    75013     SFD        7.375       6.750     $3,508.63     360      1-Apr-28
4745384    FLOSSMOOR                   IL    60422     SFD        7.375       6.750     $2,000.89     360      1-May-28
4745491    LA JOLLA                    CA    92037     SFD        7.500       6.750     $2,796.86     360      1-May-28
4745569    NEW YORK                    NY    10464     SFD        7.500       6.750     $2,216.51     360      1-May-28
4745620    ANCHORAGE                   AK    99516     SFD        7.500       6.750     $3,146.47     360      1-May-28
4745657    HUNTINGTON STATION          NY    11746     SFD        7.500       6.750      $741.17      360      1-Jun-28
4745679    PORTLAND                    OR    97231     SFD        7.250       6.750     $2,387.62     360      1-Apr-28
4745727    SCOTTSDALE                  AZ    85258     SFD        7.625       6.750     $2,123.38     360      1-Apr-28
4745788    LITTLETON                   CO    80128     SFD        7.500       6.750     $1,874.59     360      1-May-28
4745789    MERCER ISLAND               WA    98040     SFD        7.125       6.750     $2,048.10     360      1-May-28
4745794    SIMI VALLEY                 CA    93065     SFD        7.375       6.750     $2,935.71     360      1-Apr-28
4745886    BROOKLYN                    NY    11215     SFD        7.375       6.750     $4,420.33     360      1-Jun-28
4745928    PHOENIX                     AZ    85044     SFD        6.750       6.483     $1,816.08     360      1-Apr-28
4746016    JACKSON                     MS    39211     SFD        7.250       6.750     $1,872.23     360      1-Apr-28
4746153    MATAWAN                     NJ    07747     SFD        7.750       6.750      $899.82      360      1-Apr-28
4746171    AROMAS                      CA    95004     SFD        7.500       6.750     $1,971.78     360      1-May-28
4746249    BETHPAGE                    NY    11704     SFD        7.500       6.750     $1,117.00     360      1-May-28
4746254    WESTON                      CT    06883     SFD        7.625       6.750     $2,788.71     360      1-May-28
4746262    NAPLES                      FL    34110     LCO        8.125       6.750      $519.75      360      1-Jun-28
4746305    PARADISE VALLEY             AZ    85253     SFD        7.250       6.750     $3,206.23     360      1-May-28
4746460    SIMI VALLEY                 CA    93065     SFD        7.375       6.750     $2,581.05     360      1-May-28
4746478    SANTA ANA                   CA    92705     SFD        7.500       6.750     $1,887.88     360      1-May-28
4746493    ST LOUIS                    MO    63129     SFD        7.500       6.750     $2,176.31     360      1-Jun-28
4746540    ALTAMONTE SPRING            FL    32701     SFD        7.625       6.750     $1,849.11     360      1-May-28
4746651    HOUSTON                     TX    77056     SFD        7.125       6.750     $4,379.17     360      1-May-28
4746704    COLLIERVILLE                TN    38017     SFD        7.500       6.750     $1,762.02     360      1-May-28
4746722    BATON ROUGE                 LA    70817     SFD        6.750       6.483     $2,366.09     360      1-May-28
4746757    ALISO VIEJO                 CA    92656     LCO        7.750       6.750      $782.33      360      1-May-28
4746785    LAKE OSWEGO                 OR    97034     SFD        7.375       6.750     $1,730.14     360      1-Apr-28
4746881    LOS ANGELES                 CA    90049     SFD        7.875       6.750     $2,697.26     360      1-May-28
4746900    MORGAN HILL                 CA    95037     SFD        7.000       6.733     $4,324.47     360      1-Apr-28
4746974    PALO ALTO                   CA    94306     SFD        7.625       6.750     $3,751.31     360      1-Jun-28
4747121    NEW ORLEANS                 LA    70118     SFD        7.375       6.750     $2,040.95     360      1-May-28
4747148    POTOMAC                     MD    20854     SFD        7.375       6.750     $3,675.78     360      1-Apr-28
4747204    ISLIP                       NY    11751     SFD        7.375       6.750     $3,079.73     360      1-Apr-28
4747244    MILTON                      MA    02186     SFD        7.125       6.750     $1,819.05     360      1-Jun-28
4747262    BETHESDA                    MD    20817     SFD        7.625       6.750     $5,945.47     360      1-May-28
4747272    WAILUKU                     HI    96793     SFD        6.625       6.358     $3,041.48     360      1-May-28
4747286    SAN DIEGO                   CA    92124     LCO        7.750       6.750      $358.21      360      1-May-28
4747316    ORINDA                      CA    94563     SFD        7.625       6.750     $3,538.97     360      1-May-28
4747334    STUDIO CITY                 CA    91604     SFD        7.375       6.750     $2,175.63     360      1-May-28
4747354    WOODBURY                    MN    55125     SFD        7.250       6.750     $1,845.29     360      1-May-28
4747470    ROSWELL                     GA    30075     SFD        7.375       6.750     $2,562.06     360      1-Apr-28
4747695    LOS ANGELES                 CA    90046     SFD        7.750       6.750     $2,758.19     360      1-May-28
4747862    PRESCOTT                    AZ    86301     SFD        7.250       6.750     $2,947.00     360      1-Apr-28
4747878    WATSONVILLE                 CA    95076     SFD        7.375       6.750     $1,778.49     360      1-May-28
4747885    CARMEL                      IN    46032     SFD        7.500       6.750     $1,957.80     360      1-May-28
4747901    DACULA                      GA    30019     SFD        7.000       6.733     $1,232.81     360      1-May-28
4748039    KEY WEST                    FL    33040     SFD        7.500       6.750     $1,992.77     360      1-Jun-28
4748153    LOS ANGELES                 CA    90049     LCO        7.450       6.750     $2,449.20     360      1-Mar-28
4748201    AVALON                      NJ    08202     SFD        7.500       6.750     $2,412.30     360      1-May-28
4748226    NEW PALTZ                   NY    12561     SFD        8.125       6.750     $1,503.56     360      1-Jun-28
4748300    WASHINGTON                  DC    20012     SFD        7.625       6.750     $2,260.85     240      1-May-18
4748359    BENTONVILLE                 AR    72712     SFD        7.375       6.750     $2,016.77     360      1-Mar-28
4748609    FREEHOLD                    NJ    07728     SFD        7.625       6.750     $2,123.38     360      1-Jun-28
4748659    ST CHARLES                  MO    63304     PUD        7.500       6.750     $2,069.68     360      1-May-28
4748670    WESTLAKE                    OH    44145     SFD        7.500       6.750     $2,815.74     360      1-Jun-28
4748686    SOUTHBURY                   CT    06488     SFD        7.500       6.750     $2,259.52     360      1-Jun-28
4748688    REDMOND                     WA    98052     SFD        7.500       6.750     $1,783.00     360      1-May-28
4748697    COTO DE CAZA                CA    92679     SFD        7.250       6.750     $1,995.37     360      1-Jun-28
4748715    SIMI VALLEY                 CA    93065     SFD        8.000       6.750     $1,992.18     360      1-May-28
4748743    LEESBERG                    VA    20176     SFD        7.500       6.750     $3,188.42     360      1-May-28
4748761    SAN JOSE                    CA    95120     SFD        7.500       6.750     $2,097.65     360      1-Jun-28
4748782    NORTHRIDGE                  CA    91324     SFD        7.375       6.750     $2,386.97     360      1-Apr-28
4748872    ELMHURST                    IL    60126     SFD        7.500       6.750     $2,099.04     360      1-May-28
4748987    FORT MYERS                  FL    33912     SFD        7.500       6.750     $1,985.77     360      1-Mar-28
4749045    OAKLAND                     CA    94618     SFD        7.375       6.750     $2,907.75     360      1-May-28
4749066    DANBURY                     CT    06811     SFD        7.625       6.750     $1,896.89     360      1-May-28
4749089    EL CAJON                    CA    92019     SFD        7.375       6.750     $1,607.55     360      1-May-28
4749216    GREENVILLE                  NC    27858     SFD        7.875       6.750      $374.87      360      1-May-28
4749283    PALM SPRINGS                CA    92262     LCO        7.250       6.750      $317.22      360      1-Jun-28
4749287    WESTLAKE VILLAGE            CA    91362     SFD        7.400       6.750     $3,358.05     360      1-Mar-28
4749306    BROADBECKS                  PA    17329     SFD        7.625       6.750     $1,734.09     360      1-May-28
4749319    SAN FRANCISCO               CA    94114     SFD        7.650       6.750     $4,611.14     360      1-Mar-28
4749421    FAIRFAX                     VA    22033     SFD        7.500       6.750     $1,811.66     360      1-Apr-28
4749478    OAK PARK                    IL    60302     SFD        7.500       6.750     $2,433.27     360      1-Apr-28
4749483    SAINT PETERSBURG            FL    33704     SFD        7.875       6.750     $2,114.67     360      1-May-28
4749510    AUSTIN                      TX    78734     SFD        7.500       6.750     $2,020.73     360      1-May-28
4749555    WORTHINGTON                 OH    43235     SFD        7.625       6.750     $3,052.36     360      1-May-28
4749559    LOGAN                       UT    84321     SFD        7.500       6.750     $1,678.12     360      1-May-28
4749562    MUKILTEO                    WA    98275     SFD        7.250       6.750     $1,823.12     360      1-Apr-28
4749582    SAN JOSE                    CA    95120     SFD        7.250       6.750     $2,558.17     360      1-May-28
4749670    KNOXVILLE                   TN    37920     SFD        7.500       6.750     $2,087.16     360      1-May-28
4749753    JUPITER                     FL    33458     SFD        7.500       6.750     $1,901.87     360      1-May-28
4749896    SOUTHPORT                   CT    06490     SFD        7.500       6.750     $2,622.05     360      1-May-28
4749968    BROOKHAVEN                  NY    11719     SFD        7.625       6.750      $778.57      360      1-May-28
4749987    SAN MARCOS                  CA    92069     SFD        7.375       6.750     $1,790.23     360      1-Apr-28
4749989    PHOENIX                     AZ    85044     PUD        7.500       6.750     $2,740.22     360      1-Apr-28
4750079    CAVE CREEK                  AZ    85331     SFD        7.375       6.750     $1,670.74     360      1-Apr-28
4750090    GREAT FALLS                 VA    22066     SFD        7.125       6.750     $3,095.74     360      1-Jun-28
4750094    EAST HAMPTON                NY    11937     SFD        8.000       6.750     $1,056.62     360      1-May-28
4750098    WEST NEW YORK               NJ    07093     HCO        8.000       6.750     $1,056.62     360      1-May-28
4750106    SEBASTOPOL                  CA    95472     SFD        7.625       6.750     $2,044.11     360      1-May-28
4750129    REDMOND                     WA    98053     SFD        7.125       6.750     $2,108.74     360      1-May-28
4750206    GRANBY                      CT    06060     SFD        7.625       6.750     $1,981.83     360      1-Apr-28
4750239    VERONA                      NJ    07004     SFD        7.625       6.750     $1,981.82     360      1-Jun-28
4750293    FOSTER CITY                 CA    94404     LCO        7.250       6.750     $2,165.91     360      1-May-28
4750333    NEW CANAAN                  CT    06840     SFD        7.375       6.750     $2,762.71     360      1-May-28
4750356    FAYETTEVILLE                GA    30215     SFD        7.375       6.750     $2,776.51     360      1-May-28
4750366    REDMOND                     WA    98052     SFD        7.000       6.733     $1,950.67     360      1-May-28
4750399    MANHATTAN                   MT    59741     SFD        7.250       6.750     $2,459.65     240      1-May-18
4750411    TULSA                       OK    74137     SFD        7.500       6.750     $2,063.52     360      1-May-28
4750483    MANASSAS                    VA    20110     SFD        7.500       6.750     $1,803.98     360      1-May-28
4750486    FREMONT                     CA    94539     SFD        7.375       6.750     $2,072.03     360      1-May-28
4750517    HOUSTON                     TX    77024     SFD        7.375       6.750     $2,740.60     360      1-May-28
4750578    SAN DIEGO                   CA    92117     SFD        7.625       6.750     $2,024.30     360      1-May-28
4750727    ATLANTA                     GA    30331     SFD        7.125       6.750     $1,657.35     360      1-May-28
4750749    OMAHA                       NE    68007     SFD        7.375       6.750     $2,026.79     360      1-May-28
4750759    DOBBS FERRY                 NY    10522     SFD        7.625       6.750     $1,238.64     360      1-May-28
4750765    BELLEVUE                    NE    68147     SFD        7.500       6.750      $846.05      360      1-Apr-28
4750836    BONITA                      CA    91902     SFD        7.000       6.733     $1,862.85     360      1-May-28
4750864    MONTEREY                    CA    93940     SFD        7.250       6.750     $3,636.00     360      1-Apr-28
4750895    AUSTIN                      TX    78731     SFD        8.125       6.750     $3,266.99     360      1-Apr-28
4750958    NASHVILLE                   TN    37215     SFD        7.375       6.750     $2,244.70     360      1-Apr-28
4751029    ROGERS                      AR    72756     PUD        7.375       6.750     $2,072.03     360      1-Apr-28
4751048    ROGERS                      AR    72758     SFD        7.250       6.750     $2,062.90     360      1-Apr-28
4751109    FAIRFAX STATION             VA    22039     SFD        7.750       6.750     $2,349.83     360      1-Jun-28
4751146    CHEVY CHASE                 MD    20815     SFD        7.500       6.750     $6,992.15     360      1-May-28
4751173    PHOENICIA                   NY    12464     SFD        8.000       6.750      $340.47      360      1-May-28
4751184    SOUTH HEMPSTEAD             NY    11550     SFD        7.750       6.750      $917.01      360      1-May-28
4751189    CALABASAS                   CA    91302     SFD        7.375       6.750     $2,058.22     360      1-Jun-28
4751264    MILWAUKIE                   OR    97267     SFD        7.625       6.750     $1,862.56     360      1-Apr-28
4751295    GLENWOOD                    MD    21738     SFD        7.500       6.750     $2,244.48     360      1-Apr-28
4751340    BARGERSVILLE                IN    46106     SFD        7.500       6.750     $3,496.07     360      1-May-28
4751402    BERKELEY LAKE               GA    30096     SFD        7.500       6.750     $2,657.02     360      1-Jun-28
4751475    MINNEAPOLIS                 MN    55409     SFD        7.625       6.750     $1,925.20     360      1-Jun-28
4751490    PALO ALTO                   CA    94303     SFD        7.375       6.750     $2,141.10     360      1-May-28
4751609    COLLIERVILLE                TN    38017     SFD        7.500       6.750     $1,083.79     360      1-Apr-28
4751709    KENNETT SQUARE              PA    19348     SFD        7.250       6.750     $1,626.99     360      1-May-28
4751734    NORTH BABYLON               NY    11703     SFD        7.625       6.750      $830.60      360      1-Jun-28
4751801    CENTERPORT                  NY    11721     SFD        7.750       6.750     $2,179.33     360      1-May-28
4751925    BYRON                       CA    94514     SFD        7.500       6.750     $2,971.67     360      1-Jun-28
4751932    ELLICOTT CITY               MD    21042     SFD        7.625       6.750     $1,868.58     360      1-Apr-28
4751938    SARATOGA                    CA    95070     SFD        7.250       6.750     $1,978.32     360      1-May-28
4751960    AVON                        CO    81620     SFD        7.000       6.733     $2,308.60     360      1-Apr-28
4752096    MIAMI                       FL    33157     SFD        7.625       6.750     $2,052.61     360      1-Jun-28
4752098    OAKTON                      VA    22124     PUD        7.000       6.733     $2,251.39     360      1-May-28
4752103    WESTERN SPRINGS             IL    60558     SFD        7.375       6.750     $1,890.72     360      1-May-28
4752122    ST GEORGE                   UT    84790     SFD        7.500       6.750      $811.09      360      1-May-28
4752148    WESTMINSTER                 CA    92683     SFD        7.125       6.750      $673.72      360      1-May-28
4752163    FREMONT                     CA    94539     SFD        7.500       6.750     $3,789.75     360      1-May-28
4752237    BROOKEVILLE                 MD    20833     SFD        7.500       6.750     $5,681.12     360      1-May-28
4752336    TERRELL HILLS               TX    78209     SFD        7.250       6.750     $2,264.83     360      1-May-28
4752343    HOUSTON                     TX    77024     SFD        7.000       6.733     $2,741.05     360      1-May-28
4752394    SIMI VALLEY                 CA    93065     SFD        7.500       6.750     $2,097.64     360      1-May-28
4752410    SANTA MONICA                CA    90402     SFD        7.500       6.750     $4,817.59     360      1-May-28
4752460    ROSWELL                     GA    30075     SFD        7.000       6.733     $1,646.63     360      1-Jun-28
4752548    ARLIGNTON                   VA    22202     SFD        7.000       6.733     $2,661.21     360      1-Apr-28
4752679    BOCA RATON                  FL    33487     SFD        7.375       6.750     $3,418.85     360      1-Jun-28
4752759    HUNTINGTON BEACH            CA    92648     SFD        7.500       6.750     $2,992.64     360      1-May-28
4752768    DENVER                      CO    80206     SFD        7.375       6.750     $2,431.18     360      1-May-28
4752792    NEW YORK                    NY    10014     MF2        7.875       6.750     $1,939.57     360      1-Apr-28
4752815    RENTON                      WA    98059     SFD        6.875       6.608     $1,649.22     360      1-May-28
4752818    WOODBRIDGE                  VA    22192     SFD        7.500       6.750     $1,649.45     360      1-Apr-28
4752828    COLUMBIANA                  AL    35051     SFD        7.375       6.750     $2,458.81     360      1-May-28
4752881    PARADISE VALLEY             AZ    85253     SFD        7.875       6.750     $6,126.84     360      1-May-28
4752896    ST AUGUSTINE                FL    32084     SFD        7.750       6.750     $1,813.17     354      1-Nov-27
4752941    REDONDO BEACH               CA    90278     LCO        7.750       6.750     $1,826.86     360      1-May-28
4752961    INDIANAPOLIS                IN    46240     PUD        7.625       6.750     $2,273.86     240      1-May-18
4752998    LITTLE NECK                 NY    11362     SFD        7.750       6.750     $1,791.04     360      1-May-28
4753202    SALT LAKE CITY              UT    84117     SFD        7.875       6.750     $4,625.95     360      1-May-28
4753267    DENVER                      CO    80209     SFD        7.375       6.750     $2,762.71     360      1-Apr-28
4753274    GRAND JUNCTION              CO    81503     SFD        7.375       6.750      $828.82      360      1-Apr-28
4753284    RANDOLPH                    NJ    07869     SFD        7.500       6.750     $1,748.04     360      1-Jun-28
4753535    SEATTLE                     WA    98116     SFD        7.625       6.750     $2,477.28     360      1-May-28
4753618    KIRKLAND                    WA    98033     SFD        7.250       6.750     $3,376.77     360      1-Apr-28
4753637    HICKORY                     NC    28601     SFD        7.125       6.750     $1,940.31     360      1-May-28
4753650    EAST HAMPTON                NY    11937     SFD        7.750       6.750     $2,951.62     360      1-Jun-28
4753652    TAMPA                       FL    33626     SFD        7.250       6.750     $1,939.77     360      1-May-28
4753688    WASHINGTON                  DC    20015     SFD        7.625       6.750     $2,406.50     360      1-May-28
4753748    SAN JOSE                    CA    95124     SFD        7.125       6.750     $2,102.01     360      1-May-28
4753811    BROOKEVILLE                 MD    20833     SFD        7.625       6.750     $1,932.28     360      1-Jun-28
4753859    SOUTH PASADENA              CA    91030     SFD        7.500       6.750     $3,013.62     360      1-May-28
4753990    FORT WORTH                  TX    76132     LCO        7.250       6.750      $619.86      360      1-Apr-28
4754044    WESTMINSTER                 MD    21158     SFD        7.750       6.750     $1,888.46     360      1-May-28
4754081    GARDINER                    NY    12525     SFD        7.500       6.750      $891.50      360      1-Jun-28
4754113    ORANGE                      CT    06477     SFD        7.125       6.750     $2,805.37     360      1-May-28
4754158    BOCA RATON                  FL    33432     SFD        7.250       6.750     $2,728.71     360      1-May-28
4754165    ROYSE CITY                  TX    75087     SFD        7.500       6.750     $2,221.40     360      1-Jan-28
4754191    BEND                        OR    97701     SFD        7.375       6.750     $1,968.42     360      1-May-28
4754196    EDEN PRAIRIE                MN    55347     SFD        7.500       6.750     $1,796.99     360      1-Jun-28
4754207    NEW PRAGUE                  MN    56071     SFD        7.375       6.750     $2,486.43     360      1-May-28
4754210    EAST HAMPTON                NY    11937     SFD        7.875       6.750     $1,087.61     360      1-May-28
4754249    CORONA                      CA    91719     SFD        8.125       6.750     $1,903.77     360      1-May-28
4754312    HALEIWA                     HI    96712     SFD        7.125       6.750     $2,762.25     360      1-May-28
4754457    ATLANTA                     GA    30350     PUD        7.375       6.750     $2,072.03     360      1-May-28
4754574    PARK CITY                   UT    84098     SFD        7.375       6.750     $2,072.03     360      1-May-28
4754683    PALOS VERDES ESTATES        CA    90274     SFD        7.200       6.750     $3,733.34     360      1-Mar-28
4754687    HAWTHORN WOODS              IL    60047     SFD        7.550       6.750     $1,686.34     360      1-Mar-28
4754706    SIMI VALLEY                 CA    93065     SFD        7.250       6.750     $2,381.48     360      1-May-28
4754758    NEWPORT BEACH               CA    92625     SFD        7.250       6.750     $6,821.77     360      1-Mar-28
4754825    ROCKAWAY                    NJ    07866     SFD        7.625       6.750     $1,924.50     360      1-May-28
4754842    KEY WEST                    FL    33040     SFD        7.625       6.750     $2,066.05     360      1-Jun-28
4754858    SOMIS                       CA    93066     SFD        7.650       6.750     $3,121.87     360      1-Mar-28
4754890    HUNTINGTON BEACH            CA    92648     SFD        7.625       6.750     $4,444.95     360      1-Jun-28
4754939    LITHONIA                    GA    30058     SFD        7.500       6.750     $2,281.19     360      1-May-28
4755001    CHICAGO                     IL    60601     HCO        7.250       6.750      $341.09      360      1-Jun-28
4755008    ASHBURN                     VA    20147     SFD        7.000       6.733     $1,490.28     360      1-Apr-28
4755059    MACUNGIE                    PA    18062     LCO        8.000       6.750      $719.83      360      1-May-28
4755098    LOS ANGELES                 CA    90049     SFD        7.250       6.750     $4,229.50     360      1-May-28
4755101    SAN JOSE                    CA    95132     SFD        7.650       6.750     $2,071.79     360      1-Mar-28
4755141    MONTAUK                     NY    11954     SFD        8.000       6.750     $1,100.65     360      1-May-28
4755145    UPPER FREEHOLD              NJ    08514     SFD        7.875       6.750     $1,776.43     360      1-May-28
4755152    SCHAUMBURG                  IL    60193     SFD        7.800       6.750      $799.06      360      1-Dec-27
4755158    NORTHVILLE                  MI    48167     SFD        7.625       6.750     $1,815.49     360      1-May-28
4755176    LOS ALTOS HILLS             CA    94022     SFD        7.800       6.750     $6,982.75     360      1-Jan-28
4755226    BEVERLY HILLS               CA    90210     SFD        7.200       6.750     $1,982.07     360      1-Mar-28
4755287    MEMPHIS                     TN    38120     LCO        7.750       6.750      $263.29      360      1-Apr-28
4755352    SAN JOSE                    CA    95120     SFD        7.500       6.750     $2,209.52     360      1-May-28
4755360    EAST HILLS                  NY    11576     SFD        7.500       6.750     $3,020.61     360      1-Jun-28
4755362    LOS ALTOS                   CA    94024     SFD        7.650       6.750     $5,419.28     360      1-Nov-27
4755409    SARATOGA                    CA    95070     SFD        6.625       6.358     $4,162.03     360      1-May-28
4755414    CRYSTAL BEACH               FL    34681     SFD        7.850       6.750      $397.84      360      1-Nov-27
4755446    JAMUL                       CA    91935     SFD        7.125       6.750     $1,886.41     360      1-May-28
4755453    EL CAJON                    CA    92021     SFD        7.375       6.750     $1,817.86     360      1-May-28
4755541    CARMEL                      IN    46032     SFD        7.875       6.750     $1,721.31     360      1-May-28
4755587    PLEASANTON                  CA    94588     SFD        7.500       6.750     $1,985.77     360      1-May-28
4755590    PLEASANTON                  CA    94588     SFD        7.500       6.750     $1,992.77     360      1-May-28
4755592    SAN JOSE                    CA    95125     SFD        7.875       6.750     $2,048.33     360      1-May-28
4755630    LONG BEACH                  CA    90808     SFD        7.500       6.750     $1,741.05     360      1-Jun-28
4755643    AUSTIN                      TX    78746     SFD        7.375       6.750     $1,947.70     360      1-May-28
4755805    SANTA BARBARA               CA    93110     SFD        7.500       6.750     $2,222.11     360      1-May-28
4755830    SALT LAKE                   UT    84117     SFD        7.125       6.750     $1,805.57     360      1-May-28
4755838    STUDIO CITY                 CA    91604     SFD        7.875       6.750     $2,603.00     360      1-May-28
4755893    CALABASAS                   CA    91302     SFD        7.375       6.750     $1,740.51     360      1-Jun-28
4755987    MARIETTA                    GA    30067     SFD        7.625       6.750     $1,981.82     360      1-May-28
4756035    LOVELAND                    OH    45140     SFD        7.375       6.750     $3,267.03     300      1-Jun-23
4756038    ROCHESTER HILLS             MI    48306     SFD        7.000       6.733     $1,663.26     360      1-Jun-28
4756058    FRANKLIN LAKES              NJ    07417     SFD        7.750       6.750     $2,328.34     360      1-May-28
4756070    EAST NORTHPORT              NY    11731     SFD        7.500       6.750     $2,209.52     360      1-May-28
4756080    CHAPPAQUA                   NY    10514     SFD        7.625       6.750     $2,315.90     360      1-May-28
4756085    PALO ALTO                   CA    94306     SFD        7.375       6.750     $2,580.37     360      1-May-28
4756096    BRIDGEWATER                 NJ    08807     SFD        7.500       6.750     $1,817.96     360      1-May-28
4756150    SCARSDALE                   NY    10583     SFD        7.375       6.750     $2,969.90     360      1-Jun-28
4756216    ORANGE                      CA    92867     PUD        7.500       6.750     $2,485.71     360      1-May-28
4756252    EDINA                       MN    55424     SFD        7.125       6.750     $1,805.57     360      1-May-28
4756295    ARROYO GRANDE               CA    93420     SFD        7.500       6.750     $2,265.46     360      1-May-28
4756297    HUNTINGTON BEACH            CA    92648     SFD        7.750       6.750     $2,231.63     360      1-May-28
4756408    PLEASANTON                  CA    94588     SFD        7.125       6.750     $2,762.25     360      1-May-28
4756430    SAN JOSE                    CA    95118     SFD        7.625       6.750     $1,719.23     360      1-May-28
4756437    MUKILTEO                    WA    98275     SFD        7.125       6.750     $1,690.36     360      1-May-28
4756446    ROCKVILLE                   MD    20850     SFD        7.375       6.750     $2,071.34     360      1-May-28
4756451    SANTA MONICA                CA    90402     SFD        7.250       6.750     $3,994.14     360      1-May-28
4756465    RESTON                      VA    22191     SFD        7.000       6.733     $1,893.45     360      1-May-28
4756470    SAN DIEGO                   CA    92117     SFD        7.875       6.750     $1,740.17     360      1-May-28
4756511    CHULA VISTA                 CA    91910     SFD        7.250       6.750     $3,001.58     360      1-May-28
4756523    SAN JOSE                    CA    95132     SFD        7.625       6.750     $2,555.14     360      1-May-28
4756525    WESTON                      FL    33332     SFD        7.500       6.750     $3,104.51     360      1-May-28
4756527    CUPERTINO                   CA    95014     SFD        7.500       6.750     $2,866.78     360      1-May-28
4756548    PLEASANTON                  CA    94588     SFD        7.500       6.750     $2,772.39     360      1-May-28
4756555    WOODBURY                    MN    55125     SFD        7.375       6.750     $2,841.44     360      1-May-28
4756620    WASHINGTON                  DC    20010     SFD        8.000       6.750     $1,816.07     360      1-May-28
4756642    LAFAYETTE                   CA    94549     SFD        7.375       6.750     $2,762.71     360      1-May-28
4756696    SAN JOSE                    CA    95125     SFD        7.375       6.750     $3,087.32     360      1-May-28
4756700    HOUSTON                     TX    77024     SFD        7.125       6.750     $3,455.51     360      1-May-28
4756719    SUNNYVALE                   CA    94087     SFD        7.375       6.750     $2,755.80     360      1-May-28
4756816    BOTHELL                     WA    98011     SFD        7.000       6.733     $1,165.61     360      1-Jun-28
4756833    SAN JOSE                    CA    95129     SFD        7.500       6.750     $2,004.65     360      1-May-28
4756972    LANTANA                     FL    33462     SFD        7.500       6.750     $1,835.44     360      1-May-28
4756973    SAN JOSE                    CA    95129     SFD        7.500       6.750     $2,486.41     360      1-May-28
4757011    BEVERLY HILLS               CA    90212     SFD        7.750       6.750     $2,709.93     360      1-May-28
4757020    SAN JOSE                    CA    95120     SFD        7.000       6.733     $2,328.56     360      1-May-28
4757064    GREENBRAE                   CA    94904     SFD        7.625       6.750     $2,229.56     360      1-May-28
4757073    HALF MOON BAY               CA    94019     SFD        7.750       6.750     $2,715.21     360      1-May-28
4757105    FOSTER CITY                 CA    94404     SFD        7.375       6.750     $1,989.15     360      1-May-28
4757117    MIAMI                       FL    33133     SFD        7.625       6.750     $1,833.19     360      1-May-28
4757215    DISCOVERY BAY               CA    94514     SFD        7.500       6.750     $1,978.78     360      1-Jun-28
4757244    NEW YORK                    NY    10021     COP        7.750       6.750     $1,746.25     360      1-May-28
4757323    DAYTON                      OH    45459     SFD        7.375       6.750     $1,926.98     360      1-Jun-28
4757339    BAL HARBOUR                 FL    33154     HCO        7.875       6.750     $2,864.02     360      1-Apr-28
4757374    SAN DIEGO                   CA    92037     SFD        7.250       6.750     $2,401.26     360      1-May-28
4757384    BETHESDA                    MD    20817     SFD        7.250       6.750     $2,379.09     360      1-May-28
4757389    SEATTLE                     WA    98112     SFD        7.250       6.750     $1,985.13     360      1-May-28
4757551    ROYAL PALM BEACH            FL    33411     SFD        7.875       6.750      $659.82      360      1-Jun-28
4757582    SARATOGA                    CA    95070     SFD        7.250       6.750     $2,899.25     360      1-Jun-28
4757619    SAN JOSE                    CA    95135     SFD        7.250       6.750     $2,004.92     360      1-May-28
4757620    BAYPORT                     NY    11705     SFD        7.625       6.750     $2,303.87     360      1-May-28
4757624    LAKE FOREST                 IL    60045     SFD        7.500       6.750     $4,544.90     360      1-May-28
4757644    LOS ANGELES                 CA    90025     LCO        7.500       6.750     $2,227.70     360      1-May-28
4757701    SEATTLE                     WA    98119     SFD        7.500       6.750     $1,842.43     360      1-May-28
4757710    EDINA                       MN    55436     SFD        7.375       6.750     $2,235.72     360      1-May-28
4757739    VANCOUVER                   WA    98684     SFD        8.000       6.750     $1,843.24     353      1-Feb-27
4757818    ANAHIEM                     CA    92807     SFD        7.875       6.750     $1,792.37     360      1-May-28
4757885    FREMONT                     CA    94539     SFD        7.375       6.750     $2,893.93     360      1-May-28
4757947    LOS ANGELES                 CA    91401     LCO        7.850       6.750      $622.07      360      1-Nov-27
4758021    SIMI VALLEY                 CA    93065     SFD        7.375       6.750     $2,545.83     360      1-May-28
4758039    FRELINGHUYSEN               NJ    07825     SFD        7.500       6.750     $1,992.77     360      1-May-28
4758056    CHAPPAQUA                   NY    10514     SFD        7.625       6.750     $2,017.22     360      1-May-28
4758100    ELLICOTT CITY               MD    21042     SFD        7.625       6.750     $2,898.42     360      1-Apr-28
4758122    LAGUNA HILLS                CA    92653     LCO        7.250       6.750     $1,664.52     360      1-May-28
4758131    LOS GATOS                   CA    95030     SFD        7.375       6.750     $3,353.23     360      1-Jun-28
4758146    CHARLOTTE                   NC    28278     SFD        7.625       6.750     $1,857.96     360      1-May-28
4758149    LOS ANGELES                 CA    90036     SFD        7.000       6.733     $2,494.89     360      1-May-28
4758169    AUSTIN                      TX    78746     SFD        7.625       6.750     $2,050.48     360      1-May-28
4758174    NAPLES                      FL    34105     SFD        7.625       6.750     $2,129.04     360      1-Jun-28
4758192    SANTA MONICA                CA    90402     LCO        7.500       6.750     $2,136.80     360      1-May-28
4758246    RETON                       WA    98059     SFD        7.500       6.750     $2,041.36     360      1-May-28
4758335    SCARSDALE                   NY    10583     SFD        7.625       6.750     $1,946.44     360      1-May-28
4758342    ALEXANDRIA                  VA    22310     SFD        7.125       6.750     $2,033.96     360      1-May-28
4758549    BRIDGEHAMPTON               NY    11932     SFD        7.625       6.750     $2,123.39     360      1-Jun-28
4758564    TRUMBULL                    CT    06611     SFD        7.250       6.750     $2,112.02     360      1-May-28
4758647    MERCER ISLAND               WA    98040     SFD        7.000       6.733     $2,128.97     360      1-May-28
4758675    GLEN ELLYN                  IL    60137     SFD        7.500       6.750     $2,500.39     360      1-May-28
4758752    CLARKSVILLE                 MD    21029     SFD        7.625       6.750     $3,185.07     360      1-May-28
4758781    LONG BEACH                  CA    90802     HCO        7.375       6.750     $2,044.40     360      1-May-28
4758792    MIAMI BEACH                 FL    33139     HCO        7.625       6.750     $3,001.05     360      1-Jun-28
4758847    NEWPORT BEACH               CA    92660     SFD        7.375       6.750     $2,935.37     360      1-May-28
4758856    STERLING                    VA    20165     PUD        7.125       6.750      $941.86      360      1-Jun-28
4758984    TULSA                       OK    74137     SFD        7.375       6.750     $2,016.77     360      1-Mar-28
4758988    ALAMEDA                     CA    94502     SFD        8.125       6.750     $2,093.85     360      1-May-28
4759000    MANHATTAN BEACH             CA    90266     LCO        7.375       6.750     $1,878.64     360      1-May-28
4759001    PLEASANTON                  CA    94566     SFD        7.625       6.750     $2,190.63     360      1-Mar-28
4759014    BELMONT                     CA    94002     SFD        7.500       6.750     $1,845.93     360      1-Mar-28
4759027    WASHINGTON                  DC    20018     SFD        7.375       6.750     $1,933.90     360      1-Mar-28
4759036    ARLINGTON                   VA    22207     SFD        7.625       6.750     $2,494.27     360      1-Apr-28
4759076    SAN DIEGO                   CA    92130     SFD        7.750       6.750     $1,744.46     360      1-Mar-28
4759077    COTO DE CAZA                CA    92679     PUD        7.625       6.750     $2,060.92     360      1-May-28
4759082    LOS GATOS                   CA    95032     SFD        7.375       6.750     $2,651.51     360      1-Mar-28
4759142    SAN JOSE                    CA    95135     SFD        7.375       6.750     $2,958.86     360      1-May-28
4759146    PARKLAND                    FL    33067     SFD        7.875       6.750     $1,794.55     360      1-Jun-28
4759147    NEWTON                      MA    02159     SFD        7.500       6.750     $2,517.18     360      1-Apr-28
4759158    BRENTWOOD                   TN    37027     SFD        7.625       6.750     $3,185.08     360      1-Dec-27
4759168    NEW BOSTON                  MI    48164     LCO        7.750       6.750     $1,755.21     360      1-Apr-28
4759179    SAN DIEGO                   CA    92130     SFD        7.500       6.750     $2,139.60     360      1-Mar-28
4759188    DANVILLE                    CA    94526     SFD        7.500       6.750     $3,153.46     360      1-Mar-28
4759200    COTO DE CAZA                CA    92679     SFD        7.875       6.750     $2,240.47     360      1-May-28
4759249    SOQUEL                      CA    95073     SFD        7.625       6.750     $1,663.32     360      1-May-28
4759256    SEATTLE                     WA    98112     LCO        7.000       6.733     $2,734.39     360      1-May-28
4759271    SAN JOSE                    CA    95120     SFD        7.500       6.750     $2,167.57     360      1-Jun-28
4759275    MEMPHIS                     TN    38119     SFD        7.500       6.750     $3,391.20     360      1-Jun-28
4759280    NORWOOD                     NJ    07648     SFD        7.375       6.750     $2,389.74     360      1-Jun-28
4759337    COLLIERVILLE                TN    38017     SFD        7.500       6.750     $1,845.93     360      1-May-28
4759363    CLOSTER                     NJ    07624     SFD        7.250       6.750     $4,213.12     360      1-May-28
4759555    SALT LAKE CITY              UT    84124     SFD        7.500       6.750     $2,294.13     360      1-May-28
4759583    ELIZABETH                   NJ    07202     SFD        8.125       6.750      $790.02      360      1-Apr-28
4759587    LOS ALTOS                   CA    94024     SFD        7.500       6.750     $3,006.63     360      1-May-28
4759613    EUGENE                      OR    97408     SFD        7.375       6.750     $2,762.70     360      1-May-28
4759644    LAKE GROVE                  NY    11755     SFD        7.500       6.750     $1,900.82     360      1-May-28
4759765    SAN CARLOS                  CA    94070     SFD        7.500       6.750     $1,640.36     360      1-May-28
4759781    CARBONDALE                  CO    81623     SFD        7.500       6.750     $2,097.65     360      1-May-28
4759801    RIVER EDGE                  NJ    07661     LCO        7.625       6.750     $1,238.64     360      1-Jun-28
4759867    CHARLESTON                  SC    29403     SFD        7.750       6.750      $961.79      360      1-May-28
4759876    FAIRFAX                     VA    22033     SFD        7.250       6.750     $1,309.78     360      1-Jun-28
4759902    BERKELEY HEIGHTS            NJ    07922     SFD        7.875       6.750     $2,262.22     360      1-May-28
4759956    ZEPHYR COVE                 NV    89448     SFD        7.625       6.750     $1,799.57     360      1-Jun-28
4759974    SOUTH SALEM                 NY    10590     SFD        7.625       6.750     $2,137.54     360      1-May-28
4759992    LOS ALTOS HILLS             CA    94022     SFD        7.500       6.750     $6,992.15     360      1-May-28
4760050    EAST ROCKAWAY               NY    11518     SFD        7.750       6.750     $2,242.37     360      1-May-28
4760058    DEERFIELD BEACH             FL    33441     SFD        7.375       6.750      $745.93      360      1-May-28
4760060    MILPITAS                    CA    95035     SFD        7.750       6.750     $1,679.28     360      1-May-28
4760061    MORGAN HILL                 CA    95037     SFD        7.250       6.750     $2,104.51     360      1-May-28
4760242    PALO ALTO                   CA    94306     SFD        7.375       6.750     $1,933.90     360      1-May-28
4760372    LADUE                       MO    63124     SFD        7.500       6.750     $2,045.21     360      1-Apr-28
4760384    FREMONT                     CA    94539     SFD        7.750       6.750     $3,051.92     360      1-Apr-28
4760390    SAN JOSE                    CA    95135     SFD        7.125       6.750     $2,269.09     360      1-May-28
4760398    SAN DIEGO                   CA    92129     SFD        7.875       6.750     $1,595.16     360      1-Dec-27
4760409    RICHMOND                    VA    23233     SFD        7.250       6.750     $2,038.35     360      1-Mar-28
4760428    WASHINGTON                  DC    20016     SFD        7.125       6.750     $1,905.28     360      1-Apr-28
4760440    ST LOUIS                    MO    63129     SFD        7.375       6.750     $2,154.91     360      1-Apr-28
4760460    OCEAN RIDGE                 FL    33435     SFD        7.375       6.750     $3,978.29     360      1-Jun-28
4760472    CLAYTON                     MO    63105     SFD        7.250       6.750     $1,910.10     360      1-Mar-28
4760486    ENCINITAS                   CA    92024     SFD        7.500       6.750     $1,908.86     360      1-Apr-28
4760532    LONGMONT                    CO    80305     SFD        7.375       6.750     $2,393.19     360      1-Apr-28
4760540    CONCORD                     MA    01742     SFD        7.625       6.750     $1,946.44     360      1-Apr-28
4760547    PORTLAND                    OR    97202     SFD        7.250       6.750     $1,671.34     360      1-Apr-28
4760555    GREENVILLE                  NC    27834     SFD        7.250       6.750     $2,298.93     360      1-Apr-28
4760558    SCARSDALE                   NY    10583     SFD        7.500       6.750     $2,552.13     360      1-May-28
4760563    SALT LAKE CITY              UT    84108     SFD        7.625       6.750     $3,538.97     360      1-Jan-28
4760570    LOS ANGELES                 CA    90045     SFD        7.625       6.750     $1,734.10     360      1-May-28
4760607    NASHVILLE                   TN    37215     SFD        7.500       6.750     $3,146.47     360      1-May-28
4760665    MARLBORO                    NJ    07746     SFD        7.500       6.750     $2,656.46     360      1-Apr-28
4760689    TORRANCE                    CA    90503     SFD        7.625       6.750     $1,908.92     360      1-May-28
4760738    CLOVIS                      CA    93611     SFD        7.500       6.750     $1,722.87     360      1-May-28
4760770    MARLBORO                    NJ    07746     SFD        7.500       6.750     $2,223.51     360      1-May-28
4760780    WINCHESTER                  MA    01890     SFD        7.125       6.750     $2,155.90     360      1-Apr-28
4760782    GOLDEN                      CO    80401     SFD        7.625       6.750     $1,769.49     360      1-Sep-27
4760790    NEWTON                      PA    18940     SFD        6.875       6.608     $1,828.89     360      1-Mar-28
4760804    SANTA CLARITA               CA    91321     SFD        7.750       6.750     $1,735.87     360      1-Apr-28
4760806    SARASOTA                    FL    34243     SFD        7.625       6.750      $707.79      360      1-May-28
4760812    SAN JOSE                    CA    95126     SFD        7.375       6.750     $2,154.91     360      1-Mar-28
4760820    BALTIMORE                   MD    21087     SFD        6.875       6.608     $1,971.78     360      1-Apr-28
4760858    SAN FRANCISCO               CA    94132     SFD        7.750       6.750     $2,493.11     360      1-Mar-28
4760863    MORGAN HILL                 CA    95037     SFD        7.500       6.750     $2,433.27     360      1-Mar-28
4760870    YORBA LINDA                 CA    92886     SFD        7.875       6.750     $2,075.88     360      1-Nov-27
4760878    SAN FRANCISCO               CA    94107     LCO        7.875       6.750     $2,138.95     360      1-Mar-28
4760891    RICHMOND                    VA    23229     SFD        7.375       6.750     $3,980.37     360      1-Apr-28
4760901    CUPERTINO                   CA    95014     SFD        7.500       6.750     $2,841.61     360      1-Feb-28
4760907    WARRENTON                   VA    20186     SFD        7.875       6.750     $2,175.21     360      1-Apr-28
4760911    SAN MARTIN                  CA    95046     SFD        7.375       6.750     $1,775.04     360      1-Mar-28
4760967    ASHTON                      MD    20861     SFD        7.625       6.750     $2,335.72     360      1-May-28
4761089    SAN JOSE                    CA    95135     SFD        7.625       6.750     $1,946.44     360      1-May-28
4761218    ATLANTA                     GA    30328     SFD        7.375       6.750     $1,996.75     360      1-May-28
4761393    MIDDLETON                   ID    83644     SFD        7.250       6.750      $798.15      360      1-May-28
4761483    ENID                        OK    73703     SFD        7.625       6.750     $3,308.23     360      1-May-28
4761494    VIENNA                      VA    22181     SFD        7.750       6.750     $3,223.86     360      1-Apr-28
4761505    GAITHERSBURG                MD    20882     SFD        7.625       6.750     $2,423.49     360      1-Apr-28
4761530    SAN MARTIN                  CA    95046     SFD        7.500       6.750     $2,455.65     360      1-Mar-28
4761539    RIVERVALE                   NJ    07675     SFD        7.875       6.750     $3,098.58     360      1-May-28
4761544    ENCINITAS                   CA    92024     SFD        7.500       6.750     $3,069.56     360      1-Mar-28
4761571    MC CLEAN                    VA    22102     SFD        7.000       6.733     $3,991.82     360      1-May-28
4761574    LUTZ                        FL    33549     SFD        7.625       6.750     $3,317.79     360      1-Jun-28
4761621    SHELBY TOWNSHIP             MI    48316     SFD        7.875       6.750     $1,776.43     360      1-Jun-28
4761633    UNIVERSITY PARK             TX    75205     SFD        7.500       6.750     $3,104.52     360      1-Jun-28
4761744    NEWPORT BEACH               CA    92660     SFD        7.625       6.750     $2,901.96     360      1-Jun-28
4761775    LARCHMONT                   NY    10538     SFD        7.500       6.750     $2,698.97     360      1-Apr-28
4761784    LA CANADA                   CA    91011     SFD        7.500       6.750     $3,052.77     360      1-May-28
4761806    ISSAQUAH                    WA    98029     SFD        7.625       6.750     $2,548.06     360      1-May-28
4761811    SEATTLE                     WA    98105     SFD        7.375       6.750     $2,596.94     360      1-May-28
4761813    VIRGINIA BEACH              VA    23456     SFD        7.250       6.750     $1,761.04     360      1-May-28
4761817    CHULA VISTA                 CA    91913     SFD        7.250       6.750     $1,976.95     360      1-May-28
4761831    SANDY                       UT    84092     SFD        7.250       6.750     $2,133.85     360      1-Apr-28
4761844    LYNNWOOD                    WA    98043     SFD        7.500       6.750     $1,919.34     360      1-May-28
4762112    CARLSBAD                    CA    92009     SFD        7.750       6.750     $1,834.02     360      1-Mar-28
4762114    BURLINGAME                  CA    94010     SFD        7.250       6.750     $3,410.89     360      1-May-28
4762173    SNOHOMISH                   WA    98290     SFD        7.375       6.750     $2,237.79     360      1-May-28
4762180    SAN DIEGO                   CA    92107     SFD        7.625       6.750     $2,123.38     360      1-May-28
4762196    DUXBURY                     MA    02332     SFD        7.375       6.750     $1,968.42     360      1-May-28
4762336    MANDEVILLE                  LA    70471     SFD        7.375       6.750     $2,393.19     360      1-May-28
4762439    AUSTIN                      TX    78746     SFD        7.375       6.750     $2,659.10     360      1-May-28
4762475    WEST LONG BRANCH            NJ    07764     SFD        7.250       6.750     $1,387.79     300      1-May-23
4762479    RENO                        NV    89509     SFD        7.625       6.750     $2,760.40     360      1-May-28
4762508    DENVER                      CO    80222     SFD        7.375       6.750     $2,204.64     360      1-May-28
4762531    RIDGEFIELD                  WA    98642     SFD        7.125       6.750     $2,098.63     360      1-May-28
4762635    MILPITAS                    CA    95035     SFD        7.500       6.750     $1,762.03     360      1-May-28
4762825    LAGUNA NIGUEL               CA    92677     SFD        7.875       6.750     $3,039.49     360      1-Apr-28
4762895    BLOOMINGTON                 MN    55438     SFD        7.500       6.750     $1,623.58     360      1-May-28
4762950    EWING                       NJ    08638     SFD        8.125       6.750      $751.78      360      1-May-28
4762992    RUMSON                      NJ    07760     SFD        7.500       6.750     $2,900.35     360      1-Jun-28
4763050    DELRAY BEACH                FL    33483     SFD        8.125       6.750     $3,563.99     360      1-May-28
4763066    NEW ROCHELLE                NY    10804     SFD        7.625       6.750     $1,925.20     360      1-Jun-28
4763163    EAST HAMPTON                NY    11937     SFD        8.000       6.750     $1,772.05     360      1-Jun-28
4763217    OAKDALE                     CA    95361     SFD        7.500       6.750     $1,957.80     360      1-May-28
4763302    AUBURN                      CA    95602     SFD        7.500       6.750     $1,922.84     360      1-May-28
4763383    PALOS VERDES ESTATES        CA    90274     SFD        7.375       6.750     $3,044.50     360      1-Jun-28
4763452    RANCH SANTA FE              CA    92067     SFD        7.600       6.750     $5,013.14     360      1-Apr-28
4763465    SAN FRANCISCO               CA    94114     SFD        7.450       6.750     $2,783.18     360      1-Apr-28
4763470    SANTA CLARA                 CA    95050     SFD        7.550       6.750     $1,854.28     360      1-Apr-28
4763473    BURBANK                     CA    91504     SFD        7.250       6.750     $1,923.74     360      1-Apr-28
4763476    SAN MATEO                   CA    94403     SFD        7.550       6.750     $3,232.16     360      1-Apr-28
4763528    NEWTON                      MA    02159     SFD        7.375       6.750     $4,475.58     360      1-Apr-28
4763544    SAN FRANCISCO               CA    94114     SFD        7.400       6.750     $2,682.98     360      1-Apr-28
4763562    RANCHO SANTA FE             CA    92067     SFD        7.750       6.750     $7,163.41     360      1-Apr-28
4763578    BARRINGTON                  IL    60010     SFD        7.650       6.750     $3,370.20     360      1-Apr-28
4763614    CHINO HILLS                 CA    91709     SFD        7.625       6.750     $1,654.12     360      1-May-28
4763629    NEWPORT BEACH               CA    92660     SFD        7.150       6.750     $6,070.56     360      1-Feb-28
4763642    SAN FRANCISCO               CA    94105     HCO        7.875       6.750     $3,422.33     360      1-Jun-28
4763651    IRVINE                      CA    92620     SFD        7.500       6.750     $2,419.29     360      1-Apr-28
4763681    LOS ANGELES                 CA    90291     SFD        7.350       6.750     $1,818.89     360      1-Apr-28
4763697    GLEN ELLYN                  IL    60137     SFD        7.500       6.750     $1,623.58     360      1-Apr-28
4763717    SIMI VALLEY                 CA    93065     SFD        7.500       6.750     $1,694.90     360      1-Apr-28
4763730    CARMEL                      IN    46033     SFD        7.875       6.750     $1,721.35     360      1-Jun-28
4763747    SHORELINE                   WA    98177     SFD        7.000       6.733     $2,394.42     360      1-May-28
4763758    LIVERMORE                   CA    94550     SFD        7.650       6.750     $3,717.86     360      1-Apr-28
4763779    SALT LAKE CITY              UT    84109     SFD        7.375       6.750     $1,602.37     360      1-May-28
4763786    SANTA ROSA                  CA    95404     SFD        7.450       6.750     $3,392.70     360      1-Apr-28
4763792    SAN MATEO                   CA    94402     PUD        7.500       6.750     $1,803.98     360      1-Apr-28
4763827    SEA ISLE CITY               NJ    08243     LCO        7.000       6.733     $1,938.25     240      1-Jun-18
4763836    BELLEVUE                    WA    98004     SFD        7.500       6.750     $2,027.73     360      1-Apr-28
4763842    SAN JOSE                    CA    95118     SFD        7.650       6.750     $2,383.97     360      1-Apr-28
4763879    HUNTINGTON BEACH            CA    92646     SFD        6.750       6.483     $1,621.50     360      1-May-28
4763888    SEBASTOPOL                  CA    95472     SFD        7.600       6.750     $2,471.27     360      1-Apr-28
4763906    SAN JOSE                    CA    95120     SFD        7.100       6.750     $1,924.03     360      1-Apr-28
4763925    CLOSTER                     NJ    07624     SFD        7.375       6.750     $2,182.53     360      1-Apr-28
4763929    SANTA CRUZ                  CA    95062     SFD        7.300       6.750     $2,104.71     360      1-Apr-28
4763955    SANTA BARBARA               CA    93101     SFD        7.150       6.750     $1,566.95     360      1-Apr-28
4763997    DEL MAR                     CA    92014     SFD        6.950       6.683     $3,806.21     360      1-Apr-28
4764002    SAN JOSE                    CA    95131     SFD        7.500       6.750     $1,929.84     360      1-Apr-28
4764003    NORTHRIDGE                  CA    91324     SFD        7.600       6.750     $2,612.48     360      1-Apr-28
4764009    TEMPLETON                   CA    93465     SFD        7.600       6.750     $2,349.82     360      1-Apr-28
4764011    HAYWARD                     CA    94544     SFD        7.150       6.750     $1,732.42     360      1-Apr-28
4764042    MISSOULA                    MT    59802     SFD        7.750       6.750     $2,005.96     360      1-Jun-28
4764047    EAST QUOGUE                 NY    11942     SFD        7.250       6.750      $955.05      360      1-Jun-28
4764151    MENLO PARK                  CA    94025     SFD        7.000       6.733     $2,661.21     360      1-Jun-28
4764210    SUNNYVALE                   CA    94087     SFD        7.750       6.750     $2,149.24     360      1-Jun-28
4764224    WESTERN SPRINGS             IL    60558     SFD        7.650       6.750     $2,225.04     360      1-Apr-28
4764236    SARATOGA                    CA    95070     SFD        7.400       6.750     $3,297.12     360      1-Apr-28
4764250    NEWPORT BEACH               CA    92663     MF2        7.500       6.750     $2,689.18     360      1-Apr-28
4764384    CARLSBAD                    CA    92008     SFD        7.250       6.750     $1,828.23     360      1-Jun-28
4764391    SCOTTSDALE                  AZ    85258     SFD        7.500       6.750     $2,796.86     360      1-May-28
4764399    RANCHO CUCAMUNGO            CA    91737     SFD        7.500       6.750     $2,387.82     360      1-May-28
4764581    LEE'S SUMMIT                MO    64064     SFD        7.250       6.750     $1,739.55     360      1-Jun-28
4764582    HUNTINGTON BEACH            CA    92647     SFD        6.750       6.483     $1,997.68     360      1-May-28
4764637    SEATTLE                     WA    98199     SFD        7.250       6.750     $1,608.57     360      1-May-28
4764662    BONITA SPRINGS              FL    34134     SFD        7.625       6.750     $2,123.38     360      1-May-28
4764685    WATERMILL                   NY    11976     SFD        7.375       6.750     $2,348.30     360      1-Jun-28
4764698    DAVIE                       FL    33328     SFD        7.375       6.750     $1,788.85     360      1-Jun-28
4764720    PELHAM MANOR                NY    10803     SFD        7.500       6.750     $2,062.69     360      1-Jun-28
4764763    MOUNTAIN VIEW               CA    94040     SFD        7.250       6.750     $2,387.62     360      1-May-28
4764888    ALAMO HEIGHTS               TX    78209     SFD        7.250       6.750     $1,916.92     360      1-Jun-28
4764942    SAN CARLOS                  CA    94070     SFD        7.400       6.750     $2,603.35     360      1-Apr-28
4764943    CAMPBELL                    CA    95008     SFD        7.650       6.750     $2,128.55     360      1-Apr-28
4764944    SANTA BARBARA               CA    93111     SFD        7.500       6.750     $2,202.53     360      1-Apr-28
4764945    SAN DIEGO                   CA    92109     SFD        7.550       6.750     $1,826.17     360      1-Apr-28
4764947    LOS ANGELES                 CA    90049     SFD        7.450       6.750     $3,551.34     360      1-Apr-28
4764948    SAN JOSE                    CA    95120     SFD        7.450       6.750     $2,685.77     360      1-Apr-28
4764949    DENTON                      TX    76205     SFD        7.000       6.733      $995.30      360      1-Mar-28
4764950    SAN DIEGO                   CA    92130     SFD        7.100       6.750     $1,731.16     360      1-Apr-28
4764951    IRVINE                      CA    92604     SFD        7.450       6.750     $1,920.40     360      1-Apr-28
4764952    SANTA MONICA                CA    90403     LCO        7.500       6.750     $3,730.31     360      1-Apr-28
4764953    MORGAN HILL                 CA    95037     SFD        7.650       6.750     $1,816.36     360      1-Apr-28
4764954    MORGAN HILL                 CA    95037     SFD        7.500       6.750     $2,094.85     360      1-Apr-28
4764956    HERMOSA BEACH               CA    90254     MF2        7.750       6.750     $2,865.65     360      1-Apr-28
4764958    NEWPORT BEACH               CA    92660     SFD        7.450       6.750     $4,230.43     360      1-Apr-28
4764959    IRVINE                      CA    92612     SFD        7.500       6.750     $1,817.96     360      1-Apr-28
4764961    MIAMI                       FL    33146     SFD        7.450       6.750     $3,673.80     360      1-Apr-28
4764962    VISTA                       CA    92084     SFD        7.400       6.750     $1,765.57     360      1-Apr-28
4764964    RANCHO PALOS VERDES         CA    90275     SFD        7.150       6.750     $1,823.60     360      1-Apr-28
4764966    LOS ALTOS HILLS             CA    94024     SFD        7.150       6.750     $2,031.63     360      1-Apr-28
4764970    HEWLETT                     NY    11557     SFD        7.450       6.750     $1,948.23     360      1-Apr-28
4764971    GOLETA                      CA    93117     SFD        7.400       6.750     $2,056.37     360      1-Apr-28
4764975    SAN JOSE                    CA    95125     SFD        7.450       6.750     $2,220.98     360      1-Apr-28
4764978    MANHATTAN BEACH             CA    90266     SFD        7.625       6.750     $3,029.36     360      1-May-28
4764979    HUNTINGTON BEACH            CA    92648     SFD        7.500       6.750     $1,947.32     360      1-Apr-28
4764982    HALLANDALE                  FL    33009     SFD        7.600       6.750     $1,872.52     360      1-Apr-28
4764984    GLENDALE                    CA    91201     SFD        7.250       6.750     $1,942.16     360      1-May-28
4764985    BELLEVUE                    WA    98008     SFD        7.250       6.750     $2,585.18     360      1-May-28
4764986    SCARSDALE                   NY    10583     SFD        7.250       6.750     $2,182.97     360      1-May-28
4764987    HILLSBOROUGH                CA    94010     SFD        7.500       6.750     $4,801.51     360      1-May-28
4764989    HOLLISTER                   CA    95023     SFD        7.200       6.750     $1,819.16     360      1-Apr-28
4764992    SARATOGA                    CA    95070     SFD        8.125       6.750     $3,638.24     360      1-May-28
4764993    STAMFORD                    CT    06903     SFD        7.700       6.750     $2,281.48     360      1-Apr-28
4764995    MORGAN HILL                 CA    95037     SFD        7.550       6.750     $1,770.66     360      1-Apr-28
4764996    OCEANSIDE                   CA    92057     SFD        7.450       6.750     $1,669.91     360      1-Apr-28
4764997    SAN JOSE                    CA    95120     SFD        7.250       6.750     $1,738.87     360      1-Apr-28
4764999    SAN JOSE                    CA    95120     SFD        7.450       6.750     $1,923.88     360      1-Apr-28
4765000    MUNDELEIN                   IL    60060     SFD        7.550       6.750     $2,136.04     360      1-Apr-28
4765001    LA JOLLA                    CA    92037     SFD        7.000       6.733     $2,262.03     360      1-Apr-28
4765002    SANTA MONICA                CA    90402     SFD        7.150       6.750     $2,904.25     360      1-Apr-28
4765005    SANTA BARBARA               CA    93105     SFD        7.500       6.750     $1,873.90     360      1-Apr-28
4765006    SAN JOSE                    CA    95135     SFD        7.400       6.750     $1,649.95     360      1-Apr-28
4765008    FULLERTON                   CA    92835     SFD        7.500       6.750     $1,748.04     360      1-Apr-28
4765009    SAN JOSE                    CA    95120     SFD        7.200       6.750     $2,047.23     360      1-Apr-28
4765011    CULVER CITY                 CA    90230     SFD        7.200       6.750     $2,443.64     360      1-Apr-28
4765013    SAN JOSE                    CA    95136     SFD        7.200       6.750     $1,781.15     360      1-Apr-28
4765014    BOCA RATON                  FL    33498     SFD        7.800       6.750     $1,852.95     360      1-Nov-27
4765015    SUNNYVALE                   CA    94086     SFD        7.200       6.750     $2,117.82     360      1-Apr-28
4765016    HUNTINGTON BEACH            CA    92648     SFD        7.550       6.750     $2,782.47     360      1-Apr-28
4765017    SANTA BARBARA               CA    93110     SFD        7.050       6.750     $2,006.00     360      1-Apr-28
4765018    HIGHLAND VILLAGE            TX    75067     SFD        7.500       6.750      $943.94      360      1-Mar-28
4765019    HUNTINGTON STATION          NY    11746     SFD        7.050       6.750     $1,674.34     360      1-Apr-28
4765021    SAN JOSE                    CA    95125     SFD        7.550       6.750     $1,759.42     360      1-Apr-28
4765022    PALM DESERT                 CA    92260     SFD        7.600       6.750     $1,620.45     360      1-Apr-28
4765023    REDONDO BEACH               CA    90277     SFD        7.650       6.750     $1,702.84     360      1-Apr-28
4765024    INDIAN WELLS                CA    92210     SFD        7.450       6.750     $4,522.67     360      1-Apr-28
4765025    UNION CITY                  CA    94587     SFD        7.350       6.750     $2,032.47     360      1-Apr-28
4765026    DOWNERS GROVE               IL    60516     SFD        7.500       6.750     $1,838.94     360      1-Apr-28
4765029    SOUTH PASADENA              CA    91030     SFD        7.350       6.750     $1,915.35     360      1-Apr-28
4765030    MOUNTAIN VIEW               CA    94040     SFD        7.050       6.750     $2,206.60     360      1-Apr-28
4765031    MORGAN HILL                 CA    95037     SFD        7.700       6.750     $2,024.81     360      1-Apr-28
4765033    SANTA CLARA                 CA    95051     SFD        7.300       6.750     $2,029.29     360      1-Apr-28
4765034    HERMOSA BEACH               CA    90254     SFD        7.150       6.750     $1,951.93     360      1-Apr-28
4765035    LAGUNA NIGUEL               CA    92677     SFD        7.550       6.750     $1,840.93     360      1-Mar-28
4765036    SAN FRANCISCO               CA    94131     SFD        7.200       6.750     $1,878.21     360      1-Apr-28
4765037    SANTA BARBARA               CA    93101     SFD        7.350       6.750     $2,150.98     360      1-Apr-28
4765039    SAN JOSE                    CA    95132     SFD        7.250       6.750     $1,927.84     360      1-Apr-28
4765040    MOSS BEACH                  CA    94038     SFD        7.150       6.750     $1,618.95     360      1-Apr-28
4765041    WINDSOR                     CA    95492     SFD        7.750       6.750     $1,702.20     360      1-Apr-28
4765042    PLANO                       TX    75093     SFD        7.450       6.750      $467.58      360      1-Mar-28
4765043    BELMONT                     CA    94002     SFD        7.300       6.750     $2,413.21     360      1-Apr-28
4765044    SEA CLIFF                   NY    11579     SFD        7.400       6.750     $1,599.40     360      1-Apr-28
4765046    RYE                         NY    10580     SFD        7.150       6.750     $1,891.14     360      1-Apr-28
4765047    CAMPBELL                    CA    95008     SFD        7.750       6.750     $1,834.02     360      1-Apr-28
4765048    LOS ALAMITOS                CA    90720     SFD        7.500       6.750     $1,929.84     360      1-Mar-28
4765049    BEVERLY HILLS               CA    90211     LCO        7.750       6.750     $4,298.48     360      1-Dec-27
4765050    SARATOGA                    CA    95070     SFD        7.450       6.750     $3,966.03     360      1-Apr-28
4765051    WINDSOR                     CA    95492     SFD        7.350       6.750     $1,921.55     360      1-Apr-28
4765052    LOS GATOS                   CA    95032     SFD        7.250       6.750     $1,787.31     360      1-Apr-28
4765054    SAN CLEMENTE                CA    92672     SFD        7.050       6.750     $1,745.22     360      1-Apr-28
4765056    LOS ANGELES                 CA    90025     SFD        7.250       6.750     $2,609.33     360      1-Apr-28
4765057    MORGAN HILL                 CA    95037     SFD        7.400       6.750     $2,935.70     360      1-Apr-28
4765058    LOS GATOS                   CA    95032     SFD        7.350       6.750     $4,266.12     360      1-Apr-28
4765059    SAN DIEGO                   CA    92110     SFD        7.200       6.750     $2,269.87     360      1-Apr-28
4765060    ARLINGTON HEIGHTS           IL    60005     SFD        7.450       6.750     $1,878.65     360      1-Apr-28
4765061    DOVE CANYON                 CA    92679     SFD        7.500       6.750     $1,957.81     360      1-Apr-28
4765062    LOS GATOS                   CA    95032     SFD        7.050       6.750     $2,340.33     360      1-Apr-28
4765063    LAGUNA BEACH                CA    92651     SFD        7.200       6.750     $2,117.82     360      1-Apr-28
4765064    GOLETA                      CA    93117     SFD        7.400       6.750     $2,021.75     360      1-Apr-28
4765066    MANHATTAN BEACH             CA    90266     SFD        7.250       6.750     $2,067.00     360      1-Apr-28
4765068    SAN GABRIEL                 CA    91775     SFD        7.200       6.750     $1,884.32     360      1-Apr-28
4765069    MORGAN HILL                 CA    95037     SFD        7.700       6.750     $3,707.40     360      1-Apr-28
4765070    BRENTWOOD                   CA    94513     SFD        7.450       6.750     $1,669.91     360      1-Apr-28
4765071    SAN JOSE                    CA    95134     SFD        7.400       6.750     $1,820.96     360      1-Apr-28
4765072    SAN MATEO                   CA    94402     SFD        7.100       6.750     $2,856.14     360      1-Apr-28
4765074    SUNNYVALE                   CA    94087     SFD        7.350       6.750     $1,712.79     360      1-Apr-28
4765075    SUNNYVALE                   CA    94086     SFD        7.450       6.750     $1,852.21     360      1-Apr-28
4765076    HOUSTON                     TX    77024     SFD        7.250       6.750     $2,828.99     360      1-Apr-28
4765077    NOVATO                      CA    94949     SFD        7.450       6.750     $2,557.05     360      1-Apr-28
4765108    SAN RAMON                   CA    94583     SFD        7.500       6.750     $2,153.59     360      1-Apr-28
4765121    LOS ALTOS                   CA    94024     SFD        7.200       6.750     $3,563.64     360      1-Apr-28
4765142    RIVERSIDE                   CA    92506     SFD        7.500       6.750     $2,069.68     360      1-Apr-28
4765165    SAN CLEMENTE                CA    92673     SFD        7.300       6.750     $3,770.65     360      1-Apr-28
4765175    TORRANCE                    CA    90505     SFD        7.500       6.750     $2,237.49     360      1-Apr-28
4765184    GILROY                      CA    95020     SFD        7.050       6.750     $2,420.57     360      1-Apr-28
4765205    DAVIS                       CA    95616     SFD        7.600       6.750     $1,977.01     360      1-Apr-28
4765275    CHATHAM BORO                NJ    07928     SFD        7.750       6.750     $1,762.38     360      1-May-28
4765282    GREAT FALLS                 VA    22066     SFD        7.375       6.750     $2,037.49     360      1-May-28
4765284    TUCSON                      AZ    85750     SFD        7.375       6.750     $3,294.52     360      1-May-28
4765302    SPRINGDALE                  UT    84767     SFD        7.250       6.750     $2,859.68     360      1-May-28
4765335    BROOKLYN                    NY    11215     SFD        7.500       6.750     $1,992.76     360      1-May-28
4765352    GAITHERSBURG                MD    20882     SFD        7.250       6.750     $2,728.71     360      1-May-28
4765381    SOUTHLAKE                   TX    76092     SFD        7.375       6.750     $2,002.62     360      1-May-28
4765395    EDEN PRAIRIE                MN    55347     SFD        7.250       6.750     $1,712.94     360      1-May-28
4765420    ANOKA                       MN    55014     SFD        7.375       6.750     $1,864.82     360      1-May-28
4765673    FREMONT                     CA    94539     SFD        7.625       6.750     $2,095.07     360      1-Jun-28
4765728    DELRAY BEACH                FL    33446     SFD        7.500       6.750     $4,544.90     360      1-Jun-28
4765781    LAGUNA HILLS                CA    92653     SFD        7.625       6.750     $2,434.81     360      1-May-28
4765796    LOS ANGELES                 CA    91367     SFD        7.375       6.750     $1,830.29     360      1-May-28
4765815    MOUNTAIN VIEW               CA    94043     PUD        7.625       6.750     $2,084.46     360      1-May-28
4766037    MANHATTAN BEACH             CA    90266     SFD        7.625       6.750     $2,096.84     360      1-Jun-28
4766262    BEND                        OR    97701     SFD        7.375       6.750     $2,431.18     360      1-May-28
4766264    CORAL SPRINGS               FL    33071     SFD        7.500       6.750     $1,971.79     360      1-May-28
4766268    SANTA MONICA                CA    90405     SFD        7.625       6.750     $2,335.72     360      1-May-28
4766272    CORAL SPRINGS               FL    33076     SFD        7.375       6.750     $1,692.16     360      1-May-28
4766273    LA HABRA HEIGHTS            CA    90631     SFD        7.450       6.750     $4,522.67     360      1-Jan-28
4766298    WEST CHESTER                PA    19380     SFD        7.625       6.750     $2,243.36     360      1-May-28
4766324    BOTHELL                     WA    98011     SFD        7.350       6.750     $1,942.91     360      1-Apr-28
4766338    SANTA BARBARA               CA    93111     SFD        7.400       6.750     $1,609.79     360      1-Jan-28
4766348    SANTA BARBARA               CA    93110     MF2        7.400       6.750     $2,012.06     360      1-Jan-28
4766447    RYE                         NY    10580     SFD        6.875       6.608     $1,872.25     360      1-May-28
4766501    BRIGHTON                    MI    48116     SFD        7.750       6.750     $1,676.41     360      1-May-28
4766522    BETHANY BEACH               DE    19930     SFD        7.500       6.750     $2,027.72     360      1-May-28
4766755    MORGAN HILL                 CA    95037     SFD        7.500       6.750     $1,957.81     360      1-May-28
4766837    SAN JOSE                    CA    95134     LCO        7.625       6.750     $1,868.58     360      1-Jun-28
4766854    MOUNT LAUREL                NJ    08054     SFD        7.000       6.733     $1,972.63     360      1-May-28
4767098    GLENDALE                    CA    91208     SFD        7.750       6.750     $2,321.18     360      1-Apr-28
4767103    LOS ALAMITOS                CA    90720     SFD        7.625       6.750     $2,477.28     360      1-May-28
4767106    CERRITOS                    CA    90703     SFD        7.750       6.750     $2,342.67     360      1-May-28
4767177    DANA POINT                  CA    92629     LCO        7.625       6.750     $1,674.29     360      1-Jun-28
4767360    LOS ANGELES                 CA    90045     SFD        7.250       6.750     $1,609.94     360      1-May-28
4767362    MARIN CITY                  CA    94965     SFD        7.125       6.750     $1,288.15     360      1-May-28
4767365    GREENWICH                   CT    06830     SFD        7.250       6.750     $2,248.45     360      1-May-28
4767385    VALENCIA AREA               CA    91354     SFD        7.375       6.750     $1,609.27     360      1-May-28
4767415    PASADENA                    CA    91106     SFD        7.375       6.750     $4,489.39     360      1-May-28
4767425    SAN JOSE                    CA    95129     SFD        7.625       6.750     $2,335.72     360      1-May-28
4767429    KENT                        WA    98031     SFD        7.625       6.750     $2,071.01     360      1-May-28
4767433    TORRANCE                    CA    90503     SFD        7.625       6.750     $1,734.10     360      1-May-28
4767450    LONG BEACH                  CA    90807     SFD        7.375       6.750     $2,072.03     360      1-May-28
4767454    LA HABRA                    CA    90631     SFD        7.250       6.750     $2,223.90     360      1-May-28
4767499    LONG BEACH                  CA    90815     SFD        7.000       6.733     $1,969.30     360      1-May-28
4767501    MERRICK                     NY    11566     SFD        6.875       6.608     $1,609.48     360      1-May-28
4767511    LOS ALAMITOS                CA    90720     SFD        7.625       6.750     $2,024.29     360      1-May-28
4767515    LONG BEACH                  CA    90803     SFD        7.500       6.750     $3,426.15     360      1-May-28
4767519    SAN CLEMENTE                CA    92673     SFD        7.250       6.750     $1,800.95     360      1-May-28
4767521    NEWPORT BEACH               CA    92625     LCO        7.000       6.733     $2,647.91     360      1-May-28
4767525    PASADENA                    CA    91107     SFD        7.250       6.750     $1,587.43     360      1-May-28
4767533    PASADENA                    CA    91103     SFD        7.250       6.750     $2,455.84     360      1-May-28
4767537    LOS ANGELES                 CA    90036     SFD        7.250       6.750     $2,210.25     360      1-May-28
4767540    SEAL BEACH                  CA    90740     SFD        7.250       6.750     $2,517.23     360      1-May-28
4767549    PASADENA                    CA    91105     SFD        7.000       6.733     $2,494.89     360      1-May-28
4767553    NEWPORT COAST AREA          CA    92657     SFD        7.250       6.750     $2,640.02     360      1-May-28
4767559    VALENCIA AREA               CA    91354     SFD        7.625       6.750     $2,276.27     360      1-May-28
4767563    LOS ANGELES                 CA    91356     SFD        6.750       6.483     $2,485.43     360      1-May-28
4767579    HUNTINGTON BEACH            CA    92648     SFD        7.625       6.750     $2,282.64     360      1-May-28
4767640    SANDY                       UT    84093     SFD        7.500       6.750     $1,638.96     360      1-May-28
4767669    ACWORTH                     GA    30101     SFD        7.125       6.750     $1,768.51     360      1-Mar-28
4767822    RIVER EDGE                  NJ    07661     LCO        7.625       6.750     $1,942.90     360      1-Jun-28
4767850    WARRENTON                   MO    63383     SFD        7.625       6.750     $1,811.96     360      1-Jun-28
4767864    MAHWAH                      NJ    07430     SFD        7.000       6.733     $1,695.19     360      1-May-28
4767872    QUINCY                      IL    62301     SFD        8.125       6.750      $994.95      360      1-Jun-28
4768064    LOS ANGELES                 CA    91423     SFD        7.625       6.750     $1,748.25     360      1-May-28
4768069    LAGUNA NIGUEL               CA    92677     SFD        7.625       6.750     $1,676.06     360      1-May-28
4768071    SAN CLEMENTE                CA    92673     SFD        7.375       6.750     $2,065.12     360      1-May-28
4768076    MANHATTAN BEACH             CA    90266     SFD        7.250       6.750     $2,292.11     360      1-May-28
4768083    THOUSAND OAKS               CA    91320     SFD        7.625       6.750     $1,691.63     360      1-May-28
4768130    SAN JOSE                    CA    95125     SFD        7.700       6.750     $2,766.29     360      1-Apr-28
4768138    TORRANCE                    CA    90503     SFD        7.400       6.750     $1,990.60     360      1-Apr-28
4768143    VENTURA                     CA    93001     SFD        7.600       6.750     $2,037.03     360      1-Apr-28
4768155    DANVILLE                    CA    94526     SFD        7.350       6.750     $2,364.56     360      1-Apr-28
4768161    SOUTH SAN FRANCISCO         CA    94080     PUD        7.200       6.750     $2,058.09     360      1-Apr-28
4768169    SAN MATEO                   CA    94403     SFD        7.450       6.750     $1,669.91     360      1-Apr-28
4768185    LA VERNE                    CA    91750     SFD        7.500       6.750     $1,922.84     360      1-Apr-28
4768246    PLEASANTON                  CA    94588     SFD        7.500       6.750     $1,884.38     360      1-Mar-28
4768274    CLARKSTON                   MI    48348     SFD        7.375       6.750     $2,072.03     360      1-Apr-28
4768283    OAKLAND                     CA    94610     SFD        7.625       6.750     $2,487.90     360      1-Mar-28
4768369    MISSION VIEJO               CA    92692     SFD        7.625       6.750     $2,061.10     360      1-Sep-27
4768390    LAKEWOOD                    CA    90712     SFD        7.500       6.750     $2,195.53     360      1-May-28
4768405    PORTLAND                    OR    97229     SFD        7.125       6.750     $1,777.94     360      1-Apr-28
4768419    BOCA RATON                  FL    33434     SFD        7.625       6.750     $2,725.01     360      1-Jun-28
4768424    MOUNTAIN VIEW               CA    94041     SFD        7.750       6.750     $2,189.36     360      1-Apr-28
4768451    SAN JOSE                    CA    95121     SFD        8.000       6.750     $1,584.93     360      1-Mar-28
4768469    WOODSIDE                    CA    94062     SFD        7.750       6.750     $2,521.77     360      1-Apr-28
4768480    SAN JOSE                    CA    95120     SFD        8.125       6.750     $2,791.79     360      1-Apr-28
4768490    DALLAS                      TX    75209     SFD        7.375       6.750     $2,707.45     360      1-Jun-28
4768513    GREENSBORO                  GA    30642     LCO        7.750       6.750      $673.43      360      1-Apr-28
4768523    IRVINE                      CA    92612     SFD        8.000       6.750     $1,833.68     360      1-May-28
4768555    SAN JOSE                    CA    95135     SFD        8.125       6.750     $2,827.43     360      1-Apr-28
4768579    SAN JOSE                    CA    95008     PUD        7.875       6.750     $2,894.48     360      1-Apr-28
4768596    TAVERNIER                   FL    33070     SFD        7.625       6.750     $2,371.11     360      1-May-28
4768687    SAUSALITO                   CA    94965     LCO        7.250       6.750     $2,210.26     360      1-May-28
4768730    LOS ANGELES                 CA    90045     SFD        7.500       6.750     $3,426.15     360      1-May-28
4768731    TORRANCE                    CA    90503     SFD        7.375       6.750     $1,994.33     360      1-May-28
4768734    LOS ANGELES                 CA    91316     SFD        7.625       6.750     $1,857.25     360      1-May-28
4768736    LOS ANGELES                 CA    90077     SFD        7.625       6.750     $2,080.92     360      1-May-28
4768744    ANTIOCH                     CA    94509     SFD        7.625       6.750     $1,744.71     360      1-May-28
4768761    LOS ANGELES                 CA    90045     SFD        7.625       6.750     $1,896.89     360      1-May-28
4768765    SANTA ANA AREA              CA    92705     SFD        6.875       6.608     $3,120.41     360      1-May-28
4768772    SAN CLEMENTE                CA    92673     SFD        7.125       6.750     $2,398.44     360      1-May-28
4768776    HOLLISTER                   CA    95023     SFD        7.625       6.750     $2,332.18     360      1-May-28
4768779    SAN JOSE                    CA    95125     SFD        7.625       6.750     $1,775.86     360      1-May-28
4768799    PARK CITY                   UT    84098     SFD        7.375       6.750     $2,313.77     360      1-Jun-28
4768944    DANVILLE                    CA    94526     SFD        7.750       6.750     $2,172.17     360      1-Feb-28
4769005    FALLS CHURCH                VA    22042     SFD        7.625       6.750     $2,088.00     360      1-May-28
4769300    PACIFIC PALISADES           CA    90272     SFD        7.250       6.750     $2,387.62     360      1-May-28
4769372    MIAMI                       FL    33156     SFD        7.375       6.750     $3,798.72     360      1-Jun-28
4769496    ATLANTA                     GA    30319     SFD        7.125       6.750     $1,869.57     360      1-Jun-28
4769659    HOUSTON                     TX    77024     SFD        7.250       6.750     $2,341.23     360      1-Jun-28
4769745    SOLVANG                     CA    93463     SFD        7.125       6.750     $1,751.67     360      1-May-28
4769762    SAINT LOUIS                 MO    63122     SFD        7.250       6.750     $1,848.70     360      1-Jun-28
4769867    EADS                        TN    38028     SFD        7.125       6.750     $3,688.61     360      1-Jun-28
4769885    THOUSAND OAKS               CA    91320     SFD        7.750       6.750     $1,988.05     360      1-May-28
4769891    FREMONT                     CA    94539     SFD        7.375       6.750     $3,190.92     360      1-Jun-28
4769898    HUNTINGTON BEACH            CA    92646     SFD        8.000       6.750     $1,893.12     360      1-Jun-28
4769981    PINECREST                   FL    33156     SFD        7.125       6.750     $1,751.67     360      1-May-28
4770023    SAINT PETERSBURG            FL    33703     SFD        7.375       6.750     $2,020.23     360      1-May-28
4770130    APTOS                       CA    95003     SFD        7.375       6.750     $2,341.39     360      1-May-28
4770131    SANTA CRUZ                  CA    95060     SFD        7.250       6.750     $1,773.66     360      1-Jun-28
4770334    MOORESVILLE                 NC    28115     SFD        7.500       6.750     $2,286.44     360      1-Mar-28
4770364    SEVERNA PARK                MD    21146     SFD        7.375       6.750     $2,370.40     360      1-Apr-28
4770464    HUNTINGTON                  NY    11743     SFD        8.250       6.750     $2,073.50     360      1-May-28
4770730    TULSA                       OK    74137     SFD        7.250       6.750     $2,619.56     360      1-Jun-28
4770768    ROCHESTER                   MN    55906     SFD        7.250       6.750      $993.90      240      1-Jun-18
4770845    SAN DIEGO                   CA    92130     SFD        7.500       6.750     $2,447.25     360      1-May-28
4770850    HUNTINGTON BEACH            CA    92646     SFD        7.375       6.750     $2,016.77     360      1-May-28
4770956    MIDLOTHIAN                  VA    23113     SFD        7.250       6.750     $3,547.32     360      1-Apr-28
4771265    LOS ANGELES                 CA    90045     SFD        7.375       6.750     $2,288.90     360      1-May-28
4771268    LONG BEACH                  CA    90803     SFD        7.125       6.750     $2,420.34     360      1-May-28
4771274    SANTA ROSA                  CA    95403     SFD        7.250       6.750     $2,114.75     360      1-May-28
4771292    REDMOND                     WA    98052     SFD        7.375       6.750     $1,762.26     360      1-May-28
4771294    SAN JOSE                    CA    95125     SFD        7.625       6.750     $1,911.04     360      1-May-28
4771498    BEDFORD                     NH    03110     SFD        6.875       6.608     $1,574.66     360      1-Apr-28
4771508    LOS ANGELES                 CA    90068     SFD        7.625       6.750     $4,586.51     360      1-Jun-28
4771581    NEW YORK                    NY    10025     HCO        8.125       6.750      $707.23      360      1-Jun-28
4771741    CARLSBAD                    CA    92009     SFD        7.875       6.750     $1,848.93     360      1-May-28
4771843    SANTA MONICA                CA    90403     LCO        7.500       6.750     $1,753.63     360      1-Jun-28
4772114    ALAMO                       CA    94507     SFD        7.375       6.750     $2,425.65     360      1-May-28
4772122    SUNNYVALE                   CA    94087     SFD        7.625       6.750     $1,913.87     360      1-May-28
4772142    SAN RAFAEL                  CA    94903     LCO        7.125       6.750     $1,832.51     360      1-May-28
4772147    MILL VALLEY                 CA    94941     SFD        7.500       6.750     $2,884.26     360      1-May-28
4772157    THOUSAND OAKS               CA    91361     SFD        7.250       6.750     $3,138.01     360      1-May-28
4772175    WEST LINN                   OR    97068     SFD        7.750       6.750     $1,669.24     360      1-May-28
4772197    KIRKWOOD                    MO    63122     SFD        7.500       6.750     $2,461.24     360      1-Apr-28
4772228    LOOMIS                      CA    95650     SFD        7.500       6.750     $1,936.82     360      1-Apr-28
4772245    BELMONT                     CA    94002     SFD        7.375       6.750     $2,762.70     360      1-May-28
4772253    SAN CARLOS                  CA    94070     SFD        7.375       6.750     $2,831.77     360      1-May-28
4772261    SAN JOSE                    CA    95127     SFD        7.500       6.750     $2,047.65     360      1-May-28
4772336    WILMINGTON                  NC    28405     SFD        7.125       6.750     $2,324.33     360      1-Mar-28
4772435    SAN JOSE                    CA    95135     SFD        7.375       6.750     $2,685.35     360      1-Jun-28
4772447    SAN MATEO                   CA    94401     MF2        7.625       6.750     $2,482.24     360      1-May-28
4772458    OAK PARK                    IL    60302     SFD        7.375       6.750     $1,823.39     360      1-May-28
4772515    SAN DIEGO                   CA    92107     SFD        7.875       6.750     $2,592.85     360      1-May-28
4772672    WEST BLOOMFIELD             MI    48324     SFD        7.750       6.750     $2,015.99     360      1-May-28
4772685    WESTON                      CT    06883     SFD        7.250       6.750     $2,046.53     360      1-May-28
4772713    SULTAN                      WA    98294     SFD        8.000       6.750      $803.47      360      1-Jan-28
4772721    BROOKLYN                    NY    11230     SFD        8.000       6.750     $1,834.41     360      1-Nov-27
4772742    SAN JOSE                    CA    95132     SFD        8.000       6.750     $1,513.39     360      1-Mar-28
4772788    VIRGINIA BEACH              VA    23451     SFD        7.625       6.750     $1,769.49     360      1-May-28
4772806    UNION CITY                  CA    94587     SFD        7.250       6.750     $1,896.45     360      1-Apr-28
4772816    SAN DIEGO                   CA    92131     SFD        7.500       6.750     $1,677.42     360      1-Apr-28
4772843    BAINBRIDGE ISLAND           WA    98110     SFD        7.875       6.750     $2,148.02     360      1-Aug-27
4773003    WALNUT CREEK                CA    94595     SFD        7.625       6.750     $2,049.77     360      1-May-28
4773014    FOSTER CITY                 CA    94404     SFD        7.750       6.750     $2,213.71     360      1-May-28
4773040    HOUSTON                     TX    77006     THS        7.375       6.750     $1,733.60     360      1-Apr-28
4773050    FORESTVILLE                 CA    95436     SFD        7.500       6.750     $1,730.56     360      1-May-28
4773056    MISSION VIEJO               CA    92692     SFD        7.500       6.750     $2,587.09     360      1-May-28
4773062    WORCESTER                   MA    01602     SFD        7.625       6.750     $1,727.02     360      1-Apr-28
4773063    OAKLAND                     CA    94618     SFD        7.250       6.750     $2,728.71     360      1-May-28
4773068    MENLO PARK                  CA    94025     SFD        7.500       6.750     $3,821.21     360      1-May-28
4773233    CHARLOTTESVILLE             VA    22903     SFD        7.375       6.750     $2,127.28     360      1-Apr-28
4773266    WATER MILL                  NY    11978     SFD        7.500       6.750     $2,326.99     360      1-Jun-28
4773310    MOORPARK                    CA    93021     SFD        7.375       6.750     $4,420.33     360      1-Jun-28
4773358    CONCORD                     CA    94518     SFD        7.375       6.750     $1,954.61     360      1-May-28
4773376    GLEN ELLEN                  CA    95442     SFD        7.625       6.750     $4,069.81     360      1-Apr-28
4773380    BIRMINGHAM                  AL    35213     SFD        7.125       6.750     $2,317.59     360      1-May-28
4773396    COLUMBIA                    MD    21044     SFD        7.500       6.750     $1,901.87     360      1-Apr-28
4773398    SAN CARLOS                  CA    94070     SFD        7.625       6.750     $2,088.00     360      1-May-28
4773422    SAN JOSE                    CA    95135     SFD        7.125       6.750     $2,601.23     360      1-Jun-28
4773423    LUSBY                       MD    20657     SFD        7.250       6.750     $1,937.39     360      1-Jan-28
4774353    LAGUNA NIGUEL               CA    92677     SFD        7.750       6.750     $1,980.88     360      1-May-28
4774355    AGOURA AREA                 CA    91301     SFD        7.375       6.750     $1,685.25     360      1-May-28
4774359    ORANGE                      CA    92665     SFD        7.750       6.750     $1,662.08     360      1-May-28
4774363    DANA POINT                  CA    92629     SFD        7.625       6.750     $2,236.63     360      1-May-28
4774366    HUNTINGTON BEACH            CA    92647     SFD        7.375       6.750     $1,878.64     360      1-May-28
4774368    NEWPORT BEACH               CA    92663     SFD        7.500       6.750     $2,254.97     360      1-May-28
4774370    ARCADIA                     CA    91007     SFD        7.000       6.733     $1,876.15     360      1-May-28
4774377    COSTA MESA                  CA    92626     SFD        7.125       6.750     $1,647.92     360      1-May-28
4774382    SEBASTOPOL                  CA    95472     SFD        7.250       6.750     $1,637.22     360      1-May-28
4774389    THOUSAND OAKS               CA    91362     PUD        7.625       6.750     $2,194.16     360      1-May-28
4774399    SAN CLEMENTE                CA    92672     SFD        7.250       6.750     $1,824.82     360      1-May-28
4774400    ANAHEIM                     CA    92807     SFD        7.625       6.750     $1,677.47     360      1-May-28
4774403    LOS ANGELES                 CA    91604     SFD        7.375       6.750     $1,839.96     360      1-May-28
4774407    ARCADIA                     CA    91006     SFD        7.375       6.750     $2,315.14     360      1-May-28
4774411    MISSION VIEJO               CA    92691     PUD        7.625       6.750     $2,286.18     360      1-May-28
4774418    DANA POINT                  CA    92629     SFD        7.625       6.750     $1,698.71     360      1-May-28
4774422    SAN CLEMENTE                CA    92672     SFD        7.375       6.750     $1,935.27     360      1-May-28
4774521    REDMOND                     WA    98052     SFD        7.750       6.750     $2,176.10     360      1-Jun-28
4774675    GRASS VALLEY                CA    95949     SFD        7.500       6.750     $1,783.00     360      1-May-28
4774817    LA JOLLA                    CA    92037     SFD        7.125       6.750     $2,906.42     360      1-May-28
4774866    LA HABRA HEIGHTS            CA    90631     SFD        7.625       6.750     $1,932.28     360      1-May-28
4774879    MISSION VIEJO               CA    92692     PUD        7.375       6.750     $2,541.69     360      1-May-28
4774884    SAN PEDRO                   CA    90731     SFD        7.500       6.750     $2,342.37     360      1-May-28
4774890    LOS ANGELES                 CA    90056     SFD        7.625       6.750     $1,974.75     360      1-May-28
4774897    VENTURA                     CA    93001     SFD        7.625       6.750     $1,688.80     360      1-May-28
4774900    REDONDO BEACH               CA    90278     LCO        7.625       6.750     $1,946.43     360      1-May-28
4774904    MISSION VIEJO               CA    92691     SFD        7.750       6.750     $2,229.83     360      1-May-28
4774925    REDONDO BEACH               CA    90277     SFD        7.375       6.750     $2,538.23     360      1-May-28
4774932    LOS ANGELES                 CA    90210     SFD        7.375       6.750     $1,899.36     360      1-May-28
4774938    CARLSBAD                    CA    92008     SFD        7.625       6.750     $1,758.87     360      1-May-28
4774940    DALY CITY                   CA    94015     SFD        6.875       6.608     $1,705.39     360      1-May-28
4774943    LOS ANGELES                 CA    91304     SFD        7.500       6.750     $1,817.96     360      1-May-28
4774947    SANTA CLARITA               CA    93551     SFD        7.625       6.750     $2,141.08     360      1-May-28
4774951    SAN JOSE                    CA    95121     SFD        7.250       6.750     $2,527.47     360      1-May-28
4774957    FOOTHILL RANCH AREA         CA    92610     SFD        7.250       6.750     $1,937.38     360      1-May-28
4774962    SAN JOSE                    CA    95134     SFD        7.625       6.750     $1,978.99     360      1-May-28
4774966    LAGUANA NIGUEL              CA    92677     SFD        7.375       6.750     $1,686.63     360      1-May-28
4774972    MILL VALLEY                 CA    94941     SFD        7.750       6.750     $2,132.04     360      1-May-28
4774975    THOUSAND OAKS               CA    91360     SFD        7.625       6.750     $2,031.37     360      1-May-28
4775001    REDONDO BEACH               CA    90277     SFD        7.625       6.750     $2,388.81     360      1-May-28
4775014    LA MESA                     CA    91941     SFD        6.750       6.483     $2,905.72     360      1-May-28
4775028    LOS ANGELES                 CA    90008     SFD        7.000       6.733     $2,080.40     360      1-May-28
4775057    WESTLAKE VILLAGE            CA    91361     SFD        7.625       6.750     $1,893.35     360      1-May-28
4775061    AGOURA HILLS                CA    91301     SFD        7.625       6.750     $2,098.61     360      1-May-28
4775064    THOUSAND OAKS               CA    91362     SFD        7.625       6.750     $2,742.70     360      1-May-28
4775065    MALIBU                      CA    90265     SFD        7.750       6.750     $1,970.14     360      1-May-28
4775068    LOS ANGELES                 CA    90077     SFD        7.625       6.750     $2,583.45     360      1-May-28
4775073    SAN CLEMENTE                CA    92673     SFD        7.625       6.750     $2,356.95     360      1-May-28
4775076    BURBANK                     CA    91506     SFD        7.625       6.750     $1,691.63     360      1-May-28
4775077    CALIMESA                    CA    92320     SFD        7.625       6.750     $1,769.49     360      1-May-28
4775080    SAN FRANCISCO               CA    94127     SFD        7.375       6.750     $2,277.85     360      1-May-28
4775083    HERMOSA BEACH               CA    90254     MF2        7.125       6.750     $3,200.17     360      1-May-28
4775088    HERMOSA BEACH               CA    90254     MF2        7.125       6.750     $2,418.65     360      1-May-28
4775091    YORBA LINDA                 CA    92886     SFD        7.750       6.750     $1,800.35     360      1-May-28
4775097    REDONDO BEACH               CA    90278     SFD        7.625       6.750     $1,840.27     360      1-May-28
4775100    IRVINE                      CA    92612     LCO        7.625       6.750     $2,562.22     360      1-May-28
4775103    LAGUNA HILLS                CA    92653     SFD        7.625       6.750     $1,727.02     360      1-May-28
4775108    CHINO HILLS                 CA    91709     SFD        7.375       6.750     $1,982.24     360      1-May-28
4775112    NEWPORT BEACH               CA    92663     SFD        7.375       6.750     $3,556.98     360      1-May-28
4775115    TUSTIN                      CA    92782     SFD        7.625       6.750     $2,017.21     360      1-May-28
4775119    CHATSWORTH AREA LOS ANGEL   CA    91311     SFD        7.250       6.750     $2,346.69     360      1-May-28
4775131    THOUSAND OAKS               CA    91362     SFD        7.375       6.750     $2,299.95     360      1-May-28
4775134    WHITTIER                    CA    90605     SFD        7.125       6.750     $4,042.31     360      1-May-28
4775137    GLENDALE                    CA    91206     SFD        7.375       6.750     $2,403.55     360      1-May-28
4775141    LOS ALTOS                   CA    94024     SFD        7.625       6.750     $2,173.99     360      1-May-28
4775187    LAKE FOREST                 CA    92630     SFD        7.625       6.750     $1,642.08     360      1-May-28
4775197    NEWPORT BEACH               CA    92625     LCO        7.625       6.750     $2,395.18     360      1-May-28
4775250    MERCED                      CA    95340     SFD        7.500       6.750     $1,766.92     360      1-May-28
4775568    BENTONVILLE                 AR    72712     SFD        7.500       6.750     $2,522.77     360      1-May-28
4775578    ROGERS                      AR    72758     SFD        7.125       6.750     $2,021.16     360      1-May-28
4775702    ORANGE                      CA    92867     SFD        7.250       6.750     $2,305.76     360      1-May-28
4775704    LIVERMORE                   CA    94550     SFD        7.500       6.750     $1,678.11     360      1-May-28
4775712    SAN JOSE                    CA    95133     SFD        7.375       6.750     $2,364.18     360      1-May-28
4775719    CUPERTINO                   CA    95014     SFD        7.750       6.750     $2,110.55     360      1-May-28
4775722    DANVILLE                    CA    94526     SFD        7.000       6.733     $3,187.46     360      1-May-28
4775725    GLENDALE                    CA    91202     SFD        7.625       6.750     $1,783.64     360      1-May-28
4775750    MENLO PARK                  CA    94025     SFD        7.250       6.750     $3,772.43     360      1-May-28
4775753    CAMPBELL                    CA    95008     SFD        7.750       6.750     $1,834.02     360      1-May-28
4775759    SAN CARLOS                  CA    94070     SFD        7.500       6.750     $2,382.92     360      1-May-28
4775772    MILPITAS                    CA    95035     SFD        7.375       6.750     $2,527.87     360      1-May-28
4775780    CASTAIC                     CA    91384     SFD        7.500       6.750     $2,747.91     360      1-May-28
4775787    ALAMO                       CA    94507     SFD        7.625       6.750     $3,553.12     360      1-May-28
4775791    SAN JOSE                    CA    95132     SFD        7.750       6.750     $2,015.27     360      1-May-28
4775792    RYE BROOK                   NY    10573     SFD        7.500       6.750     $1,968.99     360      1-May-28
4775798    NEWPORT BEACH               CA    92663     SFD        7.750       6.750     $1,930.37     360      1-May-28
4775803    SAN CARLOS                  CA    94070     SFD        7.250       6.750     $2,251.18     360      1-May-28
4775825    SANTA ROSA                  CA    95404     SFD        7.375       6.750     $2,916.72     360      1-May-28
4775904    WOODLAND HILLS              CA    91367     SFD        7.250       6.750     $2,080.64     360      1-May-28
4775910    MUKILTEO                    WA    98275     SFD        7.375       6.750     $2,002.96     360      1-May-28
4775934    THOUSAND OAKS               CA    91360     SFD        7.625       6.750     $1,840.26     360      1-May-28
4775942    GLENDALE                    CA    91201     SFD        7.375       6.750     $1,733.59     360      1-May-28
4775955    ENCINITAS                   CA    92024     SFD        7.375       6.750     $4,365.07     360      1-May-28
4776079    TAMPA                       FL    33647     SFD        7.250       6.750     $3,888.41     360      1-Jun-28
4776198    NAPA                        CA    94558     SFD        7.375       6.750     $2,238.48     360      1-May-28
4776476    SANTA ROSA                  CA    95401     SFD        7.500       6.750     $2,359.85     360      1-May-28
4776488    OAKLAND                     CA    94610     SFD        7.250       6.750     $1,807.77     360      1-May-28
4776797    EL GRANADA                  CA    94018     SFD        7.625       6.750     $2,321.56     360      1-May-28
4776806    WALNUT CREEK                CA    94598     SFD        7.750       6.750     $1,966.55     360      1-May-28
4776808    NEW YORK                    NY    10028     COP        7.500       6.750     $3,496.08     360      1-Jun-28
4776816    DANVILLE                    CA    94526     SFD        7.375       6.750     $3,280.71     360      1-May-28
4776822    FREMONT                     CA    94539     SFD        7.750       6.750     $4,441.76     360      1-May-28
4776827    FOSTER CITY                 CA    94404     SFD        7.625       6.750     $2,406.50     360      1-Apr-28
4776835    TUCSON                      AZ    85718     SFD        7.500       6.750     $2,234.34     360      1-Apr-28
4776842    SAN FRANCISCO               CA    94131     SFD        7.500       6.750     $1,852.92     360      1-Apr-28
4776850    BURLINGAME                  CA    94010     SFD        7.750       6.750     $2,371.32     360      1-Apr-28
4776867    LOS ANGELES                 CA    90035     SFD        7.125       6.750     $1,697.77     360      1-Apr-28
4776887    PALO ALTO                   CA    94303     SFD        7.375       6.750     $3,094.22     360      1-May-28
4776898    UNION CITY                  CA    94587     SFD        7.125       6.750     $2,146.47     360      1-May-28
4776901    GREAT NECK                  NY    11021     SFD        7.750       6.750     $1,776.70     360      1-Jun-28
4776905    BELLEVUE                    WA    98006     SFD        7.500       6.750     $2,657.02     360      1-May-28
4776942    NORTH CALDWELL              NJ    07006     SFD        7.250       6.750     $1,691.80     360      1-May-28
4776943    HUNTINGTON BEACH            CA    92646     SFD        7.500       6.750     $1,622.18     360      1-May-28
4776960    SAN BRUNO                   CA    94066     SFD        7.500       6.750     $2,230.49     360      1-Apr-28
4777616    FLUSHING                    NY    11358     SFD        7.625       6.750     $1,903.97     360      1-May-28
4777643    NEW YORK                    NY    10023     HCO        7.750       6.750     $1,816.83     360      1-Jun-28
4777771    GLENDALE                    CA    91202     SFD        7.625       6.750     $2,668.38     360      1-May-28
4778067    ORLANDO                     FL    32836     SFD        7.375       6.750     $1,768.13     360      1-Jun-28
4778193    SILVER SPRING               MD    20906     SFD        7.250       6.750     $2,230.72     360      1-Jun-28
4778565    DUBLIN                      CA    94568     SFD        7.750       6.750     $1,977.30     360      1-May-28
4778860    MIAMI                       FL    33155     SFD        7.875       6.750      $543.81      360      1-Jun-28
4778900    FREDERICKSBURG              VA    22401     SFD        7.250       6.750     $2,974.29     360      1-Mar-28
4778915    SANTA MONICA                CA    90402     SFD        7.625       6.750     $2,629.46     360      1-May-28
4778938    SANTA ANA AREA              CA    92705     SFD        7.375       6.750     $1,936.65     360      1-Jun-28
4778952    YORBA LINDA                 CA    92886     SFD        7.500       6.750     $1,887.88     360      1-May-28
4778956    REDWOOD CITY                CA    94065     SFD        7.375       6.750     $2,458.81     360      1-May-28
4778960    HUNTINGTON BEACH            CA    92646     SFD        7.375       6.750     $2,306.86     360      1-Jun-28
4778968    IRVINE                      CA    92612     SFD        7.250       6.750     $1,807.77     360      1-Jun-28
4778974    LOS ANGELES                 CA    90064     SFD        6.750       6.483     $3,891.59     360      1-Jun-28
4778979    OXNARD                      CA    93035     SFD        7.375       6.750     $2,113.47     360      1-Jun-28
4778982    AGOURA  AREA                CA    91301     SFD        7.625       6.750     $1,826.11     360      1-May-28
4778985    JUPITER                     FL    33458     SFD        7.250       6.750     $1,937.38     360      1-May-28
4778986    TEMECULA                    CA    92592     SFD        7.375       6.750     $1,740.50     360      1-May-28
4778995    FOOTHILL RANCH AREA         CA    92610     SFD        7.625       6.750     $2,586.99     360      1-Jun-28
4779003    LUSBY                       MD    20657     SFD        7.875       6.750     $1,736.18     360      1-Apr-28
4779389    DAVIE                       FL    33330     SFD        7.250       6.750     $1,637.23     360      1-Jun-28
4779859    SEATTLE                     WA    98119     SFD        7.500       6.750     $2,388.52     360      1-Jun-28
4780183    SANTA CLARITA               CA    91350     SFD        7.625       6.750     $1,662.61     360      1-Jun-28
4780611    ENCINITAS                   CA    92024     SFD        7.625       6.750     $1,637.13     360      1-May-28
4780725    LOS ALTOS                   CA    94024     SFD        7.625       6.750     $5,308.45     360      1-May-28
4780736    CULVER CITY                 CA    90230     SFD        7.625       6.750     $1,804.88     360      1-May-28
4780983    LOS ANGELES                 CA    90034     SFD        7.250       6.750     $2,530.87     360      1-May-28
4781292    SANTA BARBARA               CA    93105     SFD        7.375       6.750     $2,313.77     360      1-May-28
4781296    DIAMOND BAR                 CA    91765     SFD        7.125       6.750     $1,771.88     360      1-May-28
4781306    HENDERSON                   NV    89014     SFD        7.125       6.750     $4,042.31     360      1-Jun-28
4781438    BELMONT                     CA    94002     SFD        7.250       6.750     $2,036.30     360      1-May-28
4781447    LOS ANGELES                 CA    90045     SFD        7.625       6.750     $1,624.39     360      1-May-28
4781627    DALLAS                      TX    75287     SFD        7.750       6.750     $2,471.63     360      1-May-28
6322169    LIVERMORE                   CO    80536     SFD        7.125       6.750     $2,081.79     360      1-May-28
6406688    GOLDEN                      CO    80403     SFD        7.750       6.750     $2,005.95     360      1-Apr-28
6450052    GRAND JUNCTION              CO    81505     SFD        7.500       6.750     $1,517.30     360      1-Apr-28
6456405    CHARLOTTE                   NC    28216     PUD        7.250       6.750     $2,604.28     360      1-Apr-28
6457422    SAN DIEGO                   CA    92131     SFD        7.500       6.750     $3,125.84     360      1-May-28
6457480    SAN JOSE                    CA    95121     SFD        7.250       6.750     $2,325.88     360      1-May-28
6461253    SAN DIEGO                   CA    92128     SFD        7.000       6.733     $1,960.65     360      1-Mar-28
6477928    NAGS HEAD                   NC    27959     SFD        7.625       6.750     $2,165.85     360      1-May-28
6487369    WASHINGTON TWP              NJ    07853     SFD        7.000       6.733     $1,829.58     360      1-May-28
6493820    GRANITE BAY                 CA    95746     PUD        7.250       6.750     $1,836.08     360      1-May-28
6494907    TAYLORS                     SC    29687     SFD        7.375       6.750     $1,989.14     360      1-May-28
6504480    AMES                        IA    50014     SFD        7.625       6.750     $1,876.01     360      1-Apr-28
6504749    NAGS HEAD                   NC    27959     SFD        7.750       6.750     $1,791.03     360      1-May-28
6507028    GILBERT                     AZ    85296     SFD        7.500       6.750     $1,991.36     360      1-May-28
6509563    TUSTIN                      CA    92782     SFD        7.750       6.750     $3,205.59     360      1-Nov-27
6516902    SCOTTSDALE                  AZ    85254     PUD        7.375       6.750     $1,755.75     360      1-Feb-28
6518602    MCKINNEY                    TX    75075     SFD        7.250       6.750     $2,309.30     360      1-May-28
6518847    LAKELAND SHORES             MN    55043     SFD        7.500       6.750     $3,286.31     360      1-May-28
6520140    COROLLA                     NC    27927     SFD        8.000       6.750     $2,392.81     360      1-Jun-28
6524948    SAN RAMON                   CA    94583     SFD        7.625       6.750     $1,906.09     360      1-Apr-28
6526943    MOUNT KISCO                 NY    10549     SFD        7.750       6.750     $2,686.55     360      1-May-28
6529422    GRAYSLAKE                   IL    60030     SFD        7.625       6.750     $1,840.26     360      1-Apr-28
6534962    INVER GROVE HGTS            MN    55115     SFD        7.500       6.750     $1,963.39     360      1-Apr-28
6539508    COLORADO SPRINGS            CO    80906     SFD        7.750       6.750     $3,761.16     360      1-May-28
6540167    NEWPORT COAST               CA    92657     LCO        7.500       6.750     $2,971.66     360      1-Jan-28
6540393    ALAMEDA                     CA    94502     SFD        7.250       6.750     $2,600.46     360      1-May-28
6541846    SAN JOSE                    CA    95121     SFD        7.250       6.750     $2,607.28     360      1-May-28
6547104    BUENA PARK                  CA    90620     SFD        7.375       6.750     $1,895.56     360      1-Apr-28
6547215    BRAIRCLIFF MANOR            NY    10510     SFD        7.375       6.750     $3,315.24     360      1-Jun-28
6555827    MARTINEZ                    CA    94553     SFD        8.250       6.750     $1,927.00     360      1-Jan-28
6556805    SOUTHLAKE                   TX    76092     SFD        7.125       6.750     $2,189.59     360      1-Feb-28
6557449    SAN DIEGO                   CA    92130     LCO        8.250       6.750     $1,911.97     360      1-Apr-28
6558000    NIWOT                       CO    80503     SFD        7.500       6.750     $2,985.16     360      1-Apr-28
6558526    ALPHARETTA                  GA    30022     PUD        7.375       6.750     $1,889.69     360      1-Apr-28
6562982    GRANT CITY                  MN    55110     SFD        7.250       6.750     $2,387.62     360      1-May-28
6567193    SAN JOSE                    CA    95135     SFD        7.375       6.750     $1,989.14     360      1-May-28
6568347    DISCOVERY BAY               CA    94514     SFD        7.875       6.750     $2,120.83     360      1-Dec-27
6568464    SNOWMASS VILLAGE            CO    81615     PUD        7.625       6.750     $4,644.90     360      1-Dec-27
6573791    CARLSBAD                    CA    92009     SFD        7.500       6.750     $2,161.62     360      1-Mar-28
6577370    PHOENIX                     AZ    85045     SFD        7.500       6.750     $2,008.96     360      1-Mar-28
6578317    SAN DIEGO                   CA    92130     SFD        7.250       6.750     $1,811.18     360      1-May-28
6583765    CHANDLER                    AZ    85225     SFD        7.500       6.750     $1,664.83     360      1-May-28
6584162    WALNUT CREEK                CA    94595     SFD        7.750       6.750     $1,998.79     360      1-Feb-28
6589875    SUGAR LAND                  TX    77479     SFD        7.125       6.750     $1,754.36     360      1-May-28
6594515    DANVILLE                    CA    94526     SFD        8.000       6.750     $2,046.84     360      1-Jan-28
6595513    HONOLULU                    HI    96816     SFD        7.500       6.750     $2,741.66     300      1-May-23
6597122    LIVERMORE                   CA    94550     SFD        8.125       6.750     $1,907.48     360      1-Jan-28
6598553    SAN DIEGO                   CA    92128     SFD        7.250       6.750     $2,226.96     360      1-May-28
6598580    VIRGINIA BEACH              VA    23452     SFD        7.375       6.750     $4,365.07     360      1-Mar-28
6601847    MAPLE VALLEY                WA    98038     SFD        7.125       6.750     $1,744.93     360      1-May-28
6603627    LIVERMORE                   CA    94550     SFD        8.000       6.750     $2,027.39     360      1-Feb-28
6603825    GILROY                      CA    95020     SFD        8.250       6.750     $1,825.52     360      1-Jan-28
6604535    CARLSBAD                    CA    92009     SFD        7.375       6.750     $2,220.87     360      1-May-28
6605580    PETALUMA                    CA    94952     SFD        8.250       6.750     $1,885.68     360      1-Jan-28
6609297    CHINO HILLS                 CA    91709     SFD        7.375       6.750     $1,755.01     360      1-Apr-28
6610619    WALNUT                      CA    91789     SFD        7.375       6.750     $2,072.03     360      1-Mar-28
6611384    WILMINGTON                  NC    28409     SFD        7.250       6.750     $3,206.23     360      1-Apr-28
6614972    COLUMBIA                    CT    06237     SFD        7.625       6.750     $2,006.02     240      1-Jun-18
6620027    TORRANCE                    CA    90505     SFD        7.875       6.750     $1,141.98     360      1-Apr-28
6620122    CHINO HILLS                 CA    91709     SFD        7.750       6.750     $1,829.56     360      1-May-28
6623439    SAN FRANCISCO               CA    94127     SFD        7.375       6.750     $3,287.61     360      1-May-28
6624038    LOS ALTOS                   CA    94024     SFD        7.250       6.750     $3,700.81     360      1-May-28
6624751    BRIARCLIFFE ACRES           SC    29572     SFD        7.625       6.750     $2,010.13     360      1-Apr-28
6625844    SAN JOSE                    CA    95135     SFD        7.625       6.750     $2,264.66     360      1-Jun-28
6627064    ATLANTA                     GA    30327     SFD        7.500       6.750     $3,076.54     360      1-Mar-28
6627464    BRECKENRIDGE                CO    80424     PUD        7.500       6.750     $1,845.87     360      1-May-28
6631696    PACIFICA                    CA    94044     SFD        7.000       6.733     $2,031.75     360      1-Apr-28
6633849    GRANITE BAY                 CA    95746     PUD        7.125       6.750     $2,520.38     360      1-May-28
6634338    REDWOOD CITY                CA    94065     PUD        7.250       6.750     $2,387.62     360      1-May-28
6636088    CLAYTON                     CA    94517     SFD        8.000       6.750     $1,770.21     360      1-Feb-28
6636363    PRINCETON                   NJ    08640     SFD        7.500       6.750     $2,055.69     360      1-Mar-28
6637139    MORRIS TOWNSHIP             NJ    07960     SFD        7.500       6.750     $2,726.94     360      1-May-28
6640030    ORONO                       MN    55356     SFD        7.500       6.750     $2,936.70     360      1-May-28
6641182    LITTLE SILVER               NJ    07739     SFD        7.875       6.750      $806.28      360      1-Feb-28
6643055    SAN FRANCISCO               CA    94133     SFD        7.250       6.750     $2,387.62     360      1-Jun-28
6647387    FLOWER MOUND                TX    75028     SFD        7.250       6.750     $1,676.79     360      1-Feb-28
6647406    LEESBURG                    VA    20175     SFD        7.625       6.750     $2,363.41     360      1-Apr-28
6650242    PHOENIX                     AZ    85045     PUD        7.500       6.750     $1,756.61     360      1-Feb-28
6652007    PRESCOTT VALLEY             AZ    86314     SFD        7.750       6.750     $1,074.62     360      1-May-28
6653848    CHINO HILLS                 CA    91709     SFD        7.500       6.750     $1,700.66     360      1-May-28
6653913    TACOMA                      WA    98403     HCO        7.625       6.750     $1,635.00     360      1-Mar-28
6654312    CHANTILLY                   VA    20151     SFD        7.500       6.750     $2,349.36     360      1-Feb-28
6655757    DES MOINES                  IA    50321     SFD        7.500       6.750     $3,992.51     360      1-Feb-28
6656407    LOS ANGELES                 CA    91367     SFD        7.875       6.750     $2,541.37     360      1-Feb-28
6657198    ORANGE                      CA    92867     SFD        7.375       6.750     $2,001.58     360      1-May-28
6657331    GRANITE BAY                 CA    95746     PUD        7.375       6.750     $4,845.78     360      1-Mar-28
6657474    CLIVE                       IA    50325     SFD        7.625       6.750     $1,688.09     360      1-Feb-28
6658413    ENCINITAS                   CA    92047     SFD        7.750       6.750     $4,235.43     360      1-May-28
6659198    SCOTTSDALE                  AZ    85255     SFD        7.625       6.750     $2,151.69     360      1-Mar-28
6660742    WARREN                      NJ    07059     SFD        7.375       6.750     $3,667.48     360      1-Apr-28
6663009    BARRINGTON HILLS            IL    60010     SFD        7.375       6.750     $6,906.75     360      1-Jun-28
6668655    ISSAQUAH                    WA    98029     SFD        7.250       6.750     $2,237.54     360      1-May-28
6671504    EAST HAMPTON                NY    11937     SFD        7.375       6.750     $1,930.44     360      1-Apr-28
6671526    BUFFALO GROVE               IL    60089     SFD        7.375       6.750     $2,072.03     360      1-Mar-28
6672366    NORTHVILLE                  MI    48167     SFD        7.625       6.750     $1,988.90     360      1-Mar-28
6672436    LOS GATOS                   CA    95032     SFD        6.750       6.483     $2,777.62     360      1-May-28
6672888    HARLEYSVILLE                PA    19438     PUD        7.750       6.750      $179.10      360      1-May-28
6674820    MCLEAN                      VA    22102     SFD        7.250       6.750     $4,360.47     360      1-Mar-28
6676020    SAN DIEGO                   CA    92131     SFD        7.250       6.750     $2,319.40     360      1-May-28
6678241    SAN JOSE                    CA    95138     SFD        7.125       6.750     $2,620.76     360      1-May-28
6680077    SOUTH NATICK                MA    01760     SFD        7.500       6.750     $3,188.42     360      1-May-28
6680095    DANVILLE                    CA    94506     SFD        8.000       6.750     $2,136.54     360      1-Apr-28
6681029    CORONDO                     CA    92118     SFD        7.375       6.750     $3,688.21     360      1-Jun-28
6683842    SAN JOSE                    CA    95138     SFD        7.125       6.750     $2,060.57     360      1-May-28
6683892    ALAMEDA                     CA    94502     SFD        7.250       6.750     $2,635.93     360      1-Apr-28
6684527    PORTLAND                    OR    97229     SFD        7.125       6.750     $2,176.11     360      1-May-28
6686010    MILPITAS                    CA    95035     SFD        7.375       6.750     $1,842.03     360      1-May-28
6687679    ARLINGTON                   VA    22207     SFD        7.250       6.750     $1,773.66     360      1-Mar-28
6687805    GREENLAND                   NH    03840     SFD        8.125       6.750     $2,283.18     360      1-Apr-28
6689595    RUMSON                      NJ    07760     SFD        7.375       6.750     $3,590.85     240      1-Mar-18
6689941    ALBUQUERQUE                 NM    87107     SFD        7.375       6.750     $2,002.96     360      1-May-28
6690015    SANTA ROSA                  CA    95404     SFD        7.500       6.750     $1,734.05     360      1-Apr-28
6690332    HUNTINGTON                  NY    11743     SFD        7.250       6.750     $2,121.57     360      1-Apr-28
6691510    SAN DIEGO                   CA    92117     SFD        7.375       6.750     $1,685.25     360      1-Apr-28
6691623    REDWOOD CITY                CA    94065     SFD        7.375       6.750     $3,004.44     360      1-May-28
6695150    STAMFORD                    CT    06903     SFD        7.500       6.750     $2,358.03     360      1-May-28
6695433    SCOTTSDALE                  AZ    85262     PUD        7.250       6.750     $3,751.97     360      1-Apr-28
6695889    HINSDALE                    IL    60521     SFD        7.000       6.733     $1,995.91     360      1-Feb-28
6698703    TIMONIUM                    MD    21093     SFD        7.250       6.750     $2,745.76     360      1-May-28
6699226    EDINA                       MN    55439     SFD        7.375       6.750     $1,989.14     360      1-Mar-28
6700627    SOUTH ORANGE                NJ    07079     SFD        7.875       6.750     $2,088.20     360      1-May-28
6701652    FRANKLIN                    MA    02038     SFD        7.500       6.750     $1,772.51     360      1-Mar-28
6702243    BEL AIR                     MD    21015     SFD        7.250       6.750     $1,975.58     360      1-Mar-28
6704004    LITTLETON                   CO    80122     SFD        7.500       6.750     $2,024.23     360      1-Apr-28
6705397    CORONADO                    CA    92118     SFD        7.000       6.733     $2,255.38     360      1-May-28
6706098    CORONADO                    CA    92118     SFD        7.625       6.750     $2,831.17     360      1-May-28
6706202    TOPSFIELD                   MA    01983     SFD        7.500       6.750     $2,051.50     360      1-Apr-28
6706939    GREENSBORO                  NC    27455     PUD        7.375       6.750     $2,141.09     360      1-May-28
6707288    NYACK                       NY    10960     MF2        8.000       6.750     $1,031.86     360      1-May-28
6708396    CHARLOTTE                   NC    28269     SFD        7.500       6.750     $2,705.96     360      1-Apr-28
6708516    NEWTON                      MA    02159     SFD        7.750       6.750     $2,722.37     360      1-Apr-28
6710102    FORT SMITH                  AR    72916     SFD        7.375       6.750     $1,813.02     360      1-Apr-28
6711331    STONE MOUNTAIN              GA    30087     SFD        7.250       6.750     $2,258.10     240      1-Apr-18
6712543    SUWANEE                     GA    30024     SFD        7.375       6.750     $2,588.65     360      1-Apr-28
6713451    SANTA ANA                   CA    92705     SFD        7.375       6.750     $3,225.45     360      1-Apr-28
6713658    SAUSALITO                   CA    94965     MF2        7.625       6.750     $2,972.73     360      1-Mar-28
6713858    ST GEORGE ISLAND            FL    32328     SFD        7.625       6.750     $5,839.30     360      1-May-28
6713950    LA JOLLA                    CA    92037     SFD        7.500       6.750     $3,810.72     360      1-May-28
6714108    NEW YORK                    NY    10031     MF2        7.750       6.750     $2,414.31     360      1-May-28
6715067    SOUTHLAKE                   TX    76092     SFD        7.250       6.750     $3,738.33     360      1-May-28
6715961    SAN DIEGO                   CA    92107     SFD        7.250       6.750     $2,295.52     360      1-May-28
6716165    WINCHESTER                  MA    01890     SFD        7.375       6.750     $2,025.06     360      1-May-28
6716769    CLAREMONT                   CA    91711     SFD        7.375       6.750     $2,020.22     360      1-May-28
6717723    NEWCASTLE                   WA    98056     PUD        7.375       6.750     $1,933.89     360      1-Apr-28
6717748    BETTENDORF                  IA    52722     SFD        7.500       6.750     $2,284.68     360      1-Mar-28
6717943    OTTUMWA                     IA    52501     SFD        7.625       6.750     $3,128.45     360      1-Apr-28
6718404    FOSTER CITY                 CA    94404     SFD        7.125       6.750     $3,233.85     360      1-May-28
6718640    PRIOR LAKE                  MN    55372     SFD        7.625       6.750     $2,608.22     360      1-Apr-28
6719291    WEST DES MOINES             IA    50265     SFD        7.375       6.750     $1,840.65     360      1-Apr-28
6720264    TEMPLETON                   CA    93465     SFD        7.750       6.750     $1,656.35     360      1-May-28
6720649    CARLSBAD                    CA    92009     SFD        7.500       6.750     $2,321.39     360      1-Apr-28
6720915    ANN ARBOR                   MI    48105     SFD        7.250       6.750     $4,093.06     360      1-May-28
6721685    OLYMPIA                     WA    98501     SFD        7.125       6.750     $1,199.22     360      1-Apr-28
6721857    BOXBORO                     MA    01719     SFD        7.625       6.750     $2,208.32     360      1-Apr-28
6723778    MIDDLETOWN TWP              NJ    07760     SFD        7.500       6.750     $4,544.89     360      1-Jun-28
6724321    CLAYTON                     CA    94517     PUD        8.000       6.750     $1,774.06     360      1-Mar-28
6724473    MOLALLA                     OR    97038     SFD        7.625       6.750     $2,050.83     360      1-May-28
6724632    ASPEN                       CO    81611     SFD        7.250       6.750     $4,062.36     360      1-Apr-28
6725219    ORCHARD PARK                NY    14127     SFD        7.500       6.750     $2,677.99     360      1-May-28
6725538    CONCORD                     MA    01742     SFD        7.625       6.750     $1,886.27     360      1-Apr-28
6727681    LITCHFIELD                  AZ    85340     SFD        7.250       6.750     $1,662.80     360      1-May-28
6728805    PHOENIX                     AZ    85018     SFD        7.625       6.750     $3,185.07     360      1-Mar-28
6730204    BOCA RATON                  FL    33431     SFD        7.500       6.750     $2,013.74     360      1-May-28
6730419    OAK RIDGE                   NJ    07438     SFD        7.625       6.750      $495.46      360      1-May-28
6731011    FAIRFAX STATION             VA    22039     SFD        6.875       6.608     $2,276.26     360      1-Apr-28
6731416    OAKBROOK                    IL    60521     SFD        7.375       6.750     $2,244.69     360      1-May-28
6731654    BOULDER                     CO    80301     SFD        7.500       6.750     $2,237.49     360      1-May-28
6731961    WALNUT CREEK                CA    94598     SFD        7.250       6.750     $2,073.82     360      1-May-28
6733316    SAN JOSE                    CA    95123     SFD        7.625       6.750     $1,639.25     360      1-Apr-28
6733365    SAN JOSE                    CA    95148     SFD        7.875       6.750     $1,725.67     360      1-May-28
6734080    DAVIDSONVILLE               MD    21035     SFD        7.000       6.733     $2,085.72     360      1-Mar-28
6734097    FALLS CHURCH                VA    22046     SFD        7.125       6.750     $1,663.44     360      1-Apr-28
6734111    NEEDHAM                     MA    02158     SFD        7.625       6.750     $1,911.04     360      1-Apr-28
6735014    HOPEWELL TOWNSHIP           NJ    08540     SFD        7.625       6.750     $1,833.19     360      1-Apr-28
6735532    MANSFIELD TWP               NJ    07865     SFD        8.000       6.750      $741.10      360      1-May-28
6735944    PHOENIX                     AZ    85020     SFD        7.500       6.750     $1,984.30     360      1-Apr-28
6736389    AMARILLO                    TX    79106     SFD        7.500       6.750     $2,321.39     360      1-Apr-28
6736988    MARBLEHEAD                  MA    01945     SFD        7.500       6.750     $2,029.47     360      1-May-28
6738952    BAY POINT                   CA    94565     SFD        7.500       6.750      $757.77      360      1-Apr-28
6739170    BENICIA                     CA    94510     SFD        7.875       6.750     $1,957.77     360      1-Apr-28
6739364    GLENN DALE                  MD    20769     SFD        7.500       6.750     $1,859.30     300      1-Apr-23
6739777    SAN JOSE                    CA    95120     SFD        7.875       6.750     $2,392.73     360      1-Apr-28
6741613    CORONADO                    CA    92118     SFD        7.500       6.750     $3,321.27     360      1-May-28
6743285    REDDING                     CT    06896     SFD        7.875       6.750     $1,820.65     360      1-Apr-28
6745014    SHELTER COVE                CA    95589     SFD        7.500       6.750     $1,377.45     360      1-May-28
6745490    OCEANSIDE                   CA    92056     SFD        7.500       6.750     $1,679.86     360      1-Apr-28
6746388    CARMEL                      IN    46033     SFD        7.375       6.750     $1,995.36     360      1-May-28
6747241    WESTPORT                    CT    06880     SFD        7.500       6.750     $3,538.03     360      1-May-28
6748522    RIDGEWOOD                   NJ    07450     SFD        7.750       6.750     $1,905.66     360      1-Apr-28
6748670    PARK RAPIDS                 MN    56470     SFD        7.250       6.750     $2,728.71     360      1-Apr-28
6748692    NAPERVILLE                  IL    60564     PUD        6.875       6.608     $2,956.18     360      1-Apr-28
6749421    NEW BALTIMORE               MI    48047     SFD        7.500       6.750     $1,803.98     360      1-Apr-28
6750623    CHARLESTOWN                 MA    02129     LCO        7.625       6.750     $1,911.04     360      1-Mar-28
6751295    LOS ANGELES                 CA    90049     LCO        7.500       6.750     $4,502.94     360      1-May-28
6754839    EDEN PRAIRIE                MN    55436     SFD        7.500       6.750     $2,342.37     360      1-May-28
6756713    PRINCETON TOWNSHI           NJ    08540     SFD        7.500       6.750     $1,992.76     360      1-May-28
6756798    MEDIA                       PA    19603     SFD        7.750       6.750     $1,891.33     360      1-May-28
6756915    TIGARD                      OR    97223     SFD        7.625       6.750     $1,907.86     360      1-Apr-28
6757146    KELLER                      TX    76248     SFD        7.250       6.750     $2,038.34     360      1-Mar-28
6757152    UPLAND                      CA    91784     SFD        7.500       6.750     $1,856.41     360      1-May-28
6757312    EAST GREENWICH              RI    02818     SFD        7.250       6.750     $1,713.63     360      1-Apr-28
6757864    NORTHBROOK                  IL    60062     SFD        7.000       6.733     $2,002.56     360      1-Apr-28
6758280    SAN FRANCISCO               CA    94127     SFD        7.250       6.750     $1,858.93     360      1-Apr-28
6759061    RANDOLPH                    NJ    07869     SFD        6.875       6.608     $1,891.95     360      1-May-28
6760107    EXETER                      CA    93221     SFD        7.375       6.750     $2,112.78     360      1-May-28
6760577    MATAWAN                     NJ    07747     SFD        7.625       6.750     $2,038.45     360      1-May-28
6760673    PLEASANTON                  CA    94588     PUD        7.625       6.750     $2,180.00     360      1-May-28
6760937    LAS VEGAS                   NV    89117     SFD        7.250       6.750     $1,601.07     360      1-Apr-28
6761812    DENVER                      CO    80235     PUD        7.500       6.750     $2,025.62     360      1-Apr-28
6762245    GRAFTON                     MA    01519     SFD        8.000       6.750     $2,258.53     360      1-May-28
6762414    CAMARILLO                   CA    93012     SFD        7.000       6.733     $1,839.35     360      1-May-28
6764966    GOLDEN                      CO    80401     SFD        7.375       6.750     $2,082.39     360      1-May-28
6765405    SAN JOSE                    CA    95123     SFD        7.500       6.750     $1,967.59     360      1-May-28
6766040    HOUSTON                     TX    77024     SFD        7.250       6.750     $2,011.06     360      1-May-28
6766324    SAN JOSE                    CA    95135     SFD        7.375       6.750     $3,032.06     360      1-May-28
6766532    GENEVA                      IL    60134     SFD        7.625       6.750     $1,757.79     360      1-May-28
6767423    GRAND JUNCTION              CO    81503     SFD        7.875       6.750     $1,808.69     360      1-Apr-28
6767538    KAPAA                       HI    96746     SFD        7.500       6.750     $1,153.70     360      1-May-28
6768009    GARDNERVILLE                NV    89410     SFD        7.250       6.750      $511.63      360      1-May-28
6768065    MEDINA                      MN    55391     SFD        7.250       6.750     $1,875.98     360      1-May-28
6768607    MIDDLETOWN                  NJ    07748     LCO        7.125       6.750      $720.04      360      1-May-28
6768739    MILL VALLEY                 CA    94941     SFD        7.250       6.750     $2,220.48     360      1-May-28
6769226    AVALON                      NJ    08202     SFD        7.625       6.750     $2,191.33     360      1-Apr-28
6769262    HOLLISTER                   CA    95023     SFD        7.375       6.750     $1,994.32     360      1-May-28
6769282    SIOUX FALLS                 SD    57108     SFD        7.375       6.750     $1,961.52     360      1-May-28
6769507    BOSTON                      MA    02118     LCO        7.500       6.750     $2,302.16     360      1-May-28
6770250    MONTVILLE TWP               NJ    07045     SFD        7.500       6.750     $2,013.74     360      1-May-28
6771753    ALPHARETTA                  GA    30004     SFD        7.625       6.750     $2,354.40     360      1-Apr-28
6774795    STOCKTON                    CA    95207     SFD        7.500       6.750     $1,835.44     360      1-Apr-28
6777062    DUNWOODY                    GA    30350     SFD        7.625       6.750     $2,197.70     360      1-May-28
6777622    BRECKENRIDGE                CO    80424     SFD        7.500       6.750     $5,443.38     360      1-May-28
6778126    NEWPORT BEACH               CA    92660     SFD        7.500       6.750     $4,139.35     360      1-May-28
6778262    BETHESDA                    MD    20852     SFD        7.500       6.750      $718.44      360      1-Apr-28
6778270    PARKER                      CO    80138     SFD        7.250       6.750     $1,626.99     360      1-May-28
6779033    DARNESTOWN                  MD    20878     SFD        7.625       6.750     $2,066.76     360      1-Apr-28
6779212    REDMOND                     WA    98053     SFD        7.000       6.733     $1,756.40     360      1-Apr-28
6779397    EDINA                       MN    55439     SFD        7.500       6.750     $2,276.64     360      1-May-28
6779769    COLORADO SPRINGS            CO    80906     SFD        7.375       6.750     $3,103.20     360      1-May-28
6780797    BENICIA                     CA    94510     SFD        7.875       6.750     $1,740.17     360      1-May-28
6781129    CLEAR LAKE                  MN    55319     SFD        8.000       6.750      $482.82      360      1-May-28
6781834    VOORHEES TWP                NJ    08043     SFD        6.875       6.608     $1,755.97     360      1-May-28
6782442    BETHESDA                    MD    20816     SFD        7.500       6.750     $2,159.17     360      1-Apr-28
6784221    SAN JOSE                    CA    95133     SFD        7.375       6.750     $1,827.80     360      1-May-28
6784742    KIRKLAND                    WA    98033     SFD        7.375       6.750     $1,928.36     360      1-May-28
6785154    STILLWATER                  MN    55082     SFD        7.500       6.750     $2,031.92     360      1-May-28
6785156    AVALON                      NJ    08202     SFD        7.750       6.750     $3,352.81     360      1-May-28
6786055    DEERFIELD                   IL    60015     SFD        7.250       6.750     $2,046.53     360      1-May-28
6786671    PLEASANT HILL               CA    94523     SFD        7.500       6.750     $1,862.71     360      1-Apr-28
6786900    NOVI                        MI    48374     SFD        7.625       6.750     $2,137.54     360      1-Apr-28
6787044    WEST LINN                   OR    97068     SFD        7.250       6.750     $2,073.54     360      1-Apr-28
6788062    MINNETONKA                  MN    55305     SFD        7.375       6.750     $2,072.03     360      1-Jun-28
6788470    ISSAQUAH                    WA    98029     SFD        7.500       6.750     $2,511.58     360      1-Jun-28
6788555    ALEXANDRIA                  VA    22305     SFD        7.500       6.750     $2,366.14     360      1-May-28
6788797    SAN DIEGO                   CA    92107     SFD        7.250       6.750     $2,046.53     360      1-May-28
6788892    FOUNTAIN HILLS              AZ    85268     SFD        7.500       6.750     $2,013.74     360      1-Apr-28
6788975    PLEASANTON                  CA    94588     SFD        7.500       6.750     $3,635.92     360      1-May-28
6789040    SAN JOSE                    CA    95132     SFD        7.375       6.750     $1,864.82     360      1-May-28
6789149    WAYLAND                     MA    01778     LCO        7.625       6.750     $2,152.40     360      1-May-28
6789377    MONTARA                     CA    94037     SFD        7.375       6.750     $2,431.18     360      1-Apr-28
6789627    LOS ANGELES                 CA    90025     SFD        7.625       6.750     $3,114.29     360      1-May-28
6789906    PACIFICA                    CA    94044     SFD        8.000       6.750     $2,489.66     360      1-Apr-28
6790054    UNIVERSITY PLACE            WA    98467     SFD        7.375       6.750     $1,585.10     360      1-May-28
6790393    SAN CARLOS                  CA    94070     SFD        7.250       6.750     $2,663.22     360      1-May-28
6790952    KAILUA                      HI    96734     SFD        7.250       6.750     $2,568.39     360      1-May-28
6791401    WEST DES MOINES             IA    50265     SFD        7.375       6.750     $1,712.87     360      1-Apr-28
6791641    CHASKA                      MN    55318     SFD        7.500       6.750     $3,146.47     360      1-May-28
6792251    BENICIA                     CA    94510     SFD        7.250       6.750     $1,961.13     360      1-May-28
6792365    CHICAGO                     IL    60614     SFD        7.625       6.750     $2,505.59     360      1-May-28
6792431    GREAT NECK                  NY    11021     SFD        7.750       6.750     $3,152.21     360      1-Jun-28
6792963    SEDALIA                     CO    80135     SFD        7.625       6.750     $1,925.20     360      1-May-28
6793005    NEW PALTZ                   NY    12561     SFD        7.500       6.750     $1,748.04     360      1-Apr-28
6793029    POTOMAC                     MD    20854     SFD        7.125       6.750     $4,144.72     360      1-May-28
6793398    GOLDEN                      CO    80403     SFD        7.500       6.750     $1,748.04     360      1-May-28
6793415    CLIFTON                     NJ    07013     SFD        7.750       6.750     $1,683.57     360      1-Apr-28
6793645    SANTA CRUZ                  CA    95060     SFD        7.750       6.750     $1,370.14     360      1-Apr-28
6794298    SILVER SPRING               MD    20903     SFD        7.375       6.750     $1,784.70     360      1-Apr-28
6794351    NEWPORT                     OR    97365     LCO        7.750       6.750     $1,984.46     360      1-May-28
6794356    POTOMAC                     MD    20854     SFD        7.375       6.750     $3,923.03     360      1-May-28
6794507    SOUTHLAKE                   TX    76092     SFD        7.375       6.750     $1,767.44     360      1-May-28
6795202    WESTPORT                    CT    06880     SFD        7.750       6.750     $2,077.60     360      1-May-28
6795241    HUNTINGTON BEACH            CA    92646     SFD        7.375       6.750     $1,795.76     360      1-May-28
6795932    PRINCEVILLE                 HI    96722     PUD        8.000       6.750     $2,905.71     360      1-May-28
6796111    SANTA ANA                   CA    92705     SFD        7.500       6.750     $1,813.06     360      1-May-28
6796308    AURORA                      CO    80014     SFD        7.500       6.750     $2,447.25     360      1-May-28
6796850    ROCHESTER                   MN    55902     SFD        7.500       6.750     $2,629.05     360      1-May-28
6796974    OCEANSIDE                   CA    92054     LCO        7.375       6.750     $3,425.75     360      1-Apr-28
6798545    ENCINO                      CA    91436     SFD        7.500       6.750     $3,216.39     360      1-May-28
6798574    DEL MAR                     CA    92014     PUD        7.000       6.733     $1,639.97     360      1-May-28
6799918    MORGAN HILL                 CA    95037     PUD        7.375       6.750     $1,620.67     360      1-Apr-28
6800856    SIOUX FALLS                 SD    57105     SFD        7.500       6.750     $3,062.56     360      1-May-28
6801341    YUCAIPA AREA                CA    92399     SFD        7.375       6.750     $2,099.65     360      1-May-28
6801410    CASTRO VALLEY               CA    94546     SFD        7.500       6.750     $1,680.56     360      1-May-28
6801497    PACIFICA                    CA    94044     SFD        7.500       6.750     $2,385.17     360      1-Apr-28
6801548    NEWPORT BEACH               CA    92660     PUD        7.500       6.750     $4,950.44     360      1-May-28
6801656    BOULDER                     CO    80304     SFD        7.750       6.750     $4,337.88     360      1-May-28
6801903    AMHERST                     NY    14226     SFD        7.500       6.750     $4,930.23     240      1-May-18
6802674    WASHINGTON                  DC    20015     SFD        7.625       6.750     $1,849.11     360      1-Apr-28
6802730    LOS ANGELES                 CA    90067     LCO        7.500       6.750     $5,593.72     360      1-May-28
6802927    LAS VEGAS                   NV    89117     SFD        7.875       6.750     $2,093.64     360      1-Apr-28
6803031    MCLEAN                      VA    22101     SFD        6.875       6.608     $2,186.26     360      1-May-28
6803276    DANVILLE                    CA    94506     SFD        7.625       6.750     $2,604.68     360      1-May-28
6803346    SHORELINE                   WA    98177     SFD        7.250       6.750     $2,626.38     360      1-May-28
6803520    PORTLAND                    OR    97232     SFD        7.375       6.750     $2,050.61     360      1-May-28
6803901    LITTLETON                   CO    80123     SFD        6.875       6.608     $1,747.43     360      1-May-28
6803925    SAN DIEGO                   CA    92106     SFD        7.375       6.750     $2,237.79     360      1-May-28
6803984    WHITTIER                    CA    90601     SFD        7.625       6.750     $1,098.85     360      1-May-28
6804084    COLORADO SPRINGS            CO    80906     SFD        7.625       6.750     $1,698.70     360      1-May-28
6804949    LOS ALTOS                   CA    94024     SFD        7.625       6.750     $5,577.41     360      1-May-28
6805645    MINNEAPOLIS                 MN    55410     SFD        7.000       6.733     $2,107.68     360      1-May-28
6805892    CORONADO                    CA    92118     SFD        7.500       6.750     $1,748.04     360      1-May-28
6806126    LAKE STEVENS                WA    98258     SFD        7.125       6.750      $680.46      360      1-May-28
6806268    STIRLING                    NJ    07980     SFD        8.000       6.750     $1,958.78     360      1-Jun-28
6806645    HEBER                       UT    84032     SFD        7.625       6.750     $2,070.30     360      1-May-28
6807208    BAINBRIDGE ISLAND           WA    98110     SFD        7.375       6.750      $790.82      360      1-May-28
6807910    NEW ORLEANS                 LA    70130     SFD        7.375       6.750     $2,672.91     360      1-May-28
6808444    COLORADO SPRINGS            CO    80908     SFD        7.750       6.750     $1,960.10     360      1-May-28
6808723    ISSAQUAH                    WA    98027     SFD        7.375       6.750     $1,628.61     360      1-May-28
6808766    SAN DIEGO                   CA    92122     SFD        7.500       6.750     $1,929.83     360      1-May-28
6809688    EUGENE                      OR    97401     SFD        7.500       6.750     $3,691.85     360      1-Apr-28
6809733    WHEATON                     IL    60187     SFD        7.375       6.750     $1,926.98     360      1-May-28
6810095    SAN JOSE                    CA    95131     SFD        7.625       6.750     $1,656.24     360      1-May-28
6810342    NEWPORT BEACH               CA    92625     SFD        7.500       6.750     $2,907.33     360      1-May-28
6810578    CHARLOTTE                   NC    28207     SFD        7.500       6.750     $2,753.51     360      1-May-28
6810911    LOS ALTOS HILLS             CA    94022     SFD        7.375       6.750     $6,872.22     360      1-Apr-28
6811066    MISSION VIEJO               CA    92692     SFD        7.250       6.750     $1,773.66     360      1-May-28
6811273    ATLANTA                     GA    30306     SFD        7.250       6.750     $1,882.81     360      1-May-28
6812187    LOS ANGELES                 CA    91356     SFD        7.500       6.750     $3,433.14     360      1-May-28
6813003    MARIETTA                    GA    30068     SFD        7.125       6.750     $2,392.51     360      1-Apr-28
6813049    SANTA CLARA                 CA    95050     SFD        7.750       6.750     $1,928.94     360      1-May-28
6813581    FARGO                       ND    58104     SFD        7.625       6.750     $1,684.55     360      1-May-28
6813689    ENGLEWOOD                   CO    80111     SFD        7.625       6.750     $1,946.43     360      1-Jun-28
6813824    GLEN ELLEN                  CA    95442     SFD        7.500       6.750      $762.14      360      1-May-28
6813892    TIGARD                      OR    97224     SFD        7.125       6.750     $1,969.95     360      1-May-28
6814078    COROLLA                     NC    27927     SFD        7.875       6.750     $1,827.17     360      1-Apr-28
6814196    CHEVY CHASE                 MD    20815     SFD        7.125       6.750     $1,643.87     360      1-May-28
6814208    STAFFORD TWP                NJ    08050     SFD        7.625       6.750     $1,868.58     360      1-May-28
6814780    PARK CITY                   UT    84060     SFD        8.000       6.750     $2,120.58     360      1-May-28
6815521    BETHESDA                    MD    20814     SFD        7.250       6.750     $1,951.02     360      1-Jun-28
6815748    FREMONT                     CA    94539     SFD        7.375       6.750     $5,008.09     360      1-May-28
6815851    ARLINGTON                   VA    22201     SFD        7.375       6.750     $1,688.70     360      1-May-28
6815976    ATLANTA                     GA    30327     SFD        7.625       6.750     $2,526.12     360      1-May-28
6816224    BETHESDA                    MD    20817     SFD        7.375       6.750     $2,520.96     360      1-May-28
6816725    CASTRO VALLEY               CA    94552     SFD        7.250       6.750     $2,060.17     360      1-May-28
6816911    DOVER                       MA    02030     SFD        7.500       6.750     $3,461.11     360      1-May-28
6817348    LOS ANGELES                 CA    91423     SFD        7.250       6.750     $2,674.13     360      1-Apr-28
6817970    OLD TAPPAN                  NJ    07675     SFD        7.625       6.750     $2,661.30     360      1-May-28
6818007    LINCOLN                     NE    68516     SFD        7.625       6.750     $3,657.88     360      1-Jun-28
6818405    SUNNYVALE                   CA    94086     SFD        7.375       6.750     $2,113.47     360      1-May-28
6818488    PALO ALTO                   CA    94301     SFD        7.375       6.750     $2,745.43     360      1-May-28
6819371    ISSAQUAH                    WA    98027     SFD        7.375       6.750     $1,640.01     360      1-May-28
6819441    EVERGREEN                   CO    80439     SFD        7.625       6.750     $2,066.76     360      1-May-28
6819481    PORTLAND                    ME    04103     SFD        8.125       6.750      $629.27      360      1-May-28
6819720    SHERBORN                    MA    01778     SFD        7.625       6.750     $1,949.97     360      1-May-28
6819885    STILLWATER                  MN    55082     SFD        7.000       6.733     $2,092.38     360      1-May-28
6820164    MENLO PARK                  CA    94025     SFD        7.250       6.750     $2,019.24     360      1-May-28
6820512    OGDEN                       UT    84401     SFD        7.625       6.750     $1,875.65     360      1-May-28
6821253    KEYSTONE                    CO    80435     SFD        7.375       6.750     $3,453.38     360      1-Apr-28
6821411    BETHANY                     CT    06524     SFD        7.500       6.750     $2,083.96     300      1-May-23
6822346    LIVERMORE                   CA    94550     SFD        7.500       6.750     $2,589.89     360      1-Apr-28
6823371    FRASER                      CO    80442     SFD        7.250       6.750     $1,828.23     360      1-May-28
6823429    GLENDALE                    AZ    85308     SFD        7.125       6.750     $1,617.60     360      1-May-28
6823697    PARK RIDGE                  IL    60068     SFD        8.125       6.750     $2,756.52     360      1-May-28
6823803    VISALIA                     CA    93291     SFD        7.625       6.750     $1,783.64     360      1-May-28
6823851    VASHON ISLAND               WA    98070     SFD        7.125       6.750     $2,358.01     360      1-May-28
6824139    ENCINITAS                   CA    92024     SFD        7.250       6.750     $4,775.23     360      1-May-28
6824179    SAN JOSE                    CA    95138     SFD        7.375       6.750     $1,779.87     360      1-May-28
6824433    BUFFALO GROVE               IL    60089     SFD        7.500       6.750     $2,097.64     360      1-May-28
6824540    ALAMEDA                     CA    94502     SFD        7.000       6.733     $1,829.58     360      1-May-28
6824853    BELLINGHAM                  WA    98226     SFD        7.250       6.750     $1,835.93     300      1-May-23
6825190    SAN JOSE                    CA    95138     SFD        7.375       6.750     $3,617.76     360      1-May-28
6825234    SALT LAKE CITY              UT    84108     SFD        7.500       6.750     $1,992.76     360      1-May-28
6825410    COTO DE CAZA AREA           CA    92679     SFD        7.375       6.750     $3,453.38     360      1-May-28
6825582    ANDOVER                     MA    01810     SFD        7.500       6.750     $2,412.29     360      1-Apr-28
6825621    MISSION VIEJO               CA    92692     SFD        7.375       6.750     $2,527.87     360      1-May-28
6825708    SAN BRUNO                   CA    94066     SFD        7.250       6.750     $1,732.73     360      1-May-28
6825771    VENTURA                     CA    93001     SFD        7.625       6.750     $3,538.97     360      1-May-28
6825988    BLOOMINGTON                 MN    55438     SFD        7.250       6.750     $2,353.51     360      1-May-28
6826046    PLYMOUTH                    MN    55442     SFD        7.500       6.750     $1,915.85     360      1-May-28
6826332    GOLDSBORO                   NC    27530     SFD        7.000       6.733     $1,743.09     360      1-May-28
6828005    SNOWMASS VILLAGE            CO    81615     SFD        7.500       6.750     $3,845.68     360      1-May-28
6828364    SAN JOSE                    CA    95120     PUD        7.500       6.750     $2,544.09     360      1-May-28
6828492    GRANGER                     IN    46530     SFD        7.875       6.750     $1,885.18     360      1-Apr-28
6828942    WINCHESTER                  MA    01890     SFD        7.000       6.733     $1,995.91     360      1-May-28
6829163    LINCOLN                     NE    68516     SFD        7.250       6.750     $1,637.22     360      1-May-28
6829870    MORGAN HILL                 CA    95037     SFD        7.625       6.750     $1,811.39     360      1-Jun-28
6830240    ALAMEDA                     CA    94502     SFD        7.125       6.750     $1,697.77     360      1-May-28
6830437    VAIL                        CO    81657     LCO        7.375       6.750     $1,685.25     360      1-May-28
6831011    SCOTTSDALE                  AZ    85254     PUD        7.750       6.750     $2,005.95     360      1-May-28
6831239    MUKILTEO                    WA    98275     SFD        7.250       6.750     $3,465.46     360      1-May-28
6831251    HAYWARD                     CA    94542     SFD        7.875       6.750     $1,825.36     360      1-May-28
6831731    FORT WAYNE                  IN    46804     SFD        7.500       6.750     $1,762.02     360      1-May-28
6831785    WEST CHESTER                OH    45069     SFD        7.500       6.750     $1,901.86     360      1-Jun-28
6832849    WOODINVILLE                 WA    98072     SFD        7.250       6.750     $2,409.07     240      1-Apr-18
6833137    MINNEAPOLIS                 MN    55416     SFD        7.500       6.750     $1,713.08     360      1-May-28
6833411    CHEVY CHASE                 MD    20815     SFD        7.375       6.750     $2,900.84     360      1-May-28
6833707    NEWBURY PARK                CA    91320     SFD        7.375       6.750     $1,726.69     360      1-May-28
6834066    BUENA PARK                  CA    90620     LCO        7.375       6.750     $1,634.14     360      1-May-28
6834294    ENGLEWOOD                   CO    80111     SFD        7.375       6.750     $2,304.09     360      1-May-28
6834492    SAN JOSE                    CA    95119     SFD        7.500       6.750     $1,817.96     360      1-May-28
6834753    NAPA                        CA    94559     SFD        7.375       6.750     $1,933.20     360      1-May-28
6835018    MENLO PARK                  CA    94025     LCO        7.375       6.750     $2,279.23     360      1-Apr-28
6835341    VENTNOR                     NJ    08406     SFD        7.750       6.750     $3,897.28     360      1-May-28
6835349    MINNETONKA                  MN    55391     SFD        7.750       6.750     $1,844.76     360      1-May-28
6835506    LAMBERTVILLE                NJ    08530     SFD        7.875       6.750      $580.06      360      1-May-28
6835593    CORONADO                    CA    92118     SFD        7.625       6.750     $2,202.65     360      1-May-28
6836009    CANTON                      MA    02021     SFD        7.375       6.750     $1,899.01     360      1-Jun-28
6836044    EL SEGUNDO                  CA    90245     SFD        7.375       6.750     $1,830.29     360      1-May-28
6836168    RALEIGH                     NC    27615     SFD        7.250       6.750     $1,595.68     360      1-May-28
6836609    WEST ST PAUL                MN    55118     SFD        7.750       6.750     $3,582.06     360      1-May-28
6837114    HOLLISTER                   CA    95023     SFD        7.375       6.750     $1,726.69     360      1-May-28
6837175    AVON                        CO    81620     PUD        7.375       6.750     $1,833.74     360      1-May-28
6837242    MEDINA                      WA    98039     SFD        7.375       6.750     $1,450.42     360      1-May-28
6837564    NOVATO                      CA    94947     SFD        7.500       6.750     $2,587.09     360      1-May-28
6837915    PHOENIX                     AZ    85045     SFD        7.500       6.750     $1,858.95     360      1-May-28
6838144    SAN JOSE                    CA    95138     SFD        7.250       6.750     $2,505.63     360      1-May-28
6838340    SNOWMASS VILLAGE            CO    81615     LCO        7.375       6.750     $2,417.36     360      1-Jun-28
6838693    TULSA                       OK    74136     SFD        7.375       6.750     $1,726.69     360      1-May-28
6838733    SIOUX FALLS                 SD    57108     SFD        7.750       6.750     $4,656.68     360      1-May-28
6839041    WOODBURY                    NY    11797     SFD        7.750       6.750     $2,507.45     360      1-May-28
6839772    WESTLAKE VILLAGE            CA    91361     SFD        7.875       6.750     $2,037.45     360      1-May-28
6839835    BEND                        OR    97701     SFD        7.625       6.750     $1,857.96     360      1-May-28
6839949    ANAHEIM                     CA    92808     SFD        7.500       6.750     $1,947.31     360      1-May-28
6840310    GLENDALE                    CA    91208     SFD        7.750       6.750     $2,686.55     360      1-May-28
6840325    CAMBRIA                     CA    93428     SFD        7.375       6.750     $1,795.76     360      1-May-28
6840381    PARADISE                    CA    95969     SFD        7.750       6.750      $651.94      360      1-May-28
6840404    FREMONT                     CA    94539     SFD        7.500       6.750     $4,216.26     360      1-May-28
6840438    TEMECULA                    CA    92592     SFD        7.750       6.750     $1,791.03     360      1-May-28
6840850    PASO ROBLES                 CA    93446     SFD        7.250       6.750     $2,210.25     360      1-Jun-28
6840931    KENSINGTON                  MD    20895     SFD        7.000       6.733     $1,663.26     360      1-Jun-28
6841281    AVALON                      NJ    08202     SFD        7.625       6.750     $2,123.38     360      1-May-28
6841469    BOULDER                     CO    80304     SFD        7.375       6.750     $2,486.43     360      1-May-28
6841772    PARK CITY                   UT    84060     LCO        7.500       6.750      $734.18      360      1-Jun-28
6841867    ALEXANDRIA                  VA    22307     SFD        7.250       6.750     $1,773.66     360      1-May-28
6842332    SEATTLE                     WA    98136     SFD        8.000       6.750     $1,798.46     360      1-Jun-28
6842397    ALAMO                       CA    94507     SFD        7.250       6.750     $3,247.16     360      1-May-28
6842948    PASADENA                    CA    91107     SFD        7.250       6.750     $1,603.11     360      1-May-28
6843170    LOS ANGELES                 CA    91403     SFD        7.375       6.750     $2,638.38     360      1-May-28
6843171    AURORA                      CO    80016     SFD        7.375       6.750     $2,315.14     360      1-May-28
6843323    LOS ANGELES                 CA    91364     SFD        7.125       6.750     $2,236.75     360      1-May-28
6843460    SAN JOSE                    CA    95123     SFD        7.250       6.750     $1,855.52     360      1-May-28
6843937    LITTLETON                   CO    80123     SFD        7.500       6.750     $2,828.43     360      1-Apr-28
6844266    FARIBAULT                   MN    55021     SFD        7.500       6.750     $2,150.08     360      1-May-28
6844354    LINCOLN                     NE    68506     SFD        7.750       6.750     $3,550.54     360      1-May-28
6844651    RENO                        NV    89511     SFD        7.500       6.750     $1,957.80     360      1-May-28
6844923    MINNEAPOLIS                 MN    55409     SFD        7.375       6.750     $1,919.73     360      1-Jun-28
6845097    AVALON                      NJ    08202     SFD        7.875       6.750     $1,549.84     360      1-Jun-28
6845870    LOS GATOS                   CA    95030     SFD        7.250       6.750     $4,093.06     360      1-May-28
6846848    HUNTINGTON BEACH            CA    92648     SFD        7.375       6.750     $4,081.61     360      1-May-28
6847293    SAN JUAN CAPISTRA           CA    92675     SFD        7.375       6.750     $4,465.21     360      1-May-28
6848619    SANTA ANA                   CA    92705     SFD        7.375       6.750     $2,037.49     360      1-May-28
6849025    PASADENA                    CA    91105     SFD        7.500       6.750     $6,992.15     360      1-May-28
6849357    DUXBURY                     MA    02332     SFD        7.625       6.750     $1,782.93     360      1-May-28
6849582    DALLAS                      TX    75240     SFD        7.500       6.750     $1,826.70     360      1-May-28
6849606    SUNNYVALE                   CA    94087     SFD        7.375       6.750     $2,928.46     360      1-Jun-28
6849708    HINGHAM                     MA    02043     SFD        7.625       6.750     $2,138.86     240      1-May-18
6850192    MARLBOROUGH                 MA    01752     SFD        7.125       6.750     $1,633.77     360      1-May-28
6850946    DULUTH                      GA    30136     PUD        7.750       6.750     $3,284.75     360      1-May-28
6852141    PINEHURST                   NC    28374     SFD        7.375       6.750     $4,475.57     360      1-May-28
6852325    ISSAQUAH                    WA    98027     SFD        7.625       6.750     $1,981.82     360      1-May-28
6852782    PARK CITY                   UT    84098     SFD        7.125       6.750     $1,695.45     360      1-Jun-28
6852880    DISCOVERY BAY               CA    94514     SFD        7.750       6.750     $2,149.24     360      1-May-28
6854127    ANAHEIM                     CA    92808     SFD        7.250       6.750     $1,859.27     360      1-May-28
6854267    HYDE PARK                   UT    84318     SFD        7.250       6.750     $2,118.16     360      1-May-28
6854333    VANCOUVER                   WA    98682     SFD        7.250       6.750     $2,073.82     360      1-May-28
6854993    GRANITE BAY                 CA    95746     PUD        7.500       6.750     $2,002.55     360      1-Jun-28
6855015    ROSEBURG                    OR    97470     SFD        7.625       6.750     $1,896.18     360      1-Jun-28
6855109    CAMARILLO                   CA    93012     SFD        7.000       6.733     $1,580.09     360      1-May-28
6856000    MINNEAPOLIS                 MN    55408     SFD        7.250       6.750     $2,592.27     360      1-May-28
6857010    EDINA                       MN    55436     SFD        7.500       6.750     $2,307.41     360      1-Jun-28
6857014    SANTA ANA                   CA    92705     SFD        7.000       6.733     $5,538.64     360      1-May-28
6857214    SPOKANE                     WA    99223     SFD        8.000       6.750      $807.14      360      1-May-28
6857543    HOLLISTER                   CA    95023     SFD        7.250       6.750     $2,450.38     360      1-May-28
6857876    HUNTINGTON BEACH            CA    92648     SFD        7.000       6.733     $2,208.80     360      1-May-28
6859104    ATLANTA                     GA    30342     SFD        7.375       6.750     $1,864.82     360      1-May-28
6859115    MONTCLAIR                   NJ    07042     SFD        6.875       6.608     $2,711.06     360      1-May-28
6859242    SCOTTSDALE                  AZ    85262     SFD        7.500       6.750     $1,650.15     360      1-Jun-28
6859645    PALO ALTO                   CA    94303     SFD        7.625       6.750     $2,791.54     360      1-May-28
6860097    PLEASANTON                  CA    94566     SFD        7.250       6.750     $2,177.51     360      1-May-28
6860151    CORONADO                    CA    92118     HCO        7.875       6.750     $3,016.29     360      1-May-28
6860875    MERCER ISLAND               WA    98040     SFD        7.500       6.750     $4,265.21     360      1-May-28
6861651    LAKESIDE                    AZ    85935     SFD        7.375       6.750     $3,553.52     360      1-May-28
6861836    TUCSON                      AZ    85718     SFD        7.500       6.750     $2,936.70     360      1-May-28
6862332    MORGAN HILL                 CA    95037     SFD        7.500       6.750     $2,401.80     360      1-Jun-28
6863064    LITTLETON                   CO    80121     SFD        7.375       6.750     $4,489.39     360      1-May-28
6863333    MAPLE VALLEY                WA    98038     SFD        7.375       6.750     $1,830.29     360      1-May-28
6863390    ALAMO                       CA    94507     PUD        6.875       6.608     $4,270.04     360      1-May-28
6863936    DEL MAR                     CA    92014     SFD        7.000       6.733     $2,840.84     360      1-Jun-28
6864010    WALNUT CREEK                CA    94596     SFD        7.500       6.750     $2,276.64     360      1-May-28
6864645    NORTHBROOK                  IL    60062     SFD        7.500       6.750     $2,378.81     300      1-May-23
6864660    RENO                        NV    89509     SFD        7.875       6.750     $1,885.18     360      1-May-28
6865015    WANAQUE                     NJ    07465     SFD        7.000       6.733     $2,035.83     360      1-Jun-28
6866568    REDWOOD CITY                CA    94062     SFD        7.625       6.750     $5,945.47     360      1-May-28
6866779    ENCINITAS                   CA    92024     SFD        7.250       6.750     $3,064.34     360      1-May-28
6867690    IRVINE                      CA    92714     SFD        7.250       6.750     $2,128.39     360      1-May-28
6867946    WASHINGTON                  DC    20015     SFD        7.250       6.750     $3,142.10     360      1-May-28
6868453    CHARLOTTE                   NC    28277     SFD        7.625       6.750     $2,661.30     360      1-Jun-28
6869144    BRATTLEBORO                 VT    05301     SFD        8.000       6.750      $667.73      360      1-Jun-28
6869321    STEAMBOAT SPRINGS           CO    80477     SFD        7.500       6.750     $1,817.96     360      1-May-28
6870539    DEL MAR                     CA    92014     SFD        7.250       6.750     $2,626.38     360      1-May-28
6870705    LONGMONT                    CO    80504     SFD        7.500       6.750     $1,769.01     360      1-Jun-28
6870810    PHOENIX                     AZ    85028     SFD        7.250       6.750     $2,360.33     360      1-Jun-28
6870838    RANCHO MURIETA              CA    95683     SFD        7.625       6.750     $2,095.07     360      1-May-28
6871174    ST CHARLES                  IL    60174     SFD        7.500       6.750     $1,817.96     360      1-May-28
6871760    WALNUT CREEK                CA    94598     SFD        7.375       6.750     $2,234.33     360      1-Jun-28
6872106    TOMS BROOK                  VA    22660     SFD        7.250       6.750     $1,710.56     360      1-May-28
6872938    MIAMI                       FL    33133     SFD        7.500       6.750     $2,677.99     360      1-Jun-28
6873732    SAN DIEGO                   CA    92130     SFD        7.000       6.733     $2,187.51     360      1-May-28
6873753    HIGHLANDS RANCH             CO    80126     SFD        7.500       6.750     $2,516.47     360      1-May-28
6873775    HONOLULU                    HI    96821     SFD        7.125       6.750     $2,721.82     360      1-May-28
6873838    LITTLETON                   CO    80121     SFD        7.000       6.733     $2,661.21     360      1-May-28
6874257    EDEN PRAIRIE                MN    55347     SFD        7.875       6.750     $2,320.22     360      1-May-28
6874574    LOUISVILLE                  KY    40207     SFD        7.500       6.750     $2,545.14     360      1-May-28
6874690    RENO                        NV    89511     SFD        7.250       6.750     $4,434.15     360      1-May-28
6874807    TUSTIN                      CA    92782     SFD        7.375       6.750     $2,047.16     360      1-May-28
6875069    SAN DIEGO                   CA    92128     LCO        7.250       6.750     $2,525.42     360      1-May-28
6875070    CHULA VISTA                 CA    91910     SFD        7.375       6.750     $2,034.38     360      1-May-28
6876519    SAN DIEGO                   CA    92130     SFD        6.875       6.608     $2,493.04     360      1-May-28
6877293    SEATTLE                     WA    98119     SFD        7.625       6.750     $2,080.91     360      1-May-28
6877742    OCEAN CITY                  NJ    08226     LCO        7.750       6.750     $1,791.03     360      1-May-28
6878030    SAN DIEGO                   CA    92130     SFD        7.125       6.750     $1,994.21     360      1-May-28
6878362    CRYSTAL LAKE                IL    60014     SFD        7.500       6.750     $1,901.86     360      1-Jun-28
6878690    HALEIWA                     HI    96712     SFD        750%        6.750      2880.76      360        46874
6878830    HIGHLANDS RANCH             CO    80126     SFD        738%        6.750       2044.4      360        46905
6878951    SAN DIEGO                   CA    92128     SFD        713%        6.750      2694.87      360        46905
6878975    SAN DIEGO                   CA    92128     SFD        725%        6.750      2254.93      360        46874
6878984    SAN DIEGO                   CA    92128     PUD        688%        6.608      2109.73      360        46905
6879331    SEATTLE                     WA    98112     SFD        750%        6.750      3104.51      360        46874
6879333    AUBURN                      CA    95603     SFD        800%        6.750      2010.52      360        46874
6881896    LOS GATOS                   CA    95033     PUD        738%        6.750      3011.34      360        46905
6882525    DALLAS                      TX    75287     SFD        750%        6.750      1362.94      360        46905
6883199    BLOOMFIELD TWP              MI    48302     SFD        763%        6.750      2697.76      360        46905
6884379    REDMOND                     WA    98052     PUD        725%        6.750      2061.54      360        46905
6884961    WINDERMERE                  FL    34786     PUD        725%        6.750      1681.56      360        46905
6885303    HAYWARD                     CA    94544     SFD        725%        6.750      1664.51      360        46874
6886638    SCOTTSDALE                  AZ    85259     PUD        750%        6.750      1748.04      360        46874
6888345    LOS ALTOS                   CA    94024     SFD        725%        6.750      4434.15      360        46874
6888349    SALT LAKE CITY              UT    84117     SFD        775%        6.750      1746.25      360        46874
6888430    PROVO                       UT    84604     SFD        750%        6.750      1706.08      360        46874
6889354    RENO                        NV    89509     SFD        800%        6.750      3668.82      360        46874
6889640    WAREHAM                     MA    02571     SFD        800%        6.750       333.86      360        46874
6889981    ROSWELL                     GA    30076     PUD        738%        6.750      2055.45      360        46905
6890218    BOULDER                     CO    80302     SFD        725%        6.750      1763.63      360        46905
6890702    MOORESTOWN                  NJ    08057     SFD        750%        6.750      2307.41      360        46905
6891132    OXNARD                      CA    93035     SFD        700%        6.733      1862.85      360        46905
6891855    PARK CITY                   UT    84060     SFD        725%        6.750      2387.62      360        46905
6892020    LARKSPUR                    CO    80118     SFD        763%        6.750      2159.48      360        46874
6892413    CARBONDALE                  CO    81623     PUD        750%        6.750       1784.4      360        46905
6893521    ANACORTES                   WA    98221     SFD        775%        6.750      2120.58      360        46905
6894324    RENO                        NV    89511     SFD        738%        6.750      1950.47      360        46874
6895054    EDEN PRAIRIE                MN    55347     SFD        713%        6.750      2667.93      360        46874
6898791    NEW ORLEANS                 LA    70118     SFD        738%        6.750      1726.69      360        46905
6901542    RAMONA                      CA    92075     SFD        813%        6.750      1967.99      360        46905
6910854    DRAPER                      UT    84020     SFD        813%        6.750       3092.5      360        46874
6911865    MORGAN HILL                 CA    95037     SFD        750%        6.750      2258.46      360        46905
6918444    ELDORADO HILLS              CA    95762     SFD        725%        6.750      2003.96      360        46905
6920205    MORGAN HILL                 CA    95037     SFD        738%        6.750      2928.46      360        46905
6921873    SNOWMASS VILLAGE            CO    81615     LCO        775%        6.750      1253.72      360        46874
6924821    SOUTH RIDING                VA    20152     PUD        688%        6.608      2493.04      360        46905



COUNT:              1942
WAC:         7.453749316
WAM:         356.9803949
WALTV:       73.11937344


                CUT-OFF
MORTGAGE          DATE                        MORTGAGE               T.O.P.      MASTER     FIXED
LOAN           PRINCIPAL                      INSURANCE   SERVICE   MORTGAGE    SERVICE    RETAINED
NUMBER          BALANCE       LTV   SUBSIDY     CODE        FEE       LOAN        FEE       YIELD
------          -------       ---   -------     ----        ---       ----        ---       -----
4602352       $542,055.32    69.74                         0.250                 0.017      0.733
4646602       $282,068.60    78.42                         0.250                 0.017      0.000
4649743       $249,827.96    79.87                         0.250                 0.017      0.858
4651908       $140,615.16    80.00                         0.250                 0.017      1.108
4656634       $331,766.95    79.99                         0.250                 0.017      0.108
4660321       $461,908.11    42.27                         0.250                 0.017      0.633
4660856       $285,000.00    95.00               33        0.250                 0.017      1.608
4665423       $266,791.27    80.00                         0.250                 0.017      0.733
4669058       $385,625.75    79.58                         0.250                 0.017      0.000
4671958       $355,242.70    90.00               06        0.250                 0.017      0.608
4674728       $312,310.49    80.00                         0.250                 0.017      0.233
4679129       $239,830.61    80.00                         0.250                 0.017      0.733
4681340       $316,426.27    80.00                         0.250                 0.017      0.433
4682310       $213,900.41    52.99                         0.250                 0.017      0.358
4683617       $487,500.00    63.81                         0.250                 0.017      0.233
4686357       $369,711.36    52.86                         0.250                 0.017      0.233
4688492       $678,987.53    61.82                         0.250                 0.017      0.483
4688957       $398,851.23    66.67                         0.250                 0.017      0.483
4691477       $318,822.72    82.26               12        0.250                 0.017      0.358
4693594       $492,643.17    60.12                         0.250                 0.017      0.608
4694156       $296,795.60    90.00               33        0.250                 0.017      0.858
4694854       $247,000.00    47.05                         0.250                 0.017      0.108
4695794       $469,367.16    76.42                         0.250                 0.017      0.983
4696579       $337,908.60    74.37                         0.250                 0.017      0.608
4696656       $306,240.65    75.80                         0.250                 0.017      0.000
4696927       $204,730.89    71.93                         0.250                 0.017      1.108
4697131       $334,974.96    54.91                         0.250                 0.017      0.233
4697135       $359,054.78    52.55                         0.250                 0.017      0.733
4697386       $438,312.99    75.04                         0.250                 0.017      0.233
4697721       $197,600.00    80.00                         0.250                 0.017      0.858
4698048       $398,477.58    53.69                         0.250                 0.017      0.358
4698425       $283,004.50    88.81               06        0.250                 0.017      0.858
4699285       $305,100.00    90.00               17        0.250                 0.017      0.358
4699490       $259,402.82    77.61                         0.250                 0.017      0.358
4699749       $308,659.03    73.55                         0.250                 0.017      0.233
4700273       $375,400.00    57.75                         0.250                 0.017      0.000
4700441       $314,276.49    76.83                         0.250                 0.017      0.358
4700490       $274,774.58    64.71                         0.250                 0.017      0.000
4700524       $268,306.73    75.00                         0.250                 0.017      0.683
4700853       $370,189.32    65.09                         0.250                 0.017      0.608
4701087       $119,908.68    80.00                         0.250                 0.017      0.358
4701230       $348,164.64    49.72                         0.250                 0.017      0.358
4701326       $499,040.18    54.05                         0.250                 0.017      0.000
4701624       $424,116.76    60.71                         0.250                 0.017      0.858
4702029       $359,732.82    74.23                         0.250                 0.017      0.483
4703007       $296,499.54    84.86               01        0.250                 0.017      0.000
4704056       $582,194.91    84.49               01        0.250                 0.017      0.858
4704204       $349,478.88    65.42                         0.250                 0.017      0.483
4704252       $416,946.49    79.54                         0.250                 0.017      0.233
4704592        $93,728.35    81.03               17        0.250                 0.017      0.000
4704978       $262,584.58    80.00                         0.250                 0.017      0.000
4705330       $251,817.61    90.00               12        0.250                 0.017      0.608
4706465       $167,521.06    70.00                         0.250                 0.017      0.733
4706592       $274,680.16    83.81               17        0.250                 0.017      0.108
4706730       $349,733.67    72.16                         0.250                 0.017      0.358
4706939       $316,650.92    90.00                         0.250                 0.017      0.733
4706978       $598,552.01    80.00                         0.250                 0.017      0.108
4707665       $343,285.11    80.00                         0.250                 0.017      0.858
4707737       $259,811.81    58.82                         0.250                 0.017      0.608
4707765       $666,655.11    60.70                         0.250                 0.017      0.233
4708323       $235,330.71    70.00                         0.250                 0.017      0.108
4708377       $270,100.00    79.82                         0.250                 0.017      0.233
4708562       $249,161.97    90.00               06        0.250                 0.017      0.233
4708654       $529,210.86    69.65                         0.250                 0.017      0.483
4708655       $300,551.46    70.00                         0.250                 0.017      0.483
4708666       $583,130.47    74.39                         0.250                 0.017      0.483
4708708       $369,306.62    67.27                         0.250                 0.017      0.358
4709115       $226,670.37    74.43                         0.250                 0.017      0.608
4709313       $409,695.72    55.41                         0.250                 0.017      0.483
4709396       $285,691.60    49.81                         0.250                 0.017      0.000
4709453       $343,718.02    75.44                         0.250                 0.017      0.000
4709701       $268,015.42    90.00               17        0.250                 0.017      0.858
4710050       $279,781.57    64.90                         0.250                 0.017      0.233
4710277       $399,389.37    44.69                         0.250                 0.017      0.358
4710483       $359,555.59    80.00                         0.250                 0.017      0.000
4710510       $579,114.62    53.21                         0.250                 0.017      0.358
4710758       $401,386.35    60.91                         0.250                 0.017      0.358
4710875       $262,608.40    74.72                         0.250                 0.017      0.483
4711352       $286,876.03    90.00               33        0.250                 0.017      0.233
4711397       $224,170.00    86.55               06        0.250                 0.017      0.733
4711573       $224,814.86    84.01               13        0.250                 0.017      0.733
4711896       $280,560.24    53.52                         0.250                 0.017      0.233
4711936       $272,812.12    79.13                         0.250                 0.017      0.858
4712251       $426,713.49    70.00                         0.250                 0.017      0.983
4712254        $87,033.72    94.67               17        0.250                 0.017      0.358
4712368       $323,465.71    76.16                         0.250                 0.017      0.608
4712491       $679,495.34    67.59                         0.250                 0.017      0.483
4712777       $599,576.53    63.83                         0.250                 0.017      0.733
4712805       $254,638.86    85.00               33        0.250                 0.017      0.733
4713257        $54,364.41    80.00                         0.250                 0.017      1.108
4713346       $319,000.00    78.96                         0.250                 0.017      0.858
4713414       $232,464.84    44.81                         0.250                 0.017      0.358
4713666       $312,773.45    65.21                         0.250                 0.017      0.608
4713815       $261,911.90    75.00                         0.250                 0.017      0.483
4714222       $227,626.08    79.98                         0.250                 0.017      0.858
4714338       $316,265.12    75.00                         0.250                 0.017      0.483
4714654        $70,878.52    47.37                         0.250                 0.017      0.108
4715130       $289,379.63    80.00                         0.250                 0.017      0.358
4715412       $314,760.31    70.00                         0.250                 0.017      0.358
4715572       $279,528.05    75.00                         0.250                 0.017      0.733
4715616       $254,048.69    80.00                         0.250                 0.017      0.858
4715642       $321,408.63    74.57                         0.250                 0.017      0.358
4716075       $281,768.85    57.55                         0.250                 0.017      0.000
4716115       $299,585.73    66.70                         0.250                 0.017      0.858
4716515       $321,520.57    79.51                         0.250                 0.017      0.483
4716530       $998,547.85    55.56                         0.250                 0.017      0.608
4717278       $399,389.37    60.61                         0.250                 0.017      0.358
4717441       $451,933.42    79.47                         0.250                 0.017      0.233
4717622       $397,636.43    85.96               33        0.250                 0.017      0.233
4717673       $298,089.65    75.00                         0.250                 0.017      0.983
4717771       $267,842.31    74.93                         0.250                 0.017      0.733
4717976       $214,655.10    79.63                         0.250                 0.017      0.108
4718159       $224,845.15    69.23                         0.250                 0.017      0.858
4718424       $443,954.39    68.40                         0.250                 0.017      0.608
4718553       $237,623.23    79.53                         0.250                 0.017      0.983
4718865       $256,304.82    93.96               06        0.250                 0.017      0.358
4719127       $468,384.32    75.00                         0.250                 0.017      0.233
4719200       $299,771.72    61.22                         0.250                 0.017      0.358
4719439       $257,213.69    75.37                         0.250                 0.017      0.608
4719671       $271,742.51    80.00                         0.250                 0.017      0.108
4720194       $299,530.53    67.26                         0.250                 0.017      0.233
4720200       $459,035.32    75.00                         0.250                 0.017      0.983
4720205       $294,300.00    70.92                         0.250                 0.017      0.358
4720211       $349,452.27    48.08                         0.250                 0.017      0.233
4720232        $59,917.15    89.55               17        0.250                 0.017      0.858
4720444       $366,952.80    77.37                         0.250                 0.017      0.483
4720481       $239,633.64    80.00                         0.250                 0.017      0.358
4720529       $303,174.83    80.00                         0.250                 0.017      0.483
4720555       $251,543.26    90.00               17        0.250                 0.017      0.733
4720679       $185,588.18    71.32                         0.250                 0.017      0.883
4721132       $106,455.60    69.03                         0.250                 0.017      0.683
4721190       $185,750.12    74.98                         0.250                 0.017      0.683
4721220       $254,000.00    76.05                         0.250                 0.017      0.358
4721243       $199,372.18    74.98                         0.250                 0.017      0.933
4721325       $324,752.70    65.00                         0.250                 0.017      0.358
4721354       $169,407.38    65.00                         0.250                 0.017      0.533
4721355       $137,730.06    70.97                         0.250                 0.017      0.933
4721363       $213,550.83    63.12                         0.250                 0.017      0.883
4721422       $168,078.60    74.98                         0.250                 0.017      0.583
4721561       $403,072.08    55.34                         0.250                 0.017      0.358
4721605       $467,303.17    80.00                         0.250                 0.017      0.483
4721782       $349,452.27    74.47                         0.250                 0.017      0.233
4721795       $243,146.40    68.59                         0.250                 0.017      0.608
4721844       $156,128.53    74.98                         0.250                 0.017      0.633
4721880       $291,636.40    90.00               01        0.250                 0.017      0.733
4722048       $238,500.00    79.90                         0.250                 0.017      0.358
4722331       $554,194.05    39.22                         0.250                 0.017      0.608
4722383       $359,555.59    53.33                         0.250                 0.017      0.000
4722438       $319,546.84    75.29                         0.250                 0.017      0.733
4722452       $272,000.00    80.00                         0.250                 0.017      0.983
4722684       $169,365.79    80.00                         0.250                 0.017      0.858
4722768       $349,740.25    68.63                         0.250                 0.017      0.483
4722967       $241,325.06    77.97                         0.250                 0.017      0.608
4723163       $297,773.24    67.73                         0.250                 0.017      0.358
4723322       $898,659.97    63.60                         0.250                 0.017      0.483
4723331       $424,697.72    79.87                         0.250                 0.017      0.733
4723377       $297,755.73    66.41                         0.250                 0.017      0.000
4723426       $403,755.92    75.00                         0.250                 0.017      0.358
4723517       $304,568.07    56.38                         0.250                 0.017      0.733
4723580       $350,939.36    78.04                         0.250                 0.017      0.483
4723593        $80,000.00    71.11                         0.250                 0.017      0.858
4723742       $234,825.60    72.30                         0.250                 0.017      0.483
4723825       $316,503.92    70.44                         0.250                 0.017      0.233
4723872       $505,874.29    75.00                         0.250                 0.017      0.483
4723971       $238,036.08    68.11                         0.250                 0.017      0.358
4724012       $662,495.51    60.27                         0.250                 0.017      0.358
4724014       $163,142.71    40.37                         0.250                 0.017      0.608
4724152       $362,430.82    58.98                         0.250                 0.017      0.483
4724354       $367,452.07    80.00                         0.250                 0.017      0.483
4724376       $306,000.00    88.44               06        0.250                 0.017      0.608
4724411       $299,771.72    68.97                         0.250                 0.017      0.358
4724622       $346,942.33    80.00                         0.250                 0.017      0.733
4724858       $261,815.08    78.68                         0.250                 0.017      0.733
4724864       $334,513.54    77.37                         0.250                 0.017      0.608
4724889       $257,486.28    78.15                         0.250                 0.017      0.108
4724906       $267,998.24    63.35                         0.250                 0.017      0.483
4724907       $432,079.09    75.20                         0.250                 0.017      0.483
4725479       $599,554.71    78.95                         0.250                 0.017      0.483
4725700       $238,500.00    90.00               17        0.250                 0.017      0.358
4725746       $319,523.54    78.05                         0.250                 0.017      0.483
4725881       $359,450.46    65.81                         0.250                 0.017      0.358
4726174       $260,000.00    68.60                         0.250                 0.017      0.358
4726248       $324,764.77    46.43                         0.250                 0.017      0.608
4726254       $259,802.16    56.40                         0.250                 0.017      0.358
4726259       $296,785.04    90.00               13        0.250                 0.017      0.608
4726522       $246,207.78    70.00                         0.250                 0.017      0.233
4726523       $269,250.00    75.00                         0.250                 0.017      0.108
4726561       $284,553.98    69.51                         0.250                 0.017      0.233
4726706       $292,271.82    90.00               06        0.250                 0.017      0.233
4726823       $440,326.81    70.00                         0.250                 0.017      0.358
4727088       $242,138.93    46.19                         0.250                 0.017      0.483
4727135       $468,651.19    75.20                         0.250                 0.017      0.483
4727552       $363,458.01    80.00                         0.250                 0.017      0.483
4727589       $239,425.47    82.76               06        0.250                 0.017      0.358
4727691       $269,809.43    69.23                         0.250                 0.017      0.733
4727750       $478,650.00    70.91                         0.250                 0.017      0.358
4727911        $97,927.27    65.33                         0.250                 0.017      0.483
4727922       $252,600.00    88.01               33        0.250                 0.017      0.108
4728056       $380,303.93    69.89                         0.250                 0.017      0.233
4728099       $425,683.85    79.63                         0.250                 0.017      0.483
4728357       $273,342.41    75.00                         0.250                 0.017      0.483
4728392       $366,000.00    74.24                         0.250                 0.017      0.233
4728436       $411,339.10    48.47                         0.250                 0.017      0.108
4728455       $264,315.62    77.21                         0.250                 0.017      0.608
4728488       $363,701.63    79.97                         0.250                 0.017      0.000
4728607       $499,628.92    51.28                         0.250                 0.017      0.483
4728608       $236,840.97    79.80                         0.250                 0.017      0.983
4728694       $399,419.14    78.43                         0.250                 0.017      0.608
4728699       $299,553.31    41.38                         0.250                 0.017      0.483
4728731       $323,777.02    90.00               17        0.250                 0.017      0.858
4728979       $184,476.19    53.86                         0.250                 0.017      0.483
4729618       $251,086.54    92.84               17        0.250                 0.017      0.858
4729651       $277,056.62    75.00                         0.250                 0.017      0.483
4729665       $392,528.24    80.00                         0.250                 0.017      0.233
4729701       $804,356.26    67.08                         0.250                 0.017      0.108
4729756       $236,000.00    80.00                         0.250                 0.017      0.483
4729820       $323,505.40    90.00               06        0.250                 0.017      0.358
4729847       $324,746.47    44.07                         0.250                 0.017      0.233
4729852       $253,611.64    90.00                         0.250                 0.017      0.483
4729975       $314,542.55    75.90                         0.250                 0.017      0.608
4729987        $88,628.30    70.16                         0.250                 0.017      0.483
4730009       $379,434.20    61.89                         0.250                 0.017      0.483
4730013       $284,485.30    67.06                         0.250                 0.017      0.483
4730133       $376,000.00    52.22                         0.250                 0.017      0.483
4730167        $91,905.70    65.00                         0.250                 0.017      0.883
4730171       $243,574.50    80.00                         0.250                 0.017      0.108
4730202       $306,772.16    60.91                         0.250                 0.017      0.483
4730254       $407,697.20    80.00                         0.250                 0.017      0.483
4730349       $254,805.96    61.72                         0.250                 0.017      0.358
4730397       $137,406.09    75.00                         0.250                 0.017      0.733
4730432       $106,713.26    74.90                         0.250                 0.017      0.683
4730454        $92,043.21    74.60                         0.250                 0.017      0.833
4730481        $39,826.10    59.26                         0.250                 0.017      0.683
4730506        $77,057.05    64.96                         0.250                 0.017      0.783
4730538       $240,112.54    79.99                         0.250                 0.017      0.233
4730588        $89,555.55    62.07                         0.250                 0.017      0.833
4730611       $260,000.00    80.00                         0.250                 0.017      0.483
4730630       $287,780.86    75.79                         0.250                 0.017      0.358
4730708       $279,986.78    95.00               11        0.250                 0.017      0.358
4730747        $35,175.78    74.89                         0.250                 0.017      0.858
4730869       $499,236.74    60.10                         0.250                 0.017      0.358
4730874       $256,617.35    68.53                         0.250                 0.017      0.483
4730911       $343,487.81    80.00                         0.250                 0.017      0.483
4730918       $158,275.53    67.16                         0.250                 0.017      0.733
4730997       $372,773.14    57.39                         0.250                 0.017      0.483
4731024       $998,395.87    45.66                         0.250                 0.017      0.108
4731087       $305,532.87    90.00               12        0.250                 0.017      0.358
4731092        $93,246.45    74.96                         0.250                 0.017      0.933
4731108       $648,931.56    73.03                         0.250                 0.017      0.483
4731111        $43,912.06    74.87                         0.250                 0.017      0.783
4731126        $79,714.02    44.44                         0.250                 0.017      0.733
4731130       $495,886.53    63.31                         0.250                 0.017      0.483
4731197        $49,204.18    30.96                         0.250                 0.017      0.783
4731207       $140,470.18    64.98                         0.250                 0.017      0.483
4731227       $313,520.68    66.11                         0.250                 0.017      0.358
4731232        $53,806.93    75.00                         0.250                 0.017      0.733
4731272       $240,721.22    89.22               06        0.250                 0.017      0.483
4731557       $335,737.88    80.00                         0.250                 0.017      0.233
4731591       $143,442.62    75.00                         0.250                 0.017      0.333
4731593        $69,675.48    56.00                         0.250                 0.017      0.783
4731632        $74,680.39    75.00                         0.250                 0.017      0.783
4731633       $118,446.67    74.38                         0.250                 0.017      1.133
4731743       $535,221.66    74.44                         0.250                 0.017      0.608
4731753       $245,633.72    75.69                         0.250                 0.017      0.483
4731795       $289,357.48    56.86                         0.250                 0.017      0.608
4731807       $286,672.51    80.00                         0.250                 0.017      0.483
4731813       $296,557.78    80.00                         0.250                 0.017      0.483
4732029       $116,921.49    79.59                         0.250                 0.017      0.983
4732239       $372,586.40    79.40                         0.250                 0.017      0.000
4732328       $251,803.41    80.00                         0.250                 0.017      0.233
4732332       $261,750.00    75.00                         0.250                 0.017      0.233
4732479       $109,340.98    75.00                         0.250                 0.017      0.608
4732975       $348,069.02    86.13               12        0.250                 0.017      0.483
4733172       $479,652.59    80.00                         0.250                 0.017      0.608
4733311        $83,929.42    80.00                         0.250                 0.017      0.000
4733505       $268,389.66    80.00                         0.250                 0.017      0.358
4733668       $310,269.57    90.00               11        0.250                 0.017      0.483
4733765       $109,645.04    24.44                         0.250                 0.017      0.108
4733768       $233,821.94    90.00               12        0.250                 0.017      0.358
4733810       $314,788.64    90.00               33        0.250                 0.017      0.983
4733849       $305,778.53    69.55                         0.250                 0.017      0.608
4733951       $329,336.42    80.00                         0.250                 0.017      0.108
4733958       $400,000.00    80.00                         0.250                 0.017      0.608
4734678       $546,948.03    80.00                         0.250                 0.017      0.000
4734706       $260,591.55    90.00               13        0.250                 0.017      0.233
4734712       $307,771.41    80.00                         0.250                 0.017      0.483
4735115       $297,034.45    70.00                         0.250                 0.017      0.233
4735164       $295,369.40    80.00                         0.250                 0.017      0.233
4735392       $412,000.00    80.00                         0.250                 0.017      0.483
4735433       $449,614.10    48.69                         0.250                 0.017      0.608
4735486       $349,733.67    72.16                         0.250                 0.017      0.358
4735556       $255,119.57    70.00                         0.250                 0.017      0.483
4735576       $290,482.49    62.58                         0.250                 0.017      0.608
4735717       $252,743.92    89.90               17        0.250                 0.017      0.108
4735728       $399,710.49    51.28                         0.250                 0.017      0.608
4735786       $354,709.01    58.68                         0.250                 0.017      0.000
4735812       $403,700.17    80.00                         0.250                 0.017      0.483
4735928       $279,770.48    67.75                         0.250                 0.017      0.000
4735968       $449,249.26    69.71                         0.250                 0.017      0.233
4736072       $347,004.92    69.45                         0.250                 0.017      0.733
4736102       $244,618.32    80.00                         0.250                 0.017      0.483
4736208       $491,616.19    75.69                         0.250                 0.017      0.233
4736241       $105,779.73    79.70                         0.250                 0.017      0.858
4736347       $251,903.33    75.00                         0.250                 0.017      0.233
4736408       $296,785.04    72.44                         0.250                 0.017      0.608
4736462       $292,064.49    76.97                         0.250                 0.017      0.483
4736665       $279,757.35    80.00                         0.250                 0.017      0.858
4736812       $127,914.11    78.53                         0.250                 0.017      0.983
4736816       $139,903.65    51.85                         0.250                 0.017      0.858
4736961       $287,762.01    85.00               17        0.250                 0.017      0.983
4736966       $410,087.71    78.92                         0.250                 0.017      0.358
4737036       $346,500.00    75.33                         0.250                 0.017      0.483
4737106       $454,432.97    80.00                         0.250                 0.017      0.000
4737118       $246,326.02    85.00               17        0.250                 0.017      0.733
4737154       $203,275.32    76.98                         0.250                 0.017      0.358
4737256       $183,863.44    69.96                         0.250                 0.017      0.483
4737273       $623,513.22    80.00                         0.250                 0.017      0.233
4737452       $237,618.21    70.00                         0.250                 0.017      0.108
4737471       $249,804.97    39.67                         0.250                 0.017      0.233
4737497       $120,317.15    68.41                         0.250                 0.017      0.858
4737587       $292,000.00    80.00                         0.250                 0.017      0.858
4737608       $140,000.00    80.00                         0.250                 0.017      0.483
4737629       $264,106.19    54.59                         0.250                 0.017      0.483
4737638       $428,465.49    80.00                         0.250                 0.017      0.233
4737654       $322,278.06    79.63                         0.250                 0.017      0.858
4737931       $357,727.59    80.00                         0.250                 0.017      0.358
4738120       $294,792.35    90.00               01        0.250                 0.017      0.858
4738204       $349,139.40    63.06                         0.250                 0.017      0.108
4738237       $200,858.13    75.00                         0.250                 0.017      0.733
4738292       $260,000.00    72.22                         0.250                 0.017      0.483
4738547       $289,790.10    63.74                         0.250                 0.017      0.608
4738560       $459,767.00    80.00                         0.250                 0.017      0.608
4738569       $422,385.74    79.96                         0.250                 0.017      0.608
4738576       $254,620.32    75.00                         0.250                 0.017      0.483
4738614       $344,730.87    65.34                         0.250                 0.017      0.233
4738615       $392,015.44    85.00               12        0.250                 0.017      0.483
4738631       $513,945.99    61.69                         0.250                 0.017      0.483
4738681       $352,487.20    75.91                         0.250                 0.017      0.858
4738714       $309,781.20    87.32               33        0.250                 0.017      0.733
4738770       $262,323.86    75.00                         0.250                 0.017      0.983
4738806       $649,505.40    65.99                         0.250                 0.017      0.358
4738917       $304,350.01    77.61                         0.250                 0.017      0.733
4738927       $333,945.16    58.77                         0.250                 0.017      0.233
4739050       $423,693.12    63.28                         0.250                 0.017      0.608
4739059       $247,320.87    90.00               06        0.250                 0.017      0.608
4739073       $224,837.15    63.38                         0.250                 0.017      0.608
4739093       $383,735.73    80.00                         0.250                 0.017      0.858
4739175       $269,809.43    67.50                         0.250                 0.017      0.733
4739207       $295,801.38    80.00                         0.250                 0.017      0.983
4739636       $371,250.00    90.00               12        0.250                 0.017      0.608
4739646       $252,600.00    80.00                         0.250                 0.017      0.000
4739754       $262,904.75    64.49                         0.250                 0.017      0.483
4739974       $292,500.00    87.31               17        0.250                 0.017      0.358
4740041       $280,000.00    71.79                         0.250                 0.017      0.108
4740043       $300,000.00    71.43                         0.250                 0.017      0.233
4740138       $346,215.97    70.00                         0.250                 0.017      0.000
4740218       $346,500.00    75.00                         0.250                 0.017      0.358
4740266       $249,809.77    62.51                         0.250                 0.017      0.358
4740355       $251,812.97    80.00                         0.250                 0.017      0.483
4740405       $234,000.00    90.00               33        0.250                 0.017      0.858
4740565       $233,600.00    80.00                         0.250                 0.017      0.608
4740607       $487,255.07    69.71                         0.250                 0.017      0.358
4740637       $649,517.60    70.65                         0.250                 0.017      0.483
4740662        $75,000.00    66.32                         0.250                 0.017      0.233
4740671       $354,767.78    83.15               33        0.250                 0.017      1.108
4740678       $287,592.15    90.00               17        0.250                 0.017      0.733
4740774       $414,150.87    80.00                         0.250                 0.017      0.233
4740781       $289,800.00    90.00               33        0.250                 0.017      0.483
4740798       $309,502.71    62.00                         0.250                 0.017      0.108
4740911       $284,793.72    79.17                         0.250                 0.017      0.608
4740941       $243,734.40    80.00                         0.250                 0.017      0.358
4740962       $249,789.97    66.14                         0.250                 0.017      0.000
4740964       $336,023.47    77.36                         0.250                 0.017      0.733
4741029       $242,824.12    90.00                         0.250                 0.017      0.608
4741049       $528,611.76    62.28                         0.250                 0.017      0.483
4741053       $354,522.01    64.55                         0.250                 0.017      0.983
4741071       $273,391.81    88.83               24        0.250                 0.017      0.358
4741113       $281,369.17    80.00                         0.250                 0.017      0.000
4741280       $399,100.00    86.39               17        0.250                 0.017      0.233
4741356       $303,547.37    81.07                         0.250                 0.017      0.483
4741403       $295,000.00    66.29                         0.250                 0.017      0.358
4741433       $213,595.29    75.00                         0.250                 0.017      0.608
4741576       $254,200.00    89.98               13        0.250                 0.017      0.608
4741709       $254,810.75    40.80                         0.250                 0.017      0.483
4741754       $433,677.91    78.91                         0.250                 0.017      0.483
4741788       $375,200.00    70.00                         0.250                 0.017      0.358
4741901       $346,255.44    90.00               33        0.250                 0.017      0.733
4741956       $251,429.75    80.00                         0.250                 0.017      0.433
4741958       $390,158.34    79.80                         0.250                 0.017      0.683
4742026       $272,331.33    78.00                         0.250                 0.017      0.033
4742039       $379,566.83    80.00                         0.250                 0.017      0.483
4742050       $447,667.51    70.00                         0.250                 0.017      0.483
4742108       $279,101.84    64.34                         0.250                 0.017      0.483
4742134       $174,866.83    67.31                         0.250                 0.017      0.358
4742144       $254,405.52    73.91                         0.250                 0.017      0.283
4742208       $297,352.05    73.58                         0.250                 0.017      0.633
4742225       $355,009.69    74.95                         0.250                 0.017      0.533
4742287       $341,585.79    72.08                         0.250                 0.017      0.183
4742348       $317,580.00    79.82                         0.250                 0.017      0.358
4742362       $274,795.91    57.89                         0.250                 0.017      0.483
4742387       $349,726.96    58.33                         0.250                 0.017      0.233
4742447       $249,804.97    66.67                         0.250                 0.017      0.233
4742487       $649,529.55    55.32                         0.250                 0.017      0.608
4742533       $245,000.00    79.80                         0.250                 0.017      0.483
4742626       $305,772.90    90.00               24        0.250                 0.017      0.483
4742648       $285,782.37    86.67               17        0.250                 0.017      0.358
4742711       $316,564.88    79.20                         0.250                 0.017      0.483
4742727        $64,956.38    57.52                         0.250                 0.017      0.983
4742753       $559,584.39    70.00                         0.250                 0.017      0.483
4742836       $599,543.44    61.54                         0.250                 0.017      0.358
4742856       $264,753.00    90.00               17        0.250                 0.017      0.483
4742861       $259,807.04    65.00                         0.250                 0.017      0.483
4742909       $307,282.97    75.00                         0.250                 0.017      0.733
4742914       $279,786.93    80.00                         0.250                 0.017      0.358
4742916       $249,809.77    76.92                         0.250                 0.017      0.358
4742937       $190,000.00    67.86                         0.250                 0.017      0.608
4743033       $329,742.41    75.50                         0.250                 0.017      0.233
4743139       $749,443.39    44.12                         0.250                 0.017      0.483
4743170       $272,497.62    79.99                         0.250                 0.017      0.483
4743200       $405,000.00    75.00                         0.250                 0.017      0.483
4743232       $308,000.00    66.96                         0.250                 0.017      0.233
4743234       $260,000.00    78.79                         0.250                 0.017      0.233
4743350       $272,237.46    92.99               33        0.250                 0.017      0.233
4743391       $273,500.00    78.14                         0.250                 0.017      0.483
4743481       $251,643.13    90.00                         0.250                 0.017      0.733
4743486       $435,000.00    73.73                         0.250                 0.017      0.358
4743624       $217,330.33    75.00                         0.250                 0.017      0.233
4743740        $62,625.00    75.00                         0.250                 0.017      0.000
4743913        $88,368.22    62.11                         0.250                 0.017      0.483
4743941       $256,804.44    88.62               33        0.250                 0.017      0.358
4743976       $299,635.66    72.30                         0.250                 0.017      0.858
4744008       $306,154.97    80.00                         0.250                 0.017      0.108
4744075       $631,103.20    79.13                         0.250                 0.017      0.483
4744087       $318,479.07    66.25                         0.250                 0.017      0.858
4744123       $230,924.33    80.00                         0.250                 0.017      0.983
4744133       $350,000.00    56.91                         0.250                 0.017      0.483
4744163       $339,269.11    76.58                         0.250                 0.017      0.733
4744193       $129,910.53    60.47                         0.250                 0.017      0.858
4744211       $251,231.79    90.00               11        0.250                 0.017      0.733
4744341       $237,500.00    76.61                         0.250                 0.017      0.483
4744510       $303,785.45    80.00                         0.250                 0.017      0.733
4744518       $305,900.00    90.00               17        0.250                 0.017      0.483
4744558        $81,250.44    80.00                         0.250                 0.017      0.983
4744571       $303,558.55    78.96                         0.250                 0.017      0.608
4744588       $359,726.07    80.00                         0.250                 0.017      0.358
4744653       $190,565.82    89.91                         0.250                 0.017      0.483
4744658       $249,814.46    75.76                         0.250                 0.017      0.483
4744661       $396,000.00    45.26                         0.250                 0.017      0.358
4744690       $268,800.00    80.00                         0.250                 0.017      0.108
4744716       $327,645.35    60.48                         0.250                 0.017      0.358
4744748       $463,628.94    80.00                         0.250                 0.017      0.108
4744763       $362,637.35    95.00               06        0.250                 0.017      0.608
4744773       $334,845.02    79.99                         0.250                 0.017      0.358
4744791       $442,453.22    73.85                         0.250                 0.017      0.483
4744810       $259,582.93    77.38                         0.250                 0.017      0.108
4745007       $281,979.86    77.90                         0.250                 0.017      0.233
4745190       $367,712.92    80.00                         0.250                 0.017      0.233
4745195       $252,321.78    76.52                         0.250                 0.017      0.733
4745255       $419,710.95    78.50                         0.250                 0.017      0.858
4745296       $562,996.99    80.00                         0.250                 0.017      0.608
4745333       $507,224.53    80.00                         0.250                 0.017      0.358
4745384       $289,479.56    78.62                         0.250                 0.017      0.358
4745491       $399,703.14    45.71                         0.250                 0.017      0.483
4745569       $316,764.74    68.91                         0.250                 0.017      0.483
4745620       $449,666.03    75.00                         0.250                 0.017      0.483
4745657       $106,000.00    64.24                         0.250                 0.017      0.483
4745679       $349,452.28    62.50                         0.250                 0.017      0.233
4745727       $299,564.36    49.34                         0.250                 0.017      0.608
4745788       $267,901.04    80.00                         0.250                 0.017      0.483
4745789       $303,756.90    80.00                         0.250                 0.017      0.108
4745794       $424,401.17    80.00                         0.250                 0.017      0.358
4745886       $640,000.00    69.19                         0.250                 0.017      0.358
4745928       $279,516.48    70.00                         0.250                 0.017      0.000
4746016       $274,020.52    76.24                         0.250                 0.017      0.233
4746153       $125,422.11    80.00                         0.250                 0.017      0.733
4746171       $281,790.72    78.33                         0.250                 0.017      0.483
4746249       $159,631.44    75.00                         0.250                 0.017      0.483
4746254       $393,714.83    89.55               01        0.250                 0.017      0.608
4746262        $70,000.00    66.67                         0.250                 0.017      1.108
4746305       $469,633.35    66.20                         0.250                 0.017      0.233
4746460       $373,415.65    80.00                         0.250                 0.017      0.358
4746478       $269,799.62    71.43                         0.250                 0.017      0.483
4746493       $311,250.00    75.00                         0.250                 0.017      0.483
4746540       $261,060.92    95.00               33        0.250                 0.017      0.608
4746651       $649,480.21    78.79                         0.250                 0.017      0.108
4746704       $251,812.98    78.26                         0.250                 0.017      0.483
4746722       $364,485.91    80.00                         0.250                 0.017      0.000
4746757       $109,122.92    80.00                         0.250                 0.017      0.733
4746785       $250,117.62    49.12                         0.250                 0.017      0.358
4746881       $371,743.99    70.32                         0.250                 0.017      0.858
4746900       $648,931.28    54.17                         0.250                 0.017      0.000
4746974       $530,000.00    58.24                         0.250                 0.017      0.608
4747121       $295,275.14    70.36                         0.250                 0.017      0.358
4747148       $531,387.58    79.43                         0.250                 0.017      0.358
4747204       $445,219.31    63.70                         0.250                 0.017      0.358
4747244       $270,000.00    66.50                         0.250                 0.017      0.108
4747262       $839,392.03    70.00                         0.250                 0.017      0.608
4747272       $474,480.93    60.90                         0.250                 0.017      0.000
4747286        $49,964.71    27.03                         0.250                 0.017      0.733
4747316       $499,638.11    66.67                         0.250                 0.017      0.608
4747334       $314,760.31    70.00                         0.250                 0.017      0.358
4747354       $270,189.80    85.87               01        0.250                 0.017      0.233
4747470       $370,383.74    89.99               06        0.250                 0.017      0.358
4747695       $384,728.27    77.00                         0.250                 0.017      0.733
4747862       $431,323.96    80.00                         0.250                 0.017      0.233
4747878       $257,304.06    68.12                         0.250                 0.017      0.358
4747885       $279,792.20    70.00                         0.250                 0.017      0.483
4747901       $185,148.11    90.00               24        0.250                 0.017      0.000
4748039       $285,000.00    57.00                         0.250                 0.017      0.483
4748153       $351,203.48    80.00                         0.250                 0.017      0.433
4748201       $344,743.95    79.31                         0.250                 0.017      0.483
4748226       $202,500.00    75.00                         0.250                 0.017      1.108
4748300       $277,505.61    64.65                         0.250                 0.017      0.608
4748359       $291,177.76    63.48                         0.250                 0.017      0.358
4748609       $300,000.00    80.00                         0.250                 0.017      0.608
4748659       $295,780.32    75.90                         0.250                 0.017      0.483
4748670       $402,700.00    62.92                         0.250                 0.017      0.483
4748686       $323,150.00    86.87               17        0.250                 0.017      0.483
4748688       $254,810.75    68.73                         0.250                 0.017      0.483
4748697       $292,500.00    75.00                         0.250                 0.017      0.233
4748715       $271,317.82    79.85                         0.250                 0.017      0.983
4748743       $455,661.58    80.00                         0.250                 0.017      0.483
4748761       $300,000.00    68.97                         0.250                 0.017      0.483
4748782       $345,072.44    90.00               12        0.250                 0.017      0.358
4748872       $299,977.21    66.42                         0.250                 0.017      0.483
4748987       $283,363.73    80.00                         0.250                 0.017      0.483
4749045       $420,679.65    60.14                         0.250                 0.017      0.358
4749066       $267,806.03    80.00                         0.250                 0.017      0.608
4749089       $232,572.89    95.00               06        0.250                 0.017      0.358
4749216        $51,664.41    45.75                         0.250                 0.017      0.858
4749283        $46,500.00    73.58                         0.250                 0.017      0.233
4749287       $483,891.54    48.50                         0.250                 0.017      0.383
4749306       $244,822.68    72.06                         0.250                 0.017      0.608
4749319       $648,486.95    63.40                         0.250                 0.017      0.633
4749421       $258,714.23    94.98               11        0.250                 0.017      0.483
4749478       $347,481.85    80.00                         0.250                 0.017      0.483
4749483       $291,449.28    95.00               17        0.250                 0.017      0.858
4749510       $288,785.52    76.05                         0.250                 0.017      0.483
4749555       $430,937.87    74.35                         0.250                 0.017      0.608
4749559       $239,821.88    69.57                         0.250                 0.017      0.483
4749562       $266,715.26    90.00               06        0.250                 0.017      0.233
4749582       $374,707.46    68.18                         0.250                 0.017      0.233
4749670       $298,278.47    44.22                         0.250                 0.017      0.483
4749753       $271,798.13    80.00                         0.250                 0.017      0.483
4749896       $374,721.70    64.66                         0.250                 0.017      0.483
4749968       $109,920.39    66.67                         0.250                 0.017      0.608
4749987       $258,804.33    90.00               11        0.250                 0.017      0.358
4749989       $391,316.48    80.00                         0.250                 0.017      0.483
4750079       $241,530.75    79.99                         0.250                 0.017      0.358
4750090       $459,500.00    75.08                         0.250                 0.017      0.108
4750094       $143,903.38    53.33                         0.250                 0.017      0.983
4750098       $143,903.38    60.00                         0.250                 0.017      0.983
4750106       $288,590.97    80.00                         0.250                 0.017      0.608
4750129       $312,749.70    74.00                         0.250                 0.017      0.108
4750206       $279,593.39    80.00                         0.250                 0.017      0.608
4750239       $280,000.00    80.00                         0.250                 0.017      0.608
4750293       $317,252.32    77.44                         0.250                 0.017      0.233
4750333       $399,695.62    49.08                         0.250                 0.017      0.358
4750356       $401,694.11    69.91                         0.250                 0.017      0.358
4750366       $292,959.66    80.00                         0.250                 0.017      0.000
4750399       $310,620.52    59.85                         0.250                 0.017      0.233
4750411       $294,900.98    80.00                         0.250                 0.017      0.483
4750483       $257,808.52    80.00                         0.250                 0.017      0.483
4750486       $299,771.72    56.39                         0.250                 0.017      0.358
4750517       $396,498.07    77.05                         0.250                 0.017      0.358
4750578       $285,792.99    89.94               33        0.250                 0.017      0.608
4750727       $245,803.28    88.49               06        0.250                 0.017      0.108
4750749       $293,226.70    76.22                         0.250                 0.017      0.358
4750759       $174,873.34    70.00                         0.250                 0.017      0.608
4750765       $120,819.84    56.28                         0.250                 0.017      0.483
4750836       $279,770.48    80.00                         0.250                 0.017      0.000
4750864       $532,165.91    60.91                         0.250                 0.017      0.233
4750895       $439,422.41    80.00                         0.250                 0.017      1.108
4750958       $324,503.88    64.36                         0.250                 0.017      0.358
4751029       $299,542.04    44.12                         0.250                 0.017      0.358
4751048       $301,926.77    77.54                         0.250                 0.017      0.233
4751109       $328,000.00    61.89                         0.250                 0.017      0.733
4751146       $999,257.85    60.61                         0.250                 0.017      0.483
4751173        $46,368.86    80.00                         0.250                 0.017      0.983
4751184       $127,909.66    80.00                         0.250                 0.017      0.733
4751189       $298,000.00    77.00                         0.250                 0.017      0.358
4751264       $262,709.50    95.00               06        0.250                 0.017      0.608
4751295       $320,522.06    76.43                         0.250                 0.017      0.483
4751340       $499,628.93    74.07                         0.250                 0.017      0.483
4751402       $380,000.00    89.31               06        0.250                 0.017      0.483
4751475       $272,000.00    80.00                         0.250                 0.017      0.608
4751490       $309,764.11    52.54                         0.250                 0.017      0.358
4751609       $154,769.20    51.68                         0.250                 0.017      0.483
4751709       $238,313.95    90.00               17        0.250                 0.017      0.233
4751734       $117,350.00    74.98                         0.250                 0.017      0.608
4751801       $303,985.29    90.00               06        0.250                 0.017      0.733
4751925       $425,000.00    64.89                         0.250                 0.017      0.483
4751932       $263,616.63    80.00                         0.250                 0.017      0.608
4751938       $289,773.76    68.24                         0.250                 0.017      0.233
4751960       $346,429.48    72.29                         0.250                 0.017      0.000
4752096       $290,000.00    74.36                         0.250                 0.017      0.608
4752098       $338,122.61    80.00                         0.250                 0.017      0.000
4752103       $273,541.70    75.00                         0.250                 0.017      0.358
4752122       $115,913.91    69.46                         0.250                 0.017      0.483
4752148        $99,920.03    51.28                         0.250                 0.017      0.108
4752163       $541,597.75    61.24                         0.250                 0.017      0.483
4752237       $811,897.01    65.00                         0.250                 0.017      0.483
4752336       $331,741.00    67.34                         0.250                 0.017      0.233
4752343       $411,662.28    42.26                         0.250                 0.017      0.000
4752394       $299,777.36    67.90                         0.250                 0.017      0.483
4752410       $688,488.66    49.21                         0.250                 0.017      0.483
4752460       $247,500.00    90.00               17        0.250                 0.017      0.000
4752548       $399,342.33    47.06                         0.250                 0.017      0.000
4752679       $495,000.00    74.55                         0.250                 0.017      0.358
4752759       $427,682.36    80.00                         0.250                 0.017      0.483
4752768       $351,732.15    69.02                         0.250                 0.017      0.358
4752792       $267,130.58    43.85                         0.250                 0.017      0.858
4752815       $250,839.09    65.88                         0.250                 0.017      0.000
4752818       $235,548.76    94.99               11        0.250                 0.017      0.483
4752828       $355,729.11    71.20                         0.250                 0.017      0.358
4752881       $844,418.47    65.00                         0.250                 0.017      0.858
4752896       $251,814.33    80.00                         0.250                 0.017      0.733
4752941       $254,820.01    79.94                         0.250                 0.017      0.733
4752961       $279,102.77    80.00                         0.250                 0.017      0.608
4752998       $249,823.54    68.49                         0.250                 0.017      0.733
4753202       $637,560.93    58.00                         0.250                 0.017      0.858
4753267       $399,389.38    88.99               06        0.250                 0.017      0.358
4753274       $119,816.80    69.77                         0.250                 0.017      0.358
4753284       $250,000.00    63.29                         0.250                 0.017      0.483
4753535       $349,746.68    48.61                         0.250                 0.017      0.608
4753618       $494,225.37    61.88                         0.250                 0.017      0.233
4753637       $284,769.69    48.98                         0.250                 0.017      0.108
4753650       $412,000.00    80.00                         0.250                 0.017      0.733
4753652       $284,128.18    79.88                         0.250                 0.017      0.233
4753688       $339,753.92    80.00                         0.250                 0.017      0.608
4753748       $311,750.49    80.00                         0.250                 0.017      0.108
4753811       $273,000.00    71.84                         0.250                 0.017      0.608
4753859       $430,680.13    74.96                         0.250                 0.017      0.483
4753990        $90,622.81    85.00               11        0.250                 0.017      0.233
4754044       $263,413.96    74.25                         0.250                 0.017      0.733
4754081       $127,500.00    75.00                         0.250                 0.017      0.483
4754113       $416,067.01    72.42                         0.250                 0.017      0.108
4754158       $399,687.96    57.14                         0.250                 0.017      0.233
4754165       $316,467.53    90.00               06        0.250                 0.017      0.483
4754191       $284,783.14    42.86                         0.250                 0.017      0.358
4754196       $257,000.00    75.59                         0.250                 0.017      0.483
4754207       $359,726.07    69.23                         0.250                 0.017      0.358
4754210       $149,896.77    41.67                         0.250                 0.017      0.858
4754249       $256,232.27    89.96               33        0.250                 0.017      1.108
4754312       $409,672.13    75.65                         0.250                 0.017      0.108
4754457       $299,771.72    73.17                         0.250                 0.017      0.358
4754574       $299,771.72    69.77                         0.250                 0.017      0.358
4754683       $548,692.16    80.00                         0.250                 0.017      0.183
4754687       $239,467.65    80.00                         0.250                 0.017      0.533
4754706       $348,827.67    80.00                         0.250                 0.017      0.233
4754758       $997,645.53    64.52                         0.250                 0.017      0.233
4754825       $271,703.20    79.99                         0.250                 0.017      0.608
4754842       $291,900.00    79.99                         0.250                 0.017      0.608
4754858       $439,043.32    80.00                         0.250                 0.017      0.633
4754890       $628,000.00    78.50                         0.250                 0.017      0.608
4754939       $326,007.87    71.70                         0.250                 0.017      0.483
4755001        $50,000.00    67.11                         0.250                 0.017      0.233
4755008       $223,631.70    89.98               13        0.250                 0.017      0.000
4755059        $97,991.66    89.26               11        0.250                 0.017      0.983
4755098       $619,516.33    53.82                         0.250                 0.017      0.233
4755101       $291,365.10    80.00                         0.250                 0.017      0.633
4755141       $149,899.35    62.50                         0.250                 0.017      0.983
4755145       $244,831.38    83.62               33        0.250                 0.017      0.858
4755152       $110,476.16    69.38                         0.250                 0.017      0.783
4755158       $256,314.35    90.00               01        0.250                 0.017      0.608
4755176       $966,566.91    64.67                         0.250                 0.017      0.783
4755226       $291,305.64    21.16                         0.250                 0.017      0.183
4755287        $36,697.94    75.00                         0.250                 0.017      0.733
4755352       $315,765.48    55.44                         0.250                 0.017      0.483
4755360       $432,000.00    80.00                         0.250                 0.017      0.483
4755362       $759,875.19    57.43                         0.250                 0.017      0.633
4755409       $649,426.51    38.24                         0.250                 0.017      0.000
4755414        $54,728.37    45.45                         0.250                 0.017      0.833
4755446       $279,776.09    80.00                         0.250                 0.017      0.108
4755453       $262,999.72    72.11                         0.250                 0.017      0.358
4755541       $237,236.63    95.00               12        0.250                 0.017      0.858
4755587       $283,789.23    69.27                         0.250                 0.017      0.483
4755590       $284,788.48    69.51                         0.250                 0.017      0.483
4755592       $282,305.58    68.07                         0.250                 0.017      0.858
4755630       $249,000.00    79.81                         0.250                 0.017      0.483
4755643       $281,785.42    80.00                         0.250                 0.017      0.358
4755805       $317,564.14    65.53                         0.250                 0.017      0.483
4755830       $267,785.68    80.00                         0.250                 0.017      0.108
4755838       $358,752.94    89.97               33        0.250                 0.017      0.858
4755893       $252,000.00    65.45                         0.250                 0.017      0.358
4755987       $279,797.35    74.67                         0.250                 0.017      0.608
4756035       $447,000.00    63.86                         0.250                 0.017      0.358
4756038       $250,000.00    68.31                         0.250                 0.017      0.000
4756058       $324,770.62    35.52                         0.250                 0.017      0.733
4756070       $315,765.48    80.00                         0.250                 0.017      0.483
4756080       $326,963.18    80.00                         0.250                 0.017      0.608
4756085       $373,315.71    61.25                         0.250                 0.017      0.358
4756096       $259,807.04    55.91                         0.250                 0.017      0.483
4756150       $430,000.00    80.00                         0.250                 0.017      0.358
4756216       $355,236.17    90.00               33        0.250                 0.017      0.483
4756252       $267,785.68    80.00                         0.250                 0.017      0.108
4756295       $323,759.54    84.16               17        0.250                 0.017      0.483
4756297       $311,280.14    79.87                         0.250                 0.017      0.733
4756408       $409,672.13    55.41                         0.250                 0.017      0.108
4756430       $242,724.20    67.47                         0.250                 0.017      0.608
4756437       $250,699.36    67.81                         0.250                 0.017      0.108
4756446       $299,671.80    79.99                         0.250                 0.017      0.358
4756451       $585,043.26    57.12                         0.250                 0.017      0.233
4756465       $284,366.72    75.89                         0.250                 0.017      0.000
4756470       $239,834.83    80.00                         0.250                 0.017      0.858
4756511       $439,656.75    80.00                         0.250                 0.017      0.233
4756523       $360,674.33    79.34                         0.250                 0.017      0.608
4756525       $443,670.49    74.00                         0.250                 0.017      0.483
4756527       $409,695.72    65.08                         0.250                 0.017      0.483
4756548       $396,205.74    66.53                         0.250                 0.017      0.483
4756555       $411,086.96    89.99               11        0.250                 0.017      0.358
4756620       $247,333.93    90.00               33        0.250                 0.017      0.983
4756642       $399,695.62    87.62               13        0.250                 0.017      0.358
4756696       $446,659.87    66.22                         0.250                 0.017      0.358
4756700       $512,489.83    52.61                         0.250                 0.017      0.108
4756719       $398,696.39    59.55                         0.250                 0.017      0.358
4756816       $175,200.00    80.00                         0.250                 0.017      0.000
4756833       $286,487.23    58.51                         0.250                 0.017      0.483
4756972       $262,305.19    73.94                         0.250                 0.017      0.483
4756973       $355,336.09    69.73                         0.250                 0.017      0.483
4757011       $377,996.02    62.01                         0.250                 0.017      0.733
4757020       $348,541.67    53.03                         0.250                 0.017      0.000
4757064       $314,772.00    51.22                         0.250                 0.017      0.608
4757073       $378,732.50    68.91                         0.250                 0.017      0.733
4757105       $287,780.85    80.00                         0.250                 0.017      0.358
4757117       $258,812.54    70.00                         0.250                 0.017      0.608
4757215       $283,000.00    62.75                         0.250                 0.017      0.483
4757244       $243,577.97    75.00                         0.250                 0.017      0.733
4757323       $279,000.00    64.14                         0.250                 0.017      0.358
4757339       $394,454.55    58.52                         0.250                 0.017      0.858
4757374       $351,725.41    76.52                         0.250                 0.017      0.233
4757384       $348,358.99    75.00                         0.250                 0.017      0.233
4757389       $290,773.00    75.00                         0.250                 0.017      0.233
4757551        $91,000.00    70.00                         0.250                 0.017      0.858
4757582       $425,000.00    45.95                         0.250                 0.017      0.233
4757619       $293,670.73    69.99                         0.250                 0.017      0.233
4757620       $325,264.41    70.00                         0.250                 0.017      0.608
4757624       $649,517.60    60.47                         0.250                 0.017      0.483
4757644       $318,363.55    90.00               17        0.250                 0.017      0.483
4757701       $263,304.45    62.00                         0.250                 0.017      0.483
4757710       $323,453.69    83.00               17        0.250                 0.017      0.358
4757739       $248,367.80    46.76                         0.250                 0.017      0.983
4757818       $247,029.88    80.00                         0.250                 0.017      0.858
4757885       $418,681.17    55.35                         0.250                 0.017      0.358
4757947        $85,575.33    74.78                         0.250                 0.017      0.833
4758021       $368,319.52    79.99                         0.250                 0.017      0.358
4758039       $284,788.48    55.88                         0.250                 0.017      0.483
4758056       $284,793.72    74.61                         0.250                 0.017      0.608
4758100       $408,905.34    78.90                         0.250                 0.017      0.608
4758122       $243,809.65    80.00                         0.250                 0.017      0.233
4758131       $485,500.00    61.46                         0.250                 0.017      0.358
4758146       $262,310.01    75.00                         0.250                 0.017      0.608
4758149       $374,692.61    60.00                         0.250                 0.017      0.000
4758169       $289,490.33    89.14               01        0.250                 0.017      0.608
4758174       $300,800.00    80.00                         0.250                 0.017      0.608
4758192       $305,373.20    80.00                         0.250                 0.017      0.483
4758246       $291,733.33    72.63                         0.250                 0.017      0.483
4758335       $274,800.96    75.34                         0.250                 0.017      0.608
4758342       $301,658.57    87.51               11        0.250                 0.017      0.108
4758549       $300,000.00    46.51                         0.250                 0.017      0.608
4758564       $309,358.48    80.00                         0.250                 0.017      0.233
4758647       $319,737.70    51.20                         0.250                 0.017      0.000
4758675       $357,334.61    78.59                         0.250                 0.017      0.483
4758752       $449,674.31    79.23                         0.250                 0.017      0.608
4758781       $295,774.77    80.00                         0.250                 0.017      0.358
4758792       $424,000.00    80.00                         0.250                 0.017      0.608
4758847       $424,676.61    79.44                         0.250                 0.017      0.358
4758856       $139,800.00    71.39                         0.250                 0.017      0.108
4758984       $291,329.33    78.28                         0.250                 0.017      0.358
4758988       $281,815.52    73.25                         0.250                 0.017      1.108
4759000       $271,793.03    80.00                         0.250                 0.017      0.358
4759001       $308,823.69    57.31                         0.250                 0.017      0.608
4759014       $263,408.53    68.39                         0.250                 0.017      0.483
4759027       $279,356.87    80.00                         0.250                 0.017      0.358
4759036       $351,629.95    77.45                         0.250                 0.017      0.608
4759076       $242,981.10    78.55                         0.250                 0.017      0.733
4759077       $290,964.25    95.00               17        0.250                 0.017      0.608
4759082       $383,018.25    79.65                         0.250                 0.017      0.358
4759142       $428,074.01    79.98                         0.250                 0.017      0.358
4759146       $247,500.00    90.00               06        0.250                 0.017      0.858
4759147       $359,463.97    62.61                         0.250                 0.017      0.483
4759158       $448,014.46    79.93                         0.250                 0.017      0.608
4759168       $244,653.05    75.38                         0.250                 0.017      0.733
4759179       $305,314.44    48.96                         0.250                 0.017      0.483
4759188       $449,989.58    68.85                         0.250                 0.017      0.483
4759200       $308,787.34    56.18                         0.250                 0.017      0.858
4759249       $234,829.91    66.20                         0.250                 0.017      0.608
4759256       $410,663.11    62.18                         0.250                 0.017      0.000
4759271       $310,000.00    67.25                         0.250                 0.017      0.483
4759275       $485,000.00    67.36                         0.250                 0.017      0.483
4759280       $346,000.00    64.67                         0.250                 0.017      0.358
4759337       $263,804.07    80.00                         0.250                 0.017      0.483
4759363       $617,118.21    80.00                         0.250                 0.017      0.233
4759555       $327,856.50    85.00               17        0.250                 0.017      0.483
4759583       $106,260.33    70.00                         0.250                 0.017      1.108
4759587       $429,680.87    51.81                         0.250                 0.017      0.483
4759613       $399,695.64    68.97                         0.250                 0.017      0.358
4759644       $271,648.24    90.00               12        0.250                 0.017      0.483
4759765       $234,425.89    69.00                         0.250                 0.017      0.483
4759781       $299,777.35    30.00                         0.250                 0.017      0.483
4759801       $175,000.00    70.00                         0.250                 0.017      0.608
4759867       $134,155.24    75.00                         0.250                 0.017      0.733
4759876       $192,000.00    80.00                         0.250                 0.017      0.233
4759902       $311,785.28    80.00                         0.250                 0.017      0.858
4759956       $254,250.00    90.00               06        0.250                 0.017      0.608
4759974       $301,581.42    80.00                         0.250                 0.017      0.608
4759992       $999,257.85    59.48                         0.250                 0.017      0.483
4760050       $312,779.02    78.25                         0.250                 0.017      0.733
4760058       $106,917.82    80.00                         0.250                 0.017      0.358
4760060       $234,234.55    89.98               06        0.250                 0.017      0.733
4760061       $308,259.34    78.10                         0.250                 0.017      0.233
4760242       $279,786.93    47.86                         0.250                 0.017      0.358
4760372       $292,064.48    58.50                         0.250                 0.017      0.483
4760384       $425,396.72    75.00                         0.250                 0.017      0.733
4760390       $336,530.66    80.00                         0.250                 0.017      0.108
4760398       $219,076.51    65.67                         0.250                 0.017      0.858
4760409       $298,096.48    80.00                         0.250                 0.017      0.233
4760428       $282,346.35    77.48                         0.250                 0.017      0.108
4760440       $311,523.72    80.00                         0.250                 0.017      0.358
4760460       $576,000.00    80.00                         0.250                 0.017      0.358
4760472       $279,340.75    73.68                         0.250                 0.017      0.233
4760486       $272,593.51    48.75                         0.250                 0.017      0.483
4760532       $345,971.07    90.00               06        0.250                 0.017      0.358
4760540       $274,600.65    71.43                         0.250                 0.017      0.608
4760547       $244,616.58    49.00                         0.250                 0.017      0.233
4760555       $336,472.64    74.56                         0.250                 0.017      0.233
4760558       $364,729.12    74.95                         0.250                 0.017      0.483
4760563       $498,167.44    74.63                         0.250                 0.017      0.608
4760570       $244,822.67    75.38                         0.250                 0.017      0.608
4760607       $449,666.03    45.00                         0.250                 0.017      0.483
4760665       $379,354.32    80.00                         0.250                 0.017      0.483
4760689       $269,504.80    89.90               33        0.250                 0.017      0.608
4760738       $246,217.13    80.00                         0.250                 0.017      0.483
4760770       $317,763.99    60.57                         0.250                 0.017      0.483
4760780       $319,486.68    76.19                         0.250                 0.017      0.108
4760782       $247,965.32    55.57                         0.250                 0.017      0.608
4760790       $277,694.31    80.00                         0.250                 0.017      0.000
4760804       $241,956.87    86.54               33        0.250                 0.017      0.733
4760806        $99,927.63    62.89                         0.250                 0.017      0.608
4760812       $311,283.39    65.00                         0.250                 0.017      0.358
4760820       $299,478.97    87.00               17        0.250                 0.017      0.000
4760858       $346,245.44    71.31                         0.250                 0.017      0.733
4760863       $347,086.04    80.00                         0.250                 0.017      0.483
4760870       $284,893.30    79.53                         0.250                 0.017      0.858
4760878       $294,285.64    68.60                         0.250                 0.017      0.858
4760891       $575,420.26    59.11                         0.250                 0.017      0.358
4760901       $405,182.20    80.00                         0.250                 0.017      0.483
4760907       $299,585.73    80.00                         0.250                 0.017      0.858
4760911       $256,409.71    62.38                         0.250                 0.017      0.358
4760967       $329,761.16    64.08                         0.250                 0.017      0.608
4761089       $274,800.96    67.07                         0.250                 0.017      0.608
4761218       $288,880.01    75.38                         0.250                 0.017      0.358
4761393       $116,908.73    90.00               12        0.250                 0.017      0.233
4761483       $467,061.71    76.00                         0.250                 0.017      0.608
4761494       $449,362.73    49.18                         0.250                 0.017      0.733
4761505       $341,902.78    78.89                         0.250                 0.017      0.608
4761530       $350,413.16    80.00                         0.250                 0.017      0.483
4761539       $427,055.90    75.00                         0.250                 0.017      0.858
4761544       $438,016.46    57.76                         0.250                 0.017      0.483
4761571       $599,508.18    69.12                         0.250                 0.017      0.000
4761574       $468,750.00    75.00                         0.250                 0.017      0.608
4761621       $245,000.00    63.64                         0.250                 0.017      0.858
4761633       $444,000.00    80.00                         0.250                 0.017      0.483
4761744       $410,000.00    64.57                         0.250                 0.017      0.608
4761775       $385,425.27    80.00                         0.250                 0.017      0.483
4761784       $436,275.98    89.10               12        0.250                 0.017      0.483
4761806       $359,739.44    74.38                         0.250                 0.017      0.608
4761811       $375,713.89    80.00                         0.250                 0.017      0.358
4761813       $257,948.62    89.99               11        0.250                 0.017      0.233
4761817       $289,573.93    87.82               12        0.250                 0.017      0.233
4761831       $312,310.49    59.02                         0.250                 0.017      0.233
4761844       $274,296.29    90.00               06        0.250                 0.017      0.483
4762112       $255,454.43    78.77                         0.250                 0.017      0.733
4762114       $499,609.94    58.48                         0.250                 0.017      0.233
4762173       $323,753.46    90.00               12        0.250                 0.017      0.358
4762180       $299,782.87    78.95                         0.250                 0.017      0.608
4762196       $284,783.14    64.77                         0.250                 0.017      0.358
4762336       $346,236.34    90.00               12        0.250                 0.017      0.358
4762439       $384,707.05    66.96                         0.250                 0.017      0.358
4762475       $191,772.21    80.00                         0.250                 0.017      0.233
4762479       $389,717.73    70.91                         0.250                 0.017      0.608
4762508       $318,957.11    80.00                         0.250                 0.017      0.358
4762531       $311,250.90    59.33                         0.250                 0.017      0.108
4762635       $251,812.97    71.59                         0.250                 0.017      0.483
4762825       $418,469.16    80.00                         0.250                 0.017      0.858
4762895       $232,027.67    90.00                         0.250                 0.017      0.483
4762950       $101,183.77    75.00                         0.250                 0.017      1.108
4762992       $414,800.00    79.98                         0.250                 0.017      0.483
4763050       $479,686.01    80.00                         0.250                 0.017      1.108
4763066       $272,000.00    80.00                         0.250                 0.017      0.608
4763163       $241,500.00    70.00                         0.250                 0.017      0.983
4763217       $279,792.20    77.78                         0.250                 0.017      0.483
4763302       $274,795.91    82.09               11        0.250                 0.017      0.483
4763383       $440,800.00    80.00                         0.250                 0.017      0.358
4763452       $708,963.79    54.62                         0.250                 0.017      0.583
4763465       $399,398.44    79.21                         0.250                 0.017      0.433
4763470       $263,510.96    68.55                         0.250                 0.017      0.533
4763473       $281,558.69    79.89                         0.250                 0.017      0.233
4763476       $459,321.89    80.00                         0.250                 0.017      0.533
4763528       $647,010.81    67.50                         0.250                 0.017      0.358
4763544       $386,911.39    75.98                         0.250                 0.017      0.383
4763562       $998,484.00    65.14                         0.250                 0.017      0.733
4763578       $474,313.67    59.38                         0.250                 0.017      0.633
4763614       $233,530.85    95.00               24        0.250                 0.017      0.608
4763629       $895,913.49    70.00                         0.250                 0.017      0.133
4763642       $472,000.00    78.67                         0.250                 0.017      0.858
4763651       $345,484.82    80.00                         0.250                 0.017      0.483
4763681       $263,594.98    80.00                         0.250                 0.017      0.333
4763697       $231,854.26    58.05                         0.250                 0.017      0.483
4763717       $242,039.08    80.00                         0.250                 0.017      0.483
4763730       $237,405.00    95.00               12        0.250                 0.017      0.858
4763747       $359,605.00    90.00               11        0.250                 0.017      0.000
4763758       $523,242.87    80.00                         0.250                 0.017      0.633
4763779       $231,823.46    79.87                         0.250                 0.017      0.358
4763786       $486,866.69    57.36                         0.250                 0.017      0.433
4763792       $257,189.49    75.88                         0.250                 0.017      0.483
4763827       $250,000.00    79.37                         0.250                 0.017      0.000
4763836       $289,568.19    74.36                         0.250                 0.017      0.483
4763842       $335,514.52    70.74                         0.250                 0.017      0.633
4763879       $249,784.75    70.42                         0.250                 0.017      0.000
4763888       $349,489.18    53.44                         0.250                 0.017      0.583
4763906       $285,838.46    54.85                         0.250                 0.017      0.083
4763925       $315,517.64    79.00                         0.250                 0.017      0.358
4763929       $306,524.30    66.02                         0.250                 0.017      0.283
4763955       $231,629.66    69.25                         0.250                 0.017      0.133
4763997       $574,045.24    63.89                         0.250                 0.017      0.000
4764002       $275,589.04    71.13                         0.250                 0.017      0.483
4764003       $369,460.00    74.00                         0.250                 0.017      0.583
4764009       $332,314.29    79.24                         0.250                 0.017      0.583
4764011       $256,090.57    90.00               12        0.250                 0.017      0.133
4764042       $280,000.00    80.00                         0.250                 0.017      0.733
4764047       $140,000.00    58.33                         0.250                 0.017      0.233
4764151       $400,000.00    69.57                         0.250                 0.017      0.000
4764210       $300,000.00    67.42                         0.250                 0.017      0.733
4764224       $313,046.24    80.00                         0.250                 0.017      0.633
4764236       $475,476.67    33.42                         0.250                 0.017      0.383
4764250       $384,027.36    65.19                         0.250                 0.017      0.483
4764384       $268,000.00    80.00                         0.250                 0.017      0.233
4764391       $399,703.14    82.47               17        0.250                 0.017      0.483
4764399       $341,246.56    79.42                         0.250                 0.017      0.483
4764581       $255,000.00    68.92                         0.250                 0.017      0.233
4764582       $307,734.82    80.00                         0.250                 0.017      0.000
4764637       $235,555.59    90.00               11        0.250                 0.017      0.233
4764662       $299,782.87    47.62                         0.250                 0.017      0.608
4764685       $340,000.00    80.00                         0.250                 0.017      0.358
4764698       $259,000.00    79.94                         0.250                 0.017      0.358
4764720       $295,000.00    74.68                         0.250                 0.017      0.483
4764763       $349,726.96    65.42                         0.250                 0.017      0.233
4764888       $281,000.00    73.95                         0.250                 0.017      0.233
4764942       $375,428.88    80.00                         0.250                 0.017      0.383
4764943       $299,566.52    75.00                         0.250                 0.017      0.633
4764944       $314,530.98    79.75                         0.250                 0.017      0.483
4764945       $259,516.86    67.52                         0.250                 0.017      0.533
4764947       $509,632.41    80.00                         0.250                 0.017      0.433
4764948       $385,419.50    80.00                         0.250                 0.017      0.433
4764949       $149,229.95    80.00                         0.250                 0.017      0.000
4764950       $257,184.72    80.00                         0.250                 0.017      0.083
4764951       $275,584.92    80.00                         0.250                 0.017      0.433
4764952       $532,705.66    72.09                         0.250                 0.017      0.483
4764953       $255,630.10    78.77                         0.250                 0.017      0.633
4764954       $299,153.91    80.00                         0.250                 0.017      0.483
4764956       $399,433.54    79.05                         0.250                 0.017      0.733
4764958       $607,085.65    68.70                         0.250                 0.017      0.433
4764959       $259,612.87    80.00                         0.250                 0.017      0.483
4764961       $527,205.94    80.00                         0.250                 0.017      0.433
4764962       $254,612.67    69.86                         0.250                 0.017      0.383
4764964       $269,569.02    46.55                         0.250                 0.017      0.133
4764966       $300,319.85    35.39                         0.250                 0.017      0.133
4764970       $279,578.90    80.00                         0.250                 0.017      0.433
4764971       $296,548.87    75.19                         0.250                 0.017      0.383
4764975       $318,719.95    80.00                         0.250                 0.017      0.433
4764978       $427,690.22    61.14                         0.250                 0.017      0.608
4764979       $278,085.32    79.57                         0.250                 0.017      0.483
4764982       $264,812.94    74.70                         0.250                 0.017      0.583
4764984       $284,477.90    78.54                         0.250                 0.017      0.233
4764985       $378,664.37    80.00                         0.250                 0.017      0.233
4764986       $319,750.36    80.00                         0.250                 0.017      0.233
4764987       $686,190.37    58.44                         0.250                 0.017      0.483
4764989       $267,576.41    68.72                         0.250                 0.017      0.183
4764992       $489,679.47    51.58                         0.250                 0.017      1.108
4764993       $319,542.24    80.00                         0.250                 0.017      0.683
4764995       $251,628.52    74.12                         0.250                 0.017      0.533
4764996       $239,639.06    80.00                         0.250                 0.017      0.433
4764997       $254,501.10    59.28                         0.250                 0.017      0.233
4764999       $276,084.16    46.08                         0.250                 0.017      0.433
4765000       $303,551.85    80.00                         0.250                 0.017      0.533
4765001       $339,440.98    78.79                         0.250                 0.017      0.000
4765002       $429,313.62    25.29                         0.250                 0.017      0.133
4765005       $267,600.96    80.00                         0.250                 0.017      0.483
4765006       $237,938.02    67.13                         0.250                 0.017      0.383
4765008       $249,627.76    68.49                         0.250                 0.017      0.483
4765009       $301,123.31    80.00                         0.250                 0.017      0.183
4765011       $359,431.02    80.00                         0.250                 0.017      0.183
4765013       $261,985.26    80.00                         0.250                 0.017      0.183
4765014       $256,111.86    90.00               06        0.250                 0.017      0.783
4765015       $310,500.89    80.00                         0.250                 0.017      0.183
4765016       $395,416.23    80.00                         0.250                 0.017      0.533
4765017       $299,511.57    48.00                         0.250                 0.017      0.033
4765018       $134,697.54    79.94                         0.250                 0.017      0.483
4765019       $249,791.15    89.99               06        0.250                 0.017      0.033
4765021       $250,030.87    80.00                         0.250                 0.017      0.533
4765022       $228,783.09    75.00                         0.250                 0.017      0.583
4765023       $239,653.22    76.19                         0.250                 0.017      0.633
4765024       $649,022.47    69.52                         0.250                 0.017      0.433
4765025       $294,547.43    74.68                         0.250                 0.017      0.333
4765026       $262,573.79    86.23               11        0.250                 0.017      0.483
4765029       $277,573.50    69.50                         0.250                 0.017      0.333
4765030       $329,462.73    62.26                         0.250                 0.017      0.033
4765031       $283,593.74    80.00                         0.250                 0.017      0.683
4765033       $295,383.38    80.00                         0.250                 0.017      0.283
4765034       $288,538.69    72.25                         0.250                 0.017      0.133
4765035       $261,418.83    45.96                         0.250                 0.017      0.533
4765036       $276,262.67    71.13                         0.250                 0.017      0.183
4765037       $311,721.03    86.72                         0.250                 0.017      0.333
4765039       $282,077.10    90.00               06        0.250                 0.017      0.233
4765040       $239,317.39    57.76                         0.250                 0.017      0.133
4765041       $237,263.52    80.00                         0.250                 0.017      0.733
4765042        $67,047.92    80.00                         0.250                 0.017      0.433
4765043       $351,454.59    80.00                         0.250                 0.017      0.283
4765044       $230,649.12    65.07                         0.250                 0.017      0.383
4765046       $279,334.69    67.47                         0.250                 0.017      0.133
4765047       $255,470.40    80.00                         0.250                 0.017      0.733
4765048       $275,310.59    80.00                         0.250                 0.017      0.483
4765049       $309,262.90    72.73                         0.250                 0.017      0.733
4765050       $569,142.79    42.22                         0.250                 0.017      0.433
4765051       $278,472.12    89.98               11        0.250                 0.017      0.333
4765052       $261,589.98    39.10                         0.250                 0.017      0.233
4765054       $260,575.07    24.86                         0.250                 0.017      0.033
4765056       $381,901.41    90.00               01        0.250                 0.017      0.233
4765057       $423,355.96    80.00                         0.250                 0.017      0.383
4765058       $618,250.06    80.00                         0.250                 0.017      0.333
4765059       $333,639.97    80.00                         0.250                 0.017      0.183
4765060       $269,593.94    75.00                         0.250                 0.017      0.433
4765061       $279,583.08    60.34                         0.250                 0.017      0.483
4765062       $349,430.17    73.68                         0.250                 0.017      0.033
4765063       $311,506.89    70.91                         0.250                 0.017      0.183
4765064       $291,556.47    89.85               11        0.250                 0.017      0.383
4765066       $302,525.83    66.59                         0.250                 0.017      0.233
4765068       $277,161.25    80.00                         0.250                 0.017      0.183
4765069       $519,256.16    80.00                         0.250                 0.017      0.683
4765070       $239,639.06    75.00                         0.250                 0.017      0.433
4765071       $262,600.52    64.94                         0.250                 0.017      0.383
4765072       $424,314.86    56.52                         0.250                 0.017      0.083
4765074       $248,218.61    60.19                         0.250                 0.017      0.333
4765075       $265,799.66    57.87                         0.250                 0.017      0.433
4765076       $414,051.02    79.75                         0.250                 0.017      0.233
4765077       $366,947.31    73.87                         0.250                 0.017      0.433
4765108       $307,541.39    80.00                         0.250                 0.017      0.483
4765121       $524,170.24    53.30                         0.250                 0.017      0.183
4765142       $295,559.27    80.00                         0.250                 0.017      0.483
4765165       $549,147.78    64.71                         0.250                 0.017      0.283
4765175       $319,523.54    76.19                         0.250                 0.017      0.483
4765184       $361,410.63    69.62                         0.250                 0.017      0.033
4765205       $279,591.35    71.79                         0.250                 0.017      0.583
4765275       $245,826.37    80.00                         0.250                 0.017      0.733
4765282       $294,775.53    79.73                         0.250                 0.017      0.358
4765284       $476,637.04    58.89                         0.250                 0.017      0.358
4765302       $418,872.99    68.72                         0.250                 0.017      0.233
4765335       $284,788.49    43.18                         0.250                 0.017      0.483
4765352       $399,687.96    69.57                         0.250                 0.017      0.233
4765381       $289,729.37    80.00                         0.250                 0.017      0.358
4765395       $250,904.12    90.00               01        0.250                 0.017      0.233
4765420       $269,794.56    75.00                         0.250                 0.017      0.358
4765673       $296,000.00    68.84                         0.250                 0.017      0.608
4765728       $650,000.00    44.22                         0.250                 0.017      0.483
4765781       $343,751.02    80.00                         0.250                 0.017      0.608
4765796       $264,798.36    65.43                         0.250                 0.017      0.358
4765815       $294,286.84    95.00               06        0.250                 0.017      0.608
4766037       $296,250.00    75.00                         0.250                 0.017      0.608
4766262       $351,732.16    76.52                         0.250                 0.017      0.358
4766264       $281,790.71    60.00                         0.250                 0.017      0.483
4766268       $329,761.16    69.47                         0.250                 0.017      0.608
4766272       $244,813.57    79.78                         0.250                 0.017      0.358
4766273       $647,533.30    76.47                         0.250                 0.017      0.433
4766298       $316,720.60    79.87                         0.250                 0.017      0.608
4766324       $281,567.36    66.35                         0.250                 0.017      0.333
4766338       $231,608.87    75.00                         0.250                 0.017      0.383
4766348       $289,486.22    77.29                         0.250                 0.017      0.383
4766447       $284,760.57    75.00                         0.250                 0.017      0.000
4766501       $233,834.84    72.90                         0.250                 0.017      0.733
4766522       $289,784.78    81.69               06        0.250                 0.017      0.483
4766755       $279,792.19    69.14                         0.250                 0.017      0.483
4766837       $264,000.00    80.00                         0.250                 0.017      0.608
4766854       $296,256.95    79.96                         0.250                 0.017      0.000
4767098       $323,541.16    90.00               06        0.250                 0.017      0.733
4767103       $349,746.68    57.38                         0.250                 0.017      0.608
4767106       $326,769.20    74.32                         0.250                 0.017      0.733
4767177       $236,550.00    95.00               17        0.250                 0.017      0.608
4767360       $235,815.89    80.00                         0.250                 0.017      0.233
4767362       $191,047.10    80.00                         0.250                 0.017      0.108
4767365       $329,342.88    80.00                         0.250                 0.017      0.233
4767385       $232,822.71    81.75               33        0.250                 0.017      0.358
4767415       $649,505.40    74.29                         0.250                 0.017      0.358
4767425       $329,761.16    75.00                         0.250                 0.017      0.608
4767429       $292,273.62    86.06               33        0.250                 0.017      0.608
4767433       $244,822.67    59.76                         0.250                 0.017      0.608
4767450       $299,771.72    75.00                         0.250                 0.017      0.358
4767454       $325,745.68    83.59               33        0.250                 0.017      0.233
4767499       $295,757.37    80.00                         0.250                 0.017      0.000
4767501       $244,794.17    74.92                         0.250                 0.017      0.000
4767511       $285,793.00    84.12               33        0.250                 0.017      0.608
4767515       $489,636.35    70.50                         0.250                 0.017      0.483
4767519       $263,794.05    70.40                         0.250                 0.017      0.233
4767521       $397,673.76    79.92                         0.250                 0.017      0.000
4767525       $232,518.47    77.57                         0.250                 0.017      0.233
4767533       $359,719.16    65.45                         0.250                 0.017      0.233
4767537       $323,747.25    73.64                         0.250                 0.017      0.233
4767540       $368,712.15    84.83               33        0.250                 0.017      0.233
4767549       $374,692.61    53.57                         0.250                 0.017      0.000
4767553       $386,698.11    75.01                         0.250                 0.017      0.233
4767559       $321,367.23    80.00                         0.250                 0.017      0.608
4767563       $382,870.07    80.00                         0.250                 0.017      0.000
4767579       $322,266.58    77.71                         0.250                 0.017      0.608
4767640       $234,226.04    89.81               13        0.250                 0.017      0.483
4767669       $261,253.39    75.00                         0.250                 0.017      0.108
4767822       $274,500.00    90.00               17        0.250                 0.017      0.608
4767850       $256,000.00    80.00                         0.250                 0.017      0.608
4767864       $254,591.15    80.00                         0.250                 0.017      0.000
4767872       $133,912.34    86.73                         0.250                 0.017      1.108
4768064       $246,821.23    88.21               33        0.250                 0.017      0.608
4768069       $236,628.61    78.93                         0.250                 0.017      0.608
4768071       $298,772.48    79.95                         0.250                 0.017      0.358
4768076       $335,331.80    74.67                         0.250                 0.017      0.233
4768083       $238,827.02    79.67                         0.250                 0.017      0.608
4768130       $387,444.98    80.00                         0.250                 0.017      0.683
4768138       $287,063.29    76.67                         0.250                 0.017      0.383
4768143       $288,078.95    79.92                         0.250                 0.017      0.583
4768155       $342,673.47    80.00                         0.250                 0.017      0.333
4768161       $302,720.79    80.00                         0.250                 0.017      0.183
4768169       $239,639.06    80.00                         0.250                 0.017      0.433
4768185       $274,590.54    73.33                         0.250                 0.017      0.483
4768246       $268,896.23    79.26                         0.250                 0.017      0.483
4768274       $299,542.04    79.89                         0.250                 0.017      0.358
4768283       $350,731.91    76.08                         0.250                 0.017      0.608
4768369       $289,254.17    80.00                         0.250                 0.017      0.608
4768390       $313,766.97    89.97               01        0.250                 0.017      0.483
4768405       $263,476.68    79.97                         0.250                 0.017      0.108
4768419       $385,000.00    66.96                         0.250                 0.017      0.608
4768424       $305,167.23    80.00                         0.250                 0.017      0.733
4768451       $215,562.32    80.00                         0.250                 0.017      0.983
4768469       $351,501.53    80.00                         0.250                 0.017      0.733
4768480       $375,506.43    80.00                         0.250                 0.017      1.108
4768490       $392,000.00    80.00                         0.250                 0.017      0.358
4768513        $93,866.88    49.74                         0.250                 0.017      0.733
4768523       $249,732.32    78.09                         0.250                 0.017      0.983
4768555       $380,300.13    80.00                         0.250                 0.017      1.108
4768579       $398,648.74    80.00                         0.250                 0.017      0.858
4768596       $334,757.54    40.61                         0.250                 0.017      0.608
4768687       $323,747.24    80.00                         0.250                 0.017      0.233
4768730       $489,636.35    82.35               33        0.250                 0.017      0.483
4768731       $288,530.28    75.00                         0.250                 0.017      0.358
4768734       $262,210.08    88.05               33        0.250                 0.017      0.608
4768736       $293,787.21    78.40                         0.250                 0.017      0.608
4768744       $246,321.59    88.04               33        0.250                 0.017      0.608
4768761       $267,806.03    82.46               33        0.250                 0.017      0.608
4768765       $474,600.94    59.38                         0.250                 0.017      0.000
4768772       $355,715.31    74.95                         0.250                 0.017      0.108
4768776       $329,261.52    79.59                         0.250                 0.017      0.608
4768779       $250,718.40    65.17                         0.250                 0.017      0.608
4768799       $335,000.00    75.79                         0.250                 0.017      0.358
4768944       $302,335.65    75.80                         0.250                 0.017      0.733
4769005       $294,786.48    78.20                         0.250                 0.017      0.608
4769300       $349,726.96    33.33                         0.250                 0.017      0.233
4769372       $550,000.00    61.11                         0.250                 0.017      0.358
4769496       $277,500.00    75.00                         0.250                 0.017      0.108
4769659       $343,200.00    80.00                         0.250                 0.017      0.233
4769745       $259,792.08    80.00                         0.250                 0.017      0.108
4769762       $271,000.00    70.39                         0.250                 0.017      0.233
4769867       $547,500.00    75.00                         0.250                 0.017      0.108
4769885       $277,304.14    79.29                         0.250                 0.017      0.733
4769891       $462,000.00    74.52                         0.250                 0.017      0.358
4769898       $258,000.00    79.14                         0.250                 0.017      0.983
4769981       $259,792.08    54.17                         0.250                 0.017      0.108
4770023       $292,277.43    90.00               50        0.250                 0.017      0.358
4770130       $338,742.05    75.33                         0.250                 0.017      0.358
4770131       $260,000.00    80.00                         0.250                 0.017      0.233
4770334       $326,267.37    75.00                         0.250                 0.017      0.483
4770364       $342,676.09    79.83                         0.250                 0.017      0.358
4770464       $275,824.00    70.77                         0.250                 0.017      1.233
4770730       $384,000.00    80.00                         0.250                 0.017      0.233
4770768       $125,750.00    79.99                         0.250                 0.017      0.233
4770845       $349,740.25    69.31                         0.250                 0.017      0.483
4770850       $291,777.81    80.00                         0.250                 0.017      0.358
4770956       $519,186.24    80.00                         0.250                 0.017      0.233
4771265       $331,147.83    67.63                         0.250                 0.017      0.358
4771268       $358,883.05    75.00                         0.250                 0.017      0.108
4771274       $309,758.17    83.78               33        0.250                 0.017      0.233
4771292       $254,855.92    90.00               33        0.250                 0.017      0.358
4771294       $269,804.59    58.70                         0.250                 0.017      0.608
4771498       $239,296.10    79.76                         0.250                 0.017      0.000
4771508       $648,000.00    78.55                         0.250                 0.017      0.608
4771581        $95,250.00    75.00                         0.250                 0.017      1.108
4771741       $254,824.51    75.00                         0.250                 0.017      0.858
4771843       $250,800.00    80.00                         0.250                 0.017      0.483
4772114       $350,932.77    80.00                         0.250                 0.017      0.358
4772122       $270,204.30    80.00                         0.250                 0.017      0.608
4772142       $271,782.49    80.00                         0.250                 0.017      0.108
4772147       $412,193.87    78.57                         0.250                 0.017      0.483
4772157       $459,641.16    80.00                         0.250                 0.017      0.233
4772175       $232,835.55    62.13                         0.250                 0.017      0.733
4772197       $351,475.89    80.00                         0.250                 0.017      0.483
4772228       $276,587.58    79.14                         0.250                 0.017      0.483
4772245       $339,020.64    65.04                         0.250                 0.017      0.358
4772253       $409,688.02    74.55                         0.250                 0.017      0.358
4772261       $292,632.66    81.35               06        0.250                 0.017      0.483
4772336       $344,167.40    53.08                         0.250                 0.017      0.108
4772435       $388,800.00    80.00                         0.250                 0.017      0.358
4772447       $350,446.17    79.25                         0.250                 0.017      0.608
4772458       $263,799.11    80.00                         0.250                 0.017      0.358
4772515       $357,353.90    80.00                         0.250                 0.017      0.858
4772672       $281,201.38    79.38                         0.250                 0.017      0.733
4772685       $299,765.97    57.14                         0.250                 0.017      0.233
4772713       $109,127.73    69.99                         0.250                 0.017      0.983
4772721       $248,802.06    48.54                         0.250                 0.017      0.983
4772742       $205,832.06    75.00                         0.250                 0.017      0.983
4772788       $249,819.06    78.13                         0.250                 0.017      0.608
4772806       $277,564.95    78.31                         0.250                 0.017      0.233
4772816       $239,542.80    79.99                         0.250                 0.017      0.483
4772843       $293,944.92    75.00                         0.250                 0.017      0.858
4773003       $289,390.40    64.36                         0.250                 0.017      0.608
4773014       $308,781.91    74.46                         0.250                 0.017      0.733
4773040       $250,616.83    88.07               01        0.250                 0.017      0.358
4773050       $247,316.32    75.00                         0.250                 0.017      0.483
4773056       $369,725.41    77.08                         0.250                 0.017      0.483
4773062       $243,645.67    78.71                         0.250                 0.017      0.608
4773063       $399,687.96    72.73                         0.250                 0.017      0.233
4773068       $546,094.42    66.28                         0.250                 0.017      0.483
4773233       $307,529.84    71.30                         0.250                 0.017      0.358
4773266       $332,800.00    80.00                         0.250                 0.017      0.483
4773310       $640,000.00    80.00                         0.250                 0.017      0.358
4773358       $282,784.66    75.47                         0.250                 0.017      0.358
4773376       $574,165.03    46.18                         0.250                 0.017      0.608
4773380       $343,724.91    66.15                         0.250                 0.017      0.108
4773396       $271,595.00    75.56                         0.250                 0.017      0.483
4773398       $294,786.48    62.77                         0.250                 0.017      0.608
4773422       $386,100.00    79.99                         0.250                 0.017      0.108
4773423       $282,878.75    78.89                         0.250                 0.017      0.233
4774353       $276,304.85    79.00                         0.250                 0.017      0.733
4774355       $243,814.33    70.72                         0.250                 0.017      0.358
4774359       $231,736.25    80.00                         0.250                 0.017      0.733
4774363       $315,771.29    80.00                         0.250                 0.017      0.608
4774366       $271,793.03    80.00                         0.250                 0.017      0.358
4774368       $322,260.66    72.47                         0.250                 0.017      0.483
4774370       $281,768.85    78.33                         0.250                 0.017      0.000
4774377       $244,404.39    71.94                         0.250                 0.017      0.108
4774382       $239,812.78    80.00                         0.250                 0.017      0.233
4774389       $309,775.63    74.70                         0.250                 0.017      0.608
4774399       $267,291.33    79.85                         0.250                 0.017      0.233
4774400       $236,828.47    75.24                         0.250                 0.017      0.608
4774403       $266,197.29    90.00               33        0.250                 0.017      0.358
4774407       $334,944.94    69.83                         0.250                 0.017      0.358
4774411       $322,766.22    85.00               33        0.250                 0.017      0.608
4774418       $239,826.29    68.57                         0.250                 0.017      0.608
4774422       $279,986.79    75.73                         0.250                 0.017      0.358
4774521       $303,750.00    75.00                         0.250                 0.017      0.733
4774675       $254,810.75    60.00                         0.250                 0.017      0.483
4774817       $430,707.99    79.89                         0.250                 0.017      0.108
4774866       $272,802.41    69.82                         0.250                 0.017      0.608
4774879       $367,661.67    73.60                         0.250                 0.017      0.358
4774884       $334,751.38    78.82                         0.250                 0.017      0.483
4774890       $278,798.06    74.40                         0.250                 0.017      0.608
4774897       $238,427.30    66.28                         0.250                 0.017      0.608
4774900       $274,800.94    76.39                         0.250                 0.017      0.608
4774904       $311,030.33    74.11                         0.250                 0.017      0.733
4774925       $367,220.36    75.00                         0.250                 0.017      0.358
4774932       $274,790.74    67.07                         0.250                 0.017      0.358
4774938       $248,320.14    73.09                         0.250                 0.017      0.608
4774940       $259,381.90    80.00                         0.250                 0.017      0.000
4774943       $259,807.04    74.29                         0.250                 0.017      0.483
4774947       $302,281.06    78.98                         0.250                 0.017      0.608
4774951       $370,210.97    75.61                         0.250                 0.017      0.233
4774957       $283,778.45    80.00                         0.250                 0.017      0.233
4774962       $279,397.64    75.57                         0.250                 0.017      0.608
4774966       $244,014.18    76.31                         0.250                 0.017      0.358
4774972       $297,389.96    80.00                         0.250                 0.017      0.733
4774975       $286,792.28    66.74                         0.250                 0.017      0.608
4775001       $337,255.72    90.00               33        0.250                 0.017      0.608
4775014       $447,614.28    80.00                         0.250                 0.017      0.000
4775028       $312,443.68    83.39               33        0.250                 0.017      0.000
4775057       $267,306.39    68.59                         0.250                 0.017      0.608
4775061       $296,285.40    79.07                         0.250                 0.017      0.608
4775064       $387,219.54    66.81                         0.250                 0.017      0.608
4775065       $274,805.90    72.37                         0.250                 0.017      0.733
4775068       $364,735.82    74.49                         0.250                 0.017      0.608
4775073       $332,758.99    79.29                         0.250                 0.017      0.608
4775076       $238,827.02    74.69                         0.250                 0.017      0.608
4775077       $249,819.06    68.49                         0.250                 0.017      0.608
4775080       $329,549.05    50.74                         0.250                 0.017      0.358
4775083       $474,620.14    73.08                         0.250                 0.017      0.108
4775088       $358,712.92    78.90                         0.250                 0.017      0.108
4775091       $251,122.63    72.84                         0.250                 0.017      0.733
4775097       $259,811.81    66.33                         0.250                 0.017      0.608
4775100       $361,737.99    53.63                         0.250                 0.017      0.608
4775103       $243,823.40    80.00                         0.250                 0.017      0.608
4775108       $286,781.61    86.97               33        0.250                 0.017      0.358
4775112       $514,608.12    46.82                         0.250                 0.017      0.358
4775115       $284,793.73    66.28                         0.250                 0.017      0.608
4775119       $343,731.64    80.00                         0.250                 0.017      0.233
4775131       $332,746.61    75.00                         0.250                 0.017      0.358
4775134       $599,520.19    68.97                         0.250                 0.017      0.108
4775137       $347,735.20    77.33                         0.250                 0.017      0.358
4775141       $306,927.69    46.89                         0.250                 0.017      0.608
4775187       $231,832.09    80.00                         0.250                 0.017      0.608
4775197       $338,155.07    67.68                         0.250                 0.017      0.608
4775250       $252,512.46    76.58                         0.250                 0.017      0.483
4775568       $360,532.23    79.47                         0.250                 0.017      0.483
4775578       $299,760.09    72.29                         0.250                 0.017      0.108
4775702       $337,736.32    78.60                         0.250                 0.017      0.233
4775704       $239,821.89    72.73                         0.250                 0.017      0.483
4775712       $342,039.54    79.89                         0.250                 0.017      0.358
4775719       $294,392.07    67.72                         0.250                 0.017      0.733
4775722       $478,707.29    80.00                         0.250                 0.017      0.000
4775725       $251,732.80    90.00               06        0.250                 0.017      0.608
4775750       $552,568.61    55.30                         0.250                 0.017      0.233
4775753       $255,819.31    72.11                         0.250                 0.017      0.733
4775759       $340,547.08    80.00                         0.250                 0.017      0.483
4775772       $365,721.51    80.00                         0.250                 0.017      0.358
4775780       $392,708.34    75.58                         0.250                 0.017      0.483
4775787       $501,636.67    74.93                         0.250                 0.017      0.608
4775791       $281,101.46    73.45                         0.250                 0.017      0.733
4775792       $281,391.01    80.00                         0.250                 0.017      0.483
4775798       $269,259.83    64.15                         0.250                 0.017      0.733
4775803       $329,742.57    61.11                         0.250                 0.017      0.233
4775825       $421,978.67    64.97                         0.250                 0.017      0.358
4775904       $304,762.07    67.78                         0.250                 0.017      0.233
4775910       $289,779.33    56.86                         0.250                 0.017      0.358
4775934       $259,811.82    74.29                         0.250                 0.017      0.608
4775942       $250,809.01    78.44                         0.250                 0.017      0.358
4775955       $631,519.10    63.20                         0.250                 0.017      0.358
4776079       $570,000.00    69.94                         0.250                 0.017      0.233
4776198       $323,853.38    66.82                         0.250                 0.017      0.358
4776476       $337,249.53    67.50                         0.250                 0.017      0.483
4776488       $264,585.29    64.32                         0.250                 0.017      0.233
4776797       $327,762.61    80.00                         0.250                 0.017      0.608
4776806       $274,306.26    90.00               17        0.250                 0.017      0.733
4776808       $500,000.00    37.04                         0.250                 0.017      0.483
4776816       $474,638.56    62.58                         0.250                 0.017      0.358
4776822       $619,562.41    72.94                         0.250                 0.017      0.733
4776827       $339,506.27    61.82                         0.250                 0.017      0.608
4776835       $319,074.21    70.00                         0.250                 0.017      0.483
4776842       $264,605.43    67.09                         0.250                 0.017      0.483
4776850       $330,531.26    79.76                         0.250                 0.017      0.733
4776867       $251,595.77    90.00               17        0.250                 0.017      0.108
4776887       $447,659.11    79.86                         0.250                 0.017      0.358
4776898       $318,199.19    90.00               17        0.250                 0.017      0.108
4776901       $248,000.00    80.00                         0.250                 0.017      0.733
4776905       $379,717.98    80.00                         0.250                 0.017      0.483
4776942       $247,806.54    46.36                         0.250                 0.017      0.233
4776943       $231,827.82    80.00                         0.250                 0.017      0.483
4776960       $318,525.04    89.86               11        0.250                 0.017      0.483
4777616       $268,805.31    89.97               01        0.250                 0.017      0.608
4777643       $253,600.00    80.00                         0.250                 0.017      0.733
4777771       $376,727.15    74.51                         0.250                 0.017      0.608
4778067       $256,000.00    80.00                         0.250                 0.017      0.358
4778193       $327,000.00    87.67               17        0.250                 0.017      0.233
4778565       $275,805.20    80.00                         0.250                 0.017      0.733
4778860        $75,000.00    26.79                         0.250                 0.017      0.858
4778900       $434,973.45    80.00                         0.250                 0.017      0.233
4778915       $371,231.12    41.28                         0.250                 0.017      0.608
4778938       $280,400.00    70.10                         0.250                 0.017      0.358
4778952       $269,799.62    77.14                         0.250                 0.017      0.483
4778956       $355,729.11    62.46                         0.250                 0.017      0.358
4778960       $334,000.00    79.52                         0.250                 0.017      0.358
4778968       $265,000.00    66.25                         0.250                 0.017      0.233
4778974       $600,000.00    80.00                         0.250                 0.017      0.000
4778979       $306,000.00    90.00               33        0.250                 0.017      0.358
4778982       $257,813.27    75.00                         0.250                 0.017      0.608
4778985       $283,778.46    80.00                         0.250                 0.017      0.233
4778986       $251,808.25    80.00                         0.250                 0.017      0.358
4778995       $365,500.00    85.00               33        0.250                 0.017      0.608
4779003       $239,119.34    79.03                         0.250                 0.017      0.858
4779389       $240,000.00    64.00                         0.250                 0.017      0.233
4779859       $341,600.00    80.00                         0.250                 0.017      0.483
4780183       $234,900.00    89.32               33        0.250                 0.017      0.608
4780611       $231,132.59    94.99               01        0.250                 0.017      0.608
4780725       $749,457.18    62.50                         0.250                 0.017      0.608
4780736       $254,815.44    85.00               33        0.250                 0.017      0.608
4780983       $370,710.59    74.20                         0.250                 0.017      0.233
4781292       $334,745.09    75.28                         0.250                 0.017      0.358
4781296       $262,789.69    74.72                         0.250                 0.017      0.108
4781306       $600,000.00    74.53                         0.250                 0.017      0.108
4781438       $298,267.14    68.62                         0.250                 0.017      0.233
4781447       $229,333.90    79.14                         0.250                 0.017      0.608
4781627       $344,756.50    74.19                         0.250                 0.017      0.733
6322169       $308,752.90    76.11                         0.250                 0.017      0.108
6406688       $279,603.49    70.00                         0.250                 0.017      0.733
6450052       $216,676.89    70.00                         0.250                 0.017      0.483
6456405       $381,162.58    79.35                         0.250                 0.017      0.233
6457422       $446,718.22    80.00                         0.250                 0.017      0.483
6457480       $340,684.03    80.00                         0.250                 0.017      0.233
6461253       $293,971.06    79.99                         0.250                 0.017      0.000
6477928       $305,778.53    79.90                         0.250                 0.017      0.608
6487369       $274,774.59    61.11                         0.250                 0.017      0.000
6493820       $268,940.03    79.99                         0.250                 0.017      0.233
6494907       $287,780.86    80.00                         0.250                 0.017      0.358
6504480       $264,662.12    95.00               06        0.250                 0.017      0.608
6504749       $249,641.51    80.00                         0.250                 0.017      0.733
6507028       $284,588.64    94.99               33        0.250                 0.017      0.483
6509563       $445,196.03    80.00                         0.250                 0.017      0.733
6516902       $253,427.12    80.00                         0.250                 0.017      0.358
6518602       $338,255.93    90.00               17        0.250                 0.017      0.233
6518847       $469,651.19    58.75                         0.250                 0.017      0.483
6520140       $326,100.00    74.97                         0.250                 0.017      0.983
6524948       $268,908.94    79.99                         0.250                 0.017      0.608
6526943       $374,735.32    58.51                         0.250                 0.017      0.733
6529422       $259,622.45    73.98                         0.250                 0.017      0.608
6534962       $280,381.92    89.97               01        0.250                 0.017      0.483
6539508       $524,629.46    78.33                         0.250                 0.017      0.733
6540167       $423,403.12    72.65                         0.250                 0.017      0.483
6540393       $380,902.62    80.00                         0.250                 0.017      0.233
6541846       $381,901.85    77.51                         0.250                 0.017      0.233
6547104       $274,031.04    79.99                         0.250                 0.017      0.358
6547215       $480,000.00    80.00                         0.250                 0.017      0.358
6555827       $255,670.86    95.00                         0.250                 0.017      1.233
6556805       $323,951.09    76.48                         0.250                 0.017      0.108
6557449       $254,174.32    89.98               17        0.250                 0.017      1.233
6558000       $426,295.34    80.00                         0.250                 0.017      0.483
6558526       $273,182.34    80.00                         0.250                 0.017      0.358
6562982       $349,726.96    50.96                         0.250                 0.017      0.233
6567193       $287,780.86    62.88                         0.250                 0.017      0.358
6568347       $290,865.62    90.00                         0.250                 0.017      0.858
6568464       $653,354.47    75.00                         0.250                 0.017      0.608
6573791       $308,457.39    89.99               11        0.250                 0.017      0.483
6577370       $286,672.29    79.81                         0.250                 0.017      0.483
6578317       $265,292.88    69.99                         0.250                 0.017      0.233
6583765       $237,923.30    94.98               01        0.250                 0.017      0.483
6584162       $278,203.45    90.00                         0.250                 0.017      0.733
6589875       $260,191.77    70.00                         0.250                 0.017      0.108
6594515       $278,001.58    89.98                         0.250                 0.017      0.983
6595513       $370,577.09    58.89                         0.250                 0.017      0.483
6597122       $256,048.28    94.97                         0.250                 0.017      1.108
6598553       $326,195.34    79.99                         0.250                 0.017      0.233
6598580       $630,548.41    80.00                         0.250                 0.017      0.358
6601847       $258,792.88    75.96                         0.250                 0.017      0.108
6603627       $275,550.99    94.99                         0.250                 0.017      0.983
6603825       $241,799.61    95.00                         0.250                 0.017      1.233
6604535       $321,305.32    80.00                         0.250                 0.017      0.358
6605580       $250,188.65    89.96                         0.250                 0.017      1.233
6609297       $253,712.11    95.00               33        0.250                 0.017      0.358
6610619       $299,310.95    60.61                         0.250                 0.017      0.358
6611384       $469,264.49    74.37                         0.250                 0.017      0.233
6614972       $246,666.00    80.00                         0.250                 0.017      0.608
6620027       $157,282.51    67.02                         0.250                 0.017      0.858
6620122       $255,197.76    95.00               33        0.250                 0.017      0.733
6623439       $475,637.81    80.00                         0.250                 0.017      0.358
6624038       $542,076.79    70.00                         0.250                 0.017      0.233
6624751       $283,587.60    80.00                         0.250                 0.017      0.608
6625844       $319,960.00    80.00                         0.250                 0.017      0.608
6627064       $438,484.09    79.71                         0.250                 0.017      0.483
6627464       $263,796.08    80.00                         0.250                 0.017      0.483
6631696       $304,885.90    80.00                         0.250                 0.017      0.000
6633849       $373,800.84    80.00                         0.250                 0.017      0.108
6634338       $349,726.96    69.44                         0.250                 0.017      0.233
6636088       $240,575.92    95.00                         0.250                 0.017      0.983
6636363       $293,341.33    70.00                         0.250                 0.017      0.483
6637139       $389,710.56    80.00                         0.250                 0.017      0.483
6640030       $419,688.30    80.00                         0.250                 0.017      0.483
6641182       $110,890.85    80.00                         0.250                 0.017      0.858
6643055       $350,000.00    79.10                         0.250                 0.017      0.233
6647387       $245,026.03    79.97                         0.250                 0.017      0.233
6647406       $333,427.11    80.00                         0.250                 0.017      0.608
6650242       $250,473.18    80.00                         0.250                 0.017      0.483
6652007       $149,894.13    56.82                         0.250                 0.017      0.733
6653848       $243,043.49    95.00               33        0.250                 0.017      0.483
6653913       $230,495.24    61.60                         0.250                 0.017      0.608
6654312       $334,993.17    80.00                         0.250                 0.017      0.483
6655757       $569,289.00    69.63                         0.250                 0.017      0.483
6656407       $349,525.61    89.87                         0.250                 0.017      0.858
6657198       $289,579.48    75.47                         0.250                 0.017      0.358
6657331       $699,181.16    58.47                         0.250                 0.017      0.358
6657474       $237,802.91    79.50                         0.250                 0.017      0.608
6658413       $590,782.74    80.00                         0.250                 0.017      0.733
6659198       $303,335.73    80.00                         0.250                 0.017      0.608
6660742       $530,189.43    74.11                         0.250                 0.017      0.358
6663009      $1,000,000.00   68.97                         0.250                 0.017      0.358
6668655       $327,744.13    69.05                         0.250                 0.017      0.233
6671504       $279,073.33    43.00                         0.250                 0.017      0.358
6671526       $299,310.95    71.43                         0.250                 0.017      0.358
6672366       $280,385.98    67.71                         0.250                 0.017      0.608
6672436       $427,881.29    75.00                         0.250                 0.017      0.000
6672888        $24,982.36    20.97                         0.250                 0.017      0.733
6674820       $637,680.03    80.00                         0.250                 0.017      0.233
6676020       $339,734.77    80.00                         0.250                 0.017      0.233
6678241       $388,688.93    65.93                         0.250                 0.017      0.108
6680077       $455,661.58    80.00                         0.250                 0.017      0.483
6680095       $290,782.95    95.00               17        0.250                 0.017      0.983
6681029       $534,000.00    53.40                         0.250                 0.017      0.358
6683842       $305,605.41    79.99                         0.250                 0.017      0.108
6683892       $385,795.32    80.00                         0.250                 0.017      0.233
6684527       $322,741.70    85.00               17        0.250                 0.017      0.108
6686010       $266,497.06    69.99                         0.250                 0.017      0.358
6687679       $259,387.84    68.42                         0.250                 0.017      0.233
6687805       $307,096.34    75.00                         0.250                 0.017      1.108
6689595       $447,509.07    66.18                         0.250                 0.017      0.358
6689941       $289,779.33    63.04                         0.250                 0.017      0.358
6690015       $247,363.14    41.33                         0.250                 0.017      0.483
6690332       $310,312.71    88.86               33        0.250                 0.017      0.233
6691510       $243,627.52    80.00                         0.250                 0.017      0.358
6691623       $434,669.00    79.96                         0.250                 0.017      0.358
6695150       $336,989.72    80.00                         0.250                 0.017      0.483
6695433       $549,139.30    72.85                         0.250                 0.017      0.233
6695889       $299,007.72    62.50                         0.250                 0.017      0.000
6698703       $402,186.01    70.00                         0.250                 0.017      0.233
6699226       $287,338.53    80.00                         0.250                 0.017      0.358
6700627       $287,801.80    80.00                         0.250                 0.017      0.858
6701652       $252,932.07    84.50               11        0.250                 0.017      0.483
6702243       $288,918.16    78.27                         0.250                 0.017      0.233
6704004       $289,068.95    75.00                         0.250                 0.017      0.483
6705397       $338,722.12    43.74                         0.250                 0.017      0.000
6706098       $399,710.50    80.00                         0.250                 0.017      0.608
6706202       $292,963.14    79.95                         0.250                 0.017      0.483
6706939       $309,764.12    72.51                         0.250                 0.017      0.358
6707288       $140,530.64    75.00                         0.250                 0.017      0.983
6708396       $386,423.78    90.00               24        0.250                 0.017      0.483
6708516       $379,461.86    55.47                         0.250                 0.017      0.733
6710102       $262,099.29    75.00                         0.250                 0.017      0.358
6711331       $284,632.79    84.28               06        0.250                 0.017      0.233
6712543       $374,224.00    80.00                         0.250                 0.017      0.358
6713451       $466,287.12    79.15                         0.250                 0.017      0.358
6713658       $419,082.25    64.62                         0.250                 0.017      0.608
6713858       $824,402.89    75.00                         0.250                 0.017      0.608
6713950       $544,595.53    68.99                         0.250                 0.017      0.483
6714108       $336,762.15    89.87               33        0.250                 0.017      0.733
6715067       $547,572.50    80.00                         0.250                 0.017      0.233
6715961       $335,858.02    67.98                         0.250                 0.017      0.233
6716165       $292,976.90    80.00                         0.250                 0.017      0.358
6716769       $292,277.44    90.00               33        0.250                 0.017      0.358
6717723       $279,572.57    78.65                         0.250                 0.017      0.358
6717748       $326,017.97    80.00                         0.250                 0.017      0.483
6717943       $441,358.15    65.00                         0.250                 0.017      0.608
6718404       $479,616.15    80.00                         0.250                 0.017      0.108
6718640       $367,964.89    76.77                         0.250                 0.017      0.608
6719291       $265,886.14    79.55                         0.250                 0.017      0.358
6720264       $231,036.82    82.49                         0.250                 0.017      0.733
6720649       $331,505.68    80.00                         0.250                 0.017      0.483
6720915       $599,531.94    50.51                         0.250                 0.017      0.233
6721685       $177,714.47    77.39                         0.250                 0.017      0.108
6721857       $311,546.93    74.29                         0.250                 0.017      0.608
6723778       $650,000.00    76.47                         0.250                 0.017      0.483
6724321       $241,285.06    95.00                         0.250                 0.017      0.983
6724473       $289,540.29    95.00               33        0.250                 0.017      0.608
6724632       $594,568.10    21.65                         0.250                 0.017      0.233
6725219       $382,715.76    70.93                         0.250                 0.017      0.483
6725538       $266,113.01    48.63                         0.250                 0.017      0.608
6727681       $242,457.97    65.88                         0.250                 0.017      0.233
6728805       $449,016.70    59.60                         0.250                 0.017      0.608
6730204       $287,286.26    90.00               33        0.250                 0.017      0.483
6730419        $69,949.33    22.58                         0.250                 0.017      0.608
6731011       $345,915.83    90.00               17        0.250                 0.017      0.000
6731416       $323,997.40    49.43                         0.250                 0.017      0.358
6731654       $319,762.51    80.00                         0.250                 0.017      0.483
6731961       $303,762.85    80.00                         0.250                 0.017      0.233
6733316       $231,213.37    80.00                         0.250                 0.017      0.608
6733365       $237,836.21    66.11                         0.250                 0.017      0.858
6734080       $312,468.55    78.57                         0.250                 0.017      0.000
6734097       $246,508.95    95.00               12        0.250                 0.017      0.108
6734111       $269,607.93    77.14                         0.250                 0.017      0.608
6735014       $258,623.89    72.55                         0.250                 0.017      0.608
6735532       $100,932.23    65.16                         0.250                 0.017      0.983
6735944       $282,864.34    67.57                         0.250                 0.017      0.483
6736389       $331,505.68    80.00                         0.250                 0.017      0.483
6736988       $290,034.59    90.00               33        0.250                 0.017      0.483
6738952       $108,213.64    75.00                         0.250                 0.017      0.483
6739170       $269,638.14    90.00               17        0.250                 0.017      0.858
6739364       $251,024.61    87.67               12        0.250                 0.017      0.483
6739777       $329,544.30    75.00                         0.250                 0.017      0.858
6741613       $474,647.48    55.23                         0.250                 0.017      0.483
6743285       $250,652.59    90.00               17        0.250                 0.017      0.858
6745014       $196,853.80    66.11                         0.250                 0.017      0.483
6745490       $239,892.29    95.00               17        0.250                 0.017      0.483
6746388       $288,680.17    90.00               12        0.250                 0.017      0.358
6747241       $505,624.47    78.45                         0.250                 0.017      0.483
6748522       $265,623.30    60.45                         0.250                 0.017      0.733
6748670       $399,374.03    80.00                         0.250                 0.017      0.233
6748692       $449,153.84    72.01                         0.250                 0.017      0.000
6749421       $257,568.85    75.00                         0.250                 0.017      0.483
6750623       $269,410.02    42.79                         0.250                 0.017      0.608
6751295       $643,522.06    69.62                         0.250                 0.017      0.483
6754839       $334,751.38    88.16               24        0.250                 0.017      0.483
6756713       $284,788.49    75.00                         0.250                 0.017      0.483
6756798       $263,813.67    80.00                         0.250                 0.017      0.733
6756915       $269,102.24    90.00               13        0.250                 0.017      0.608
6757146       $295,080.39    80.00                         0.250                 0.017      0.233
6757152       $265,302.97    90.00               33        0.250                 0.017      0.483
6757312       $250,806.89    80.00                         0.250                 0.017      0.233
6757864       $300,102.77    70.00                         0.250                 0.017      0.000
6758280       $272,073.56    63.37                         0.250                 0.017      0.233
6759061       $287,758.05    80.00                         0.250                 0.017      0.000
6760107       $305,667.23    84.97               17        0.250                 0.017      0.358
6760577       $287,791.55    90.00               01        0.250                 0.017      0.608
6760673       $307,777.08    80.00                         0.250                 0.017      0.608
6760937       $234,332.71    74.98                         0.250                 0.017      0.233
6761812       $289,017.11    68.16                         0.250                 0.017      0.483
6762245       $307,593.47    95.00               12        0.250                 0.017      0.983
6762414       $276,241.38    80.00                         0.250                 0.017      0.000
6764966       $301,270.58    90.00               33        0.250                 0.017      0.358
6765405       $281,191.16    77.10                         0.250                 0.017      0.483
6766040       $294,570.02    80.00                         0.250                 0.017      0.233
6766324       $438,665.96    79.97                         0.250                 0.017      0.358
6766532       $248,168.25    75.26                         0.250                 0.017      0.608
6767423       $249,105.53    77.95                         0.250                 0.017      0.858
6767538       $164,877.55    45.83                         0.250                 0.017      0.483
6768009        $74,941.50    61.48                         0.250                 0.017      0.233
6768065       $274,785.48    40.74                         0.250                 0.017      0.233
6768607       $106,789.53    75.00                         0.250                 0.017      0.108
6768739       $325,246.08    70.00                         0.250                 0.017      0.233
6769226       $309,150.42    80.00                         0.250                 0.017      0.608
6769262       $288,485.70    75.00                         0.250                 0.017      0.358
6769282       $283,783.90    80.00                         0.250                 0.017      0.358
6769507       $329,005.65    75.00                         0.250                 0.017      0.483
6770250       $287,786.26    90.00               17        0.250                 0.017      0.483
6771753       $332,156.97    80.00                         0.250                 0.017      0.608
6774795       $262,109.16    75.00                         0.250                 0.017      0.483
6777062       $310,275.27    90.00               24        0.250                 0.017      0.608
6777622       $777,922.25    59.88                         0.250                 0.017      0.483
6778126       $591,560.65    78.93                         0.250                 0.017      0.483
6778262       $102,597.02    74.93                         0.250                 0.017      0.483
6778270       $238,313.95    90.00               24        0.250                 0.017      0.233
6779033       $291,570.94    80.00                         0.250                 0.017      0.608
6779212       $263,565.94    80.00                         0.250                 0.017      0.000
6779397       $325,358.36    88.00               16        0.250                 0.017      0.483
6779769       $448,958.12    79.80                         0.250                 0.017      0.358
6780797       $239,834.83    72.73                         0.250                 0.017      0.858
6781129        $65,755.85    70.00                         0.250                 0.017      0.983
6781834       $267,075.44    90.00               06        0.250                 0.017      0.000
6782442       $308,340.23    80.00                         0.250                 0.017      0.483
6784221       $264,438.63    80.00                         0.250                 0.017      0.358
6784742       $278,787.56    80.00                         0.250                 0.017      0.358
6785154       $290,384.33    77.49                         0.250                 0.017      0.483
6785156       $467,669.69    80.00                         0.250                 0.017      0.733
6786055       $299,765.97    76.92                         0.250                 0.017      0.233
6786671       $266,003.34    90.00               24        0.250                 0.017      0.483
6786900       $300,190.05    78.04                         0.250                 0.017      0.608
6787044       $303,484.34    80.00                         0.250                 0.017      0.233
6788062       $300,000.00    57.69                         0.250                 0.017      0.358
6788470       $359,200.00    80.00                         0.250                 0.017      0.483
6788555       $338,148.86    80.00                         0.250                 0.017      0.483
6788797       $299,765.97    80.00                         0.250                 0.017      0.233
6788892       $287,571.18    73.85                         0.250                 0.017      0.483
6788975       $519,614.08    80.00                         0.250                 0.017      0.483
6789040       $269,794.55    88.52               17        0.250                 0.017      0.358
6789149       $303,879.90    79.94                         0.250                 0.017      0.608
6789377       $351,462.66    80.00                         0.250                 0.017      0.358
6789627       $439,681.54    80.00                         0.250                 0.017      0.608
6789906       $338,842.82    90.00               17        0.250                 0.017      0.983
6790054       $229,325.37    90.00               11        0.250                 0.017      0.358
6790393       $390,095.45    80.00                         0.250                 0.017      0.233
6790952       $376,206.30    62.75                         0.250                 0.017      0.233
6791401       $247,621.44    74.03                         0.250                 0.017      0.358
6791641       $449,666.03    75.00                         0.250                 0.017      0.483
6792251       $287,257.74    95.00               24        0.250                 0.017      0.233
6792365       $353,743.79    59.00                         0.250                 0.017      0.608
6792431       $440,000.00    80.00                         0.250                 0.017      0.733
6792963       $271,803.13    80.00                         0.250                 0.017      0.608
6793005       $249,627.76    50.00                         0.250                 0.017      0.483
6793029       $614,708.03    80.00                         0.250                 0.017      0.108
6793398       $249,814.46    52.08                         0.250                 0.017      0.483
6793415       $234,631.73    88.68               17        0.250                 0.017      0.733
6793645       $190,979.16    75.00                         0.250                 0.017      0.733
6794298       $258,005.55    80.00                         0.250                 0.017      0.358
6794351       $276,804.50    65.95                         0.250                 0.017      0.733
6794356       $567,567.80    80.00                         0.250                 0.017      0.358
6794507       $255,705.28    79.99                         0.250                 0.017      0.358
6795202       $289,795.32    46.25                         0.250                 0.017      0.733
6795241       $259,802.16    80.00                         0.250                 0.017      0.358
6795932       $395,734.29    80.00                         0.250                 0.017      0.983
6796111       $259,107.57    76.26                         0.250                 0.017      0.483
6796308       $349,740.25    78.21                         0.250                 0.017      0.483
6796850       $375,720.95    80.00                         0.250                 0.017      0.483
6796974       $495,242.84    80.00                         0.250                 0.017      0.358
6798545       $459,658.61    80.00                         0.250                 0.017      0.483
6798574       $245,955.86    55.15                         0.250                 0.017      0.000
6799918       $234,291.80    94.85               13        0.250                 0.017      0.358
6800856       $437,674.94    55.09                         0.250                 0.017      0.483
6801341       $303,768.33    78.96                         0.250                 0.017      0.358
6801410       $240,171.63    95.00               13        0.250                 0.017      0.483
6801497       $340,614.10    80.00                         0.250                 0.017      0.483
6801548       $707,474.56    80.00                         0.250                 0.017      0.483
6801656       $605,072.64    69.12                         0.250                 0.017      0.733
6801903       $610,894.77    72.00                         0.250                 0.017      0.483
6802674       $260,862.33    95.00               17        0.250                 0.017      0.608
6802730       $799,406.28    66.67                         0.250                 0.017      0.483
6802927       $288,351.26    75.00                         0.250                 0.017      0.858
6803031       $332,520.41    80.00                         0.250                 0.017      0.000
6803276       $367,733.65    80.00                         0.250                 0.017      0.608
6803346       $384,699.66    70.00                         0.250                 0.017      0.233
6803520       $296,674.09    90.00               13        0.250                 0.017      0.358
6803901       $265,776.53    76.66                         0.250                 0.017      0.000
6803925       $323,714.21    80.00                         0.250                 0.017      0.358
6803984       $155,137.63    75.00                         0.250                 0.017      0.608
6804084       $239,826.30    78.69                         0.250                 0.017      0.608
6804949       $787,429.67    80.00                         0.250                 0.017      0.608
6805645       $316,540.32    80.00                         0.250                 0.017      0.000
6805892       $249,814.46    35.71                         0.250                 0.017      0.483
6806126       $100,919.23    45.91                         0.250                 0.017      0.108
6806268       $266,950.00    95.00               11        0.250                 0.017      0.983
6806645       $292,288.29    76.97                         0.250                 0.017      0.608
6807208       $114,412.88    67.55                         0.250                 0.017      0.358
6807910       $386,705.53    90.00               06        0.250                 0.017      0.358
6808444       $273,406.90    80.00                         0.250                 0.017      0.733
6808723       $235,620.58    90.00               06        0.250                 0.017      0.358
6808766       $275,795.17    80.00                         0.250                 0.017      0.483
6809688       $527,213.85    80.00                         0.250                 0.017      0.483
6809733       $278,787.71    77.50                         0.250                 0.017      0.358
6810095       $233,830.64    90.00               17        0.250                 0.017      0.608
6810342       $415,491.42    70.00                         0.250                 0.017      0.483
6810578       $393,507.74    31.50                         0.250                 0.017      0.483
6810911       $992,474.96    53.78                         0.250                 0.017      0.358
6811066       $259,797.17    73.45                         0.250                 0.017      0.233
6811273       $275,784.69    80.00                         0.250                 0.017      0.233
6812187       $490,635.61    64.95                         0.250                 0.017      0.483
6813003       $354,550.35    80.00                         0.250                 0.017      0.108
6813049       $269,059.97    75.00                         0.250                 0.017      0.733
6813581       $237,827.74    89.98               33        0.250                 0.017      0.608
6813689       $275,000.00    31.61                         0.250                 0.017      0.608
6813824       $108,919.11    66.06                         0.250                 0.017      0.483
6813892       $292,166.18    66.45                         0.250                 0.017      0.108
6814078       $251,638.34    80.00                         0.250                 0.017      0.858
6814196       $243,804.88    80.00                         0.250                 0.017      0.108
6814208       $263,808.92    80.00                         0.250                 0.017      0.608
6814780       $288,806.09    48.17                         0.250                 0.017      0.983
6815521       $286,000.00    80.00                         0.250                 0.017      0.233
6815748       $724,548.25    80.00                         0.250                 0.017      0.358
6815851       $244,313.96    75.00                         0.250                 0.017      0.358
6815976       $356,641.68    69.30                         0.250                 0.017      0.608
6816224       $364,722.27    57.03                         0.250                 0.017      0.358
6816725       $301,764.41    79.97                         0.250                 0.017      0.233
6816911       $494,632.64    33.00                         0.250                 0.017      0.483
6817348       $391,360.53    70.00                         0.250                 0.017      0.233
6817970       $375,727.87    80.00                         0.250                 0.017      0.608
6818007       $516,800.00    80.00                         0.250                 0.017      0.608
6818405       $305,767.15    90.00               17        0.250                 0.017      0.358
6818488       $397,197.54    75.00                         0.250                 0.017      0.358
6819371       $237,227.77    95.00               01        0.250                 0.017      0.358
6819441       $291,788.66    80.00                         0.250                 0.017      0.608
6819481        $84,694.56    75.00                         0.250                 0.017      1.108
6819720       $275,300.60    75.48                         0.250                 0.017      0.608
6819885       $314,242.20    65.52                         0.250                 0.017      0.000
6820164       $295,769.09    62.98                         0.250                 0.017      0.233
6820512       $264,808.20    74.23                         0.250                 0.017      0.608
6821253       $498,806.38    77.52                         0.250                 0.017      0.358
6821411       $281,678.54    76.22                         0.250                 0.017      0.483
6822346       $369,798.19    80.00                         0.250                 0.017      0.483
6823371       $267,790.94    80.00                         0.250                 0.017      0.233
6823429       $239,907.99    89.99               33        0.250                 0.017      0.108
6823697       $371,007.15    75.00                         0.250                 0.017      1.108
6823803       $251,817.61    80.00                         0.250                 0.017      0.608
6823851       $349,720.12    63.64                         0.250                 0.017      0.108
6824139       $699,453.94    46.67                         0.250                 0.017      0.233
6824179       $257,503.91    79.99                         0.250                 0.017      0.358
6824433       $299,777.36    75.38                         0.250                 0.017      0.483
6824540       $274,774.59    49.91                         0.250                 0.017      0.000
6824853       $253,698.65    76.97                         0.250                 0.017      0.233
6825190       $523,401.43    71.36                         0.250                 0.017      0.358
6825234       $284,788.49    76.00                         0.250                 0.017      0.483
6825410       $499,619.54    53.76                         0.250                 0.017      0.358
6825582       $344,486.32    50.00                         0.250                 0.017      0.483
6825621       $365,721.50    73.20                         0.250                 0.017      0.358
6825708       $253,801.85    79.87                         0.250                 0.017      0.233
6825771       $499,638.11    74.96                         0.250                 0.017      0.608
6825988       $344,480.87    73.40                         0.250                 0.017      0.233
6826046       $273,796.65    78.29                         0.250                 0.017      0.483
6826332       $261,785.24    80.00                         0.250                 0.017      0.000
6828005       $549,591.82    55.00                         0.250                 0.017      0.483
6828364       $363,579.97    79.97                         0.250                 0.017      0.483
6828492       $259,640.97    80.00                         0.250                 0.017      0.858
6828942       $299,754.09    62.66                         0.250                 0.017      0.000
6829163       $239,812.78    80.00                         0.250                 0.017      0.233
6829870       $255,920.00    80.00                         0.250                 0.017      0.608
6830240       $251,798.48    70.00                         0.250                 0.017      0.108
6830437       $243,814.33    80.00                         0.250                 0.017      0.358
6831011       $278,781.27    80.00                         0.250                 0.017      0.733
6831239       $507,603.71    80.00                         0.250                 0.017      0.233
6831251       $251,576.75    95.00               13        0.250                 0.017      0.858
6831731       $251,812.98    70.00                         0.250                 0.017      0.483
6831785       $272,000.00    80.00                         0.250                 0.017      0.483
6832849       $303,661.43    64.17                         0.250                 0.017      0.233
6833137       $244,818.17    61.25                         0.250                 0.017      0.483
6833411       $419,680.41    80.00                         0.250                 0.017      0.358
6833707       $249,809.77    70.42                         0.250                 0.017      0.358
6834066       $236,419.96    89.99               17        0.250                 0.017      0.358
6834294       $333,346.16    80.00                         0.250                 0.017      0.358
6834492       $259,807.04    65.00                         0.250                 0.017      0.483
6834753       $279,687.02    79.99                         0.250                 0.017      0.358
6835018       $329,496.24    64.71                         0.250                 0.017      0.358
6835341       $543,616.05    80.00                         0.250                 0.017      0.733
6835349       $257,318.26    79.23                         0.250                 0.017      0.733
6835506        $79,944.94    57.14                         0.250                 0.017      0.858
6835593       $310,974.77    80.00                         0.250                 0.017      0.608
6836009       $274,950.00    84.99               11        0.250                 0.017      0.358
6836044       $264,798.36    69.74                         0.250                 0.017      0.358
6836168       $233,727.53    90.00               24        0.250                 0.017      0.233
6836609       $499,647.11    79.37                         0.250                 0.017      0.733
6837114       $249,809.77    80.00                         0.250                 0.017      0.358
6837175       $265,297.98    69.87                         0.250                 0.017      0.358
6837242       $209,840.20    49.41                         0.250                 0.017      0.358
6837564       $369,725.41    59.82                         0.250                 0.017      0.483
6837915       $265,665.69    80.00                         0.250                 0.017      0.483
6838144       $367,013.47    79.99                         0.250                 0.017      0.233
6838340       $350,000.00    63.64                         0.250                 0.017      0.358
6838693       $249,809.77    80.00                         0.250                 0.017      0.358
6838733       $649,541.24    69.89                         0.250                 0.017      0.733
6839041       $349,752.97    66.67                         0.250                 0.017      0.733
6839772       $280,806.61    74.93                         0.250                 0.017      0.858
6839835       $262,310.01    75.00                         0.250                 0.017      0.608
6839949       $278,293.32    79.98                         0.250                 0.017      0.483
6840310       $374,735.32    75.00                         0.250                 0.017      0.733
6840325       $259,802.16    58.43                         0.250                 0.017      0.358
6840381        $90,935.77    70.00                         0.250                 0.017      0.733
6840404       $602,552.49    80.00                         0.250                 0.017      0.483
6840438       $249,823.55    35.71                         0.250                 0.017      0.733
6840850       $324,000.00    80.00                         0.250                 0.017      0.233
6840931       $250,000.00    64.10                         0.250                 0.017      0.000
6841281       $299,782.87    80.00                         0.250                 0.017      0.608
6841469       $359,726.07    79.61                         0.250                 0.017      0.358
6841772       $105,000.00    44.12                         0.250                 0.017      0.483
6841867       $259,797.17    80.00                         0.250                 0.017      0.233
6842332       $245,100.00    95.00               01        0.250                 0.017      0.983
6842397       $475,628.67    80.00                         0.250                 0.017      0.233
6842948       $234,816.68    85.45               17        0.250                 0.017      0.233
6843170       $381,709.33    58.77                         0.250                 0.017      0.358
6843171       $334,944.94    80.00                         0.250                 0.017      0.358
6843323       $331,734.50    80.00                         0.250                 0.017      0.108
6843460       $271,787.81    80.00                         0.250                 0.017      0.233
6843937       $403,912.70    76.32                         0.250                 0.017      0.483
6844266       $307,271.80    75.00                         0.250                 0.017      0.483
6844354       $495,250.21    79.94                         0.250                 0.017      0.733
6844651       $279,792.20    80.00                         0.250                 0.017      0.483
6844923       $277,950.00    80.00                         0.250                 0.017      0.358
6845097       $213,750.00    75.00                         0.250                 0.017      0.858
6845870       $599,531.94    42.86                         0.250                 0.017      0.233
6846848       $590,510.33    80.00                         0.250                 0.017      0.358
6847293       $646,008.07    64.65                         0.250                 0.017      0.358
6848619       $294,775.53    79.95                         0.250                 0.017      0.358
6849025       $999,257.85    64.52                         0.250                 0.017      0.483
6849357       $251,717.68    88.70               11        0.250                 0.017      0.608
6849582       $261,056.11    95.00               17        0.250                 0.017      0.483
6849606       $424,000.00    80.00                         0.250                 0.017      0.358
6849708       $262,532.29    56.68                         0.250                 0.017      0.608
6850192       $242,306.07    75.08                         0.250                 0.017      0.108
6850946       $458,176.40    70.00                         0.250                 0.017      0.733
6852141       $647,506.93    79.80                         0.250                 0.017      0.358
6852325       $279,797.35    70.00                         0.250                 0.017      0.608
6852782       $251,655.00    95.00               33        0.250                 0.017      0.108
6852880       $299,788.26    75.00                         0.250                 0.017      0.733
6854127       $272,337.39    79.99                         0.250                 0.017      0.233
6854267       $310,257.78    90.00               17        0.250                 0.017      0.233
6854333       $303,762.85    80.00                         0.250                 0.017      0.233
6854993       $286,400.00    80.00                         0.250                 0.017      0.483
6855015       $267,900.00    95.00               33        0.250                 0.017      0.608
6855109       $237,305.33    79.99                         0.250                 0.017      0.000
6856000       $379,703.56    65.74                         0.250                 0.017      0.233
6857010       $330,000.00    72.53                         0.250                 0.017      0.483
6857014       $831,817.61    79.29                         0.250                 0.017      0.000
6857214       $109,926.19    51.16                         0.250                 0.017      0.983
6857543       $358,919.79    80.00                         0.250                 0.017      0.233
6857876       $331,727.87    60.14                         0.250                 0.017      0.000
6859104       $269,701.31    60.67                         0.250                 0.017      0.358
6859115       $412,340.29    80.00                         0.250                 0.017      0.000
6859242       $236,000.00    80.00                         0.250                 0.017      0.483
6859645       $394,114.54    80.00                         0.250                 0.017      0.608
6860097       $318,950.99    80.00                         0.250                 0.017      0.233
6860151       $415,713.71    80.00                         0.250                 0.017      0.858
6860875       $609,547.29    80.00                         0.250                 0.017      0.483
6861651       $514,108.51    70.00                         0.250                 0.017      0.358
6861836       $419,688.30    80.00                         0.250                 0.017      0.483
6862332       $343,500.00    73.87                         0.250                 0.017      0.483
6863064       $649,505.40    52.00                         0.250                 0.017      0.358
6863333       $264,798.36    79.10                         0.250                 0.017      0.358
6863390       $649,453.92    68.26                         0.250                 0.017      0.000
6863936       $427,000.00    53.37                         0.250                 0.017      0.000
6864010       $325,358.36    80.00                         0.250                 0.017      0.483
6864645       $321,533.07    53.65                         0.250                 0.017      0.483
6864660       $259,821.07    74.29                         0.250                 0.017      0.858
6865015       $306,000.00    88.44               01        0.250                 0.017      0.000
6866568       $839,392.03    80.00                         0.250                 0.017      0.608
6866779       $448,849.58    73.64                         0.250                 0.017      0.233
6867690       $311,756.61    80.00                         0.250                 0.017      0.233
6867946       $460,240.69    70.00                         0.250                 0.017      0.233
6868453       $376,000.00    80.00                         0.250                 0.017      0.608
6869144        $91,000.00    70.00                         0.250                 0.017      0.983
6869321       $259,807.04    80.00                         0.250                 0.017      0.483
6870539       $384,699.66    45.83                         0.250                 0.017      0.233
6870705       $253,000.00    43.25                         0.250                 0.017      0.483
6870810       $346,000.00    80.00                         0.250                 0.017      0.233
6870838       $295,785.76    80.00                         0.250                 0.017      0.608
6871174       $259,807.04    78.20                         0.250                 0.017      0.483
6871760       $323,500.00    78.90                         0.250                 0.017      0.358
6872106       $250,554.39    85.00               11        0.250                 0.017      0.233
6872938       $383,000.00    70.93                         0.250                 0.017      0.483
6873732       $328,530.49    80.00                         0.250                 0.017      0.000
6873753       $359,632.91    90.00               33        0.250                 0.017      0.483
6873775       $403,676.93    80.00                         0.250                 0.017      0.108
6873838       $399,672.12    66.67                         0.250                 0.017      0.000
6874257       $319,779.78    67.37                         0.250                 0.017      0.858
6874574       $363,729.86    80.00                         0.250                 0.017      0.483
6874690       $649,492.93    68.78                         0.250                 0.017      0.233
6874807       $296,174.46    79.99                         0.250                 0.017      0.358
6875069       $369,911.21    84.99               17        0.250                 0.017      0.233
6875070       $294,325.88    80.00                         0.250                 0.017      0.358
6876519       $379,181.18    79.99                         0.250                 0.017      0.000
6877293       $293,787.22    93.63               12        0.250                 0.017      0.608
6877742       $249,823.55    76.92                         0.250                 0.017      0.733
6878030       $295,763.29    69.48                         0.250                 0.017      0.108
6878362       $272,000.00    80.00                         0.250                 0.017      0.483
6878690        411694.24     77.74                         0.250                 0.017      0.483
6878830       $296,000.00    80.00                         0.250                 0.017      0.358
6878951          400000      88.88               12        0.250                 0.017      0.108
6878975        330292.14     79.99                         0.250                 0.017      0.233
6878984          321150      79.99                         0.250                 0.017      0.000
6879331        443670.49     80.00                         0.250                 0.017      0.483
6879333        273816.15     74.05                         0.250                 0.017      0.983
6881896          436000      72.67                         0.250                 0.017      0.358
6882525          194925      75.00                         0.250                 0.017      0.483
6883199          381150      89.68                6        0.250                 0.017      0.608
6884379          302200      74.62                         0.250                 0.017      0.233
6884961          246500      85.00                6        0.250                 0.017      0.233
6885303        243809.66     80.00                         0.250                 0.017      0.233
6886638        249814.46     50.61                         0.250                 0.017      0.483
6888345        649492.93     72.30                         0.250                 0.017      0.233
6888349        243577.97     74.31                         0.250                 0.017      0.733
6888430        243818.92     80.00                         0.250                 0.017      0.483
6889354        499664.51     69.93                         0.250                 0.017      0.983
6889640         45469.47     70.00                         0.250                 0.017      0.983
6889981          297600      80.00                         0.250                 0.017      0.358
6890218          258530      54.43                         0.250                 0.017      0.233
6890702          330000      60.00                         0.250                 0.017      0.483
6891132          280000      70.00                         0.250                 0.017      0.000
6891855          350000      44.59                         0.250                 0.017      0.233
6892020        304879.18     70.95                         0.250                 0.017      0.608
6892413          255200      80.00                         0.250                 0.017      0.483
6893521          296000      80.00                         0.250                 0.017      0.733
6894324        282185.11     80.00                         0.250                 0.017      0.358
6895054        395683.32     68.87                         0.250                 0.017      0.108
6898791          250000      80.00                         0.250                 0.017      0.358
6901542          265050      95.00                6        0.250                 0.017      1.108
6910854        416227.55     70.00                         0.250                 0.017      1.108
6911865          323000      68.00                         0.250                 0.017      0.483
6918444          293760      80.00                         0.250                 0.017      0.233
6920205          424000      80.00                         0.250                 0.017      0.358
6921873        174876.49     70.00                         0.250                 0.017      0.733
6924821          379500      80.00                         0.250                 0.017      0.000

         $632,832,332.74

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-15  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                    NET
MORTGAGE                                                             MORTGAGE     MORTGAGE    CURRENT    ORIGINAL   SCHEDULED
LOAN                                              ZIP    PROPERTY    INTEREST     INTEREST    MONTHLY    TERM TO     MATURITY
NUMBER     CITY                          STATE    CODE     TYPE        RATE         RATE      PAYMENT    MATURITY      DATE
------     ----                          -----    ----     ----        ----         ----      -------    --------      ----
4561260    BROOKLYN                       NY     11223     SFD        7.625        6.750     $2,123.39     360       1-Jan-27
4569756    SAG HARBOR                     NY     11963     SFD        8.250        6.750     $1,727.92     360       1-Mar-27
4571780    GREENPORT                      NY     11944     SFD        8.500        6.750     $1,968.42     360       1-Apr-27
4652955    GARDEN CITY                    NY     11530     SFD        7.750        6.750     $2,328.34     360       1-Dec-27
4699442    FAIRFIELD                      CT     06430     SFD        7.250        6.750     $2,967.47     360       1-Apr-28
4701431    BETTENDORF                     IA     52722     SFD        7.375        6.750     $1,899.36     360       1-Apr-28
4702420    ORONO                          MN     55356     SFD        7.250        6.750     $2,152.27     360       1-Mar-28
4702504    FISHERS                        IN     46038     SFD        7.750        6.750     $2,848.46     360       1-Apr-28
4705245    DEERFIELD BEACH                FL     33441     SFD        7.750        6.750     $1,570.02     360       1-Dec-27
4708727    FAIRFIELD                      CT     06430     SFD        7.375        6.750     $2,935.37     360       1-Apr-28
4708959    WESTFIELD                      IN     46074     SFD        7.625        6.750     $1,741.53     360       1-Jan-28
4709626    PALO ALTO                      CA     94301     SFD        7.625        6.750     $3,935.33     360       1-Jan-28
4709821    GOLDEN                         CO     80401     SFD        7.875        6.750     $2,363.73     360       1-Jan-28
4709901    CARMEL                         IN     46032     SFD        7.625        6.750     $2,293.26     360       1-Jan-28
4710211    EASTON                         CT     06612     SFD        7.375        6.750     $2,106.56     360       1-May-28
4711605    SALISBURY                      CT     06068     SFD        7.500        6.750     $3,845.68     360       1-May-28
4711619    WESTPORT                       CT     06880     SFD        7.000        6.733     $2,627.95     360       1-Apr-28
4711879    MONROE                         CT     06468     SFD        7.000        6.733     $1,603.38     360       1-Apr-28
4712365    GRIDLEY                        CA     95948     SFD        8.500        6.750     $1,763.89     360       1-Aug-27
4712389    GLENWOOD                       MD     21738     SFD        7.500        6.750     $2,733.93     360       1-Jan-28
4713347    FOUNTAIN HILLS                 AZ     85268     SFD        7.625        6.750     $2,057.21     360       1-Jan-28
4713631    WILTON                         CT     06897     SFD        7.500        6.750     $3,146.47     360       1-May-28
4713791    ANNAPOLIS                      MD     21043     LCO        7.625        6.750     $2,338.56     300       1-Jan-23
4721473    MIDDLEBURY                     CT     06762     SFD        7.125        6.750     $2,459.08     360       1-May-28
4722381    STAMFORD                       CT     06903     SFD        7.625        6.750     $4,926.25     360       1-May-28
4723405    TULSA                          OK     74105     SFD        7.250        6.750     $1,785.94     360       1-May-28
4724885    WEST DES MOINES                IA     50265     SFD        7.500        6.750     $2,247.97     360       1-Apr-28
4726603    TULSA                          OK     74137     SFD        7.500        6.750     $2,027.73     360       1-May-28
4726731    SCOTTSDALE                     AZ     85259     SFD        7.000        6.733     $2,762.34     360       1-Mar-28
4727360    RAPIDS CITY                    IL     61278     SFD        7.500        6.750     $2,775.88     360       1-May-28
4728426    ST.PAUL                        MN     55105     SFD        7.500        6.750     $3,146.47     360       1-May-28
4729857    FT. WRIGHT                     KY     41017     SFD        7.625        6.750     $1,808.96     360       1-May-28
4730680    BROOKFIELD                     CT     06804     SFD        7.000        6.733     $2,235.42     360       1-May-28
4730702    RIDGEFIELD                     CT     06877     SFD        7.000        6.733     $1,610.04     360       1-May-28
4730706    WESTPORT                       CT     06880     SFD        7.250        6.750     $3,342.67     360       1-May-28
4730711    GREENWICH                      CT     06807     SFD        7.000        6.733     $2,128.97     360       1-May-28
4731928    RANDOLPH                       NJ     07869     SFD        7.500        6.750     $2,155.68     360       1-May-28
4731941    VADNAIS HEIGHTS                MN     55127     SFD        7.500        6.750     $2,734.28     360       1-May-28
4732224    NASHVILLE                      TN     37215     SFD        7.250        6.750     $2,728.71     360       1-Feb-28
4732468    PORT CHARLOTTE                 FL     33952     SFD        7.500        6.750     $3,104.51     360       1-Feb-28
4732585    GAINESVILLE                    GA     30506     SFD        7.375        6.750     $1,830.29     360       1-Dec-27
4732646    ORMOND BEACH                   FL     32174     SFD        7.750        6.750     $1,902.79     360       1-Feb-28
4733857    BIRMINGHAM                     AL     35235     SFD        7.500        6.750      $279.69      360       1-Feb-28
4736262    RIDGEFIELD                     CT     06877     SFD        7.500        6.750     $2,083.66     360       1-May-28
4736417    EATONTON                       GA     31024     SFD        7.250        6.750     $2,046.53     360       1-May-28
4736584    WYCKOFF                        NJ     07481     SFD        6.875        6.608     $2,135.02     360       1-May-28
4736900    BURKE                          VA     22015     SFD        7.500        6.750     $1,660.64     360       1-Mar-28
4736927    DELAPANE                       VA     20144     MF2        7.750        6.750     $2,177.90     360       1-Dec-27
4736959    OKLAHOMA CITY                  OK     73142     SFD        7.625        6.750     $1,783.65     360       1-May-28
4737401    HAGERSTOWN                     MD     21742     SFD        7.500        6.750     $1,685.11     360       1-Mar-28
4738372    RESTON                         VA     20194     SFD        7.625        6.750     $2,474.45     360       1-Mar-28
4739627    KINGSVILLE                     MD     21087     SFD        7.625        6.750     $1,955.64     360       1-Feb-28
4740022    EDGEWATER                      MD     21037     SFD        6.875        6.608     $1,878.82     360       1-Mar-28
4740111    BRANCHBURG                     NJ     08876     SFD        7.750        6.750     $2,242.38     360       1-Feb-28
4740426    PLAINFIELD                     IN     46168     SFD        7.375        6.750     $2,403.55     360       1-Feb-28
4740506    CENTREVILLE                    VA     22020     SFD        7.625        6.750     $1,993.51     360       1-Jan-28
4740512    FAIRFAX STATION                VA     22039     SFD        7.500        6.750     $2,041.01     360       1-Mar-28
4740559    EVERGREEN                      CO     80439     SFD        7.500        6.750     $2,595.83     360       1-Mar-28
4740570    SCOTTSDALE                     AZ     85262     SFD        7.375        6.750     $2,072.03     360       1-Feb-28
4740613    SAN DIEGO                      CA     92130     SFD        7.500        6.750     $2,650.02     360       1-Mar-28
4740617    SCOTTS VALLEY                  CA     95066     SFD        7.625        6.750     $1,790.72     360       1-Feb-28
4740644    LITTLETON                      CO     80124     SFD        7.375        6.750     $2,527.87     360       1-Feb-28
4740647    ALPHARETTA                     GA     30004     SFD        7.875        6.750     $2,374.60     360       1-Mar-28
4740787    MT AIRY                        MD     21771     SFD        7.375        6.750     $1,701.48     360       1-Feb-28
4740862    SCOTTSDALE                     AZ     85259     SFD        7.875        6.750     $1,707.18     360       1-Feb-28
4741883    NASHVILLE                      TN     37204     SFD        7.375        6.750     $2,382.83     360       1-Mar-28
4742796    PARKTON                        MD     21120     SFD        7.625        6.750     $1,815.50     360       1-Mar-28
4742922    FREMONT                        CA     94539     SFD        7.625        6.750     $1,705.79     360       1-Mar-28
4742936    LONETREE                       CO     80124     SFD        7.625        6.750     $2,421.37     360       1-Nov-27
4742942    KNOXVILLE                      TN     37922     SFD        7.375        6.750     $2,417.36     360       1-Mar-28
4743540    SANTA ROSA                     CA     95409     SFD        8.000        6.750     $1,995.84     360       1-Mar-28
4744992    BURLINGAME                     CA     94010     SFD        7.625        6.750     $3,708.84     360       1-Mar-28
4745495    HAMDEN                         CT     06518     SFD        7.500        6.750     $2,552.14     360       1-May-28
4746328    PARADISE VALLEY                AZ     85253     SFD        7.750        6.750     $2,543.27     360       1-Nov-27
4746473    GREAT FALLS                    MT     59404     SFD        7.250        6.750     $2,592.28     360       1-May-28
4746927    LA CANADA FLINTRIDGE           CA     91011     SFD        7.125        6.750     $2,802.67     360       1-Mar-28
4748508    RALEIGH                        NC     27605     SFD        7.125        6.750     $1,967.26     360       1-Mar-28
4748514    SUWANEE                        GA     30174     SFD        7.250        6.750     $2,101.10     360       1-Mar-28
4748560    DULUTH                         GA     30096     SFD        7.250        6.750     $4,093.06     360       1-Mar-28
4748690    BERKLEY LAKE                   GA     30136     SFD        7.875        6.750     $2,085.30     360       1-Feb-28
4748922    OMAHA                          NE     68114     SFD        7.625        6.750     $2,243.71     360       1-Apr-28
4749013    RALEIGH                        NC     27615     PUD        6.875        6.608     $2,364.94     360       1-Mar-28
4749337    ALPHARETTA                     GA     30004     SFD        7.750        6.750     $2,299.68     360       1-Mar-28
4751063    TUCSON                         AZ     85718     SFD        7.625        6.750     $1,613.77     360       1-Jan-28
4751427    MORTON GROVE                   IL     60053     SFD        7.750        6.750     $2,507.45     360       1-Dec-27
4751429    SCOTTSDALE                     AZ     85259     SFD        7.500        6.750     $2,545.15     360       1-Mar-28
4751497    GLENDALE                       AZ     85308     SFD        7.750        6.750     $1,809.66     360       1-Jan-28
4751518    YUKON                          OK     73099     SFD        7.875        6.750     $2,223.25     348       1-Feb-27
4751557    BEAVERCREEK                    OH     45434     SFD        7.625        6.750     $2,415.35     360       1-Jan-28
4751653    SHREVEPORT                     LA     71106     SFD        7.375        6.750     $1,581.65     360       1-Dec-27
4751875    SCOTTSDALE                     AZ     85251     SFD        7.500        6.750     $2,013.74     360       1-Feb-28
4751928    LOUISVILLE                     KY     40207     SFD        7.875        6.750     $1,848.93     360       1-Dec-27
4751984    CUMMING                        GA     30041     SFD        7.125        6.750     $2,469.85     360       1-Mar-28
4752004    LAGRANGE                       IL     60525     SFD        7.625        6.750     $1,631.47     360       1-Dec-27
4752052    INDIANAPOLIS                   IN     46217     SFD        7.375        6.750     $1,643.81     360       1-Feb-28
4752231    SUGARLAND                      TX     77479     SFD        7.375        6.750     $2,565.86     348       1-Jan-27
4752264    SONOITA                        AZ     85637     SFD        7.750        6.750     $1,962.29     348       1-Feb-27
4752335    FLAGSTAFF                      AZ     86004     SFD        7.375        6.750     $1,764.68     360       1-Mar-28
4752347    NEW ORLEANS                    LA     70124     SFD        7.750        6.750     $2,516.04     360       1-Dec-27
4752356    FOUNTAIN HILLS                 AZ     85268     SFD        7.875        6.750     $3,132.30     360       1-Dec-27
4752361    CARMEL                         IN     46033     SFD        7.375        6.750     $1,784.71     360       1-Nov-27
4752379    CAMBRIDGE CITY                 IN     47327     SFD        7.750        6.750     $1,862.68     360       1-Dec-27
4752387    PHOENIX                        AZ     85028     SFD        7.875        6.750     $3,117.80     360       1-Jan-28
4752399    SCOTTSDALE                     AZ     85254     SFD        7.500        6.750     $1,660.64     360       1-Mar-28
4752457    OAK POINT                      TX     75068     SFD        7.750        6.750     $2,109.01     348       1-Dec-26
4752463    TUCSON                         AZ     85718     SFD        7.500        6.750     $2,502.49     360       1-Dec-27
4752495    BATH TOWNSHIP                  OH     44333     LCO        7.500        6.750     $2,013.74     360       1-May-28
4752694    WIMBERLEY                      TX     78676     SFD        7.625        6.750     $3,121.38     360       1-Dec-27
4752703    MANDEVILLE                     LA     70471     SFD        7.625        6.750     $2,010.14     360       1-Nov-27
4752716    BEAVERCREEK                    OH     45430     SFD        7.750        6.750     $2,041.78     360       1-Jan-28
4752723    SCOTTSDALE                     AZ     85259     SFD        7.750        6.750     $2,065.42     360       1-Dec-27
4752763    PHOENIX                        AZ     85048     SFD        7.750        6.750     $1,804.65     360       1-Dec-27
4752782    GLENVIEW                       IL     60025     SFD        7.625        6.750     $2,208.32     360       1-Dec-27
4752787    BLOOMINGTON                    IL     61704     SFD        7.875        6.750     $1,815.38     360       1-Jan-28
4752811    WESTERVILLE                    OH     43082     SFD        8.000        6.750     $2,071.85     348       1-Dec-26
4752825    PHOENIX                        AZ     85048     SFD        7.625        6.750     $1,641.38     360       1-Dec-27
4752830    AUSTIN                         TX     78733     SFD        7.625        6.750     $1,949.27     360       1-Jan-28
4752847    FLAGSTAFF                      AZ     86001     SFD        7.500        6.750     $2,636.04     360       1-Dec-27
4752875    SCOTTSDALE                     AZ     85262     SFD        7.750        6.750     $2,034.62     360       1-Dec-27
4753073    SCOTTSDALE                     AZ     85258     SFD        7.250        6.750     $1,555.37     360       1-Nov-27
4753081    KENILWORTH                     IL     60043     SFD        7.500        6.750     $2,754.91     360       1-Dec-27
4753091    SCOTTSDALE                     AZ     85258     SFD        7.625        6.750     $2,176.47     360       1-Dec-27
4753094    GREENWOOD                      IN     46143     SFD        7.750        6.750     $2,715.21     360       1-Jan-28
4753097    POWELL                         OH     43065     SFD        7.500        6.750     $2,195.54     360       1-Mar-28
4753101    SCOTTSDALE                     AZ     85258     SFD        7.500        6.750     $1,748.04     360       1-Feb-28
4753107    MOORESVILLE                    NC     28115     SFD        7.500        6.750     $2,447.25     360       1-Mar-28
4753126    WESTLAKE                       OH     44145     SFD        7.250        6.750     $1,896.91     240       1-Feb-18
4753147    PHOENIX                        AZ     85018     SFD        7.750        6.750     $1,826.86     360       1-Nov-27
4753149    COLUMBUS                       OH     43221     SFD        7.125        6.733     $2,176.12     360       1-Mar-28
4753159    CAVE CREEK                     AZ     85327     SFD        7.625        6.750     $2,264.94     360       1-Mar-28
4753161    SCOTTSDALE                     AZ     85258     SFD        8.000        6.750     $1,951.09     360       1-Nov-27
4753187    MONROE                         LA     71201     SFD        7.250        6.750     $2,626.38     360       1-Mar-28
4753194    DRAPER                         UT     84020     SFD        7.125        6.733     $2,694.88     360       1-Feb-28
4753200    TUCSON                         AZ     85739     SFD        7.500        6.750     $1,784.75     360       1-Jan-28
4753226    PHOENIX                        AZ     85012     SFD        7.500        6.750     $2,517.18     360       1-Feb-28
4753235    SCOTTSDALE                     AZ     85258     SFD        7.000        6.608     $3,047.09     360       1-Mar-28
4753238    ST GEORGE                      UT     84770     SFD        7.500        6.750     $2,021.43     360       1-Feb-28
4753261    FENTON                         MI     48430     SFD        7.000        6.608     $1,746.42     360       1-Mar-28
4753280    LITCHFIELD PARK                AZ     85340     SFD        7.500        6.750     $1,880.89     360       1-Jan-28
4753314    TONTO VERDE                    AZ     85263     SFD        7.750        6.750     $2,695.16     348       1-Dec-26
4753320    ROCKFORD                       IL     61103     SFD        7.375        6.750     $3,349.78     360       1-Jan-28
4753335    NASHVILLE                      TN     37205     SFD        7.250        6.750     $1,964.67     360       1-Feb-28
4753347    MONUMENT                       CO     80132     SFD        7.625        6.750     $2,222.30     348       1-Jul-26
4753362    TUCSON                         AZ     85711     SFD        7.500        6.750     $1,812.37     360       1-Jan-28
4753432    PHOENIX                        AZ     85048     SFD        7.750        6.750     $2,223.75     360       1-Nov-27
4753475    PEPPER PIKE                    OH     44124     SFD        7.500        6.750     $1,748.04     360       1-Mar-28
4753510    FORT COLLINS                   CO     80524     SFD        7.500        6.750     $2,342.37     360       1-Jan-28
4753543    RUSTON                         LA     71270     SFD        7.375        6.750     $2,169.42     360       1-Mar-28
4753632    PHOENIX                        AZ     85022     SFD        7.500        6.750     $2,125.62     360       1-Dec-27
4753639    SCOTTSDALE                     AZ     85259     SFD        7.750        6.750     $2,020.29     360       1-Mar-28
4753641    SCOTTSDALE                     AZ     85259     SFD        7.625        6.750     $1,925.20     360       1-Dec-27
4753649    PARADISE VALLEY                AZ     85253     SFD        7.750        6.750     $3,152.22     360       1-Feb-28
4753678    INDIANAPOLIS                   IN     46260     SFD        7.750        6.750     $2,077.60     360       1-Dec-27
4753684    SCOTTSDALE                     AZ     85259     SFD        7.875        6.750     $2,059.56     360       1-Mar-28
4753710    SCHAUMBURG                     IL     60173     SFD        7.750        6.750     $1,869.84     360       1-Jan-28
4753713    LOCKPORT                       IL     60441     SFD        7.250        6.750     $2,686.07     360       1-Mar-28
4753953    FOUNTAIN HILLS                 AZ     85268     SFD        7.500        6.750     $2,154.28     360       1-Nov-27
4753962    MESA                           AZ     85207     SFD        7.875        6.750     $1,649.54     360       1-Nov-27
4753996    SCOTTSDALE                     AZ     85260     SFD        7.375        6.750     $2,762.71     360       1-Jan-28
4754592    TULSA                          OK     74137     SFD        7.500        6.750     $1,641.06     360       1-May-28
4755067    CHAPIN                         SC     29036     SFD        7.375        6.750     $2,735.08     360       1-Mar-28
4756856    TULSA                          OK     74137     SFD        7.375        6.750     $1,676.27     360       1-May-28
4756873    LEXINGTON                      SC     29072     SFD        7.250        6.750     $1,671.34     360       1-May-28
4757886    RICHMOND                       IN     47374     SFD        7.625        6.750     $2,937.35     360       1-Apr-28
4758292    WEATHERBY LAKE                 MO     64152     SFD        7.375        6.750     $1,823.38     360       1-May-28
4765520    PONTE VEDRA BEACH              FL     32082     SFD        7.250        6.750     $2,050.62     360       1-Mar-28
4765537    LOUISVILLE                     KY     40241     SFD        7.250        6.750     $2,251.18     360       1-Mar-28
4765549    WINTER HAVEN                   FL     33884     SFD        6.875        6.608     $3,527.71     360       1-Mar-28
4765563    POMPANO BEACH                  FL     33062     SFD        7.250        6.750     $2,046.53     360       1-Mar-28
4765577    NASHVILLE                      TN     37205     SFD        7.500        6.750     $3,496.08     360       1-Mar-28
4765602    ATHENS                         GA     30606     SFD        7.125        6.750     $1,812.30     360       1-Mar-28
4765607    CRESTWOOD                      KY     40014     SFD        7.250        6.750     $1,910.09     360       1-Apr-28
4765618    ATLANTA                        GA     30342     SFD        7.625        6.750     $2,441.89     360       1-Mar-28
4765629    RALEIGH                        NC     27614     PUD        7.250        6.750     $1,749.79     360       1-Mar-28
4765639    BALTIMORE                      MD     21286     SFD        7.250        6.750     $1,657.69     360       1-Mar-28
4765656    NASHVILLE                      TN     37205     SFD        6.625        6.358     $1,843.78     360       1-Mar-28
4765663    NASHVILLE                      TN     37205     SFD        7.125        6.750     $2,027.90     360       1-Apr-28
4765692    KNOXVILLE                      TN     37922     SFD        7.500        6.750     $1,957.80     360       1-Mar-28
4765704    ATLANTA                        GA     30307     SFD        7.125        6.750     $2,434.15     360       1-Mar-28
4765741    ATLANTA                        GA     30331     SFD        7.250        6.750     $1,657.69     360       1-Mar-28
4765832    ATLANTA                        GA     30305     SFD        6.875        6.608     $3,172.97     360       1-Mar-28
4765865    RALEIGH                        NC     27612     SFD        7.125        6.750     $1,712.59     360       1-Mar-28
4765885    SANFORD                        FL     32771     PUD        7.375        6.750     $2,775.57     354       1-Apr-27
4765894    SAINT GEORGE ISLAND            FL     32328     SFD        7.500        6.750     $1,492.47     360       1-Mar-28
4765910    WAKE FOREST                    NC     27587     SFD        6.875        6.608     $1,891.95     360       1-Mar-28
4765960    NASHVILLE                      TN     37221     SFD        6.750        6.483     $1,823.86     360       1-Mar-28
4765964    OCALA                          FL     34480     SFD        7.375        6.750     $2,010.56     360       1-May-28
4765967    KNOXVILLE                      TN     37919     SFD        7.500        6.750     $2,657.02     360       1-Mar-28
4765972    PONTE VEDRA BEACH              FL     32082     SFD        7.375        6.750     $2,215.69     360       1-Dec-27
4765979    ORLANDO                        FL     32819     SFD        7.250        6.750     $2,150.22     360       1-Apr-28
4765984    SAVANNAH                       GA     31411     SFD        7.125        6.750     $1,697.77     360       1-Mar-28
4765991    OLD HICKORY                    TN     37138     SFD        7.250        6.750     $1,869.17     360       1-Mar-28
4765997    KNOXVILLE                      TN     37932     SFD        7.000        6.733     $2,476.30     240       1-Mar-18
4766004    SAINT SIMONS ISLAND            GA     31522     SFD        7.625        6.750     $1,946.43     360       1-Mar-28
4766008    EATONTON                       GA     31024     SFD        7.125        6.750     $1,798.83     360       1-Mar-28
4766081    KNOXVILLE                      TN     37922     SFD        6.875        6.608     $1,625.90     360       1-Mar-28
4766082    COCOA                          FL     32922     SFD        7.250        6.750     $2,899.25     360       1-Feb-28
4766085    PONTE VEDRA BEACH              FL     32082     SFD        6.875        6.608     $2,438.85     360       1-Mar-28
4766086    ATLANTA                        GA     30319     SFD        7.125        6.750     $2,694.88     360       1-Mar-28
4766092    MARIETTA                       GA     30062     SFD        7.125        6.750     $1,819.04     360       1-Mar-28
4766094    MC LEAN                        VA     22102     SFD        7.000        6.733     $2,128.97     360       1-Mar-28
4766098    TAKOMA PARK                    MD     20912     SFD        7.250        6.750     $1,875.99     360       1-Mar-28
4766099    UPPER MARLBORO                 MD     20772     SFD        7.250        6.750     $2,455.84     360       1-Mar-28
4766104    WASHINGTON TOWNSHIP            MI     48094     SFD        6.750        6.483     $2,529.53     360       1-Mar-28
4766106    LEBANON                        OH     45036     SFD        7.250        6.750     $1,603.12     360       1-Mar-28
4766115    VENICE                         FL     34292     PUD        7.875        6.750     $1,740.17     360       1-Mar-28
4766120    LOVELAND                       OH     45140     SFD        7.375        6.750     $1,794.72     360       1-Mar-28
4766123    BOCA RATON                     FL     33431     SFD        7.375        6.750     $2,199.11     360       1-Mar-28
4766129    JACKSONVILLE                   FL     32207     SFD        7.375        6.750     $2,728.17     360       1-Mar-28
4766134    HERNDON                        VA     20170     SFD        7.250        6.750     $2,353.51     360       1-Feb-28
4766147    MASON                          OH     45040     SFD        7.375        6.750     $1,933.55     360       1-Mar-28
4766155    GERMANTOWN                     MD     20876     SFD        7.000        6.733     $1,636.65     360       1-Mar-28
4766162    FT LAUDERDALE                  FL     33305     SFD        7.375        6.750     $3,453.38     360       1-Mar-28
4766172    VIENNA                         VA     22181     SFD        7.250        6.750     $2,026.07     360       1-Mar-28
4766180    PURCELLVILLE                   VA     20132     SFD        7.250        6.750     $1,712.27     360       1-Mar-28
4766187    LONGBOAT KEY                   FL     34228     SFD        7.375        6.750     $1,795.76     360       1-Mar-28
4766195    PALM BEACH GARDENS             FL     33418     SFD        6.500        6.233     $1,719.23     360       1-Mar-28
4766200    MARIETTA                       GA     30068     SFD        6.875        6.608     $1,675.17     360       1-Feb-28
4766207    ATLANTA                        GA     30328     SFD        7.125        6.750     $2,398.44     360       1-Mar-28
4766211    DAVIE                          FL     33324     SFD        7.375        6.750     $2,900.84     360       1-Mar-28
4766237    VIENNA                         VA     22180     SFD        7.250        6.750     $1,637.23     360       1-Mar-28
4766243    MESA                           AZ     85213     SFD        7.000        6.733     $1,610.70     360       1-Mar-28
4766251    ROCKVILLE                      MD     20850     SFD        7.250        6.750     $2,032.89     360       1-Mar-28
4766257    ORMOND BEACH                   FL     32174     SFD        7.375        6.750     $2,210.16     360       1-Mar-28
4766269    JACKSONVILLE                   FL     32223     SFD        7.375        6.750     $2,309.62     360       1-Mar-28
4766282    BOCA RATON                     FL     33434     SFD        7.375        6.750     $1,766.06     360       1-Feb-28
4766303    COLUMBIA                       SC     29212     SFD        7.375        6.750     $1,864.83     360       1-Mar-28
4766320    CUMMING                        GA     30130     SFD        7.000        6.733     $2,075.08     360       1-Mar-28
4766343    JACKSONVILLE                   FL     32256     SFD        7.250        6.750     $1,827.89     360       1-Mar-28
4766356    UNIVERSITY PARK                FL     34201     SFD        7.375        6.750     $1,671.43     360       1-Mar-28
4766453    BRENTWOOD                      TN     37027     SFD        7.125        6.750     $1,568.42     360       1-Feb-28
4766462    ATLANTA                        GA     30327     SFD        7.000        6.733     $2,045.81     360       1-Feb-28
4766467    ATLANTA                        GA     30350     SFD        7.250        6.750     $2,285.29     360       1-Mar-28
4766510    GAINESVILLE                    FL     32608     SFD        7.375        6.750     $2,011.25     360       1-Mar-28
4766539    LOUISVILLE                     KY     40207     SFD        7.500        6.750     $2,321.39     360       1-Mar-28
4766547    FAYETTEVILLE                   GA     30215     SFD        7.125        6.750     $3,788.85     240       1-Mar-18
4766563    POTOMAC                        MD     20854     SFD        6.750        6.483     $1,945.80     360       1-Mar-28
4766582    NASHVILLE                      TN     37220     SFD        7.375        6.750     $1,930.44     360       1-Feb-28
4766597    TALLAHASSEE                    FL     32312     SFD        7.375        6.750     $3,080.15     240       1-Apr-18
4766612    EMERALD ISLE                   NC     28594     SFD        7.375        6.750     $1,740.50     360       1-Mar-28
4766996    MORRISTOWN                     NJ     07960     SFD        7.250        6.750     $1,860.98     360       1-Aug-27
4766999    ZIONSVILLE                     IN     46077     SFD        6.875        6.608     $1,970.79     360       1-Mar-28
4767035    BOCA RATON                     FL     33431     SFD        6.750        6.483     $2,594.40     360       1-Mar-28
4770711    POMPANO BEACH                  FL     33064     SFD        8.125        6.750      $408.37      360       1-Feb-28
4770754    LANDRUM                        SC     29356     SFD        7.375        6.750     $3,185.74     360       1-Feb-28
4770761    RALEIGH                        NC     27612     SFD        6.875        6.608     $2,299.25     360       1-Mar-28
4770795    ROSWELL                        GA     30075     SFD        7.250        6.750     $1,705.44     360       1-Mar-28
4770869    BETHESDA                       MD     20816     SFD        7.375        6.750     $2,641.84     360       1-Apr-28
4770885    ATLANTA                        GA     30339     SFD        6.625        6.358     $2,317.93     360       1-Mar-28
4770901    NAPLES                         FL     34110     SFD        7.750        6.750     $2,480.10     360       1-Mar-28
4771196    PONTE VEDRA BEACH              FL     32224     PUD        7.125        6.750     $1,715.29     360       1-Apr-28
4775970    DAYTON                         OH     45459     SFD        7.625        6.750     $2,123.39     360       1-Apr-28



COUNT:                 252
WAC:           7.407915372
WAM:           353.5804558
WALTV:         74.38558737

NASCOR
NMI / 1998-15  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                    NET
MORTGAGE                                                             MORTGAGE     MORTGAGE    CURRENT    ORIGINAL   SCHEDULED
LOAN                                              ZIP    PROPERTY    INTEREST     INTEREST    MONTHLY    TERM TO     MATURITY
NUMBER     CITY                          STATE    CODE     TYPE        RATE         RATE      PAYMENT    MATURITY      DATE
------     ----                          -----    ----     ----        ----         ----      -------    --------      ----
4561260    BROOKLYN                       NY     11223     SFD        7.625        6.750     $2,123.39     360       1-Jan-27
4569756    SAG HARBOR                     NY     11963     SFD        8.250        6.750     $1,727.92     360       1-Mar-27
4571780    GREENPORT                      NY     11944     SFD        8.500        6.750     $1,968.42     360       1-Apr-27
4652955    GARDEN CITY                    NY     11530     SFD        7.750        6.750     $2,328.34     360       1-Dec-27
4699442    FAIRFIELD                      CT     06430     SFD        7.250        6.750     $2,967.47     360       1-Apr-28
4701431    BETTENDORF                     IA     52722     SFD        7.375        6.750     $1,899.36     360       1-Apr-28
4702420    ORONO                          MN     55356     SFD        7.250        6.750     $2,152.27     360       1-Mar-28
4702504    FISHERS                        IN     46038     SFD        7.750        6.750     $2,848.46     360       1-Apr-28
4705245    DEERFIELD BEACH                FL     33441     SFD        7.750        6.750     $1,570.02     360       1-Dec-27
4708727    FAIRFIELD                      CT     06430     SFD        7.375        6.750     $2,935.37     360       1-Apr-28
4708959    WESTFIELD                      IN     46074     SFD        7.625        6.750     $1,741.53     360       1-Jan-28
4709626    PALO ALTO                      CA     94301     SFD        7.625        6.750     $3,935.33     360       1-Jan-28
4709821    GOLDEN                         CO     80401     SFD        7.875        6.750     $2,363.73     360       1-Jan-28
4709901    CARMEL                         IN     46032     SFD        7.625        6.750     $2,293.26     360       1-Jan-28
4710211    EASTON                         CT     06612     SFD        7.375        6.750     $2,106.56     360       1-May-28
4711605    SALISBURY                      CT     06068     SFD        7.500        6.750     $3,845.68     360       1-May-28
4711619    WESTPORT                       CT     06880     SFD        7.000        6.733     $2,627.95     360       1-Apr-28
4711879    MONROE                         CT     06468     SFD        7.000        6.733     $1,603.38     360       1-Apr-28
4712365    GRIDLEY                        CA     95948     SFD        8.500        6.750     $1,763.89     360       1-Aug-27
4712389    GLENWOOD                       MD     21738     SFD        7.500        6.750     $2,733.93     360       1-Jan-28
4713347    FOUNTAIN HILLS                 AZ     85268     SFD        7.625        6.750     $2,057.21     360       1-Jan-28
4713631    WILTON                         CT     06897     SFD        7.500        6.750     $3,146.47     360       1-May-28
4713791    ANNAPOLIS                      MD     21043     LCO        7.625        6.750     $2,338.56     300       1-Jan-23
4721473    MIDDLEBURY                     CT     06762     SFD        7.125        6.750     $2,459.08     360       1-May-28
4722381    STAMFORD                       CT     06903     SFD        7.625        6.750     $4,926.25     360       1-May-28
4723405    TULSA                          OK     74105     SFD        7.250        6.750     $1,785.94     360       1-May-28
4724885    WEST DES MOINES                IA     50265     SFD        7.500        6.750     $2,247.97     360       1-Apr-28
4726603    TULSA                          OK     74137     SFD        7.500        6.750     $2,027.73     360       1-May-28
4726731    SCOTTSDALE                     AZ     85259     SFD        7.000        6.733     $2,762.34     360       1-Mar-28
4727360    RAPIDS CITY                    IL     61278     SFD        7.500        6.750     $2,775.88     360       1-May-28
4728426    ST.PAUL                        MN     55105     SFD        7.500        6.750     $3,146.47     360       1-May-28
4729857    FT. WRIGHT                     KY     41017     SFD        7.625        6.750     $1,808.96     360       1-May-28
4730680    BROOKFIELD                     CT     06804     SFD        7.000        6.733     $2,235.42     360       1-May-28
4730702    RIDGEFIELD                     CT     06877     SFD        7.000        6.733     $1,610.04     360       1-May-28
4730706    WESTPORT                       CT     06880     SFD        7.250        6.750     $3,342.67     360       1-May-28
4730711    GREENWICH                      CT     06807     SFD        7.000        6.733     $2,128.97     360       1-May-28
4731928    RANDOLPH                       NJ     07869     SFD        7.500        6.750     $2,155.68     360       1-May-28
4731941    VADNAIS HEIGHTS                MN     55127     SFD        7.500        6.750     $2,734.28     360       1-May-28
4732224    NASHVILLE                      TN     37215     SFD        7.250        6.750     $2,728.71     360       1-Feb-28
4732468    PORT CHARLOTTE                 FL     33952     SFD        7.500        6.750     $3,104.51     360       1-Feb-28
4732585    GAINESVILLE                    GA     30506     SFD        7.375        6.750     $1,830.29     360       1-Dec-27
4732646    ORMOND BEACH                   FL     32174     SFD        7.750        6.750     $1,902.79     360       1-Feb-28
4733857    BIRMINGHAM                     AL     35235     SFD        7.500        6.750      $279.69      360       1-Feb-28
4736262    RIDGEFIELD                     CT     06877     SFD        7.500        6.750     $2,083.66     360       1-May-28
4736417    EATONTON                       GA     31024     SFD        7.250        6.750     $2,046.53     360       1-May-28
4736584    WYCKOFF                        NJ     07481     SFD        6.875        6.608     $2,135.02     360       1-May-28
4736900    BURKE                          VA     22015     SFD        7.500        6.750     $1,660.64     360       1-Mar-28
4736927    DELAPANE                       VA     20144     MF2        7.750        6.750     $2,177.90     360       1-Dec-27
4736959    OKLAHOMA CITY                  OK     73142     SFD        7.625        6.750     $1,783.65     360       1-May-28
4737401    HAGERSTOWN                     MD     21742     SFD        7.500        6.750     $1,685.11     360       1-Mar-28
4738372    RESTON                         VA     20194     SFD        7.625        6.750     $2,474.45     360       1-Mar-28
4739627    KINGSVILLE                     MD     21087     SFD        7.625        6.750     $1,955.64     360       1-Feb-28
4740022    EDGEWATER                      MD     21037     SFD        6.875        6.608     $1,878.82     360       1-Mar-28
4740111    BRANCHBURG                     NJ     08876     SFD        7.750        6.750     $2,242.38     360       1-Feb-28
4740426    PLAINFIELD                     IN     46168     SFD        7.375        6.750     $2,403.55     360       1-Feb-28
4740506    CENTREVILLE                    VA     22020     SFD        7.625        6.750     $1,993.51     360       1-Jan-28
4740512    FAIRFAX STATION                VA     22039     SFD        7.500        6.750     $2,041.01     360       1-Mar-28
4740559    EVERGREEN                      CO     80439     SFD        7.500        6.750     $2,595.83     360       1-Mar-28
4740570    SCOTTSDALE                     AZ     85262     SFD        7.375        6.750     $2,072.03     360       1-Feb-28
4740613    SAN DIEGO                      CA     92130     SFD        7.500        6.750     $2,650.02     360       1-Mar-28
4740617    SCOTTS VALLEY                  CA     95066     SFD        7.625        6.750     $1,790.72     360       1-Feb-28
4740644    LITTLETON                      CO     80124     SFD        7.375        6.750     $2,527.87     360       1-Feb-28
4740647    ALPHARETTA                     GA     30004     SFD        7.875        6.750     $2,374.60     360       1-Mar-28
4740787    MT AIRY                        MD     21771     SFD        7.375        6.750     $1,701.48     360       1-Feb-28
4740862    SCOTTSDALE                     AZ     85259     SFD        7.875        6.750     $1,707.18     360       1-Feb-28
4741883    NASHVILLE                      TN     37204     SFD        7.375        6.750     $2,382.83     360       1-Mar-28
4742796    PARKTON                        MD     21120     SFD        7.625        6.750     $1,815.50     360       1-Mar-28
4742922    FREMONT                        CA     94539     SFD        7.625        6.750     $1,705.79     360       1-Mar-28
4742936    LONETREE                       CO     80124     SFD        7.625        6.750     $2,421.37     360       1-Nov-27
4742942    KNOXVILLE                      TN     37922     SFD        7.375        6.750     $2,417.36     360       1-Mar-28
4743540    SANTA ROSA                     CA     95409     SFD        8.000        6.750     $1,995.84     360       1-Mar-28
4744992    BURLINGAME                     CA     94010     SFD        7.625        6.750     $3,708.84     360       1-Mar-28
4745495    HAMDEN                         CT     06518     SFD        7.500        6.750     $2,552.14     360       1-May-28
4746328    PARADISE VALLEY                AZ     85253     SFD        7.750        6.750     $2,543.27     360       1-Nov-27
4746473    GREAT FALLS                    MT     59404     SFD        7.250        6.750     $2,592.28     360       1-May-28
4746927    LA CANADA FLINTRIDGE           CA     91011     SFD        7.125        6.750     $2,802.67     360       1-Mar-28
4748508    RALEIGH                        NC     27605     SFD        7.125        6.750     $1,967.26     360       1-Mar-28
4748514    SUWANEE                        GA     30174     SFD        7.250        6.750     $2,101.10     360       1-Mar-28
4748560    DULUTH                         GA     30096     SFD        7.250        6.750     $4,093.06     360       1-Mar-28
4748690    BERKLEY LAKE                   GA     30136     SFD        7.875        6.750     $2,085.30     360       1-Feb-28
4748922    OMAHA                          NE     68114     SFD        7.625        6.750     $2,243.71     360       1-Apr-28
4749013    RALEIGH                        NC     27615     PUD        6.875        6.608     $2,364.94     360       1-Mar-28
4749337    ALPHARETTA                     GA     30004     SFD        7.750        6.750     $2,299.68     360       1-Mar-28
4751063    TUCSON                         AZ     85718     SFD        7.625        6.750     $1,613.77     360       1-Jan-28
4751427    MORTON GROVE                   IL     60053     SFD        7.750        6.750     $2,507.45     360       1-Dec-27
4751429    SCOTTSDALE                     AZ     85259     SFD        7.500        6.750     $2,545.15     360       1-Mar-28
4751497    GLENDALE                       AZ     85308     SFD        7.750        6.750     $1,809.66     360       1-Jan-28
4751518    YUKON                          OK     73099     SFD        7.875        6.750     $2,223.25     348       1-Feb-27
4751557    BEAVERCREEK                    OH     45434     SFD        7.625        6.750     $2,415.35     360       1-Jan-28
4751653    SHREVEPORT                     LA     71106     SFD        7.375        6.750     $1,581.65     360       1-Dec-27
4751875    SCOTTSDALE                     AZ     85251     SFD        7.500        6.750     $2,013.74     360       1-Feb-28
4751928    LOUISVILLE                     KY     40207     SFD        7.875        6.750     $1,848.93     360       1-Dec-27
4751984    CUMMING                        GA     30041     SFD        7.125        6.750     $2,469.85     360       1-Mar-28
4752004    LAGRANGE                       IL     60525     SFD        7.625        6.750     $1,631.47     360       1-Dec-27
4752052    INDIANAPOLIS                   IN     46217     SFD        7.375        6.750     $1,643.81     360       1-Feb-28
4752231    SUGARLAND                      TX     77479     SFD        7.375        6.750     $2,565.86     348       1-Jan-27
4752264    SONOITA                        AZ     85637     SFD        7.750        6.750     $1,962.29     348       1-Feb-27
4752335    FLAGSTAFF                      AZ     86004     SFD        7.375        6.750     $1,764.68     360       1-Mar-28
4752347    NEW ORLEANS                    LA     70124     SFD        7.750        6.750     $2,516.04     360       1-Dec-27
4752356    FOUNTAIN HILLS                 AZ     85268     SFD        7.875        6.750     $3,132.30     360       1-Dec-27
4752361    CARMEL                         IN     46033     SFD        7.375        6.750     $1,784.71     360       1-Nov-27
4752379    CAMBRIDGE CITY                 IN     47327     SFD        7.750        6.750     $1,862.68     360       1-Dec-27
4752387    PHOENIX                        AZ     85028     SFD        7.875        6.750     $3,117.80     360       1-Jan-28
4752399    SCOTTSDALE                     AZ     85254     SFD        7.500        6.750     $1,660.64     360       1-Mar-28
4752457    OAK POINT                      TX     75068     SFD        7.750        6.750     $2,109.01     348       1-Dec-26
4752463    TUCSON                         AZ     85718     SFD        7.500        6.750     $2,502.49     360       1-Dec-27
4752495    BATH TOWNSHIP                  OH     44333     LCO        7.500        6.750     $2,013.74     360       1-May-28
4752694    WIMBERLEY                      TX     78676     SFD        7.625        6.750     $3,121.38     360       1-Dec-27
4752703    MANDEVILLE                     LA     70471     SFD        7.625        6.750     $2,010.14     360       1-Nov-27
4752716    BEAVERCREEK                    OH     45430     SFD        7.750        6.750     $2,041.78     360       1-Jan-28
4752723    SCOTTSDALE                     AZ     85259     SFD        7.750        6.750     $2,065.42     360       1-Dec-27
4752763    PHOENIX                        AZ     85048     SFD        7.750        6.750     $1,804.65     360       1-Dec-27
4752782    GLENVIEW                       IL     60025     SFD        7.625        6.750     $2,208.32     360       1-Dec-27
4752787    BLOOMINGTON                    IL     61704     SFD        7.875        6.750     $1,815.38     360       1-Jan-28
4752811    WESTERVILLE                    OH     43082     SFD        8.000        6.750     $2,071.85     348       1-Dec-26
4752825    PHOENIX                        AZ     85048     SFD        7.625        6.750     $1,641.38     360       1-Dec-27
4752830    AUSTIN                         TX     78733     SFD        7.625        6.750     $1,949.27     360       1-Jan-28
4752847    FLAGSTAFF                      AZ     86001     SFD        7.500        6.750     $2,636.04     360       1-Dec-27
4752875    SCOTTSDALE                     AZ     85262     SFD        7.750        6.750     $2,034.62     360       1-Dec-27
4753073    SCOTTSDALE                     AZ     85258     SFD        7.250        6.750     $1,555.37     360       1-Nov-27
4753081    KENILWORTH                     IL     60043     SFD        7.500        6.750     $2,754.91     360       1-Dec-27
4753091    SCOTTSDALE                     AZ     85258     SFD        7.625        6.750     $2,176.47     360       1-Dec-27
4753094    GREENWOOD                      IN     46143     SFD        7.750        6.750     $2,715.21     360       1-Jan-28
4753097    POWELL                         OH     43065     SFD        7.500        6.750     $2,195.54     360       1-Mar-28
4753101    SCOTTSDALE                     AZ     85258     SFD        7.500        6.750     $1,748.04     360       1-Feb-28
4753107    MOORESVILLE                    NC     28115     SFD        7.500        6.750     $2,447.25     360       1-Mar-28
4753126    WESTLAKE                       OH     44145     SFD        7.250        6.750     $1,896.91     240       1-Feb-18
4753147    PHOENIX                        AZ     85018     SFD        7.750        6.750     $1,826.86     360       1-Nov-27
4753149    COLUMBUS                       OH     43221     SFD        7.125        6.733     $2,176.12     360       1-Mar-28
4753159    CAVE CREEK                     AZ     85327     SFD        7.625        6.750     $2,264.94     360       1-Mar-28
4753161    SCOTTSDALE                     AZ     85258     SFD        8.000        6.750     $1,951.09     360       1-Nov-27
4753187    MONROE                         LA     71201     SFD        7.250        6.750     $2,626.38     360       1-Mar-28
4753194    DRAPER                         UT     84020     SFD        7.125        6.733     $2,694.88     360       1-Feb-28
4753200    TUCSON                         AZ     85739     SFD        7.500        6.750     $1,784.75     360       1-Jan-28
4753226    PHOENIX                        AZ     85012     SFD        7.500        6.750     $2,517.18     360       1-Feb-28
4753235    SCOTTSDALE                     AZ     85258     SFD        7.000        6.608     $3,047.09     360       1-Mar-28
4753238    ST GEORGE                      UT     84770     SFD        7.500        6.750     $2,021.43     360       1-Feb-28
4753261    FENTON                         MI     48430     SFD        7.000        6.608     $1,746.42     360       1-Mar-28
4753280    LITCHFIELD PARK                AZ     85340     SFD        7.500        6.750     $1,880.89     360       1-Jan-28
4753314    TONTO VERDE                    AZ     85263     SFD        7.750        6.750     $2,695.16     348       1-Dec-26
4753320    ROCKFORD                       IL     61103     SFD        7.375        6.750     $3,349.78     360       1-Jan-28
4753335    NASHVILLE                      TN     37205     SFD        7.250        6.750     $1,964.67     360       1-Feb-28
4753347    MONUMENT                       CO     80132     SFD        7.625        6.750     $2,222.30     348       1-Jul-26
4753362    TUCSON                         AZ     85711     SFD        7.500        6.750     $1,812.37     360       1-Jan-28
4753432    PHOENIX                        AZ     85048     SFD        7.750        6.750     $2,223.75     360       1-Nov-27
4753475    PEPPER PIKE                    OH     44124     SFD        7.500        6.750     $1,748.04     360       1-Mar-28
4753510    FORT COLLINS                   CO     80524     SFD        7.500        6.750     $2,342.37     360       1-Jan-28
4753543    RUSTON                         LA     71270     SFD        7.375        6.750     $2,169.42     360       1-Mar-28
4753632    PHOENIX                        AZ     85022     SFD        7.500        6.750     $2,125.62     360       1-Dec-27
4753639    SCOTTSDALE                     AZ     85259     SFD        7.750        6.750     $2,020.29     360       1-Mar-28
4753641    SCOTTSDALE                     AZ     85259     SFD        7.625        6.750     $1,925.20     360       1-Dec-27
4753649    PARADISE VALLEY                AZ     85253     SFD        7.750        6.750     $3,152.22     360       1-Feb-28
4753678    INDIANAPOLIS                   IN     46260     SFD        7.750        6.750     $2,077.60     360       1-Dec-27
4753684    SCOTTSDALE                     AZ     85259     SFD        7.875        6.750     $2,059.56     360       1-Mar-28
4753710    SCHAUMBURG                     IL     60173     SFD        7.750        6.750     $1,869.84     360       1-Jan-28
4753713    LOCKPORT                       IL     60441     SFD        7.250        6.750     $2,686.07     360       1-Mar-28
4753953    FOUNTAIN HILLS                 AZ     85268     SFD        7.500        6.750     $2,154.28     360       1-Nov-27
4753962    MESA                           AZ     85207     SFD        7.875        6.750     $1,649.54     360       1-Nov-27
4753996    SCOTTSDALE                     AZ     85260     SFD        7.375        6.750     $2,762.71     360       1-Jan-28
4754592    TULSA                          OK     74137     SFD        7.500        6.750     $1,641.06     360       1-May-28
4755067    CHAPIN                         SC     29036     SFD        7.375        6.750     $2,735.08     360       1-Mar-28
4756856    TULSA                          OK     74137     SFD        7.375        6.750     $1,676.27     360       1-May-28
4756873    LEXINGTON                      SC     29072     SFD        7.250        6.750     $1,671.34     360       1-May-28
4757886    RICHMOND                       IN     47374     SFD        7.625        6.750     $2,937.35     360       1-Apr-28
4758292    WEATHERBY LAKE                 MO     64152     SFD        7.375        6.750     $1,823.38     360       1-May-28
4765520    PONTE VEDRA BEACH              FL     32082     SFD        7.250        6.750     $2,050.62     360       1-Mar-28
4765537    LOUISVILLE                     KY     40241     SFD        7.250        6.750     $2,251.18     360       1-Mar-28
4765549    WINTER HAVEN                   FL     33884     SFD        6.875        6.608     $3,527.71     360       1-Mar-28
4765563    POMPANO BEACH                  FL     33062     SFD        7.250        6.750     $2,046.53     360       1-Mar-28
4765577    NASHVILLE                      TN     37205     SFD        7.500        6.750     $3,496.08     360       1-Mar-28
4765602    ATHENS                         GA     30606     SFD        7.125        6.750     $1,812.30     360       1-Mar-28
4765607    CRESTWOOD                      KY     40014     SFD        7.250        6.750     $1,910.09     360       1-Apr-28
4765618    ATLANTA                        GA     30342     SFD        7.625        6.750     $2,441.89     360       1-Mar-28
4765629    RALEIGH                        NC     27614     PUD        7.250        6.750     $1,749.79     360       1-Mar-28
4765639    BALTIMORE                      MD     21286     SFD        7.250        6.750     $1,657.69     360       1-Mar-28
4765656    NASHVILLE                      TN     37205     SFD        6.625        6.358     $1,843.78     360       1-Mar-28
4765663    NASHVILLE                      TN     37205     SFD        7.125        6.750     $2,027.90     360       1-Apr-28
4765692    KNOXVILLE                      TN     37922     SFD        7.500        6.750     $1,957.80     360       1-Mar-28
4765704    ATLANTA                        GA     30307     SFD        7.125        6.750     $2,434.15     360       1-Mar-28
4765741    ATLANTA                        GA     30331     SFD        7.250        6.750     $1,657.69     360       1-Mar-28
4765832    ATLANTA                        GA     30305     SFD        6.875        6.608     $3,172.97     360       1-Mar-28
4765865    RALEIGH                        NC     27612     SFD        7.125        6.750     $1,712.59     360       1-Mar-28
4765885    SANFORD                        FL     32771     PUD        7.375        6.750     $2,775.57     354       1-Apr-27
4765894    SAINT GEORGE ISLAND            FL     32328     SFD        7.500        6.750     $1,492.47     360       1-Mar-28
4765910    WAKE FOREST                    NC     27587     SFD        6.875        6.608     $1,891.95     360       1-Mar-28
4765960    NASHVILLE                      TN     37221     SFD        6.750        6.483     $1,823.86     360       1-Mar-28
4765964    OCALA                          FL     34480     SFD        7.375        6.750     $2,010.56     360       1-May-28
4765967    KNOXVILLE                      TN     37919     SFD        7.500        6.750     $2,657.02     360       1-Mar-28
4765972    PONTE VEDRA BEACH              FL     32082     SFD        7.375        6.750     $2,215.69     360       1-Dec-27
4765979    ORLANDO                        FL     32819     SFD        7.250        6.750     $2,150.22     360       1-Apr-28
4765984    SAVANNAH                       GA     31411     SFD        7.125        6.750     $1,697.77     360       1-Mar-28
4765991    OLD HICKORY                    TN     37138     SFD        7.250        6.750     $1,869.17     360       1-Mar-28
4765997    KNOXVILLE                      TN     37932     SFD        7.000        6.733     $2,476.30     240       1-Mar-18
4766004    SAINT SIMONS ISLAND            GA     31522     SFD        7.625        6.750     $1,946.43     360       1-Mar-28
4766008    EATONTON                       GA     31024     SFD        7.125        6.750     $1,798.83     360       1-Mar-28
4766081    KNOXVILLE                      TN     37922     SFD        6.875        6.608     $1,625.90     360       1-Mar-28
4766082    COCOA                          FL     32922     SFD        7.250        6.750     $2,899.25     360       1-Feb-28
4766085    PONTE VEDRA BEACH              FL     32082     SFD        6.875        6.608     $2,438.85     360       1-Mar-28
4766086    ATLANTA                        GA     30319     SFD        7.125        6.750     $2,694.88     360       1-Mar-28
4766092    MARIETTA                       GA     30062     SFD        7.125        6.750     $1,819.04     360       1-Mar-28
4766094    MC LEAN                        VA     22102     SFD        7.000        6.733     $2,128.97     360       1-Mar-28
4766098    TAKOMA PARK                    MD     20912     SFD        7.250        6.750     $1,875.99     360       1-Mar-28
4766099    UPPER MARLBORO                 MD     20772     SFD        7.250        6.750     $2,455.84     360       1-Mar-28
4766104    WASHINGTON TOWNSHIP            MI     48094     SFD        6.750        6.483     $2,529.53     360       1-Mar-28
4766106    LEBANON                        OH     45036     SFD        7.250        6.750     $1,603.12     360       1-Mar-28
4766115    VENICE                         FL     34292     PUD        7.875        6.750     $1,740.17     360       1-Mar-28
4766120    LOVELAND                       OH     45140     SFD        7.375        6.750     $1,794.72     360       1-Mar-28
4766123    BOCA RATON                     FL     33431     SFD        7.375        6.750     $2,199.11     360       1-Mar-28
4766129    JACKSONVILLE                   FL     32207     SFD        7.375        6.750     $2,728.17     360       1-Mar-28
4766134    HERNDON                        VA     20170     SFD        7.250        6.750     $2,353.51     360       1-Feb-28
4766147    MASON                          OH     45040     SFD        7.375        6.750     $1,933.55     360       1-Mar-28
4766155    GERMANTOWN                     MD     20876     SFD        7.000        6.733     $1,636.65     360       1-Mar-28
4766162    FT LAUDERDALE                  FL     33305     SFD        7.375        6.750     $3,453.38     360       1-Mar-28
4766172    VIENNA                         VA     22181     SFD        7.250        6.750     $2,026.07     360       1-Mar-28
4766180    PURCELLVILLE                   VA     20132     SFD        7.250        6.750     $1,712.27     360       1-Mar-28
4766187    LONGBOAT KEY                   FL     34228     SFD        7.375        6.750     $1,795.76     360       1-Mar-28
4766195    PALM BEACH GARDENS             FL     33418     SFD        6.500        6.233     $1,719.23     360       1-Mar-28
4766200    MARIETTA                       GA     30068     SFD        6.875        6.608     $1,675.17     360       1-Feb-28
4766207    ATLANTA                        GA     30328     SFD        7.125        6.750     $2,398.44     360       1-Mar-28
4766211    DAVIE                          FL     33324     SFD        7.375        6.750     $2,900.84     360       1-Mar-28
4766237    VIENNA                         VA     22180     SFD        7.250        6.750     $1,637.23     360       1-Mar-28
4766243    MESA                           AZ     85213     SFD        7.000        6.733     $1,610.70     360       1-Mar-28
4766251    ROCKVILLE                      MD     20850     SFD        7.250        6.750     $2,032.89     360       1-Mar-28
4766257    ORMOND BEACH                   FL     32174     SFD        7.375        6.750     $2,210.16     360       1-Mar-28
4766269    JACKSONVILLE                   FL     32223     SFD        7.375        6.750     $2,309.62     360       1-Mar-28
4766282    BOCA RATON                     FL     33434     SFD        7.375        6.750     $1,766.06     360       1-Feb-28
4766303    COLUMBIA                       SC     29212     SFD        7.375        6.750     $1,864.83     360       1-Mar-28
4766320    CUMMING                        GA     30130     SFD        7.000        6.733     $2,075.08     360       1-Mar-28
4766343    JACKSONVILLE                   FL     32256     SFD        7.250        6.750     $1,827.89     360       1-Mar-28
4766356    UNIVERSITY PARK                FL     34201     SFD        7.375        6.750     $1,671.43     360       1-Mar-28
4766453    BRENTWOOD                      TN     37027     SFD        7.125        6.750     $1,568.42     360       1-Feb-28
4766462    ATLANTA                        GA     30327     SFD        7.000        6.733     $2,045.81     360       1-Feb-28
4766467    ATLANTA                        GA     30350     SFD        7.250        6.750     $2,285.29     360       1-Mar-28
4766510    GAINESVILLE                    FL     32608     SFD        7.375        6.750     $2,011.25     360       1-Mar-28
4766539    LOUISVILLE                     KY     40207     SFD        7.500        6.750     $2,321.39     360       1-Mar-28
4766547    FAYETTEVILLE                   GA     30215     SFD        7.125        6.750     $3,788.85     240       1-Mar-18
4766563    POTOMAC                        MD     20854     SFD        6.750        6.483     $1,945.80     360       1-Mar-28
4766582    NASHVILLE                      TN     37220     SFD        7.375        6.750     $1,930.44     360       1-Feb-28
4766597    TALLAHASSEE                    FL     32312     SFD        7.375        6.750     $3,080.15     240       1-Apr-18
4766612    EMERALD ISLE                   NC     28594     SFD        7.375        6.750     $1,740.50     360       1-Mar-28
4766996    MORRISTOWN                     NJ     07960     SFD        7.250        6.750     $1,860.98     360       1-Aug-27
4766999    ZIONSVILLE                     IN     46077     SFD        6.875        6.608     $1,970.79     360       1-Mar-28
4767035    BOCA RATON                     FL     33431     SFD        6.750        6.483     $2,594.40     360       1-Mar-28
4770711    POMPANO BEACH                  FL     33064     SFD        8.125        6.750      $408.37      360       1-Feb-28
4770754    LANDRUM                        SC     29356     SFD        7.375        6.750     $3,185.74     360       1-Feb-28
4770761    RALEIGH                        NC     27612     SFD        6.875        6.608     $2,299.25     360       1-Mar-28
4770795    ROSWELL                        GA     30075     SFD        7.250        6.750     $1,705.44     360       1-Mar-28
4770869    BETHESDA                       MD     20816     SFD        7.375        6.750     $2,641.84     360       1-Apr-28
4770885    ATLANTA                        GA     30339     SFD        6.625        6.358     $2,317.93     360       1-Mar-28
4770901    NAPLES                         FL     34110     SFD        7.750        6.750     $2,480.10     360       1-Mar-28
4771196    PONTE VEDRA BEACH              FL     32224     PUD        7.125        6.750     $1,715.29     360       1-Apr-28
4775970    DAYTON                         OH     45459     SFD        7.625        6.750     $2,123.39     360       1-Apr-28



COUNT:                 252
WAC:           7.407915372
WAM:           353.5804558
WALTV:         74.38558737

NASCOR
NMI / 1998-15 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS





MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER     SERVICER                                  SELLER
------     --------                                  ------

4561260    NORTH FORK BANK                           NORTH FORK BANK
4569756    NORTH FORK BANK                           NORTH FORK BANK
4571780    NORTH FORK BANK                           NORTH FORK BANK
4652955    NORTH FORK BANK                           NORTH FORK BANK
4699442    PEOPLE'S BANK                             PEOPLE'S BANK
4701431    BRENTON MORTGAGE, INC.                    BRENTON MORTGAGE, INC.
4702420    FIRST BANK NATIONAL ASSOC.                FIRST BANK NATIONAL ASSOC.
4702504    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4705245    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4708727    PEOPLE'S BANK                             PEOPLE'S BANK
4708959    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4709626    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4709821    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4709901    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4710211    PEOPLE'S BANK                             PEOPLE'S BANK
4711605    PEOPLE'S BANK                             PEOPLE'S BANK
4711619    PEOPLE'S BANK                             PEOPLE'S BANK
4711879    PEOPLE'S BANK                             PEOPLE'S BANK
4712365    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4712389    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4713347    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4713631    PEOPLE'S BANK                             PEOPLE'S BANK
4713791    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4721473    PEOPLE'S BANK                             PEOPLE'S BANK
4722381    PEOPLE'S BANK                             PEOPLE'S BANK
4723405    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4724885    BRENTON MORTGAGE, INC.                    BRENTON MORTGAGE, INC.
4726603    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4726731    FIRST BANK NATIONAL ASSOC.                FIRST BANK NATIONAL ASSOC.
4727360    BRENTON MORTGAGE, INC.                    BRENTON MORTGAGE, INC.
4728426    FIRST BANK NATIONAL ASSOC.                FIRST BANK NATIONAL ASSOC.
4729857    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4730680    PEOPLE'S BANK                             PEOPLE'S BANK
4730702    PEOPLE'S BANK                             PEOPLE'S BANK
4730706    PEOPLE'S BANK                             PEOPLE'S BANK
4730711    PEOPLE'S BANK                             PEOPLE'S BANK
4731928    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4731941    FIRST BANK NATIONAL ASSOC.                FIRST BANK NATIONAL ASSOC.
4732224    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4732468    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4732585    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4732646    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4733857    MERRILL LYNCH CREDIT CORP.                MERRILL LYNCH CREDIT CORP.
4736262    PEOPLE'S BANK                             PEOPLE'S BANK
4736417    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4736584    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4736900    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4736927    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4736959    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4737401    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4738372    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4739627    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740022    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740111    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740426    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740506    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740512    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740559    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740570    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740613    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740617    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740644    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740647    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740787    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4740862    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4741883    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4742796    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4742922    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4742936    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4742942    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4743540    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4744992    FT MORTGAGE COMPANIES                     FT MORTGAGE COMPANIES
4745495    PEOPLE'S BANK                             PEOPLE'S BANK
4746328    FIRST NATIONWIDE MORTGAGE                 FIRST NATIONWIDE MORTGAGE
4746473    FIRST BANK NATIONAL ASSOC.                FIRST BANK NATIONAL ASSOC.
4746927    FIRST NATIONWIDE MORTGAGE                 FIRST NATIONWIDE MORTGAGE
4748508    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4748514    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4748560    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4748690    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4748922    FARMERS STATE BANK & TRUST                FARMERS STATE BANK & TRUST
4749013    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4749337    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4751063    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751427    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751429    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751497    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751518    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751557    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751653    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751875    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751928    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4751984    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4752004    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752052    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752231    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752264    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752335    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752347    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752356    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752361    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752379    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752387    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752399    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752457    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752463    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752495    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4752694    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752703    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752716    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752723    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752763    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752782    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752787    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752811    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752825    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752830    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752847    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4752875    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753073    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753081    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753091    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753094    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753097    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753101    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753107    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753126    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753147    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753149    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753159    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753161    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753187    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753194    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753200    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753226    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753235    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753238    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753261    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753280    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753314    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753320    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753335    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753347    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753362    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753432    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753475    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753510    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753543    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753632    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753639    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753641    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753649    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753678    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753684    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753710    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753713    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753953    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753962    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4753996    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4754592    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4755067    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4756856    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4756873    HUNTINGTON MORTGAGE COMPAN                HUNTINGTON MORTGAGE COMPAN
4757886    BANC ONE MORTGAGE CORP.                   BANC ONE MORTGAGE CORP.
4758292    BANK OF OKLAHOMA, N.A.                    BANK OF OKLAHOMA, N.A.
4765520    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765537    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765549    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765563    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765577    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765602    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765607    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765618    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765629    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765639    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765656    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765663    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765692    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765704    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765741    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765832    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765865    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765885    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765894    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765910    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765960    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765964    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765967    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765972    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765979    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765984    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765991    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4765997    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766004    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766008    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766081    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766082    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766085    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766086    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766092    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766094    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766098    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766099    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766104    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766106    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766115    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766120    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766123    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766129    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766134    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766147    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766155    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766162    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766172    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766180    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766187    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766195    CITICORP MORTGAGE, INC.                   CITICORP MORTGAGE, INC.
4766200    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766207    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766211    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766237    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766243    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766251    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766257    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766269    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766282    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766303    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766320    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766343    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766356    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766453    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766462    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766467    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766510    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766539    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766547    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766563    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766582    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766597    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766612    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4766996    CITICORP MORTGAGE, INC.                   CITICORP MORTGAGE, INC.
4766999    CITICORP MORTGAGE, INC.                   CITICORP MORTGAGE, INC.
4767035    CITICORP MORTGAGE, INC.                   CITICORP MORTGAGE, INC.
4770711    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770754    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770761    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770795    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770869    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770885    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4770901    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4771196    SUNTRUST MORTGAGE, INC.                   SUNTRUST MORTGAGE, INC.
4775970    NATIONAL CITY MORTGAGE CO.                NATIONAL CITY MORTGAGE CO.

COUNT:                   252
WAC:             7.407915372
WAM:           353.5804558
WALTV:          74.38558737

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

     Name of Mortgagor:
                                             -----------------------------

     Servicer
     Loan No.:
                                             -----------------------------

Custodian/Trustee

     Name:
                                             -----------------------------

     Address:
                                             -----------------------------


                                             -----------------------------
     Custodian/Trustee
     Mortgage File No.:
                                             -----------------------------

Seller

     Name:
                                             -----------------------------

     Address:
                                             -----------------------------


                                             -----------------------------

     Certificates:
                                             Mortgage Pass-Through Certificates,
                                             Series 1998-15


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-15, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 26, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ________________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage   recorded   on   ________________________   as   instrument   no.
     ______________   in  the  County   Recorder's   Office  of  the  County  of
     ____________________,  State of _______________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Deed  of  Trust  recorded  on  _______________________  as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ------------------------------ as instrument no. ______________ in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )  Other  documents,   including   any  amendments,   assignments   or   other
     assumptions of the Mortgage Note or Mortgage.

     ( )   ---------------------------------------------

     ( )   ---------------------------------------------

     ( )   ---------------------------------------------

     ( )   ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                    By:
                                        ---------------------------

                                    Title:
                                          -------------------------
Date: ________________, 19__

                                    EXHIBIT H

                    AFFIDAVIT  PURSUANT TO SECTION  860E(e)(4)  OF THE  INTERNAL
                    REVENUE  CODE  OF  1986,  AS  AMENDED,   AND  FOR  NON-ERISA
                    INVESTORS

STATE OF  )
          ) ss:
COUNTY OF )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                                      [NAME OF PURCHASER]


                                                    By:
                                                       -------------------------
                                                       [Name of Officer]
                                                       [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __.

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I


            [Letter from Transferor of Class [A-R][A-LR] Certificate]


                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re: Norwest Asset Securities Corporation,
         Series 1998-15, Class [A-R][A-LR]
         -------------------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,
                                        [Transferor]


                                        ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-15
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                  ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:


     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 26, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

     [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

     (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
Section 4975 of the Code or Similar Law).

     (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

     (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

     (c)  The  Purchaser  acknowledges  that  its  Class   [A-PO][B-4][B-5][B-6]
Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                            [PURCHASER]



                                            By:
                                               -------------------------

                                            Its:
                                                ------------------------

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-15
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER
                               -------------------


                                                  ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 26, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3]
Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                           [PURCHASER]



                                           By:
                                               ------------------------

                                           Its:
                                                -----------------------
                                           [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Banc One Mortgage Corp. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                    Suntrust Mortgage Inc. ServicingAgreement

      Farmers State Bank and Trust Company of Superior Servicing Agreement

                        People's Bank Servicing Agreement

                      Bank of Oklahoma Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                       North Fork Bank Servicing Agreement

                    Brenton Mortgage Inc. Servicing Agreement

                First Nationwide Mortgage Co. Servicing Agreement

                 Merrill Lynch Credit Corp. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT


     _______________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of June 26, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.


     ____________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-15. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

         Norwest  Bank  Minnesota, National Association
         7485 New Horizon Way
         Frederick, MD 21703

         Attention: Vice President, Master Servicing
         Phone:     301-696-7800
         Fax:       301-815-6365


     (b) in the case of the Purchaser,

         ------------------------------

         ------------------------------

         ------------------------------

         ------------------------------

         Attention:
                   --------------------


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                             Norwest Bank Minnesota, National
                                             Association


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             -----------------------------------


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------